As filed with the Securities and Exchange Commission on November 6, 2026
Registration No.333-298928

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
MFB BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	42-4906282 (I.R.S. Employer Identification Number)
2212 West Cermak Road
Chicago, Illinois 60608
(312) 447-5200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Stephen M. Oksas
President and Chief Executive Officer
MFB Bancorp, Inc.
2212 West Cermak Road
Chicago, Illinois 60608
(312) 447-5200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Daniel C. McKay II Jennifer D. King Vedder Price P.C. 222 North LaSalle Street Suite 2600 Chicago, Illinois 60601 (312) 609-7500	John F. Breyer, Jr. Breyer & Associates PC 3299 K Street, NW Suite 100 Washington, D.C. 20007 (703) 883-1100
Approximate date of commencement of proposed sale to the public:   As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
MFB BANCORP, INC.
(Proposed Holding Company for Mutual Federal Bank)
Up to 1,035,000 Shares of Common Stock
(Subject to Increase to up to 1,190,250 Shares)
MFB Bancorp, Inc., a new Delaware corporation that we refer to as “MFB Bancorp” throughout this prospectus, is offering shares of common stock for sale on a best-efforts basis in connection with the conversion of Mutual Federal Bancorp, MHC, referred to herein as “Mutual Federal, MHC”, from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the majority ownership interest in Mutual Federal Bancorp, Inc., referred to herein as “Mutual Federal Bancorp”, held by Mutual Federal, MHC. Mutual Federal Bancorp is a federally chartered mid-tier mutual holding company for Mutual Federal Bank, a federal savings association. Mutual Federal Bancorp’s common stock currently is quoted on the OTCID Market under the symbol “MFDB.” Upon completion of the conversion and stock offering, the new shares of MFB Bancorp common stock will replace the existing shares of Mutual Federal Bancorp common stock. Subject to certain conditions, we expect MFB Bancorp’s common stock will be quoted on the OTC Markets Group’s OTCQB Market under the symbol “MFDB.” The offering is not contingent on MFB Bancorp’s common stock being quoted on the OTCQB Market.
The shares of common stock are first being offered for sale in a subscription offering to eligible members of Mutual Federal, MHC (i.e., eligible depositors and certain borrowers of Mutual Federal Bank) and to tax-qualified employee benefit plans of Mutual Federal Bank. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to residents of the communities served by Mutual Federal Bank and then to Mutual Federal Bancorp’s existing public stockholders at the close of business on November 9, 2026. Any shares of common stock not purchased in the subscription or community offerings may be offered for sale to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated community offering. The syndicated community offering may commence before the subscription and community offerings (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated community offering. We may sell up to 1,190,250 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. We must sell a minimum of 765,000 shares to complete the offering.
In addition to the shares we are selling in the offering, the shares of common stock of Mutual Federal Bancorp currently owned by public stockholders will be exchanged for shares of common stock of MFB Bancorp based on an exchange ratio that will result in existing public stockholders owning approximately the same percentage of common stock of MFB Bancorp as they owned of Mutual Federal Bancorp immediately before the completion of the conversion. We expect to issue up to 325,610 shares in the exchange.
The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 30,000 shares ($300,000) of common stock in all categories of the stock offering combined.
The subscription offering will expire at 5:00 p.m., Central Time, on December 22, 2026. If held, the community offering may begin concurrently with, during or after the subscription offering. We may extend the expiration date of the subscription and/or community offerings without notice to you until February 5, 2027, or longer if approved by the Board of Governors of the Federal Reserve System, which we refer to as the “Federal Reserve”. No single extension may exceed 90 days and the offering must be completed by December 30, 2028.
Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond February 5, 2027, or the number of shares of common stock to be sold is increased to more than 1,190,250 shares or decreased to less than 765,000 shares. If the subscription and community offerings are extended past February 5, 2027, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 1,190,250 shares or decreased to less than 765,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at Mutual Federal Bank and will earn interest at 0.25% per annum until completion or termination of the offering.
Performance Trust Capital Partners, LLC (“Performance Trust”) is assisting us in selling the shares on a best-efforts basis in the subscription and community offerings, and will serve as sole manager for any syndicated community offering. Performance Trust is not required to purchase any shares of common stock in the offering.
OFFERING SUMMARY
Price: $10.00 per share
	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	765,000	900,000	1,035,000	1,190,250
Gross offering proceeds	$7,650,000	$9,000,000	$10,350,000	$11,902,500
Estimated offering expenses, excluding marketing agent fees and expenses(1)	$1,340,000	$1,340,000	$1,340,000	$1,340,000
Estimated marketing agent fees and expenses(1)(2)	$425,000	$425,000	$425,000	$425,000
Estimated net proceeds	$5,885,000	$7,235,000	$8,585,000	$10,137,500
Estimated net proceeds per share	$7.69	$8.04	$8.29	$8.52

(1)
See “The Conversion and Offering — Plan of Distribution; Marketing Agent Compensation” for a discussion of Performance Trust’s compensation for this offering and the compensation to be received by Performance Trust and the other broker-dealers that may participate in the syndicated community offering.

(2)
Includes records agent fees and expenses payable to Performance Trust. See “The Conversion and Offering — Records Agent Services.”

This investment involves a degree of risk, including the possible loss of principal.
See “Risk Factors” beginning on page 16.
These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities regulator or commissioner has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
For assistance, contact the Stock Information Center at (312) 521-1600.
The date of this prospectus is            , 2026.

★ **Headquarters**
2212 West Cermak Road

Glenview
Wilmette
Mount Prospect
Evanston
14
Skokie
90
41
43
294
Oak Park
Chicago
290
Berwyn
s Grove
94
55
Oak Lawn
1
12

W Roosevelt Rd
S Western Ave
W Cermak Rd
South Branch
Chicago River

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SUMMARY
The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Mutual Federal Bancorp common stock for new shares of MFB Bancorp common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the related notes, and the section entitled “Risk Factors.”
Our Organizational Structure and the Proposed Conversion and Stock Offering
Since April 4, 2006, when Mutual Federal Bancorp was formed and completed its related minority stock offering, we have operated in a two-tier mutual holding company structure. Mutual Federal Bancorp is a federally chartered corporation that is a publicly traded stock holding company and the parent company of Mutual Federal Bank. At June 30, 2026, Mutual Federal Bancorp had consolidated total assets of $96.6 million, total deposits of $61.9 million and stockholders’ equity of $16.3 million. Mutual Federal Bancorp’s parent company is Mutual Federal, MHC, a federally chartered mutual holding company. At June 30, 2026, Mutual Federal Bancorp had 3,289,067 shares of common stock outstanding, of which 2,545,813 shares, or 77.4%, were owned by Mutual Federal, MHC, and the remaining 743,254 shares, or 22.6%, were owned by the public.
Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the “plan of conversion,” we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, Mutual Federal, MHC will cease to exist. The conversion will be accomplished by the merger of Mutual Federal, MHC with and into Mutual Federal Bancorp, with Mutual Federal Bancorp surviving the merger, to be followed immediately by a merger of Mutual Federal Bancorp with and into MFB Bancorp, with MFB Bancorp as the surviving entity. The shares of MFB Bancorp common stock being offered for sale represent the majority ownership interest in Mutual Federal Bancorp currently owned by Mutual Federal, MHC. Public stockholders of Mutual Federal Bancorp will receive new shares of common stock of MFB Bancorp in exchange for their current shares of Mutual Federal Bancorp at an exchange ratio intended to preserve approximately the same aggregate ownership interest in MFB Bancorp as public stockholders currently have in Mutual Federal Bancorp, adjusted downward to reflect certain net assets held by Mutual Federal, MHC and the prior waiving of cash dividends by Mutual Federal, MHC in accordance with federal regulations, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. The shares of Mutual Federal Bancorp common stock owned by Mutual Federal, MHC will be canceled.
The following diagram shows our current organizational structure, reflecting ownership percentages at June 30, 2026:

After the conversion and offering are completed, we will be organized as a fully public stock holding company, with the stock of MFB Bancorp held as follows:
Our Business
Mutual Federal Bank is a federal savings association headquartered in Chicago, Illinois. Founded in 1905, we conduct our business from one office in Cook County, Illinois. Our primary market area for deposits is Cook County, while our primary lending market area is broader and includes businesses and customers in the Chicago−Naperville−Elgin, IL−IN−WI Metropolitan Statistical Area (the “Chicago MSA”). In addition to internally generated non-retail real estate mortgage loans, which totaled $6.9 million for the six months ended June 30, 2026, we purchase retail one-to-four-family mortgage loans from other local loan originators, with collateral primarily within the Chicago MSA. At June 30, 2026, approximately 80.4% of our loan portfolio was secured by properties located inside this market area. We maintain relationships with several local community financial institutions from whom we may purchase mortgage loans in the future. At June 30, 2026, approximately 16.7% of our portfolio loans were purchased.
We are a community-oriented savings association offering a variety of financial products and services to meet the needs of our customers. We believe that our community orientation and personalized service distinguishes us from larger banks that operate in our market area.
Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one-to-four-family residential real estate loans and, to a lesser extent, home equity loans, multifamily loans and commercial real estate loans. We also invest in debt securities, which have historically consisted of mortgage-backed securities issued by U.S. government sponsored enterprises and collateralized mortgage obligations. We offer a variety of deposit accounts, including checking, passbook, savings, money market and certificate of deposit accounts. We also borrow funds, primarily from the Federal Home Loan Bank of Chicago, to fund our operations as necessary.
Our executive office is located at 2212 West Cermak Road, Chicago, Illinois 60608, and our telephone number at this address is (312) 447-5200. Our website address is www.mutualfederalbank.com. Information on our website is not and should not be considered a part of this prospectus.
Business Strategy
Our business strategy is to operate as a well-capitalized and profitable community bank dedicated to providing personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our over 120-year history in the community, our knowledge of the local marketplace and our long-standing reputation for providing superior, relationship-based customer service. The following are the key elements of our business strategy:

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Continue our emphasis on residential real estate lending.   Residential real estate lending has historically been a significant part of our business, and we recognize that originating and purchasing residential real estate loans is essential to our status as a community-oriented bank. We have developed multiple resources, including but not limited to real estate agents, banks and other mortgage lending institutions, for the identification of loans for origination and purchase.
Increase our share of lower-cost core deposit growth.   As interest rates increased in recent years, some customers migrated to higher cost certificates of deposit. We intend to mitigate this shift by continuing our focus on core deposit growth through offering our retail customers a full selection of deposit-related services and making further investments in technology in order to deliver high-quality products and services to our customers.
Manage credit risk to maintain a low level of non-performing assets.   We believe that strong asset quality achieved by effective credit risk management is paramount to our long-term success. We have well-defined policies, a thorough and efficient loan underwriting process, and active credit monitoring. As a result of our continued focus on credit risk management, non-performing assets as of June 30, 2026 were $928,000 or 1.0% of total assets. For further details, see “Business of Mutual Federal Bank — Delinquencies and Asset Quality — Non-Performing Assets.”
Remain a community-oriented institution and leverage high-quality service to maintain and build a loyal local customer base.   We were established in 1905 and have been operating continuously since that time in our local community. Through the goodwill we have developed over 120 years of providing effective, timely and efficient banking services, we believe that we have been able to attract a solid base of local retail customers on which we hope to continue to build our banking business.
Grow organically and through opportunistic mergers and acquisitions or de novo branching.   In addition to organic growth, we will also consider acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. We believe opportunities exist to both increase our market share in our historical markets and to continue to grow in the Chicago MSA. We will consider expanding our branch network through acquisitions and/or through establishing de novo branches, although we have no acquisitions or specific new branches planned. The capital we are raising in the offering will provide us the opportunity to make acquisitions of other financial institutions or branches to the extent available and appropriate.
Reasons for the Conversion and Offering
Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:
•
Support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering.   A strong capital position is essential to achieving our long-term objectives of growing Mutual Federal Bank and building stockholder value. Although Mutual Federal Bank currently exceeds all regulatory capital requirements, the proceeds from the offering will materially strengthen our capital position and enable us to support our potential growth and expansion by increasing our legal lending limit from $2.6 million at June 30, 2026, to $2.9 million following the offering. The augmented regulatory capital will be essential to the continued implementation of our business strategy.

•
Improve the liquidity of our shares of common stock.   We expect that the larger number of shares that will be outstanding after completion of the conversion and stock offering, as well as our shares of stock being traded on the OTC Markets Group’s OTCQB Market, will result in a more liquid and active market for MFB Bancorp common stock than has been the case for Mutual Federal Bancorp common stock traded on the OTCID Market. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•
Facilitate our ability to pay dividends to our public stockholders.   Current regulations of the Federal Reserve prohibit Mutual Federal, MHC from waiving receipt of dividends declared by Mutual Federal Bancorp. Accordingly, because any dividends declared and paid by Mutual Federal Bancorp would

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have to be paid to Mutual Federal, MHC along with all other stockholders, the amount of dividends available for all other stockholders would have been less than if Mutual Federal, MHC were allowed to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of MFB Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”
•
Provide greater flexibility to access the capital markets compared to our existing mutual holding company structure.   The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•
Facilitate future mergers and acquisitions.   Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, we believe the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or financial service companies as opportunities arise. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of the stock of MFB Bancorp for three years following completion of the conversion and stock offering without regulatory approval.

Terms of the Offering
We are offering for sale between 765,000 and 1,190,250 shares of common stock to eligible members of Mutual Federal, MHC (i.e., eligible depositors of Mutual Federal Bank and certain borrowers), to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to the general public, with a preference given first to natural persons (including trusts of natural persons) residing in Cook County, Illinois. If necessary, we may also offer for sale shares to the general public in a syndicated community offering. Unless the number of shares of common stock to be offered is increased to more than 1,190,250 shares or decreased to fewer than 765,000 shares, or the subscription offering and any community offering are extended beyond February 5 , 2027, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription offering and any community offering are extended past February 5 , 2027, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond to the notice of extension, your order will be cancelled and we will promptly return your funds with interest at 0.25% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 1,190,250 shares or decreased to less than 765,000 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription offering and any community offering will be returned promptly with interest at 0.25% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and any community offering will be issued until the completion of any syndicated community offering, if utilized.
The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, a community offering or a syndicated community offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Performance Trust, our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock in the offering but is not obligated to purchase any shares of common stock in the offering.
How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Purchase Price
The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Mutual Federal Bancorp for new shares of MFB Bancorp are based on an independent appraisal of the estimated market value of Mutual Federal Bancorp, assuming the offering has been completed. RP Financial, LC (“RP Financial”), our independent appraiser, has estimated that, based on an original appraisal as of

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August 4, 2026 and updated as of October 16, 2026, the fully converted market value was $11.5 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $9.7 million and a maximum of $13.2 million ($15.2 million at the adjusted maximum). Based on this valuation range, the 77.4% ownership interest of Mutual Federal, MHC in Mutual Federal Bancorp as of June 30, 2026 being sold in the offering, certain assets held by Mutual Federal, MHC, certain previously waived dividends by Mutual Federal, MHC and the $10.00 per share price, the number of shares of common stock being offered for sale by MFB Bancorp ranges from 765,000 shares to 1,190,250 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 0.2816 new shares at the minimum of the offering range to 0.3809 new shares at the maximum of the offering range (0.4381 at the adjusted maximum), and will generally preserve the percentage ownership of public stockholders in Mutual Federal Bancorp immediately before the completion of the conversion and stock offering. RP Financial will update its appraisal before we complete the conversion and stock offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our estimated pro forma market value has increased, we may sell up to 1,190,250 shares without further notice to you. If our pro forma market value at that time is either below $9.7 million or above $15.2 million, then, after consulting with the Federal Reserve, we may terminate the offering and promptly return all funds with interest at 0.25% per annum; set a new offering range and provide all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve, and the SEC.
The appraisal is based in part on Mutual Federal Bancorp’s financial condition and results of operations, the pro forma effect of the additional capital raised in the offering, and an analysis of a peer group of eleven publicly traded savings and loan and bank holding companies that RP Financial considers comparable to Mutual Federal Bancorp consistent with regulatory guidelines applicable to the independent valuation. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market. Assets are as of June 30, 2026 other than as noted below.
Company Name	Ticker Symbol	Headquarters	Total Assets (In millions)
BV Financial, Inc.	BVFL	Baltimore, MD	$878
Catalyst Bancorp, Inc.	CLST	Opelousas, LA	$290
FB Bancorp, Inc.	FBLA	New Orleans, LA	$1,226
Fifth District Bancorp, Inc	FDSB	New Orleans, LA	$536(1)
Hoyne Bancorp, Inc	HYNE	Oak Park, IL	$477(1)
Lake Shore Bancorp, Inc.	LSBK	Dunkirk, NY	$737
Magyar Bancorp, Inc.	MGYR	New Brunswick, NJ	$1,049
Provident Financial Holdings, Inc.	PROV	Riverside, CA	$1,208
Riverview Bancorp, Inc.	RVSB	Vancouver, WA	$1,471
SR Bancorp, Inc.	SRBK	Bound Brook. NJ	$1,189
Texas Community Bancshares, Inc.	TCBS	Mineola, TX	$430(1)

(1)
Assets are as of March 31, 2026.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Mutual Federal Bancorp with the peer group. RP Financial made downward adjustments for financial condition, profitability, growth and viability of earnings, asset growth and liquidity of the shares. For a more complete discussion of adjustments see “The Conversion and Offering — Stock Pricing and Number of Shares to be Issued”.
The following table presents a summary of selected pricing ratios for Mutual Federal Bancorp (on a pro forma basis), utilizing financial data as of or for the twelve months ended September 30, 2026 and for the peer group companies based on earnings and other information as of and for the twelve months ended June 30, 2026 or most recent quarter available, with stock prices as of October 16, 2026, as reflected in the updated appraisal report. Compared to the average pricing of the peer group, and based upon the

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information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a premium of 176.8% on a price-core earnings basis, a discount of 43.3% on a price-to-book value basis and a discount of 45.6% on a price-to-tangible book value basis.
	Price-to-core earnings multiple(1)	Price-to-book value ratio	Price-to-tangible book value ratio
Mutual Federal Bancorp (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	58.82x	59.67%	59.67%
Maximum	56.72x	54.82%	54.82%
Midpoint	54.49x	50.15%	50.15%
Minimum	51.73x	44.96%	44.96%
Valuation of peer group companies, all of which are fully converted (on a historical basis):
Average	19.68x	88.40%	92.19%
Median	17.36x	88.45%	93.08%

(1)
Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the common stock of the peer group. The value of the common stock of a particular peer group company may be affected by a number of factors such as financial performance, asset size and market location.
For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering — Stock Pricing and Number of Shares to be Issued.”
Effect of Mutual Federal, MHC’s Net Assets and Waived Dividends on Public Stockholders (Minority) Stock Ownership
Public stockholders of Mutual Federal Bancorp will receive new shares of common stock of MFB Bancorp in exchange for their current shares of common stock of Mutual Federal Bancorp pursuant to an exchange ratio that is designed to provide public stockholders with approximately the same ownership percentage of the common stock of MFB Bancorp after the conversion and stock offering as their ownership percentage of the common stock of Mutual Federal Bancorp immediately before the conversion and stock offering, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. As of June 30, 2026, the public stockholder ownership percentage equaled 22.60%.
Pursuant to regulatory guidelines involving the conversion of a mutual holding company to stock holding company form of organization, the public stockholders’ ownership percentage, and therefore the exchange ratio, will be adjusted downward to reflect: (1) the net assets held by Mutual Federal, MHC (other than shares of common stock of Mutual Federal Bancorp) at the completion of the conversion and stock offering; and (2) the amount of common stock cash dividends, receipt of which were waived by Mutual Federal MHC, subsequent to a date identified by federal regulations regarding treatment of such cash dividends. Mutual Federal, MHC’s net assets approximated $359,000 as of June 30, 2026, while the waived cash dividends included in the public stockholder ownership percentage adjustment were approximately $305,000.
As a result of these adjustments, the public stockholder ownership percentage for purposes of the conversion transaction was reduced from 22.60% to 21.48%.

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The Exchange of Existing Shares of Mutual Federal Bancorp Common Stock
If you are a stockholder of Mutual Federal Bancorp immediately before the completion of the conversion and stock offering, your shares will be exchanged for new shares of common stock of MFB Bancorp. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon the final appraised value and the percentage of outstanding shares of Mutual Federal Bancorp common stock owned by public stockholders immediately before the completion of the conversion and stock offering. The following table shows how the exchange ratio will adjust, based on the appraised value of Mutual Federal Bancorp as of August 4, 2026, assuming immediately before the completion of the conversion and stock offering public stockholders of Mutual Federal Bancorp own 22.6% of Mutual Federal Bancorp common stock, Mutual Federal, MHC had net assets (excluding its shares of Mutual Federal Bancorp common stock) of approximately $359,000, and Mutual Federal, MHC had previously waived receipt of approximately $305,000 of cash dividends. The table also shows the number of shares of MFB Bancorp common stock a hypothetical owner of Mutual Federal Bancorp common stock would receive in exchange for 100 shares of Mutual Federal Bancorp common stock owned at the completion of the conversion and stock offering, depending on the number of shares of common stock issued in the offering.
	Shares to be Sold in This Offering	New Shares of MFB Bancorp to be Issued for Current Shares of Mutual Federal Bancorp	Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price(1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share(2)	Whole Shares to be Received for 100 Existing Shares(3)
Minimum	765,000	209,277	974,277	0.2816	$2.82	$6.25	28
Midpoint	900,000	246,208	1,146,208	0.3313	$3.31	$6.59	33
Maximum	1,035,000	283,139	1,318,139	0.3809	$3.81	$6.93	38
Adjusted Maximum	1,190,250	325,610	1,515,860	0.4381	$4.38	$7.33	43

(1)
Represents the value of new shares of MFB Bancorp common stock to be received in the conversion by a holder of one current share of Mutual Federal Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)
Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At June 30, 2026, Mutual Federal Bancorp’s tangible book value per share was $4.95.

(3)
Cash will be paid in lieu of fractional shares.

No fractional shares of MFB Bancorp common stock will be issued in the exchange. For each fractional share that otherwise would be issued, MFB Bancorp will pay cash equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.
Outstanding options to purchase shares of Mutual Federal Bancorp common stock will convert into and become options to purchase shares of MFB Bancorp common stock based upon the exchange ratio. The aggregate exercise price and duration of these options will be unaffected by the conversion. At June 30, 2026, there were 135,000 outstanding non-qualified stock options to purchase shares of Mutual Federal Bancorp common stock, all of which have vested. The outstanding options will be converted into options to purchase 38,016 shares of common stock at the minimum of the offering range and 51,421 shares of common stock at the maximum of the offering range. Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist to do so, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion and stock offering. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion and stock offering, stockholders would experience ownership dilution of approximately 3.8%.

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Intended Use of the Proceeds from the Offering
We intend to (i) contribute at least 50% of the net proceeds from the offering to Mutual Federal Bank, (ii) fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and (iii) retain the remainder of the net proceeds at MFB Bancorp. Therefore, assuming we sell 900,000 shares of common stock in the stock offering at the midpoint of the offering range, and we have net proceeds of $7.2 million, we intend (i) to contribute $3.6 million to Mutual Federal Bank, (ii) loan $720,000 to our employee stock ownership plan to fund its purchase of shares of common stock and retain the remaining $2.9 million of the net proceeds at MFB Bancorp.
MFB Bancorp may use the funds it retains for investment in securities, to repurchase shares of common stock, to acquire other financial institutions, to pay cash dividends and for other general corporate purposes. Mutual Federal Bank may use the funds it retains for investment in securities and for other general corporate purposes. We do not currently have any agreements or understandings regarding any acquisition, stock repurchase or cash dividend.
See “How We Intend to Use the Proceeds from the Offering” for additional information.
Persons Who May Order Shares of Common Stock in the Offering
We are offering the shares of common stock for sale in a subscription offering in the following descending order of priority:
(1)
To depositors at Mutual Federal Bank with aggregate balances of at least $50 at the close of business on March 31, 2025.

(2)
To our tax-qualified employee benefit plans (including Mutual Federal Bank’s employee stock ownership plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the offering.

(3)
To depositors at Mutual Federal Bank with aggregate balances of at least $50 at the close of business on September 30, 2026.

(4)
To depositors and certain borrowers of Mutual Federal Bank at the close of business on October 31, 2026.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Cook County, Illinois, and then to Mutual Federal Bancorp’s public stockholders at the close of business on November 9 , 2026. The community offering, if any, may occur concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering in a syndicated community offering. Performance Trust will act as sole manager for the syndicated community offering. We have the right to accept or reject, in whole or in part, in our sole discretion, orders received in the community offering or syndicated community offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.
If we receive orders for more shares than we are offering for sale, we may not be able to fill your order, either fully or partially. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”
Limits on How Much Common Stock You May Purchase
The minimum number of shares of common stock that may be purchased is 25 shares.
Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares, or $250,000, of common stock. If any of the following persons purchase

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shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 30,000 shares, or $300,000, of common stock:
•
your spouse or relatives of you or your spouse living in your house or who is a director or officer of Mutual Federal Bancorp or Mutual Federal Bank;

•
most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•
other persons who may be your associates or persons acting in concert with you.

Persons having the same residence or mailing address and persons exercising subscription rights through qualifying accounts registered to the same address at any of the eligibility, supplemental eligibility or voting record dates will be subject to the overall purchase limitation of 30,000 shares, or $300,000.
In addition to the above purchase limitations, there will be an ownership limitation for current stockholders of Mutual Federal Bancorp other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually or together with persons described above, plus any shares you and they receive in exchange for existing shares of Mutual Federal Bancorp common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering. However, if based on your current ownership level, you will own more than 9.9% of the total shares of common stock of MFB Bancorp to be issued and outstanding after the completion of the conversion and offering following the exchange of your shares of common stock, you will be ineligible to purchase any new shares in the offering. You will be required to obtain regulatory approval or non-objection before acquiring 10% or more of MFB Bancorp’s common stock.
Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”
How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering
In the subscription offering and community offering, you may pay for your shares only by:
(1)
personal check, money order or bank draft made payable directly to MFB Bancorp, Inc.;

(2)
authorizing us to withdraw available funds (without any early withdrawal penalty) from your Mutual Federal Bank deposit account(s) other than individual retirement accounts (“IRAs”); or

(3)
cash. Do not submit cash by mail.

Cash will only be accepted at the office of Mutual Federal Bank, at 2212 West Cermak Road, Chicago, Illinois and will be converted into a bank check.
You may not use any type of third-party check to pay for shares of common stock. Wire transfers will not be accepted. Applicable regulations prohibit Mutual Federal Bank from lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not submit a Mutual Federal Bank line of credit check. You may not designate withdrawal from a Mutual Federal Bank account with check-writing privileges; rather, submit a check. If you request a withdrawal from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from the specified account(s). You may not authorize withdrawal from a Mutual Federal Bank individual retirement account. See “— Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”
You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to MFB Bancorp or authorization to withdraw funds from one or more of your Mutual Federal Bank deposit accounts, provided that the stock order form is received (not postmarked) before 5:00 p.m., Central Time, on December 22 , 2026, which is the expiration of the subscription offering period.

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Your completed and signed stock order form and payment may be submitted to us by:
(1)
overnight delivery to the address indicated on the stock order form for this purpose;

(2)
in-person delivery to Mutual Federal Bank’s office at 2212 West Cermak Road, Chicago, IL 60608; or

(3)
regular mail using the stock order reply envelope provided. Please consider overnight or in-person delivery whenever possible. Regular mail delivery through the US Postal Service can be highly unreliable. If your order is not received by the deadline, it will be rejected.

Mutual Federal Bank’s office is open Monday, Tuesday and Thursday between 9:00 a.m. and 5:00 p.m., Central Time; Friday between 9:00 a.m. and 6:00 p.m., Central Time; and Saturday between 9:00 a.m. and 1:00 p.m., Central Time, except for bank holidays.
See “The Conversion and Offering — Procedure for Purchasing Shares in the Subscription and Community Offerings — Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.
Using Individual Retirement Account Funds to Purchase Shares of Common Stock
You may be able to subscribe for shares of common stock using funds in your IRA or other retirement account. If you wish to use some or all of the funds in your Mutual Federal Bank IRA or other retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you promptly contact our Stock Information Center at (312) 521-1600, preferably at least two weeks before the December 22 , 2026 offering deadline, for assistance with purchases using funds in your IRA or other retirement account you may have at Mutual Federal Bank or elsewhere. Whether you may use such funds to purchase shares in the offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.
See “The Conversion and Offering — Procedure for Purchasing Shares in the Subscription and Community Offerings — Payment for Shares” and “— Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the offering.
Market for Common Stock
Existing publicly held shares of Mutual Federal Bancorp’s common stock are traded on the OTCID Market under the symbol “MFDB.” Upon completion of the conversion and stock offering, the new shares of MFB Bancorp common stock will replace the existing shares of Mutual Federal Bancorp. Subject to certain conditions, we expect MFB Bancorp’s common stock will be quoted on the OTC Markets Group’s OTCQB Market under the symbol “MFDB”.
Payment of Dividends
Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. For information regarding our proposed dividend policy, see “Our Dividend Policy.”
Purchases by Directors and Executive Officers
We expect our directors and executive officers, together with their associates, to subscribe for 14,000 shares of common stock in the offering, representing 1.83% of the shares to be sold at the minimum of the

10

offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion and offering, our directors and executive officers, together with their associates, are expected to beneficially own 105,201 shares of common stock (including any stock options exercisable within 60 days of November 10, 2026), or 10.39% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own in Mutual Federal Bancorp that will be exchanged for new shares of MFB Bancorp.
See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.
Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings
The deadline for submitting orders to purchase shares of common stock in the subscription and community offerings is 5:00 p.m., Central Time, on December 22 , 2026, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.
Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 5:00 p.m., Central Time, on December 22 , 2026, whether or not we have been able to locate each person entitled to subscription rights.
See “The Conversion and Offering — Procedure for Purchasing Shares in the Subscription and Community Offerings — Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.
You May Not Sell or Transfer Your Subscription Rights
Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you are attempting to sell or transfer your subscription rights to other individuals. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on your qualifying deposit or loan account(s). Doing so may jeopardize your subscription rights. In addition, the stock order form requires that you list all deposit or loan accounts you held at your date of eligibility, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.
Delivery of Shares of Common Stock
All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion. We expect trading in the stock to begin on the day of completion of the conversion or the next business day. The conversion is expected to be completed as soon as practicable following satisfaction of the conditions described below in “— Conditions to Completion of the Conversion.” Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased in the offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

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Conditions to Completion of the Conversion
We cannot complete the conversion and offering unless:
•
The plan of conversion is approved by at least a majority of votes eligible to be cast by members of Mutual Federal, MHC (i.e., eligible depositors and certain borrowers of Mutual Federal Bank as of the close of business on October 31, 2026);

•
The plan of conversion is approved by Mutual Federal Bancorp stockholders holding at least two-thirds of the outstanding shares of common stock of Mutual Federal Bancorp as of the close of business on November 9, 2026, including shares held by Mutual Federal, MHC;

•
The plan of conversion is approved by Mutual Federal Bancorp stockholders holding at least a majority of the outstanding shares of common stock of Mutual Federal Bancorp as of the close of business on November 9, 2026, excluding shares held by Mutual Federal, MHC;

•
We sell at least the minimum number of shares of common stock offered in the offering; and

•
We receive all required regulatory approvals to complete the conversion and offering.

Mutual Federal, MHC intends to vote its shares in favor of the plan of conversion. At the close of business on June 30, 2026, Mutual Federal, MHC owned 2,545,813 shares, or approximately 77.4%, of the outstanding shares of common stock of Mutual Federal Bancorp. At the close of business on June 30, 2026, the directors and executive officers of Mutual Federal Bancorp and their affiliates owned 188,878 shares of Mutual Federal Bancorp (excluding exercisable options), or 5.7% of the outstanding shares of common stock, and 25.4% of the outstanding shares of common stock excluding shares held by Mutual Federal, MHC. They intend to vote those shares in favor of the plan of conversion.
Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares
If we do not receive orders for at least 765,000 shares of common stock, we may take one or more steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:
(1)
increase the purchase limitations; and/or

(2)
seek regulatory approval to extend the offering beyond February 5 , 2027, as long as we resolicit subscribers who previously submitted subscriptions in the offering.

If we extend the offering past February 5 , 2027, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the then-applicable limit.
Possible Change in the Offering Range
RP Financial will update its appraisal before we complete the conversion and offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 1,190,250 shares in the offering without further notice to you. If our pro forma market value at that time is either below $9.7 million or above $15.2 million (the minimum and adjusted maximum pro forma market value, respectively, based on the appraised value of Mutual Federal Bancorp as of August 4, 2026 and updated as of October 16, 2026), then, after consulting with the Federal Reserve, we may:
•
terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•
set a new offering range; or

•
take such other actions as may be permitted by the Federal Reserve and the Securities and Exchange Commission (“SEC”).

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If we set a new offering range, we will promptly return funds, with interest at 0.25% per annum for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a specified period of time.
Possible Termination of the Offering
We may terminate the offering at any time before the special meeting of members of Mutual Federal, MHC and the special meeting of stockholders of Mutual Federal Bancorp that have been called to vote on the conversion, and at any time after member and stockholder approval with regulatory approval. If we terminate the offering, we will promptly return your funds with interest at 0.25% per annum, and we will cancel deposit account withdrawal authorizations.
Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion
We expect our employee stock ownership plan, which is a tax-qualified retirement plan operated for the benefit of Mutual Federal Bank’s employees, to purchase up to 8% of the shares of common stock we sell in the offering. However, if market conditions warrant, in the judgment of its trustee, the employee stock ownership plan’s subscription order may not be filled and the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve.
We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans will be required before implementation. We have not determined whether we will adopt the plans within or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (1) up to 4% of the shares of common stock sold in the offering for awards of restricted stock or restricted stock units to employees and directors, at no cost to the recipients, and (2) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the definitive number of shares that will be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management — Benefits to be Considered Following Completion of the Conversion — Stock-Based Benefit Plans.”
The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards or restricted stock units and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.
	Number of Shares to be Granted or Purchased			Dilution Resulting from Issuance of Shares for Stock-Based Benefit Plans(2)	Value of Grants (In Thousands)(1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering		At Minimum of Offering Range	At Adjusted Maximum of Offering Range
Employee stock ownership plan	61,200	95,220	8.00%	—	$612	$952
Restricted stock awards	30,600	47,610	4.00%	3.05%	$306	$476
Stock options	76,500	119,025	10.00%	7.28%	$358	$557
Total	168,300	261,855	22.00%	9.90%	$1,276	$1,985

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(1)
The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $4.68 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of ten years; no dividend yield; a risk-free rate of return of 4.19%; and expected volatility of 25.08%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)
No dilution is reflected to the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2023 Stock Option Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering, except to fund the grants of restricted stock under a stock-based benefit plan or under extraordinary circumstances.
Tax Consequences
Mutual Federal, MHC, Mutual Federal Bancorp, MFB Bancorp and Mutual Federal Bank have received an opinion of counsel, Vedder Price P.C., regarding the material federal and state income tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Mutual Federal, MHC, Mutual Federal Bancorp, MFB Bancorp and Mutual Federal Bank, persons eligible to subscribe in the subscription offering, or existing stockholders of Mutual Federal Bancorp (except as to cash paid for fractional shares). Existing stockholders of Mutual Federal Bancorp who receive cash in lieu of fractional shares of MFB Bancorp will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.
Emerging Growth Company Status
We qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012. For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors — Risks Related to Laws and Regulations — As an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation — Emerging Growth Company Status.”
We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
Effect on Voting Rights of Depositors
Depositors of Mutual Federal Bank and certain borrowers as of November 2, 2001 are members of, and have voting rights in, Mutual Federal, MHC, as to all matters requiring a vote of members. Upon completion of the conversion, depositors and borrowers will no longer have voting rights. All voting rights in Mutual Federal Bank will be vested in MFB Bancorp as the sole stockholder of Mutual Federal Bank. The stockholders of MFB Bancorp will possess exclusive voting rights with respect to MFB Bancorp common stock.

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Risk Factors
An investment in Mutual Federal Bancorp common stock is subject to risk, including risks related to our business and this offering. Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” that immediately follows and that discusses the above risks in further detail.
How You Can Obtain Additional Information — Stock Information Center
Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at (312) 521-1600. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 5:00 p.m., Central Time, except for bank holidays.

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RISK FACTORS
Risk Factors Summary
You should carefully consider the following risk factors in evaluating an investment in the shares of common stock. Any of the following risks could have a material adverse effect on our business, operating results and financial condition and could cause the trading price of our common stock to decline, which could cause you to lose all or part of your investment. In addition to these risks and the other risks and uncertainties described elsewhere in this prospectus, there may be additional risks and uncertainties that are not currently known to us or that we currently deem to be immaterial that could materially and adversely affect our business, financial condition or results of operations.
Risks related to our lending activities include:
•
Our historical emphasis on residential mortgage loans exposes us to lending risks;

•
Historically, we have purchased retail one-to-four-family mortgage loans from local financial institutions, some of whom may decide not to continue selling us loans in the future;

•
We have commercial real estate and multifamily real estate loans in our portfolios, and these loans involve credit risks;

•
We have a significant number of loans secured by real estate in the Chicago MSA; and

•
If our allowance for credit losses is not sufficient to cover actual credit losses, our earnings could decrease.

Risks related to our business strategy include:
•
Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively; and

•
We depend on our management team and other key personnel to implement our business strategy and execute successful operations.

Risks related to market interest rates include:
•
Future changes in interest rates could negatively affect our operating results and asset values; and

•
Changes in the valuation of our securities portfolio may reduce our profits and our capital levels.

Risks related to economic conditions include:
•
Inflation can have an adverse impact on our business and on our customers.

Risks related to our funding include:
•
Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs.

Risks related to laws and regulations include:
•
Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations;

•
Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions;

•
We are subject to the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to material penalties;

•
Monetary policies and regulations of the Federal Reserve could adversely affect our business, financial condition and results of operations;

•
The Federal Reserve may require MFB Bancorp to commit additional capital resources to support Mutual Federal Bank in the future, and we may not have sufficient access to such capital resources; and

16

•
We may be required to raise additional capital in the future, but that capital may not be available when it is needed, or it may only be available on unacceptable terms.

Risks related to competitive matters include:
•
Strong competition within our market area may limit our growth and profitability; and

•
Our asset size may make it more difficult for us to compete.

Risks related to operational matters include:
•
We face significant operational risks because of our reliance on technology;

•
We rely on third party vendors, which could expose us to and have exposed us to additional cybersecurity risks; and

•
We may be subject to risks and losses resulting from fraudulent activities.

Risks related to accounting matters include:
•
We have identified a material weakness in our internal control over financial reporting with respect to information technology general controls and the existence of “super user” access capabilities in certain core software products;

•
Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results; and

•
Changes in accounting standards could affect reported earnings.

Other risks related to our business include:
•
We are a community bank and our ability to maintain our reputation, which is critical to the success of our business, may materially adversely affect our performance;

•
Legal and regulatory proceedings and related matters could adversely affect us;

•
Geopolitical and other external events, acts of terrorism and severe weather could impact our ability to conduct business; and

•
Technological changes may adversely impact our business.

Risks related to the offering include:
•
The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering;

•
Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance;

•
We expect there will be a limited trading market in our shares of common stock;

•
Our return on equity may be low following the offering;

•
Our stock-based benefit plans will increase our expenses and reduce our income;

•
The implementation of stock-based benefit plans may dilute your ownership interest;

•
We have not determined when we will adopt one or more new stock-based benefit plans;

•
Various factors may make takeover attempts more difficult to achieve;

•
You may not receive dividends on our common stock; and

•
You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares.

Risks Related to Our Lending Activities
Our historical emphasis on residential mortgage loans exposes us to lending risks.
At June 30, 2026, $65.3 million, or 78.1%, of our total loan portfolio was secured by one-to-four-family real estate, which includes home equity loans and lines of credit. Residential mortgage lending is generally

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sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. A decline in residential real estate values as a result of a downturn in the housing market could reduce the value of the real estate collateral securing these types of loans. As a result, we have increased risk that we could incur losses if borrowers default on their loans because we may be unable to recover all or part of the defaulted loans by selling the real estate collateral. In addition, if borrowers sell their homes, they may be unable to repay their loans in full from the sale proceeds. For these reasons, we may experience higher rates of delinquencies, defaults and losses on our residential mortgage loans.
Historically, we have purchased retail one-to-four-family mortgage loans from local financial institutions, some of whom may decide not to continue selling us loans in the future.
We purchase retail one-to-four-family mortgage loans from other local loan originators and assume the full risk of loss on these purchased loans. Purchases are made at our initiative, and we are not required to purchase loans offered to us. At June 30, 2026, 21.9% of our one-to-four family mortgage loan portfolio was purchased, and 92.1% of the collateral for these loans was located in the Chicago MSA. The loss or material curtailment of our ability to purchase these loans could adversely affect the size of our residential mortgage portfolio and our earnings, as we do not have the infrastructure to originate these loans at a comparable volume. Before purchase we independently underwrite each loan according to our credit and underwriting policies and retain sole authority for the final purchase decision without relying on the seller’s underwriting. We maintain relationships with several local community financial institutions from whom we may purchase mortgage loans in the future. Our future loan purchase activity may be adversely affected by various macroeconomic conditions affecting overall loan demand, as well as by conditions reducing originators’ appetite for selling loans with yields and risk metrics acceptable to us.
We have commercial real estate and multifamily real estate loans in our portfolios, and these loans involve credit risks that could adversely affect our financial condition and results of operations.
At June 30, 2026, commercial real estate loans totaled $4.2 million, or 5.0% of our loan portfolio, and multifamily real estate loans totaled $14.1 million, or 16.9% of our loan portfolio. Given their generally larger balances and the complexity of the underlying collateral, commercial real estate and multifamily real estate loans generally have more risk than the owner-occupied one-to-four-family residential real estate loans we carry. Because the repayment of commercial real estate and multifamily real estate loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local or regional real estate market or economy. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. If we foreclose on these loans, our holding period for the collateral typically is longer than for a one-to-four-family residential property because there are fewer potential purchasers of the collateral, which could cause us to increase our provision for credit losses and adversely affect our operating results and financial condition.
Commercial real estate and multifamily real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one-to-four-family residential loans. Accordingly, charge-offs on commercial real estate and multifamily loans may be larger on a per loan basis than those incurred in our residential loan portfolio. In addition, the physical condition of non-owner occupied properties may be poorer than that of owner occupied properties due to the potential for lax property maintenance standards, which could have a negative impact on the value of the collateral properties. At June 30, 2026, our non-owner occupied commercial real estate loan portfolio totaled $2.4 million, or 2.9% of our total loan portfolio, and our multifamily loans totaled $14.1 million or 16.9% of our loan portfolio. As our commercial real estate and multifamily real estate loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.
We have a significant number of loans secured by real estate in the Chicago MSA, and a downturn in the local real estate market could negatively impact our profitability.
At June 30, 2026, 100% of our loan portfolio was secured by real estate, the majority of which is located in our primary lending market, the Chicago MSA, and surrounding markets. Unemployment in the

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Chicago MSA was at 4.9% as of May 31, 2026. Future declines in the real estate values in the Chicago MSA and surrounding markets as a result of an economic downturn could significantly impair the value of the particular collateral securing our loans and our ability to sell the collateral upon foreclosure for an amount necessary to satisfy the borrower’s obligations to us. This could require increasing our allowance for credit losses to address the decrease in the value of the real estate securing our loans, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.
Unlike larger financial institutions that are more geographically diversified, our profitability depends primarily on the general economic conditions in our primary market area. Local economic conditions have a significant impact on our residential real estate, commercial real estate, and multifamily real estate lending, including, the ability of borrowers to repay these loans and the value of the collateral securing these loans.
Deterioration in economic conditions in our market area could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:
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demand for our products and services may decrease;

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loan delinquencies, problem assets and foreclosures may increase;

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collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and

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the net worth and liquidity of loan guarantors may decrease, thereby impairing their ability to honor commitments made to us.

Moreover, a significant decline in general economic conditions, caused by inflation, acts of terrorism, an outbreak of hostilities or other international or domestic calamities or other factors beyond our control could further impact these local economic conditions and could further negatively affect our financial performance. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers and the values of underlying collateral securing loans, which could negatively affect our financial performance.
If our allowance for credit losses is not sufficient to cover actual credit losses, our earnings could decrease.
We maintain an allowance for credit losses, which is established through a provision for credit losses that represents management’s best estimate of the current expected losses within the loan portfolio. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for credit losses, we review our loans’ risk ratings, quality reviews, loss and delinquency experience, and we evaluate quantitative and qualitative economic conditions. If our assumptions or the results of our analyses are incorrect, our allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. In addition, our emphasis on one-to-four-family loan growth and to a lesser extent on increasing our portfolios of multifamily real estate loans and commercial real estate loans, as well as any future credit deterioration or changes in economic conditions could require us to increase our allowance for credit losses in the future. At June 30, 2026, our allowance for credit losses was 1.53% of total loans and 137.5% of non-performing loans. Material additions to our allowance would materially decrease our net income.
In addition, bank regulators periodically review our allowance for credit losses and, as a result of such reviews, may request that we increase our provision for credit losses or recognize further loan charge-offs. However, regulatory agencies are not directly involved in the process of establishing the allowance for credit losses, as the process is our responsibility and any adjustment of the allowance is the responsibility of our management. Any increase in our allowance for credit losses or loan charge-offs as a result of such review or otherwise may have a material adverse effect on our financial condition and results of operations.
The level of our commercial real estate loan portfolio may subject us to additional regulatory scrutiny.
The Federal Deposit Insurance Corporation (“FDIC”) and the other federal bank regulatory agencies have promulgated joint guidance on sound risk management practices for financial institutions with

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concentrations in commercial real estate lending. Under the guidance, a financial institution that, like us, is actively involved in commercial real estate lending should perform a risk assessment to identify concentrations. A financial institution may have a concentration in commercial real estate lending if, among other factors, (i) total reported loans for construction, land acquisition and development, and other land represent 100% or more of total capital, or (ii) total reported loans secured by multifamily and non-farm residential properties, loans for construction, land acquisition and development and other land, and loans otherwise sensitive to the general commercial real estate market, including loans to commercial real estate related entities, represent 300% or more of total capital. Based on these factors, we have concluded that we do not have a concentration risk in multifamily, construction and commercial real estate lending, as such loans represent 112.5% of total bank capital as of June 30, 2026. The particular focus of the guidance is on exposure to commercial real estate loans that are dependent on the cash flow from the real estate held as collateral and that are likely to be at greater risk to conditions in the commercial real estate market (as opposed to real estate collateral held as a secondary source of repayment or in an abundance of caution). The purpose of the guidance is to guide banks in developing risk management practices and determining capital levels commensurate with the level and nature of real estate concentrations. The guidance states that management should employ heightened risk management practices including board and management oversight and strategic planning, development of underwriting standards, risk assessment and monitoring through market analysis and stress testing. While we believe we have implemented policies and procedures with respect to our commercial real estate loan portfolio consistent with this guidance, bank regulators could require us to implement additional policies and procedures consistent with their interpretation of the guidance that may result in additional costs to us or that may result in the curtailment of our commercial real estate, construction and multifamily lending that would adversely affect our loan originations and profitability.
We are subject to environmental liability risk associated with lending activities or properties we own.
A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Our policies, which require us to perform an environmental review before originating applicable loans and before initiating any foreclosure action on applicable non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.
Changes to trade policies and tariffs can have an adverse impact on our business and our customers.
Changes in trade policies, including the imposition of tariffs or the escalation of a trade war, could negatively impact the economic conditions in the markets we serve. Prolonged trade tensions and economic uncertainty could lead to market volatility, declining asset values, and weakened consumer confidence. If our customers experience financial stress, we could see an increase in loan delinquencies and credit losses, negatively affecting our asset quality and overall financial performance. Additionally, any decline in local economic activity could reduce loan demand, deposit growth, and fee income, which are critical to our long-term success. While we actively monitor economic and policy developments, we cannot predict the outcome of trade negotiations or the full impact of tariffs and trade restrictions on our business, customers, and the broader economy. Any adverse effects from tariffs or a trade war could materially and negatively impact our financial condition, results of operations, and future growth prospects.
Risks Related to our Business Strategy
Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.
Our business strategy primarily focuses on loan growth, funded by deposits. Achieving such growth may require us to attract customers that currently bank at other financial institutions in our market area.

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Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities, the level of competition from other financial institutions in our market area and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there can be considerable costs involved in business expansion, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion may have the potential to negatively impact our earnings until certain economies of scale are reached. Our expenses could be further increased if we encounter delays in the business expansion.
We depend on our management team and other key personnel to implement our business strategy and execute successful operations and we could be harmed by the loss of their services or the inability to hire additional personnel.
We depend on the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess substantial expertise and extensive knowledge of our markets and key business relationships. Any one of them could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”
Risks Related to Market Interest Rates
Future changes in interest rates could negatively affect our operating results and asset values.
Net income is the amount by which interest income and non-interest income exceed interest expense, non-interest expense and the provision for credit losses and the provision for income taxes. Net interest income makes up a majority of our income and is based on the difference between:
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the interest income we earn on interest-earning assets, such as loans and securities; and

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the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of declining interest rates, the interest income we earn on our assets may decrease more rapidly than the interest we pay on our liabilities, as interest rates on adjustable rate mortgages reset lower borrowers prepay mortgage loans, and mortgage-backed securities and callable securities are called, requiring us to reinvest those cash flows at lower interest rates. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. Furthermore, increases in interest rates may adversely affect our ability to originate loans and/or the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase.
In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates generally results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate longer-term, fixed rate mortgage loans.
Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.

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We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which the fair value of our assets and liabilities (our economic value of equity or “EVE”) and our net interest income would change in the event of a range of assumed changes in market interest rates. As of June 30, 2026, in the event of an instantaneous 100 basis point decrease in interest rates, we estimate that we would experience a 0.34% increase in EVE and a 0.81% decrease in net interest income. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mutual Federal Bank — Management of Market Risk.”
Changes in the valuation of our securities portfolio may reduce our profits and our capital levels.
As of June 30, 2026, we did not have a securities portfolio. However, from time to time, we may choose to invest a portion of Mutual Federal Bank’s capital in marketable securities as a strategy for managing the balance sheet, including the investment of a portion of the offering proceeds in a securities portfolio. Should we carry such a securities portfolio on our balance sheet, such securities portfolio may be affected by fluctuations in market value, potentially reducing accumulated other comprehensive income or earnings. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Management evaluates securities for credit losses on a quarterly basis, with more frequent evaluation for selected issues. In analyzing a debt issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, industry analysts’ reports and spread differentials between the effective rates on instruments in the portfolio compared to risk-free rates. If this evaluation shows a credit loss exists an allowance for credit losses is recorded for the credit loss. Changes in interest rates may also have an adverse effect on our financial condition, as our available-for-sale securities are reported at their estimated fair value, and therefore are affected by fluctuations in interest rates. We increase or decrease our stockholders’ equity by the amount of change in the estimated fair value of the available-for-sale securities, net of taxes. Declines in market value may indicate that credit losses exist for these assets, which may lead to accounting charges that could have a material adverse effect on our net income and stockholders’ equity.
Risks Related to Economic Conditions
Inflation can have an adverse impact on our business and on our customers.
Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As a result of inflationary pressures, on September 16, 2026, the Federal Reserve increased the federal funds rate by 25 basis points to a target range of 3.75% to 4.00%, which it has maintained as of October 30, 2026. To the extent these interventions do not mitigate the volatility and uncertainty related to inflation and the effects of inflation, or to the extent conditions otherwise worsen, we could experience adverse effects on our business, financial condition, and results of operations. If inflation increases, the value of our loan portfolio and investment securities, particularly those with longer maturities, would decrease, although this effect can be less pronounced for adjustable and floating rate loans and floating rate securities. In addition, inflation increases the cost of goods and services we use in our business operations, such as electricity and other utilities, which increases our noninterest expenses. Furthermore, our customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans with us.
Risks Related to Our Funding
Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our net interest margin and profitability.
We must maintain sufficient funds to respond to the needs of depositors and borrowers. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also receive funds from loan repayments, investment maturities and income on other interest-earning assets. The considerable competition for deposits in our market area also has made, and may continue to make, it more difficult for us to obtain reasonably priced deposits. Moreover, deposit balances can decrease if customers perceive alternative investments as providing a better risk/return tradeoff. If we are not able to

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increase our lower-cost transactional deposits at a level necessary to fund our asset growth or deposit outflows, we may be forced seek other sources of funds, including non-brokered listing-service certificates of deposit, Federal Home Loan Bank of Chicago advances, brokered deposits and lines of credit to meet the borrowing and deposit withdrawal requirements of our customers, which may be more expensive and have an adverse effect on our net interest margin and profitability.
Risks Related to Laws and Regulations
Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
Mutual Federal Bank is subject to extensive regulation, supervision and examination by the Office of the Comptroller of the Currency (the “OCC”), and Mutual Federal Bancorp is subject to extensive regulation, supervision and examination by the Federal Reserve. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of Mutual Federal Bank, rather than for our stockholders.
Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for credit losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations and our interpretation of those changes.
Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand.
We are subject to the Community Reinvestment Act (“CRA”) and fair lending laws, and failure to comply with these laws could lead to material penalties.
The CRA, the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions. The Consumer Financial Protection Bureau (“CFPB”), the United States Department of Justice and other federal agencies are responsible for enforcing these laws and regulations. A successful challenge to an institution’s performance under the CRA or fair lending laws and regulations could result in a wide variety of sanctions, including paying damages and civil money penalties, injunctive relief, imposition of restrictions on merger and acquisition activity and restrictions on expansion activity. Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation.
Monetary policies and regulations of the Federal Reserve could adversely affect our business, financial condition and results of operations.
In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve. An important function of the Federal Reserve is to regulate the money

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supply and credit conditions. Among the instruments used by the Federal Reserve to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.
The monetary policies and regulations of the Federal Reserve have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.
The Federal Reserve may require MFB Bancorp to commit additional capital resources to support Mutual Federal Bank in the future, and we may not have sufficient access to such capital resources.
Federal law requires that a holding company act as a source of financial and managerial strength to its subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the Federal Reserve may require a holding company to make capital injections into a troubled subsidiary bank and may charge the holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection may be required at times when the holding company may not have the resources to provide it and therefore may be required to attempt to borrow the funds or raise capital. Any loans by a holding company to its subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to priority of payment over the claims of the institution’s general unsecured creditors, including the holders of its note obligations. Thus, any borrowing that must be done by MFB Bancorp to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations. Moreover, it is possible that we will be unable to borrow funds when we need to do so.
We may be required to raise additional capital in the future, but that capital may not be available when it is needed, or it may only be available on unacceptable terms, which could adversely affect our financial condition and results of operations.
We are required by federal regulatory authorities to maintain adequate levels of capital to support our operations. We may at some point, however, need to raise additional capital to support continued growth or be required by our regulators to increase our capital resources. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. Accordingly, we may not be able to raise additional capital, if needed, on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations and pursue our growth strategy could be materially impaired and our financial condition and liquidity could be materially and adversely affected. In addition, if we are unable to raise additional capital when required by our bank regulators, we may be subject to adverse regulatory action.
As an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.
MFB Bancorp will be an emerging growth company. For as long as MFB Bancorp continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation or on any golden parachute payments not previously approved. As an emerging growth company, MFB Bancorp also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that independent auditors review and attest as to the effectiveness of MFB Bancorp’s internal control over financial reporting. MFB Bancorp intends to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private

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companies. Accordingly, MFB Bancorp’s financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
MFB Bancorp could remain an emerging growth company for up to five years, or until the earliest of (a) the last day of the first fiscal year in which MFB Bancorp’s annual gross revenues exceed $1.235 billion, (b) the date that MFB Bancorp becomes a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of MFB Bancorp’s common stock that is held by non-affiliates exceeds $700 million as of the last business day of MFB Bancorp’s most recently completed second fiscal quarter, or (c) the date on which MFB Bancorp has issued more than $1.0 billion in non-convertible debt during the preceding three-year period.
As a result, MFB Bancorp’s stockholders may not have access to certain information they may deem important, and investors may find MFB Bancorp’s common stock less attractive if MFB Bancorp chooses to rely on these exemptions. This could result in a less active trading market for MFB Bancorp’s common stock and the price of MFB Bancorp’s common stock may be more volatile.
We will also be a smaller reporting company and, even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.
In addition to qualifying as an emerging growth company, MFB Bancorp will qualify as a “smaller reporting company” under the federal securities laws. For as long as it continues to be a smaller reporting company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not available to companies that are not smaller reporting companies, including, but not limited to, reduced financial disclosure obligations and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.
Risks Related to Competitive Matters
Strong competition within our market area may limit our growth and profitability.
Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and securities brokerage firms and unregulated or less regulated non-banking entities, operating locally and elsewhere. Many of these competitors have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. In addition, some of our competitors offer loans with lower interest rates on more attractive terms than loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. Our profitability depends upon our continued ability to successfully compete in our market area.
The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. For additional information see “Business of Mutual Federal Bank — Market Area and — Competition.”

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Our asset size may make it more difficult for us to compete.
Our asset size may make it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from non-traditional banking activities. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.
Risks Related to Operational Matters
We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.
Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties from whom we obtain services, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. We have established policies and procedures to prevent or limit the impact of system failures, interruptions and security breaches, including privacy breaches and cyber-attacks. Although we take protective measures and believe that we have not experienced any of the data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.
In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.
We rely on third party vendors, which could expose us to and have exposed us to additional cybersecurity risks.
Third party vendors provide key components of our business infrastructure, including certain data processing and information services. Accordingly, our operations are exposed to risk that these vendors will not perform in accordance with our contractual agreements with them, or we also could be adversely affected if such an agreement is not renewed by the third-party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided

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to us by third party vendors have not experienced any material security breaches. However, the existence of cyber-attacks or security breaches at third party vendors with access to our data may not be disclosed to us in a timely manner.
We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.
As a bank, we are susceptible to fraudulent activity that may be committed against us or our customers, which may result in financial losses or increased costs to us or our customers, disclosure or misuse of our information or our customers’ information, misappropriation of assets, privacy breaches against our customers, litigation or damage to our reputation. We are most subject to fraud and compliance risk in connection with the origination of loans, ACH transactions, wire transfer transactions, ATM transactions, checking transactions, and debit cards that we have issued to our customers and through our online banking portals.
We maintain a system of internal controls and insurance coverage to mitigate against such risks, including the risk of data processing system failures and errors, and customer fraud. If our internal controls fail to prevent or detect any such occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Accounting Matters
We have identified a material weakness in our internal control over financial reporting with respect to information technology general controls and the existence of “super user” access capabilities in certain core software products. If we are unable to remediate this material weakness, or if we identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, we may be unable to accurately or timely report our financial condition or results of operations, which may adversely affect our business.
In connection with the preparation of our consolidated financial statements as of and for the year ended December 31, 2025, we identified a material weakness in our internal control over financial reporting related to logical access controls over financially significant systems. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements will not be prevented or detected on a timely basis.
The identified material weakness arose from not maintaining effective controls in certain information technology environments and the existence of “super user” access capabilities in certain core software products. Specifically, we did not design and maintain effective controls over privileged user access and administrator activity monitoring for financially significant systems. User access controls and permissions were not appropriately designed and maintained to adequately restrict user and privileged access to financial applications and data to an appropriately limited number of personnel, creating the existence of “super users” with incompatible duties.
Following the identification of the material weakness in our internal controls, we have taken and plan to continue to take steps intended to remediate this weakness. These actions include, among other things: (i) removal of “super user” access for senior executives in core system programs, (ii) regular independent monitoring by senior executives of core system change management activities, (iii) periodic user access reviews and (iv) retaining evidence of reviews performed, exceptions identified, remediation completed and management’s conclusion. For additional details of these remedial steps, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control over Financial Reporting.”
These remediation efforts are ongoing, and the actions we will continue to take may not be sufficient to remediate the material weakness we have identified or avoid potential future material weaknesses. Our failure to correct the material weakness or our failure to discover and address any other material weakness or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability

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to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business may be materially and adversely affected.
Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
In preparing this prospectus, including our consolidated financial statements, our management is required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for credit losses and our determinations with respect to amounts owed and recorded for income taxes.
Changes in accounting standards could affect reported earnings.
The regulatory bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the SEC and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.
Other Risks Related to Our Business
We are a community bank and our ability to maintain our reputation, which is critical to the success of our business, may materially adversely affect our performance.
We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, any or all of which could adversely affect our business and operating results.
Legal and regulatory proceedings and related matters could adversely affect us.
We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, brand or image, or our financial condition and results of our operations.
Geopolitical and other external events, acts of terrorism and severe weather could impact our ability to conduct business.
Financial institutions have been, and continue to be, targets of terrorist threats aimed at compromising operating and communication systems. Such events could cause significant damage, impact the stability of our facilities and result in additional expenses, impair the ability of our borrowers to repay their loans, reduce the value of collateral securing repayment of our loans, and result in the loss of revenue. While we have established and regularly test disaster recovery procedures, the occurrence of any such event could have a material adverse effect on our business, operations and financial condition. Additionally, financial markets may be adversely affected by the current or anticipated impact of military conflict, including wars in Russia and Ukraine, and the Middle East, terrorism or other geopolitical events. Weather-related events have

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adversely impacted our market area in recent years, especially areas located near flood-prone areas. Such events that may cause significant flooding and other storm-related damage may become more common in the future.
Technological changes may adversely impact our business.
The financial services industry is continually undergoing rapid technological change with frequent introductions of new, technology-driven products and services, which increases efficiency and enables financial institutions to better serve customers and reduce costs. Our future success depends, in part, on our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. We may not be able to effectively implement new, technology-driven products and services, to recoup the costs associated with such improvements, or be successful in marketing these products and services to our customers, which failure could have a material adverse effect on our business, financial condition or results of operations.
Implementation of new technology may also heighten our cyber and data security risks. Artificial intelligence (“AI”) and machine learning applications are a recent example of an emerging technology providing significant value to operations and service that also present additional risks for consideration. AI models may rely on complex algorithms and vast datasets. Errors, biases, or generating false information in these models, or unexpected system failures, could lead to flawed decisions, financial losses, compliance failures, or degraded customer experiences, impacting profitability and client retention. AI systems also may process sensitive customer data, and security breaches or unauthorized access to these systems could result in data theft, loss of intellectual property, and significant penalties and damages to customer trust. In addition to risks associated with direct adoption of AI applications by us, we face the risk of utilizing unauthorized publicly sourced AI tools to complete business functions. Unauthorized use of AI tools could lead to the unintended exposure of confidential data, use of inaccurate results, and a number of other risks. Additionally, third-party service providers are quickly embedding AI capabilities in their technology to provide more robust and efficient services. Some embedded AI capabilities could risk the exposure of confidential data if being used to train AI systems.
Risks Related to the Offering
The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering.
If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price. In some cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in laws and regulations, investor perceptions of MFB Bancorp and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.
Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.
We intend to contribute between $2.9 million and $4.3 million of the net proceeds of the offering (or $5.1 million at the adjusted maximum of the offering range) to Mutual Federal Bank. We also expect to use a portion of the net proceeds to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. We may use the remaining net proceeds to invest in short-term investments, to acquire other financial institutions and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. Mutual Federal Bank may use the net proceeds it receives to fund new loans, reduce wholesale borrowings, expand its retail banking franchise by opening or acquiring branches from other financial institutions or for other general corporate purposes. However, except for funding

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the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as acquiring other financial institutions, may require the approval of the OCC, or the Federal Reserve. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.
We expect there will be a limited trading market in our shares of common stock, which could hinder your ability to sell our common stock and may lower the market price of our common stock.
Upon completion of the conversion and stock offering, the new shares of MFB Bancorp common stock will replace the existing shares of Mutual Federal Bancorp. Subject to certain conditions, we expect MFB Bancorp’s common stock will be quoted on the OTC Markets Group’s OTCQB Market under the symbol “MFDB”. The development of an active trading market may not occur, as trading depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there may be a limited trading market in the common stock, which could make it difficult to sell the common stock after the offering and may have an adverse impact on the price at which the common stock can be sold.
Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.
Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity may be low until we are able to leverage the additional capital we receive from the offering. Our return on equity also will be negatively affected by added expenses associated with the employee stock ownership plan and the stock-based benefit plans we intend to adopt. Our return on average equity was (0.22)% (annualized) for the six months ended June 30, 2026, with consolidated equity of $16.3 million at June 30, 2026. Our pro forma consolidated equity as of June 30, 2026, assuming completion of the offering, is estimated to be between $21.6 million at the minimum of the offering range and $25.3 million at the adjusted maximum of the offering range. Until we can increase our earnings and leverage the capital raised in the stock offering, our return on equity may be low, which may reduce the market price of our shares of common stock.
Our stock-based benefit plans will increase our expenses and reduce our income.
We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors that we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion and stock offering, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion and stock offering, we may adopt plans that allow for greater amounts of awards and options and, therefore, we could award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.
In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such

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plans had been implemented at the beginning of the year, is estimated to be approximately $244,000 ($244,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management — Benefits to be Considered Following Completion of the Conversion.”
The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.
We intend to adopt one or more new stock-based benefit plans following the conversion. These new stock-based benefit plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 7.28% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the shares sold in the offering, and all such stock options are exercised, and a 3.05% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the offering. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these size limitations and stockholders could experience even greater dilution.
Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.
We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.
If we adopt stock-based benefit plans more than 12 months following the completion of the conversion and stock offering, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “— Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “— The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.
Various factors may make takeover attempts more difficult to achieve.
Provisions in our certificate of incorporation and bylaws may prevent or impede holders of our common stock from obtaining representation on our board of directors. For example, our board of directors will be divided into three classes with staggered three-year terms. A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Directors may only be removed by stockholders for cause, which can also make it difficult to replace directors. Our certificate of incorporation also provide that our board of directors, when evaluating takeover offers, may give consideration to all relevant factors, which include a wide variety of factors in addition to the economic effect upon our stockholders. In addition, our certificate of incorporation provide that there will not be cumulative voting by stockholders for the election of our directors. Also, we have the ability to issue preferred stock with voting rights to third parties who may be friendly to our board of directors. Delaware law also provides restrictions on transactions with “interested” stockholders.

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For three years following the offering, applicable regulations prohibit any person from acquiring or offering to acquire 10% or more of our common stock without prior regulatory approval. In addition, a section in MFB Bancorp’s certificate of incorporation will generally provide that any shares of our common stock beneficially owned by a person who owns 10% or more of our common stock will not be entitled to be voted.
Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of MFB Bancorp without the consent of our board of directors.
Taken as a whole, these statutory or regulatory provisions and provisions in our certificate of incorporation and bylaws could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.
You may not receive dividends on our common stock.
Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The declaration and payment of future cash dividends will be subject to, among other things, regulatory restrictions, our then-current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and other factors our board of directors deems relevant. MFB Bancorp will depend primarily upon the proceeds it retains from the offering as well as earnings of Mutual Federal Bank to provide funds to pay dividends on our common stock. The payment of dividends by MFB Bancorp will also be subject to certain regulatory restrictions. Federal law generally prohibits a depository institution from making any capital distributions (including payment of a dividend) to its parent holding company if the depository institution would thereafter be or continue to be undercapitalized, and dividends by a depository institution are subject to additional limitations. As a result, any payment of dividends in the future by MFB Bancorp will depend, in large part, on Mutual Federal Bank’s ability to satisfy these regulatory restrictions and its earnings, capital requirements, financial condition and other factors. See “Our Dividend Policy” for a discussion concerning our dividend policy and certain restrictions that exist on our ability to pay dividends.
You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of possible changes in the stock price immediately following the offering.
A statement reflecting ownership of shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received your ownership statement. As a result, you may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.
The certificate of incorporation of MFB Bancorp designates the federal and state courts located in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Article Eleventh, Paragraph A of the certificate of incorporation of MFB Bancorp provides that, unless MFB Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of MFB Bancorp, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of MFB Bancorp or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”) or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Because this provision permits claims to be brought in federal courts located in the State of Delaware, this provision would apply to a claim made under the U.S. federal securities laws, including the Exchange Act and the Securities Act, provided there is exclusive federal jurisdiction for such a claim and the claim involves one of the enumerated actions

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described in Article Eleventh, Paragraph A of the certificate of incorporation. Article Eleventh, Paragraph A does not govern the forum for an Exchange Act or Securities Act claim that does not independently fall within one of these enumerated categories.
In addition, Article Eleventh, Paragraph B of the certificate of incorporation of MFB Bancorp provides that, unless consented to in writing to the selection of an alternative forum, claims arising under the Securities Act must be brought in the federal district courts of the United States of America. Although there is uncertainty as to whether a court would enforce such provisions, a stockholder of MFB Bancorp cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability, or make it more costly, to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.
You may not revoke your order to purchase common stock in the subscription or community offerings after you send us your order form.
Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the offering, including any extension of the expiration date and consummation of a syndicated community offering. Because completion of the offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond February 5, 2027, or the number of shares to be sold in the offering is increased to more than 1,190,250 shares or decreased to fewer than 765,000 shares.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
The following tables set forth selected historical financial and other data for Mutual Federal Bancorp, at the dates and for the periods indicated. It is only a summary and it should be read in conjunction with the business and financial information contained elsewhere in this prospectus, including the financial statements that appear starting on page F-1 of this prospectus. The financial condition data at June 30, 2026 and the operating data for the six months ended June 30, 2026 and 2025 is not audited but, in the opinion of management, includes all adjustments necessary for a fair presentation. All adjustments are normal and recurring. The results of operations for the six months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the year ending December 31, 2026 or any other period. The financial condition data at December 31, 2025 and 2024 and the operating data for the years ended December 31, 2025 and 2024 is derived in part from the audited financial statements appearing in this prospectus.
	At June 30, 2026 (unaudited)	At December 31,
		2025	2024
	(In thousands)
Selected Financial Condition Data:
Total assets	$96,608	$97,247	$97,088
Cash and cash equivalents	$10,381	$8,550	$9,802
Loans, net of allowance for credit losses	$82,471	$85,023	$83,790
Federal Home Loan Bank of Chicago stock, at cost	$1,357	$1,357	$1,357
Premises and equipment, net	$1,652	$1,679	$1,618
Total Liabilities	$80,327	$80,948	$81,127
Deposits	$61,882	$61,295	$61,325
Federal Home Loan Bank of Chicago advances	$16,500	$18,000	$18,000
Stockholders’ equity	$16,281	$16,299	$15,961
	For the Six Months Ended June 30, (unaudited)		For the Years Ended December 31,
	2026	2025	2025	2024
	(In thousands)
Selected Operating Data:
Interest income	$2,559	$2,669	$5,171	$4,857
Interest expense	$822	$910	$1,736	$1,722
Net interest income	$1,737	$1,759	$3,435	$3,135
Provision for (recovery of) credit losses	—	—	—	—
Net interest income after provision for (recovery of) credit losses	$1,737	$1,759	$3,435	$3,135
Non-interest income	$23	$30	$54	$57
Non-interest expenses	$1,778	$1,533	$3,151	$3,522
Income (loss) before income taxes (benefit)	$(18)	$256	$338	$(330)
Income tax expense	—	—	—	—
Net income (loss)	$(18)	$256	$338	$(330)

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	At or For the Six Months Ended June 30,(1)		At or For the Years Ended December 31,
	2026	2025	2025	2024
Performance Ratios:
Return (loss) on average assets	(0.04)%	0.52%	0.35%	(0.35)%
Return (loss) on average equity	(0.22)%	3.16%	2.07%	(2.01)%
Interest rate spread(2)	3.16%	3.18%	3.11%	2.84%
Net interest margin(3)	3.62%	3.62%	3.58%	3.33%
Non-interest expenses to average assets	3.66%	3.13%	3.26%	3.70%
Efficiency ratio(4)	101.02%	85.71%	90.32%	110.30%
Average interest-earning assets to average interest-bearing liabilities	126.8%	123.9%	126.3%	126.7%
Capital Ratios(5):
Average equity to average assets	16.92%	16.52%	16.85%	17.26%
Tier 1 capital to average assets	16.34%	15.61%	16.37%	16.46%
Common Equity Tier 1	24.54%	23.33%	23.19%	23.16%
Tier 1 (core) capital to risk-weighted assets	24.54%	23.33%	23.19%	23.16%
Total capital to risk-weighted assets	25.80%	24.59%	24.45%	24.42%
Asset Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.53%	1.55%	1.48%	1.55%
Allowance for credit losses as a percentage of non-performing loans	137.53%	64.76%	106.33%	62.91%
Net (charge-offs) recoveries to average outstanding loans during the period	0.00%	0.00%	(0.05)%	0.02%
Non-performing loans as a percentage of total loans	1.11%	2.40%	1.39%	2.46%
Non-performing loans as a percentage of total assets	0.96%	2.09%	1.23%	2.16%
Total non-performing assets as a percentage of total assets	0.96%	2.09%	1.23%	2.16%
Other:
Number of offices	1	1	1	1
Number of full-time equivalent employees	13	13	13	13.5

(1)
Annualized where appropriate.

(2)
Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)
Represents net interest income as a percentage of average interest-earning assets.

(4)
Represents non-interest expenses divided by the sum of net interest income and non-interest income.

(5)
Capital ratios are for Mutual Federal Bank only.

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RECENT DEVELOPMENTS
The following tables set forth selected historical financial and other data for Mutual Federal Bancorp at the dates and for the periods indicated. It is only a summary and should be read in conjunction with the business and financial information contained elsewhere in this prospectus, including the consolidated financial statements that appear starting on page F-1 of this prospectus. The selected financial condition data at September 30, 2026 and the selected operating data for the nine months ended September 30, 2026 and 2025 is not audited but, in the opinion of management, includes all adjustments (consisting of only normal or recurring adjustments) necessary to present fairly in all material respects our financial position and results of operations for such periods in accordance with GAAP. The results of operations for the nine months ended September 30, 2026 are not necessarily indicative of the results that may be expected for the year ending December 31, 2026, or any other period. The financial condition data at December 31, 2025 and the operating data for the year ended December 31, 2025 is derived in part from Mutual Federal Bancorp’s consolidated historical audited financial statements appearing elsewhere in this prospectus. Crowe LLP has not audited or reviewed the following financial condition data at September 30, 2026 and operating data for the nine-month periods ended September 30, 2026 or 2025. Accordingly, Crowe LLP does not express an opinion or any other form of assurance with respect thereto.
	At September 30, 2026 (unaudited)	At December 31, 2025
	(In thousands)
Selected Financial Condition Data:
Total assets	$96,161	$97,247
Cash and cash equivalents	$9,843	$8,550
Loans, net of allowance for credit losses	$81,975	$85,023
Federal Home Loan Bank of Chicago stock, at cost	$1,357	$1,357
Premises and equipment, net	$1,684	$1,679
Other assets	$855	$160
Total liabilities	$79,820	$80,948
Deposits	$61,847	$61,295
Federal Home Loan Bank advances	$16,500	$18,000
Stockholders’ equity	$16,341	$16,299
	For the Nine Months Ended September 30,
	2026 (unaudited)	2025 (unaudited)
	(In thousands)
Selected Operating Data:
Interest and dividend income	$3,884	$3,944
Interest expense	$1,233	$1,327
Net interest income	$2,651	$2,617
Provision for credit losses	—	—
Net interest income after provision for credit losses	$2,651	$2,617
Non-interest income	$34	$42
Non-interest expense	$2,643	$2,282
Income before income taxes	$42	$377
Income tax expense	—	—
Net income	$42	$377

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	At or For the Nine Months Ended September 30,(1)
	2026 (unaudited)	2025 (unaudited)
Performance Ratios:
Return on average assets	0.04%	0.39%
Return on average equity	0.26%	2.32%
Interest rate spread(2)	3.16%	3.08%
Net interest margin(3)	3.60%	3.56%
Non-interest expenses to average assets	2.72%	2.35%
Efficiency ratio(4)	98.43%	85.82%
Average interest-earning assets to average interest-bearing liabilities	126.1%	126.2%
Capital Ratios(5):
Average equity to average assets	16.92%	16.71%
Tier 1 capital to average assets	16.65%	16.77%
Common Tier 1 (CET1)	24.35%	23.82%
Tier 1 (core) capital to risk-weighted assets	24.35%	23.82%
Total capital to risk-weighted assets	25.60%	25.07%
Asset Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.57%	1.60%
Allowance for credit losses as a percentage of non-performing loans	139.12%	87.90%
Net (charge-offs) recoveries to average outstanding loans during the period	0.00%	0.00%
Non-performing loans as a percentage of total loans	1.11%	1.79%
Non-performing loans as a percentage of total assets	0.96%	1.59%
Total non-performing assets as a percentage of total assets	0.96%	1.59%
Other:
Number of offices	1	1
Number of full-time equivalent employees	13	13

(1)
Annualized where appropriate.

(2)
Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)
Represents net interest income as a percentage of average interest-earning assets.

(4)
Represents non-interest expenses divided by the sum of net interest income and non-interest income.

(5)
Capital ratios are for Mutual Federal Bank only.

Comparison of Financial Condition at September 30, 2026 and December 31, 2025
Total assets.   Total assets were $96.2 million as of September 30, 2026 and $97.2 million as of December 31, 2025, a decrease of $1.0 million, or 1.1%. The decrease in assets was due to a $3.0 million decrease in loans, net of allowance for credit losses, offset by a $1.3 million increase in cash and cash equivalents and a $700,000 increase in other assets.
Cash and cash equivalents.   Total cash and cash equivalents increased $1.3 million, or 15.1%, to $9.8 million as of September 30, 2026, from $8.6 million as of December 31, 2025. The increase primarily resulted from a decrease of $3.0 million in loans, net of allowance for credit losses and an increase of $500,000 in deposits, offset by a reduction of $1.5 million in FHLB advances and an increase of $700,000 in other assets.

37

Loans, net of allowance for credit losses.   Loans, net of allowance for credit losses decreased $3.0 million, or 3.6%, to $82.0 million at September 30, 2026, from $85.0 million at December 31, 2025. This was primarily due to a decrease of $7.1 million in one-to-four-family adjustable-rate mortgage loans, offset by a $3.0 million increase in multifamily real estate loans and a $1.7 million increase in commercial real estate loans.
Other Assets.   Other assets increased $700,000, or 437.7%, to $900,000 at September 30, 2026 from $200,000 at December 31, 2025. The increase primarily resulted from a $600,000 increase in conversion and stock offering costs paid during the nine month period which will be recovered from the stock sale proceeds at the closing of the conversion and offering.
Deposits.   Total deposits increased $500,000, or 0.9% to $61.8 million at September 30, 2026, from $61.3 million at December 31, 2025. The increase primarily resulted from a $900,000 increase in certificates of deposit and a $900,000 combined increase in checking, interest checking and money market accounts, offset by a $1.3 million decrease in savings accounts.
FHLB advances.   FHLB advances were reduced by $1.5 million to $16.5 million at September 30, 2026 from $18.0 million at December 31, 2025, primarily from the liquidity generated from the $3.0 million decrease in loans.
Stockholders’ equity.   Stockholders’ equity remained relatively unchanged at $16.3 million at both September 30, 2026 and December 31, 2025. During the nine months ended September 30, 2026, $42,000 in net income was realized.
Comparison of Operating Results for the Nine Months Ended September 30, 2026 and 2025
General.   Net income was $42,000 for the nine months ended September 30, 2026, a decrease of $335,000, or 88.9%, from net income of $377,000 for the nine months ended September 30, 2025. The decrease in net income was primarily attributable to a $361,000, or 15.8%, increase in non-interest expense and a $60,000, or 1.5%, decrease in interest and dividend income, partially offset by a $94,000, or 7.1%, decrease in interest expense.
Interest and dividend income.   Interest and dividend income decreased $60,000, or 1.5%, remaining relatively flat at $3.9 million for the nine months ended September 30, 2026 and 2025. The slight decrease was due primarily to a $37,000 decline in interest on loans and a $23,000 decline in interest income on interest-bearing deposits in other financial institutions.
Loan interest income decreased $37,000, or 1.0%, to remain at $3.6 million for the nine months ended September 30, 2026 from the same period in 2025 due primarily to the decrease in loans, net of the allowance for credits losses of $3.0 million during the nine months ended September 30, 2026. Interest income on interest-bearing deposits in other financial institutions decreased $23,000, or 8.8%, to $239,000 for the nine months ended September 30, 2026, from $262,000 for the nine months ended September 30, 2025. The decrease was due to a decline in the average yield on cash and cash equivalents which offset an increase in the average balances.
Interest expense.   Interest expense decreased $94,000, or 7.1%, to $1.2 million for the nine months ended September 30, 2026, from $1.3 million for the nine months ended September 30, 2025, due to a decrease of $61,000 in interest expense on FHLB advances and a decrease of $33,000 in interest expense on deposits.
Interest expense on deposits decreased $33,000, or 4.5%, to $693,000, for the nine months ended September 30, 2026, from $726,000, for the nine months ended September 30, 2025. Interest expense on FHLB advances declined $61,000, or 10.1%, to $539,000 for the nine months ended September 30, 2026, from $601,000 for the nine months ended September 30, 2025. The decline in interest paid on advances was due to the reduction of $1.5 million, or 8.3%, in FHLB advances outstanding to $16.0 million during the nine months ended September 30, 2026, and a decrease in the average rate paid on FHLB advances to 4.16% as of September 30, 2026, from 4.53% as of September 30, 2025.

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Net interest income.   Net interest income remained relatively unchanged, increasing $34,000, or 1.3%, to $2.7 million for the nine months ended September 30, 2026 from $2.6 million for the nine months ended September 30, 2025.
Provision for credit losses.   Based on management’s analysis of the allowance for credit losses described under “Summary of Critical Accounting Policies” and in Note 1 — Summary of Significant Accounting Policies of the notes to the consolidated financial statements included elsewhere in this prospectus, we recorded no provision for (recovery of) credit losses for the nine months ended September 30, 2026 and 2025.
The allowance for credit losses was $1.3 million, or 1.60%, of loans outstanding at September 30, 2026, and $1.3 million, or 1.60%, of loans outstanding at September 30, 2025.
We have recorded management’s best estimate of expected losses in the loan portfolio and for unfunded commitments at September 30, 2026. However, future changes in the factors described in the above-referenced sections of this prospectus, including, but not limited to, actual loss experience with respect to our loan portfolio, could result in material increases in our provision for credit losses. In addition, the OCC as an integral part of its examination process, will periodically review our allowance for credit losses and, as a result of such reviews, may request that we adjust our allowance for credit losses. However, regulatory agencies are not directly involved in establishing the allowance for credit losses as the process is the responsibility of management, and any increase or decrease in the allowance is made by management.
Non-Interest Income.   Non-interest income remained relatively unchanged, decreasing $8,000, or 19.0%, to $34,000 for the nine months ended September 30, 2026, from $42,000 for the nine months ended September 30, 2025.
Non-interest Expense.   Non-interest expense increased $361,000, or 15.8%, to $2.6 million for the nine months ended September 30, 2026, from $2.3 million for the nine months ended September 30, 2025. Compensation and benefits increased $95,000, or 6.6%, due to a general increase in compensation levels, directors fees and the cost of insurance benefits. Professional fees increased $261,000, or 134.5% primarily from increased external and internal audit costs in connection with the offering and conversion.
Income tax expense.   No income tax expense was recorded for the nine months ended September 30, 2026 or 2025 due to the existence of net operating loss carryforwards, which offset any income tax expense in each period. The income tax expense which was offset by federal net operating loss carryforward approximated $4 and $26 for the nine months ended September 30, 2026 and 2025, respectively. The income tax expense which was offset by state net loss deduction carryforward, approximated $0 and $2 for the nine months ended September 30, 2026 and 2025, respectively.

39

FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:
•
statements of our goals, intentions and expectations;

•
statements regarding our business plans, prospects, growth and operating strategies and financial condition and results of operation;

•
statements regarding the quality of our loan and investment portfolios; and

•
estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements, by their nature, are subject to risks and uncertainties.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•
general economic conditions, either nationally or in our market areas, that are worse than expected;

•
changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses;

•
our ability to access cost-effective funding;

•
fluctuations in real estate values and both residential and commercial real estate market conditions;

•
demand for loans and deposits in our market area;

•
our ability to implement and change our business strategies;

•
competition among depository and other financial institutions;

•
inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•
adverse changes in the securities markets, or secondary mortgage markets, including our ability to sell loans in the secondary markets;

•
changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, FDIC assessments, and capital requirements;

•
changes in the monetary and fiscal policies of the Federal Reserve and the imposition of tariffs or other domestic or international policies and retaliatory responses;

•
the impact of any federal government shutdown;

•
the current or anticipated impact of military conflicts, terrorism or other geopolitical events;

•
changes in the quality or composition of our loan or investment portfolios;

•
technological changes that may be more difficult or expensive than expected;

•
the inability of third-party providers to perform as expected;

•
a failure or breach of our operational or security systems or infrastructure, including cyberattacks;

•
our ability to manage market risk, credit risk and operational risk in the current economic environment;

40

•
our ability to enter new markets successfully and capitalize on growth opportunities;

•
our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

•
changes in consumer spending, borrowing and savings habits;

•
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC or the Public Company Accounting Oversight Board;

•
our ability to retain key employees;

•
any future FDIC insurance premium increases or special assessments may adversely affect our earnings;

•
our ability to prevent or mitigate fraudulent activity;

•
our ability to evaluate the amount and timing of recognition of future tax assets and liabilities;

•
political instability or civil unrest;

•
acts of war or terrorism or pandemics;

•
our ability to control operating costs and expenses, including compensation expense associated with equity allocated or awarded to our employees;

•
changes in the financial condition, results of operations or future prospects of issuers of securities that we own; and

•
our inability to sell our foreclosed assets, net at an amount equal to or greater than the carrying amount.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 16. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

41

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING
Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $5.9 million and $8.6 million, or $10.1 million at the adjusted maximum. We must sell a minimum of 765,000 shares to complete the offering.
We intend to use the net proceeds as follows:
	Based Upon the Sale at $10.00 Per Share of:
	765,000 Shares		900,000 Shares		1,035,000 Shares		1,190,250 Shares(1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Gross offering proceeds	$7,650		$9,000		$10,350		$11,902
Less offering expenses	$(1,765)		$(1,765)		$(1,765)		$(1,765)
Net offering proceeds	$5,885	100.0%	$7,235	100.0%	$8,585	100.0%	$10,137	100.0%
Distribution of net proceeds:
To Mutual Federal Bank	$2,943	50.0%	$3,618	50.0%	$4,293	50.0%	$5,069	50.0%
To fund loan to employee stock ownership plan	$612	10.4%	$720	10.0%	$828	9.6%	$952	9.4%
Retained by MFB Bancorp	$2,331	39.6%	$2,898	40.0%	$3,465	40.4%	$4,117	40.6%

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Mutual Federal Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all the shares offered were not sold in the subscription and community offerings and instead a portion of the shares were sold in a syndicated community offering.
MFB Bancorp may use the proceeds it retains from the offering:
•
to invest in securities;

•
to repurchase its outstanding shares of its common stock (subject to regulatory requirements);

•
to finance the potential acquisition of financial institutions, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

•
to pay cash dividends to stockholders (if declared by our board of directors); and

•
for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion and stock offering. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion and stock offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve) or tax-qualified employee stock benefit plans.

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Mutual Federal Bank may use the net proceeds it receives from the offering:
•
to fund new loans consistent with our current loan policy;

•
to enhance existing products and services, hire additional employees and support growth and the development of new products and services;

•
to expand its banking franchise by opening or acquiring new branches or by acquiring other financial institutions as opportunities arise, although we do not currently have any understandings or agreements to acquire new branches, a financial institution or other entity;

•
to invest in securities; and

•
for other general corporate purposes.

Initially, a substantial portion of the net proceeds at MFB Bancorp and Mutual Federal Bank will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness and availability of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to obtain regulatory approval to establish new branches or acquire other financial institutions.
We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our earnings, our return on equity may be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors — Risks Related to the Offering — Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance” and “— Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock.”

43

OUR DIVIDEND POLICY
Following completion of the conversion and stock offering, our board of directors will have the ability to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.
The source of dividends will depend on the net proceeds retained by MFB Bancorp and earnings thereon, and dividends paid by Mutual Federal Bank to MFB Bancorp. In addition, MFB Bancorp will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Delaware law generally limits dividends to be paid out at its capital surplus or, if there is no surplus, at net profit, from the fiscal year in which the dividend is declared and the preceding fiscal year, subject to certain limitations.
After the completion of the conversion, Mutual Federal Bank will not be permitted to pay dividends on its capital stock owned by MFB Bancorp, its sole stockholder, if Mutual Federal Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion and stock offering. In addition, Mutual Federal Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. The OCC has the authority to prohibit Mutual Federal Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of Mutual Federal Bank. Under Federal law and applicable regulations, Mutual Federal Bank must file an application with the OCC for approval of a dividend if the total dividend for the applicable calendar year exceeds the sum of its net income for that year-to-date plus its total earnings for the preceding two years less dividends previously paid.
Any payment of dividends by Mutual Federal Bank to MFB Bancorp that would be deemed to be drawn from Mutual Federal Bank’s bad debt reserves established before 1988, if any, would require a payment of taxes at the then-current tax rate by Mutual Federal Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. Mutual Federal Bank does not intend to make any distribution that would create such a federal tax liability.
We intend to file a consolidated federal tax return with Mutual Federal Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

44

MARKET FOR THE COMMON STOCK
Mutual Federal Bancorp’s common stock is currently quoted on the OTCID Market under the symbol “MFDB.” Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Upon completion of the conversion and stock offering, the new shares of MFB Bancorp common stock will replace the existing shares of Mutual Federal Bancorp. Subject to certain conditions, we expect MFB Bancorp’s common stock will be quoted on the OTC Markets Group’s OTCQB Market under the symbol “MFDB”, subject to compliance with certain conditions.
As of the close of business on June 30, 2026, there were 3,289,067 shares of common stock outstanding, including 743,254 publicly held shares (shares held by stockholders other than Mutual Federal, MHC), and 47 stockholders of record of Mutual Federal Bancorp (excluding stockholders who hold shares in street name through a broker).
On August 26, 2026, the business day immediately preceding the public announcement of the conversion and stock offering, and on August 27, 2026, the closing prices of Mutual Federal Bancorp common stock as reported on the OTCID Market were $2.15 per share and $2.15 per share, respectively. On the effective date of the conversion and stock offering, all publicly held shares of Mutual Federal Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of new shares of MFB Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Mutual Federal Bancorp common stock will be converted into options to purchase a number of new shares of MFB Bancorp common stock determined pursuant to the exchange ratio, with the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

45

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE
The table below sets forth the historical equity capital and regulatory capital of Mutual Federal Bank at June 30, 2026, and the pro forma equity capital and regulatory capital of Mutual Federal Bank after giving effect to the sale of shares of common stock at $10.00 per share. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes that Mutual Federal Bank receives 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”
	Mutual Federal Bank Historical at June 30, 2026	Mutual Federal Bank Pro Forma at June 30, 2026 Based Upon the Sale in the Offering of:
		Percent of Assets	765,000 Shares		900,000 Shares		1,035,000 Shares		1,190,250 Shares(1)
	Amount		Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
Equity	$15,939	16.50%	$17,964	18.06%	$18,477	18.45%	$18,990	18.84%	$19,580	19.28%
Tier 1 leverage capital(2)(3)	$15,939	16.34%	$17,964	17.90%	$18,477	18.29%	$18,990	18.68%	$19,580	19.11%
Tier 1 leverage requirement	$4,877	5.00%	$5,017	5.00%	$5,051	5.00%	$5,084	5.00%	$5,123	5.00%
Excess	$11,062	11.34%	$12,947	12.90%	$13,426	13.29%	$13,906	13.68%	$14,457	14.11%
Tier 1 risk-based capital(2)(3)	$15,939	24.54%	$17,964	27.41%	$18,477	28.14%	$18,990	28.86%	$19,580	29.68%
Tier 1 risk-based requirement	$5,196	8.00%	$5,243	8.00%	$5,254	8.00%	$5,264	8.00%	$5,277	8.00%
Excess	$10,743	16.54%	$12,721	19.41%	$13,223	20.14%	$13,726	20.86%	$14,303	21.68%
Common equity Tier 1 risk-based capital(2)(3)	$15,939	24.54%	$17,964	27.41%	$18,477	28.14%	$18,990	28.86%	$19,580	29.68%
Common equity Tier 1 risk-based requirement	$4,221	6.50%	$4,260	6.50%	$4,269	6.50%	$4,277	6.50%	$4,287	6.50%
Excess	$11,718	18.04%	$13,704	20.91%	$14,208	21.64%	$14,713	22.36%	$15,293	23.18%
Total risk-based capital(2)(3)	$16,756	25.80%	$18,777	28.65%	$19,290	29.37%	$19,803	30.09%	$20,393	30.92%
Total risk-based requirement	$6,495	10.00%	$6,553	10.00%	$6,567	10.00%	$6,580	10.00%	$6,596	10.00%
Excess	$10,261	15.80%	$12,224	18.65%	$12,723	19.37%	$13,223	20.09%	$13,797	20.92%
Reconciliation of capital infused into Mutual Federal Bank:
Net proceeds			$2,943		$3,618		$4,293		$5,069
Less: Common stock acquired by stock-based benefit plans			$(306)		$(360)		$(414)		$(476)
Less: Common stock acquired by employee stock ownership plan			$(612)		$(720)		$(828)		$(952)
Pro forma increase in Tier 1 capital			$2,025		$2,538		$3,051		$3,641

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Tier 1 leverage capital levels are shown as a percentage of average assets for the prior quarter. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)
Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20.0% risk weighting.

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CAPITALIZATION
The following table presents the historical consolidated capitalization of Mutual Federal Bancorp at June 30, 2026 and the pro forma consolidated capitalization of MFB Bancorp after giving effect to the conversion and stock offering based upon the assumptions set forth in the “Pro Forma Data” section.
	Mutual Federal Bancorp Historical at June 30, 2026	MFB Bancorp Pro Forma at June 30, 2026 Based Upon the Sale in the Offering at $10.00 per share of:
		765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
Deposits(2)	$61,882	$61,882	$61,882	$61,882	$61,882
FHLB advances	$16,500	$16,500	$16,500	$16,500	$16,500
Total deposits and FHLB advances	$78,382	$78,382	$78,382	$78,382	$78,382
Stockholders’ equity:
Common stock, $0.01 par value, 2.5 million shares authorized (post-conversion); shares to be issued as reflected(3)(4)	$36	$10	$11	$13	$15
Treasury stock	$(3,075)	—	—	—	—
Additional paid-in capital(3)	$10,423	$13,618	$14,967	$16,315	$17,865
Retained earnings(5)	$8,897	$8,897	$8,897	$8,897	$8,897
Accumulated other comprehensive income	—	—	—	—	—
Common stock to be acquired by stock-based benefit plans(6)	—	$(306)	$(360)	$(414)	$(476)
Unallocated common stock held by employee stock ownership plan(7)	—	$(612)	$(720)	$(828)	$(952)
Total stockholders’ equity	$16,281	$21,607	$22,795	$23,983	$25,349
Pro Forma Shares Outstanding
Shares offered for sale	—	765,000	900,000	1,035,000	1,190,250
Exchange shares issued	—	209,277	246,208	283,139	325,610
Total shares outstanding	3,289,067	974,277	1,146,208	1,318,139	1,515,860
Total stockholders’ equity as a percentage of total assets	16.85%	21.20%	22.10%	22.99%	23.99%
Tangible equity as a percentage of tangible assets	16.85%	21.20%	22.10%	22.99%	23.99%

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)
Mutual Federal Bancorp currently has 12,000,000 authorized shares of common stock, $0.01 par value per share, and 1,000,000 authorized shares of preferred stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of MFB Bancorp common stock to be outstanding after the completion of the conversion and stock offering.

(4)
No effect has been given to the issuance of additional shares of Mutual Federal Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of MFB Bancorp common stock sold in the offering will be reserved for issuance upon the

47

exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”
(5)
The retained earnings of Mutual Federal Bank will be substantially restricted after the conversion and stock offering. See “The Conversion and Offering — Liquidation Rights” and “Supervision and Regulation — Banking Regulation — Capital Requirements.”

(6)
Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by MFB Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the offering. MFB Bancorp will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

(7)
Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from MFB Bancorp. The loan will be repaid principally from Mutual Federal Bank’s contributions to the employee stock ownership plan. Since MFB Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on MFB Bancorp’s consolidated financial statements. Accordingly, the shares of common stock acquired by the employee stock ownership plan are shown in this table as a reduction of total stockholders’ equity.

48

PRO FORMA DATA
The following tables summarize historical data of Mutual Federal Bancorp and pro forma data of MFB Bancorp at and for the six months ended June 30, 2026 and at and for the year ended December 31, 2025. This information is based on assumptions set forth below and in the tables and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.
The net proceeds are based upon the following assumptions:
(1)
all of the shares of common stock will be sold in the subscription and community offerings;

(2)
our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from MFB Bancorp. The loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest) over 25 years. Interest income that we earn on the loan will offset the interest paid by Mutual Federal Bank. The effect on earnings for the employee stock ownership plan is the cost of amortizing the loan over 25 years, net of historical expense for the period;

(3)
we will pay Performance Trust a fee of $300,000 with respect to shares sold in the subscription and community offerings, we will pay Performance Trust a fee of $30,000 with respect to records agent services (which fee can be increased by up to $10,000), and we will reimburse Performance Trust for its reasonable expenses associated with its marketing effort in the subscription and community offerings in an amount not to exceed $10,000 and for attorney’s fees and expenses not to exceed $75,000 (which Performance Trust expense reimbursements can be increased by up to $15,000); and

(4)
total expenses of the offering, other than the fees, commissions and expense reimbursements to be paid to Performance Trust and other broker-dealers, will be $1.34 million.

The expenses of the offering may vary from those estimated, and the fees paid to Performance Trust may vary from the amounts estimated if the amount of shares of Mutual Federal Bancorp common stock sold varies from the amounts assumed above or if any shares are sold in the syndicated community offering.
We calculated pro forma consolidated net income for the six months ended June 30, 2026 and the fiscal year ended December 31, 2025 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 4.19% (4.19% on an after-tax basis, assuming a 0.0% effective tax rate). The tax rate reflects the current financial accounting tax treatment of the net operating loss carryforwards. The assumed interest rate represents the yield on the five-year U.S. Treasury Note at June 30, 2026, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.
We further believe that the reinvestment rate is factually supportable because:
•
the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•
we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

49

The pro forma data gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will reserve for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.
We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. We have assumed that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $4.68 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 25.08% for the shares of common stock, a dividend yield of 0.00%, an expected option life of 10 years and a risk-free interest rate of 4.19%.
We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than 12 months following the completion of the stock offering.
As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the stock offering to Mutual Federal Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan. We will retain the rest of the proceeds for future use.
The pro forma data does not give effect to:
•
withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•
our results of operations after the stock offering; or

•
changes in the market price of the shares of common stock after the stock offering.

The following pro forma data may not be representative of the financial effects of the offering at the date on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Mutual Federal Bank, to the tax effect of the recapture of bad debt reserves. See “The Conversion and Offering — Liquidation Rights.”
	At or for the Six Months Ended June 30, 2026 Based upon the Sale at $10.00 Per Share of:
	765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$7,650	$9,000	$10,350	$11,902
Market value of shares issued in the exchange	$2,093	$2,462	$2,831	$3,256
Pro forma market capitalization	$9,743	$11,462	$13,181	$15,158
Gross proceeds of offering	$7,650	$9,000	$10,350	$11,902
Expenses	$1,765	$1,765	$1,765	$1,765
Estimated net proceeds	$5,885	$7,235	$8,585	$10,137
Common stock purchased by employee stock ownership plan	$(612)	$(720)	$(828)	$(952)
Common stock purchased by stock-based benefit plans	$(306)	$(360)	$(414)	$(476)
Estimated net proceeds, as adjusted	$4,967	$6,155	$7,343	$8,709

50

	At or for the Six Months Ended June 30, 2026 Based upon the Sale at $10.00 Per Share of:
	765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
	(Dollars in thousands, except per share amounts)
For the Six Months Ended June 30, 2026
Consolidated net earnings (loss):
Historical	$(18)	$(18)	$(18)	$(18)
Income on adjusted net proceeds	$105	$129	$154	$183
Income on MHC asset contribution	$6	$6	$6	$6
Employee stock ownership plan(2)	$(12)	$(14)	$(17)	$(19)
Stock awards(3)	$(31)	$(36)	$(41)	$(48)
Stock options(4)	$(36)	$(42)	$(48)	$(56)
Pro forma net income	$14	$25	$36	$48
Earnings (loss) per share(5):
Historical	$(0.02)	$(0.02)	$(0.01)	$(0.01)
Income on adjusted net proceeds	$0.11	$0.11	$0.11	$0.12
Income on MHC asset contribution	$0.01	$0.01	$0.01	$0.00
Employee stock ownership plan(2)	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Stock awards(3)	$(0.03)	$(0.03)	$(0.03)	$(0.03)
Stock options(4)	$(0.04)	$(0.04)	$(0.04)	$(0.04)
Pro forma earnings per share(5)	$0.02	$0.02	$0.03	$0.03
Offering price to pro forma net earnings per share	250.00	250.00	166.67	166.67
Number of shares used in earnings per share calculations	914,301	1,075,648	1,236,995	1,422,544
At June 30, 2026
Stockholders’ equity:
Historical	$16,281	$16,281	$16,281	$16,281
Estimated net proceeds	$5,885	$7,235	$8,585	$10,137
MHC capital contribution	$359	$359	$359	$359
Common stock acquired by employee stock ownership plan(2)	$(612)	$(720)	$(828)	$(952)
Common stock acquired by stock-based benefit plans(3)	$(306)	$(360)	$(414)	$(476)
Pro forma stockholders’ equity(6)	$21,607	$22,795	$23,983	$25,349
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity(6)	$21,607	$22,795	$23,983	$25,349
Stockholders’ equity per share(7):
Historical	$16.71	$14.21	$12.35	$10.73
Estimated net proceeds	$6.04	$6.31	$6.51	$6.69
MHC capital contribution	$0.37	$0.31	$0.27	$0.24
Common stock acquired by employee stock ownership plan(2)	$(0.63)	$(0.63)	$(0.63)	$(0.63)
Common stock acquired by stock-based benefit plans(3)	$(0.31)	$(0.31)	$(0.31)	$(0.31)
Pro forma stockholders’ equity per share(6)(7)	$22.18	$19.89	$18.19	$16.72
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity per share(6)(7)	$22.18	$19.89	$18.19	$16.72

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	At or for the Six Months Ended June 30, 2026 Based upon the Sale at $10.00 Per Share of:
	765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
	(Dollars in thousands, except per share amounts)
Offering price as percentage of pro forma stockholders’ equity per share	45.09%	50.28%	54.99%	59.81%
Offering price as percentage of pro forma tangible stockholders’ equity per share	45.09%	50.28%	54.99%	59.81%
Number of shares outstanding for pro forma book value per share calculations	974,277	1,146,208	1,318,139	1,515,860

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from MFB Bancorp. Mutual Federal Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Mutual Federal Bank’s total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation — Stock Compensation — Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Mutual Federal Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 0.00%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 1,224, 1,440, 1,656 and 1,904 MFB Bancorp shares were committed to be released during the six months ended June 30, 2026 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(3)
Assumes that one or more stock-based benefit plans reserve an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion and stock offering. The shares may be acquired directly from MFB Bancorp or through open market purchases. Shares in the stock-based benefit plans are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by MFB Bancorp. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 10.0% of the amount contributed to the plan is amortized as an expense during the six months ended June 30, 2026, and (iii) the plan expense reflects an effective combined federal and state tax rate of 0.00%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4.0% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.05%.

(4)
Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion and stock offering. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were both $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option

52

pricing model was $4.68 for each option and that the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period using an effective combined federal and state tax rate of 0.00% and that 25% of the option expense is taxable. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 7.28%.
(5)
Per share figures include publicly held shares of Mutual Federal Bancorp common stock that will be exchanged for new shares of MFB Bancorp common stock in the conversion. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See footnote 2, above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(6)
The retained earnings of Mutual Federal Bank will be substantially restricted after the conversion and stock offering. See “Our Dividend Policy,” “The Conversion and Offering — Liquidation Rights” and “Supervision and Regulation — Banking Regulation — Capital Requirements.”

(7)
Per share figures include publicly held shares of Mutual Federal Bancorp common stock that will be exchanged for new shares of MFB Bancorp common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect exchange ratios of 0.2816, 0.3313, 0.3809 and 0.4381 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

	At or for the Year Ended December 31, 2025 Based upon the Sale at $10.00 Per Share of:
	765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$7,650	$9,000	$10,350	$11,902
Market value of shares issued in the exchange	$2,069	$2,434	$2,799	$3,219
Pro forma market capitalization	$9,719	$11,434	$13,149	$15,121
Gross proceeds of offering	$7,650	$9,000	$10,350	$11,902
Expenses	$1,765	$1,765	$1,765	$1,765
Estimated net proceeds	$5,885	$7,235	$8,585	$10,137
Common stock purchased by employee stock ownership plan	$(612)	$(720)	$(828)	$(952)
Common stock purchased by stock-based benefit plans	$(306)	$(360)	$(414)	$(476)
Estimated net proceeds, as adjusted	$4,967	$6,155	$7,343	$8,709
For the Year Ended December 31, 2025
Consolidated net earnings:
Historical	$338	$338	$338	$338
Income on adjusted net proceeds	$208	$258	$308	$365
Income on MHC asset contribution	$21	$21	$21	$21

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	At or for the Year Ended December 31, 2025 Based upon the Sale at $10.00 Per Share of:
	765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
	(Dollars in thousands, except per share amounts)
Employee stock ownership plan(2)	$(24)	$(29)	$(33)	$(38)
Stock awards(3)	$(61)	$(72)	$(83)	$(95)
Stock options(4)	$(72)	$(84)	$(97)	$(111)
Pro forma net income	$410	$432	$454	$480
Earnings per share(5):
Historical	$0.38	$0.32	$0.28	$0.25
Income on adjusted net proceeds	$0.23	$0.24	$0.25	$0.26
Income on MHC asset contribution	$0.02	$0.02	$0.02	$0.01
Employee stock ownership plan(2)	$(0.03)	$(0.03)	$(0.03)	$(0.03)
Stock awards(3)	$(0.07)	$(0.07)	$(0.07)	$(0.07)
Stock options(4)	$(0.08)	$(0.08)	$(0.08)	$(0.08)
Pro forma earnings per share(5)	$0.45	$0.40	$0.37	$0.34
Offering price to pro forma net earnings per share	22.22	25.00	27.03	29.41
Number of shares used in earnings per share calculations	913,144	1,074,288	1,235,430	1,420,746
At December 31, 2025
Stockholders’ equity:
Historical	$16,299	$16,299	$16,299	$16,299
Estimated net proceeds	$5,885	$7,235	$8,585	$10,137
MHC capital contribution	$457	$457	$457	$457
Common stock acquired by employee stock ownership plan(2)	$(612)	$(720)	$(828)	$(952)
Common stock acquired by stock-based benefit plans(3)	$(306)	$(360)	$(414)	$(476)
Pro forma stockholders’ equity(6)	$21,723	$22,911	$24,099	$25,465
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity(6)	$21,723	$22,911	$24,099	$25,465
Stockholders’ equity per share(7):
Historical	$16.76	$14.25	$12.39	$10.78
Estimated net proceeds	$6.06	$6.33	$6.53	$6.70
MHC capital contribution	$0.47	$0.40	$0.35	$0.30
Common stock acquired by employee stock ownership plan(2)	$(0.63)	$(0.63)	$(0.63)	$(0.63)
Common stock acquired by stock-based benefit plans(3)	$(0.31)	$(0.31)	$(0.31)	$(0.31)
Pro forma stockholders’ equity per share(6)(7)	$22.35	$20.04	$18.33	$16.84
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity per share(6)(7)	$22.35	$20.04	$18.33	$16.84
Offering price as percentage of pro forma stockholders’ equity per share	44.74%	49.90%	54.56%	59.38%
Offering price as percentage of pro forma tangible stockholders’ equity per share	44.74%	49.90%	54.56%	59.38%
Number of shares outstanding for pro forma book value per share calculations	971,896	1,143,408	1,314,918	1,512,157

54

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from MFB Bancorp. Mutual Federal Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Mutual Federal Bank’s total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation — Stock Compensation — Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Mutual Federal Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 0.00%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 2,448, 2,880, 3,312 and 3,809 MFB Bancorp shares were committed to be released during the year ended December 31, 2025 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(3)
Assumes that one or more stock-based benefit plans reserve an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion and stock offering. The shares may be acquired directly from MFB Bancorp or through open market purchases. Shares in the stock-based benefit plans are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by MFB Bancorp. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20.0% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2025, and (iii) the plan expense reflects an effective combined federal and state tax rate of 0.00%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4.0% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.05%.

(4)
Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion and stock offering. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were both $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $4.68 for each option and that the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period using an effective combined federal and state tax rate of 0.00% and that 25% of the option expense is taxable. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of

55

authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 7.28%.
(5)
Per share figures include publicly held shares of Mutual Federal Bancorp common stock that will be exchanged for new shares of MFB Bancorp common stock in the conversion and stock offering. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See footnote 2, above. The number of shares of common stock actually sold and exchange shares may be more or less than the assumed amounts.

(6)
The retained earnings of Mutual Federal Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering — Liquidation Rights” and “Supervision and Regulation — Banking Regulation — Capital Requirements.”

(7)
Per share figures include publicly held shares of Mutual Federal Bancorp common stock that will be exchanged for new shares of MFB Bancorp common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.2816, 0.3313, 0.3809 and 0.4381 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

56

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This discussion and analysis reflects our consolidated financial statements and other relevant statistical data. It is intended to enhance your understanding of our financial condition as of June 30, 2026 (unaudited) as compared to our financial condition as of the years ended December 31, 2025 and 2024, and our results of operations for the six-month periods ended June 30, 2026 and 2025 (unaudited) and for the years ended December 31, 2025 and 2024. The information in this section has been derived from the consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should also read the information in this section in conjunction with the business and financial information regarding Mutual Federal Bancorp provided in this prospectus.
Overview
Summary.   Mutual Federal Bank is a community-oriented savings association located in Chicago, Illinois. We originate one-to-four-family residential real estate loans, multifamily real estate and commercial real estate loans, construction loans and home equity loans and lines of credit. We operate from a single location in the Pilsen/Heart of Chicago neighborhoods, one of Chicago’s most culturally vibrant and diverse areas located on the lower west side of the city. Our primary sources of funding consist of attracting deposits from the general public and using those funds and other sources to originate loans to our customers. As of June 30, 2026, we had total assets of $96.6 million, including net loans of $82.5 million and cash equivalents of $10.4 million, total deposits of $61.9 million and total stockholders’ equity of $16.3 million.
Net interest income.   Our primary source of income is net interest income. Net interest income is the difference between interest income, which is the income we earn on our loans and investments and interest-bearing deposits in financial institutions and interest expense, which is the interest we pay on our deposits and borrowings.
Allowance for credit losses on loans.   The allowance for credit losses on loans is established through charges to earnings in the form of a provision for credit losses. Loan losses are charged against the allowance for credit losses for the difference between the carrying value of the loan and the estimated net realizable value or fair value of the collateral, if collateral dependent, when management believes that the collectability of the loan principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.
Non-interest income.   Our primary sources of non-interest income are loan fees and service charges on deposit accounts. Other sources of non-interest income include net gain on securities transactions, net gain or loss on disposal of foreclosed assets, and other income.
Non-interest expenses.   Our non-interest expenses consist of compensation and benefits, occupancy and equipment, data processing, office supplies, professional fees, and marketing expenses and other general and administrative expenses, including premium payments we make to the FDIC for insurance of our deposits.
Income tax expense (benefit).   Our income tax expense (benefit) is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and the tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amounts expected to be realized.
Business Strategy
Our business strategy is to operate as a well-capitalized and profitable community bank dedicated to providing personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our over 120-year history in the community, our knowledge of the local marketplace and our long-standing reputation for providing superior, relationship-based customer service. The following are the key elements of our business strategy:
Continue our emphasis on residential real estate lending.   Residential real estate lending has historically been a significant part of our business, and we recognize that originating and purchasing residential real

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estate loans is essential to our status as a community-oriented bank. We have developed multiple resources, including but not limited to real estate agents, banks and other mortgage lending institutions, for the identification of loans for origination and purchase.
Increase our share of lower-cost core deposit growth.   As interest rates increased in recent years, some customers migrated to higher cost certificates of deposit. We intend to mitigate this shift by continuing our focus on core deposit growth through offering our retail customers a full selection of deposit-related services and making further investments in technology in order to deliver high-quality products and services to our customers.
Manage credit risk to maintain a low level of non-performing assets.   We believe that strong asset quality achieved by effective credit risk management is paramount to our long-term success. We have well-defined policies, a thorough and efficient loan underwriting process, and active credit monitoring. As a result of our continued focus on credit risk management, non-performing assets as of June 30, 2026 were $928,000 or 1.0% of total assets. For further details, see “Business of Mutual Federal Bank — Delinquencies and Asset Quality — Non-Performing Assets.”
Remain a community-oriented institution and leverage high-quality service to maintain and build a loyal local customer base.   We were established in 1905 and have been operating continuously since that time in our local community. Through the goodwill we have developed over 120 years of providing effective, timely and efficient banking services, we believe that we have been able to attract a solid base of local retail customers on which we hope to continue to build our banking business.
Grow organically and through opportunistic bank or branch acquisitions or de novo branching.   In addition to organic growth, we will also consider acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. We believe opportunities exist to both increase our market share in our historical markets and to continue to grow in the Chicago MSA. We will consider expanding our branch network through acquisitions and/or through establishing de novo branches, although we have no current acquisitions or specific new branches planned. The capital we are raising in the offering will provide us the opportunity to make acquisitions of other financial institutions or branches to the extent available and appropriate.
Internal Control over Financial Reporting
In connection with the preparation and audit of our consolidated financial statements as of and for the years ended December 31, 2025 and 2024, we identified a material weakness in our internal control over financial reporting related to logical access controls over financially significant systems. As defined in standards established by the Public Company Accounting Oversight Board (“PCAOB”), a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.
The identified material weakness arose from not maintaining effective controls in certain information technology environments and the existence of “super user” access capabilities in certain core software products. Specifically, we did not design and maintain effective controls over privileged user access and administrator activity monitoring for financially significant systems. User access controls and permissions were not appropriately designed and maintained to adequately restrict user and privileged access to financial applications and data to an appropriately limited number of personnel, creating the existence of “super users” with incompatible duties.
Since the identification of the material weakness described above, management, under the oversight of the Audit Committee, has committed to remediate these deficiencies. The remediation efforts include revision of user access capabilities and implementing controls to:
•
Remove “super user” access capability for the Bank’s senior executives in core system programs, to be replaced by “inquiry only” capability;

•
Maintain regular independent monitoring activities of core system reporting change management documentation by senior executives. Such monitoring activities will represent independent

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administrator activity monitoring over privileged user activity, including changes to users, security settings, loan and deposit master data, journal entries, accounts payable/vendor check activity, payroll data and key system settings or reports;
•
Perform periodic user access reviews that evaluate users and detailed permissions; and

•
Retain evidence of the reviews performed, exceptions identified, remediation completed and management’s conclusion.

While we expect that the implementation of these controls will address the material weakness, management will continue to evaluate the effectiveness of the remedial actions on an ongoing basis.
Summary of Critical Accounting Policies
The discussion and analysis of the financial condition and results of operations are based on our consolidated financial statements, which are prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and consistent with general practice within the banking industry. The preparation of these financial statements requires management to make certain estimates, judgments and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policy discussed below to require significant accounting estimates. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable based on the information available at the time. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations. Accounting estimates, judgments and assumptions are reviewed on an ongoing basis and updated as needed. As an emerging growth company, MFB Bancorp intends to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.
Allowance for credit losses on loans.   The allowance for credit losses on loans is established through charges to earnings in the form of a provision for credit losses. Loan losses are charged against the allowance for credit losses for the difference between the carrying value of the loan and the estimated net realizable value or fair value of the collateral, if collateral dependent, when management believes that the collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.
The allowance represents management’s current estimate of expected credit losses over the contractual term of loans, and is recorded at an amount that, in management’s judgment, reduces the recorded investment in loans to the net amount expected to be collected. No allowance for credit loss is recorded on accrued interest receivable and accrued interest amounts are reversed by an adjustment to interest income. Management’s judgment in determining the level of the allowance for credit losses is based on evaluations of historical loan losses, current conditions and reasonable and supportable forecasts relevant to the collectability of loans. The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. The loan portfolio is comprised primarily of real estate loans within three real estate loan pools consisting of one-to-four-family residential real estate, multifamily real estate and commercial real estate.
The cumulative loss rate used as the basis for the estimate of credit losses in each pool is comprised of the weighted average of the loss rates of financial institutions reporting disaggregated loss data in quarterly Call Reports that have their headquarters in Midwest states and have real estate loan portfolios of at least 50% of their total loan portfolio. The cumulative loss rate is applied to the amortized cost basis of each loan pool.
Management’s estimate of the allowance for credit losses on loans that are collectively evaluated also includes a qualitative assessment of available information relevant to assessing collectability that is not captured in the loss estimation process. This includes forecasts that are reasonable and supportable concerning expectations of future economic conditions. The reasonable and supportable forecast period is 24 months. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

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These qualitative risk factors include:
1.
Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

2.
Changes in the value of underlying collateral for collateral dependent loans.

3.
Nature and volume of the portfolio and terms of loans.

4.
Volume and severity of past due, classified and nonaccrual loans as well as loan modifications.

5.
Existence and effect of any concentrations of credit and changes in the level of such concentrations.

6.
Experience, ability, and depth of lending management and other relevant staff.

7.
Quality of loan review and board of directors’ oversight.

8.
The effect of other external factors such as competition, legal and regulatory requirements.

9.
Changes in national and local economic conditions related to unemployment, housing price index, and gross domestic product.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a summary accompanying the allowance for credit losses calculation for our loan portfolio.
The evaluation also considers the following risk characteristics of each loan portfolio segment:
•
One-to-four-family residential real estate loans carry risks associated with the continued creditworthiness of the borrower and changes in the value of the collateral.

•
Commercial real estate loans carry risks associated with the successful operation of a business or a real estate project, in addition to other risks associated with the ownership of real estate, because repayment of these loans may be dependent upon the profitability and cash flows of the business or project.

•
Multifamily real estate loans are generally secured by properties consisting of five or more rental units in our market area. Our multifamily real estate loans generally have fixed rates, initial terms of five years and amortization periods of up to 30 years, with a balloon payment due at the end of the initial term. All of our multifamily real estate loans are secured by properties located within our primary lending markets in the Chicago MSA.

Loans that do not share common risk characteristics with other loans are evaluated individually and are not included in the collective analysis. The allowance for credit losses on loans that are individually evaluated may be estimated based on their expected cash flows, or, in the case of loans for which repayment is expected substantially through the operation or sale of collateral when the borrower is experiencing financial difficulty, may be measured based on the fair value of the collateral less estimated costs to sell.
As an integral part of their examination process, various regulatory agencies review the allowance for credit losses on loans. Such agencies may require that changes in the allowance for credit losses on loans be recognized when such regulatory credit evaluations differ from those of management based on information available to the regulators at the time of their examinations.
Because Mutual Federal Bank’s methodology for maintaining its allowance for credit losses is based on historical experience and trends, current economic information, forecasted data, and management’s judgment, a range of estimates for the allowance for credit losses may be supportable. Deteriorating economic conditions may lead to further required increases to the allowance; conversely, improvements to economic conditions may warrant further reductions to the allowance. In estimating the allowance for credit losses, management considers the sensitivity of the model and significant judgments and assumptions that could result in an amount that is materially different from management’s estimate, including as it relates to qualitative considerations.

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At June 30, 2026 and December 31, 2025, the allowance for credit losses totaled $1.3 million. As of June 30, 2026 and December 31, 2025, the allowance for credit losses allocated to the one-to-four-family residential loan portfolio was $1.1 million, or 87.8%, of the total allowance for credit losses. The allowance for credit losses allocated to the commercial real estate portfolio was $156,000, or 12.2% at June 30, 2026 and December 31, 2025.
Comparison of Financial Condition at June 30, 2026 and December 31, 2025
Total assets.   Total assets were $96.6 million as of June 30, 2026 and $97.2 million at December 31, 2025, a decrease of $639,000 or 0.7%. The decrease in assets was primarily due to a $2.6 million decrease in loans, net of allowance for credit losses, offset by a $1.8 million increase in cash and cash equivalents.
Cash and cash equivalents.   Total cash and cash equivalents increased $1.8 million, or 21.4% to $10.4 million at June 30, 2026 from $8.6 million at December 31, 2025. The increase was primarily from a $2.6 million decrease in loans, net of allowance for credit losses, and an increase in deposits of $587,000, offset by a $1.5 million reduction in advances from the Federal Home Loan Bank of Chicago (the “FHLB of Chicago”).
Loans, net of allowance for credit losses.   Loans, net of allowance for credit losses, decreased $2.6 million, or 3.0%, to $82.5 million at June 30, 2026 from $85.0 million at December 31, 2025. The decrease in loans, net of allowance for credit losses, was primarily due to a decrease in one-to-four-family residential real estate loans of $5.3 million, offset by a $1.2 million increase in multifamily real estate loans and a $1.6 million increase in commercial real estate loans, originated to enhance yields in the loan portfolio.
Deposits.   Total deposits increased $587,000, or 1.0%, to $61.9 million at June 30, 2026 from $61.3 million at December 31, 2025. The increase in deposits was primarily the result of an increase of $446,000 in certificates of deposit greater than $250,000.
FHLB advances.   FHLB advances decreased $1.5 million, or 8.3% to $16.5 million at June 30, 2026 compared to $18.0 million at December 31, 2025 as the Bank utilized the proceeds of loan payoffs to pay down maturing FHLB advances and lower interest expense on FHLB advances.
Stockholders’ equity.   Stockholders’ equity remained relatively unchanged at $16.3 million at both June 30, 2026 and December 31, 2025. During the six months ended June 30, 2026 the Bank experienced an $18,000 net loss.
Comparison of Financial Condition at December 31, 2025 and December 31, 2024
Total assets.   Total assets were $97.2 million as of December 31, 2025 and $97.1 million as of December 31, 2024, an increase of $159,000, or 0.2%. The increase in assets was primarily due to a $1.2 million increase in loans, net of allowance for credit losses, and an $82,000 increase in accrued interest receivable, offset by a $1.3 million decrease in cash and cash equivalents.
Cash and cash equivalents.   Total cash and cash equivalents decreased $1.3 million, or 12.8% to $8.5 million as of December 31, 2025 from $9.8 million as of December 31, 2024. The decrease primarily resulted from the funding of $1.2 million in loans, net of allowance for credit losses.
Loans, net of allowance for credit losses.   Loans, net of allowance for credit losses increased $1.2 million, or 1.5%, to $85.0 million at December 31, 2025, from $83.8 million at December 31, 2024. This was primarily due to an increase of $3.3 million in multifamily real estate loans, offset by a $1.9 million decrease in one-to-four-family mortgage loans and a $428,000 decrease in commercial real estate loans.
Accrued interest receivable.   Accrued interest receivable increased $82,000, or 20.7%, to $478,000 as of December 31, 2025 from $396,000 as of December 31, 2024. The increase was due to the $1.2 million increase in loans, net of allowance for credit losses.
Deposits.   Total deposits were relatively unchanged at $61.3 million as of December 31, 2025 and December 31, 2024.
FHLB advances.   FHLB advances were $18 million at both December 31, 2025 and 2024.

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Stockholders’ equity.   Stockholders’ equity increased $338,000, or 2.1%, to $16.3 million as of December 31, 2025 compared to $16.0 million at December 31, 2024 due to net income of $338,000 for the year ended December 31, 2025.
Average Balances and Yields
The following tables set forth average balances, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense, as applicable. Net deferred loan fees accreted to interest income totaled $59,000 and $193,000 for the six months ended June 30, 2026 and 2025 and $238,000 and $240,000 for the years ended December 31, 2025 and 2024, respectively.
	For the Six Months Ended June 30,
	2026			2025
	Average Outstanding Balance	Interest	Average Yield/Rate(1)	Average Outstanding Balance	Interest	Average Yield/Rate(1)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$9,905	$158	3.19%	$9,451	$180	3.80%
Available-for-sale securities	—	—	—	5	—	0.00%
Loans	84,812	2,353	5.55%	86,245	2,441	5.66%
Other	1,357	48	7.09%	1,357	48	7.01%
Total interest-earning assets	96,074	2,559	5.33%	97,058	2,669	5.50%
Non-interest-earning assets	1,085			861
Total assets	$97,159			$97,919
Interest-bearing liabilities:
NOW and money market deposits	$4,610	15	0.66%	$6,360	16	0.49%
Savings deposits	26,457	33	0.25%	28,050	34	0.25%
Certificates of deposit	27,051	407	3.01%	25,462	442	3.47%
Total interest-bearing deposits	58,118	455	1.57%	59,872	492	1.64%
FHLB advances	17,648	367	4.16%	18,464	418	4.53%
Total interest-bearing liabilities	75,766	822	2.17%	78,336	910	2.32%
Non-interest-bearing deposits	3,201			2,866
Other non-interest-bearing liabilities	1,757			541
Total liabilities	80,724			81,743
Total stockholders’ equity	16,435			16,176
Total liabilities and stockholders’ equity	$97,159			$97,919
Net interest income		$1,737			$1,759
Net interest rate spread(2)			3.16%			3.18%
Net interest-earning assets(3)	$20,308			$18,722
Net interest margin(4)			3.62%			3.62%
Average interest-earning assets to average interest-bearing liabilities	126.8%			123.9%

(1)
Annualized.

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(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Year Ended December 31,
	2025			2024
	Average Outstanding Balance	Interest	Average Yield/Rate(1)	Average Outstanding Balance	Interest	Average Yield/Rate(1)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$9,247	$341	3.69%	$10,052	$454	4.52%
Available-for-sale securities	3	—	0.00%	17	—	0.00%
Loans	85,268	4,732	5.55%	82,662	4,307	5.21%
Other	1,357	98	7.22%	1,357	96	7.07%
Total interest-earning assets	95,875	5,171	5.40%	94,088	4,857	5.16%
Non-interest-earning assets	888			1,053
Total assets	$96,763			$95,141
Interest-bearing liabilities:
NOW and money market deposits	$5,180	32	0.61%	$8,165	174	2.13%
Savings deposits	27,838	69	0.25%	28,495	70	0.25%
Certificates of deposit	25,449	856	3.36%	25,504	918	3.60%
Total interest-bearing deposits	58,467	957	1.64%	62,164	1,162	1.87%
FHLB advances	17,431	779	4.47%	12,085	560	4.63%
Total interest-bearing liabilities	75,898	1,736	2.29%	74,249	1,722	2.32%
Non-interest-bearing deposits	4,065			3,976
Other non-interest-bearing liabilities	500			495
Total liabilities	80,463			78,720
Total stockholders’ equity	16,300			16,421
Total liabilities and stockholders’ equity	$96,763			$95,141
Net interest income		$3,435			$3,135
Net interest rate spread(2)			3.11%			2.84%
Net interest-earning assets(3)	$19,977			$19,839
Net interest margin(4)			3.58%			3.33%
Average interest-earning assets to average interest-bearing liabilities	126.3%			126.7%

(1)
Annualized.

(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis
The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate

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multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.
	Six Months Ended June 30, 2026 vs. 2025			Year Ended December 31, 2025 vs. 2024
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(In thousands)
Interest-earning assets:
Cash and cash equivalents	10	(32)	(22)	(35)	(78)	(113)
Available-for-sale securities	—	—	—	—	—	—
Loans	(41)	(47)	(88)	138	287	425
Other	—	(1)	(1)	—	2	2
Total interest-earning assets	(31)	(80)	(111)	103	211	314
Interest-bearing liabilities:
NOW and money market deposits	4	(5)	(1)	(14)	(128)	(142)
Savings deposits	(2)	0	(2)	(1)	—	(1)
Certificates of deposit	65	(99)	(34)	—	(62)	(62)
Total interest-bearing deposits	67	(104)	(37)	(15)	(190)	(205)
FHLB advances	(3)	(49)	(52)	238	(19)	219
Total interest-bearing liabilities	64	(153)	(89)	223	(209)	14
Change in net interest income	(95)	73	(22)	(120)	420	300
Comparison of Operating Results for the Six Months Ended June 30, 2026 and 2025
General.   Net loss was $18,000 for the six months ended June 30, 2026, a decrease of $274,000, or 107.0%, from net income of $256,000 for the six months ended June 30, 2025. The decrease in net income was primarily attributable to a $245,000, or 16.0%, increase in non-interest expense and a $110,000, or 4.1% decrease in interest and dividend income, offset by an $88,000, or 9.8% decrease in interest expense.
Interest and dividend income.   Interest and dividend income decreased $110,000, or 4.1%, to $2.6 million for the six months ended June 30, 2026 as compared to $2.7 million for the six months ended June 30, 2025. The decrease was due to an $88,000 decline in interest on loans and a $22,000 decline in interest income on interest-bearing deposits in other financial institutions.
Loan interest income decreased $88,000, or 3.6%, to $2.3 million for the six months ended June 30, 2026 as compared to $2.4 million for the six months ended June 30, 2025. The average yield earned on the loan portfolio decreased 11 basis points to 5.55% for the six months ended June 30, 2026 from 5.66% for the six months ended June 30, 2025 primarily due to a decrease in interest rates and the origination of multifamily real estate loans yielding less than the average yield for the loan portfolio, offset by a 36 basis point increase in the average yield on adjustable-rate loans from rate resets. Interest income on cash and cash equivalents decreased $22,000, or 12.2%, to $158,000 for the six months ended June 30, 2026 from $180,000 for the six months ended June 30, 2025. The decrease was due to a decline in the average yield on cash and cash equivalents which offset an increase in the average balances. The average yield on cash and cash equivalents decreased 61 basis points to 3.19% for the six months ended June 30, 2026 from 3.80% for the six months ended June 30, 2025, while the average balance increased $454,000 to $9.9 million from $9.5 million.
Interest expense.   Interest expense decreased $88,000, or 9.7%, to $822,000, for the six months ended June 30, 2026 from $910,000, for the six months ended June 30, 2025, due to a decrease of $51,000 in interest paid on FHLB advances and a decrease of $37,000 in interest paid on deposits.

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Interest expense on deposits decreased $37,000, or 7.5%, to $455,000, for the six months ended June 30, 2026 from $492,000, for the six months ended June 30, 2025. The average balance of interest-bearing deposits decreased $1.8 million, or 3.0%, to $58.1 million for the six months ended June 30, 2026 from $59.9 million for the six months ended June 30, 2025. The decrease in the average balance was primarily due to a $1.6 million decrease in the average balance of savings deposits and a $1.7 million decrease in the average balance of NOW and money market deposits, offset by a $1.6 million increase in the average balance of certificates of deposit. The average interest rate paid on interest-bearing deposits declined seven basis points to 1.57% for the six months ended June 30, 2026 from 1.64% for the six months ended June 30, 2025 primarily due to a decline in the average interest rate paid on certificates of deposit to 3.01% for the six months ended June 30, 2026 from 3.47% for the six months ended June 30, 2025. Interest paid on FHLB advances declined $51,000, or 12.2%, to $367,000 for the six months ended June 30, 2026 from $418,000 for the six months ended June 30, 2025. The decline in interest paid on advances was due to an $816,000, or 4.4%, decrease in the average balance of FHLB advances outstanding to $17.6 million for the six months ended June 30, 2026 as compared to $18.5 million for the six months ended June 30, 2025, and a decrease in the average rate paid on FHLB advances to 4.16% as of June 30, 2026 from 4.53% as of June 30, 2025.
Net interest income.   Net interest income decreased $22,000, or 1.3%, to $1.7 million for the six months ended June 30, 2026 from $1.8 million for the six months ended June 30, 2025. Net interest-earning assets increased $1.6 million, or 8.5%, to $20.3 million for the six months ended June 30, 2026 from $18.7 million for the six months ended June 30, 2025. Net interest rate spread decreased two basis points to 3.16% for the six months ended June 30, 2026 from 3.18% for the six months ended June 30, 2025, reflecting a 17 basis point decrease in the average yield on interest-earning assets and a 15 basis point decrease in the average rate paid on interest-bearing liabilities.
The net interest margin remained the same at 3.62% for the six months ended June 30, 2026 and June 30, 2025. The decrease in the average yield on interest earning assets for the six months ended June 30, 2026 compared to the six months ended June 30, 2025 was primarily due to a $68,000 recovery of interest income on the payoff of a non-performing home equity loan during the six months ended June 30, 2025 and a decrease in market interest rates in the fourth quarter of 2025, offset by interest rate increases on the reset of adjustable rate one-to-four-family residential real estate loans. The decrease in the average rate paid on interest-bearing liabilities was due to the reduction of the average interest rate paid on FHLB advances in the six months ended June 30, 2026 compared to the six months ended June 30, 2025.
Provision for (recovery of) credit losses.   Based on management’s analysis of the allowance for credit losses described under “Summary of Critical Accounting Policies” and in Note 1 — Summary of Significant Accounting Policies of the notes to the consolidated financial statements included within this prospectus we recorded no additional provision for (recovery of) credit losses for the six months ended June 30, 2026 and 2025.
The allowance for credit losses was $1.3 million, or 1.53%, of loans outstanding at June 30, 2026 and $1.3 million, or 1.55%, of loans outstanding at June 30, 2025.
We have recorded management’s best estimate of expected losses in the loan portfolio and for unfunded commitments at June 30, 2026. However, future changes in the factors described in the above-referenced sections of this prospectus, including, but not limited to, actual loss experience with respect to our loan portfolio, could result in material increases in our provision for credit losses. In addition, the OCC, as an integral part of our examination process, will periodically review our allowance for credit losses, and as a result of such reviews, may request that we adjust our allowance for credit losses. However, regulatory agencies are not directly involved in establishing the allowance for credit losses as the process is the responsibility of management and any increase or decrease in the allowance is made by management.

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Non-interest income.   Non-interest income information is as follows.
	Six Months Ended June 30,		Change
	2026	2025	Amount	Percent
	(Dollars in thousands)
Service charges on deposit accounts	$3	$3	—	—
Other	20	27	(7)	(25.9)%
Total non-interest income	$23	$30	$(7)	(23.3)%
Non-interest income decreased $7,000, or 23.3%, to $23,000 for the six months ended June 30, 2026 from $30,000 for the six months ended June 30, 2025.
Non-interest expense.   Non-interest expense information is as follows.
	Six Months Ended June 30,		Change
	2026	2025	Amount	Percent
	(Dollars in thousands)
Compensation and benefits	$1,025	$956	$69	7.2%
Occupancy and equipment	108	110	(2)	(1.8)%
Data processing	160	169	(9)	(5.3)%
Professional fees	317	143	174	121.7%
Other	168	155	13	8.4%
Total non-interest expense	$1,778	$1,533	$245	16.0%
Non-interest expense increased $245,000, or 16.0%, to $1.8 million for the six months ended June 30, 2026 from $1.5 million for the six months ended June 30, 2025. Compensation and benefits increased $69,000, or 7.2%, due to a general increase in compensation levels. Professional fees increased $174,000, or 121.7% primarily from increased external audit costs in connection with the offering and conversion.
Provision for (recovery of) income taxes.   No income tax expense was recorded for the six months ended June 30, 2026 or 2025 due to the existence of net operating loss carryforwards which offset any income tax expense in each period. The income tax expense which was offset by federal net operating loss carryforward approximated $0 and $5,600 for the six months ended June 30, 2026 and 2025, respectively. The income tax expense which was offset by state net loss deduction carryforward approximated $0 for each of the six months ended June 30, 2026 and 2025.
Comparison of Operating Results for the Years Ended December 31, 2025 and 2024
General.   Net income was $338,000, for the year ended December 31, 2025, an increase of $668,000, or 202.4%, from net loss of $(330,000) for the year ended December 31, 2024. The increase in net income for the year ended December 31, 2025 was primarily attributable to a $314,000 increase in interest income and a $371,000 decrease in non-interest expense.
Interest and dividend income.   Interest and dividend income increased $314,000, or 6.5%, to $5.2 million for the year ended December 31, 2025 compared to $4.9 million for the year ended December 31, 2024. The increase was primarily due to a $425,000 increase in interest income on loans, offset by a $113,000 decrease in interest income on cash and cash equivalents.
Loan interest income increased $425,000, or 9.9%, to $4.7 million for the year ended December 31, 2025 from $4.3 million for the year ended December 31, 2024. The increase was due to a $2.6 million, or 3.2%, increase in the average balance of the loan portfolio to $85.3 million for the year ended December 31, 2025 from $82.7 million for the year ended December 31, 2024, which was primarily due to an increase in the average balance of multifamily and one-to-four-family mortgage loans, partially offset by loan repayments. The average yield earned on the loan portfolio increased 34 basis points to 5.55% for the year ended

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December 31, 2025 from 5.21% for the year ended December 31, 2024 as a result of an increase in market interest rates and originations of higher-yielding multifamily real estate loans.
Interest income on cash and cash equivalents decreased $113,000, or 24.9% to $341,000 for the year ended December 31, 2025 from $454,000 for the year ended December 31, 2024. The decrease was due to a decline in the average balance of interest-bearing deposits in other financial institutions in the year ended December 31, 2025 combined with reductions in market interest rates. The average yield on cash and cash equivalents decreased 83 basis points to 3.69% for the year ended December 31, 2025 from 4.52% for the year ended December 31, 2024, while the average balance decreased $805,000 to $9.2 million from $10.0 million.
Interest expense.   Interest expense increased $14,000, or 0.8%, to $1.7 million for the year ended December 31, 2025 from $1.7 million for the year ended December 31, 2024, due to an increase of $219,000 on interest paid on FHLB advances, offset by a decrease of $205,000 in interest on deposits.
Interest expense on deposits decreased $205,000, or 17.6%, to $957,000 for the year ended December 31, 2025 from $1.2 million for the year ended December 31, 2024. The average balance of interest-bearing deposits decreased $3.7 million, or 6.0%, to $58.5 million for the year ended December 31, 2025 from $62.2 million for the year ended December 31, 2024. The decrease in the average balance of deposits was primarily due to a $3.0 million decrease in the average balance of NOW and money market deposits and a $657,000 decrease in the average balance of savings deposits. The average interest paid on interest-bearing deposits declined 23 basis points to 1.64% for the year ended December 31, 2025 from the same period in 2024 primarily due to a decline in the average interest rate paid on certificates of deposit to 3.36% for the year ended December 31, 2025 from 3.60% for the year ended December 31, 2024.
Interest paid on FHLB advances increased $219,000, or 39.1%, to $779,000, for the year ended December 31, 2025 from $560,000, for the year ended December 31, 2024. The increase was due to a $5.3 million increase in the average balance of FHLB advances outstanding to $17.4 million for the year ended December 31, 2025 as compared to $12.1 million for the year ended December 31, 2024, offset by a decrease in the average rate paid on FHLB advances to 4.47% for the year ended December 31, 2025 from 4.63% for the year ended December 31, 2024.
Net interest income.   Net interest income increased $300,000, or 9.6%, to $3.4 million for the year ended December 31, 2025 from $3.1 million for the year ended December 31, 2024. Net interest-earning assets increased $138,000, or 0.7%, to $20.0 million for the year ended December 31, 2025 from $19.8 million for the year ended December 31, 2024. Net interest rate spread increased 27 basis points to 3.11% for the year ended December 31, 2025 from 2.84% for the year ended December 31, 2024, reflecting a 24 basis point increase in the average yield on interest-earning assets and a three basis point decrease in the average rate paid on interest-bearing liabilities.
The net interest margin increased 25 basis points to 3.58% for the year ended December 31, 2025 from 3.33% for the year ended December 31, 2024. The increase in the average yield on interest earning assets for the year ended December 31, 2025 compared to the year ended December 31, 2024 was primarily due to a $68,000 recovery of interest income on the payoff of a non-performing home equity loan and interest rate increases on adjustable rate one-to-four-family real estate loans. The decrease in the average interest rate paid on interest-bearing liabilities was due to the reduction of the average rate paid on FHLB advances and the average rate paid on certificates of deposit in the year ended December 31, 2025 compared to the year ended December 31, 2024.
Provision for (recovery of) credit losses.   Based on management’s analysis of the allowance for credit losses described under “Summary of Critical Accounting Policies” and in Note 1 — Summary of Significant Accounting Policies of the notes to the consolidated financial statements included within this prospectus we recorded no additional provision for (recovery of) credit losses for the year ended December 31, 2025 and 2024.
We have recorded management’s best estimate of expected losses in the loan portfolio and for unfunded commitments at December 31, 2025. However, future changes in the factors described in the above-referenced sections of this prospectus, including, but not limited to, actual loss experience with respect to our loan portfolio, could result in material increases in our provision for credit losses. In addition, the OCC, as an integral part of their examination process, will periodically review our allowance for credit losses, and as a

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result of such reviews, we may have to adjust our allowance for credit losses. However, regulatory agencies are not directly involved in establishing the allowance for credit losses as the process is the responsibility of management and any increase or decrease in the allowance is made by management.
Non-interest income.   Non-interest income information is as follows.
	Years Ended December 31,		Change
	2025	2024	Amount	Percent
	(Dollars in thousands)
Service charges on deposit accounts	$7	$6	$1	16.67%
Other	47	51	(4)	(7.84)%
Total non-interest income	$54	$57	$(3)	(5.26)%
Non-interest income decreased $3,000, or 5.3%, to $54,000, for the year ended December 31, 2025 from $57,000 for the year ended December 31, 2024.
Non-interest expense.   Non-interest expense information is as follows.
	Years Ended December 31,		Change
	2025	2024	Amount	Percent
	(Dollars in thousands)
Compensation and benefits	$1,951	$1,922	$29	1.51%
Occupancy and equipment	200	234	(34)	(14.53)%
Data processing	343	332	11	3.31%
Professional fees	341	570	(229)	(40.18)%
Other	316	464	(148)	(31.90)%
Total non-interest expenses	$3,151	$3,522	$(371)	(10.53)%
Non-interest expenses decreased $371,000, or 10.5%, to $3.2 million for the year ended December 31, 2025 from $3.5 million for the year ended December 31, 2024. Professional fees decreased $229,000, or 40.2%, due to a non-recurring charge in 2024 of $324,000 for legal fees incurred in a terminated merger transaction. Other non-interest expense decreased $148,000, or 31.9% due to a $168,000 non-recurring write-down on the transfer of mortgage servicing rights in 2024.
Provision for (recovery of) income taxes.   No income tax expense was recorded for the years ended December 31, 2025 or 2024 due to the existence of net operating loss carryforwards which offset any income tax expense in each period. The income tax expense which was offset by federal net operating loss carryforward approximated $32,000 and $13,000 for the years ended December 31, 2025 and 2024, respectively. The income tax expense which was offset by a state net loss deduction carryforward approximated $4,000 and $1,000 for the years ended December 31, 2025 and 2024, respectively.
Management of Market Risk
General.   Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset/Liability Management Committee, consisting of members of our board of directors and senior management, is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors. The board of directors receives a quarterly report from the Asset/Liability Management Committee. We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changes in interest rates.

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We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. These changes are part of our interest rate risk management strategy. The following represent our primary strategies to manage our interest rate risk:
•
managing our reliance on non-core/wholesale funding sources;

•
purchasing adjustable-rate one-to-four-family residential mortgage loans;

•
supplementing our commercial real estate and multifamily loan portfolios with shorter term, higher yielding loans; and

•
growing our volume of transaction deposit accounts.

By following these strategies, we believe that we are better positioned to react to increases in market interest rates.
We do not engage in hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage-backed securities.
Net interest income.   We analyze our sensitivity to changes in interest rates through a net interest income model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we incur on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a 12-month period. We then calculate what the net interest income would be for the same period under the assumptions that the United States Treasury yield curve increases or decreases instantaneously in 100 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 1% to 2% would mean, for example, a 100 basis points increase in the “Change in Interest Rates” column below.
The table below sets forth, as of June 30, 2026, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve.
	At June 30, 2026
Change in Interest Rates(1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
+200 basis points	4,033	8.83%
+100 basis points	3,874	4.53%
----	3,706	—
-100 basis points	3,676	(0.81)%
-200 basis points	3,633	(1.97)%

(1)
Assumes an immediate uniform change in interest rates at all maturities.

The table above indicates that at June 30, 2026, in the event of an instantaneous parallel 100 basis point decrease in interest rates, we would have experienced a 0.81% decrease in net interest income, and in the event of an instantaneous 100 basis point increase in interest rates, we would have experienced a 4.53% increase in net interest income.
Economic value of equity.   We also compute amounts by which the net present value of our assets and liabilities (economic value of equity or “EVE”) would change in the event of a range of assumed changes in market interest rates. This model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. The model estimates the economic value of each type of asset, liability and off-balance sheet contract under the assumptions that the United States Treasury yield curve increases or decreases instantaneously by 100 and 200 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.

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The table below sets forth, as of June 30, 2026, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve.
	At June 30, 2026
Change in Interest Rates(1)	Estimated EVE(2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets(3)
		Amount	Percent	EVE Ratio(4)	Increase (Decrease) (basis points)
	(Dollars in thousands)
+200 basis points	$18,271	$(425)	(2.27)%	20.01%	19
+100 basis points	$18,571	$(125)	(0.67)%	20.01%	19
----	$18,696		—	19.82%	—
-100 basis points	$18,759	$63	0.34%	19.57%	(25)
-200 basis points	$18,701	$5	0.03%	19.21%	(61)

(1)
Assumes an immediate uniform change in interest rates at all maturities.

(2)
EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)
Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)
EVE Ratio represents EVE divided by the present value of assets.

The table above indicates that at June 30, 2026, in the event of an instantaneous parallel 100 basis point decrease in interest rates, we would have experienced a 0.34% increase in the economic value of equity, and in the event of an instantaneous 100 basis point increase in interest rates, we would have experienced a 0.67% decrease in the economic value of equity.
Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net interest income and economic value of equity tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net interest income and EVE tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on net interest income and EVE and will differ from actual results. Furthermore, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Additionally, certain assets, such as adjustable-rate loans, have features that restrict changes in interest rates both on a short-term basis and over the life of the asset.
Interest rate risk calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.
Liquidity and Capital Resources
Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds from calls, maturities and sales of securities. We also have the ability to borrow from the Federal Home Loan Bank of Chicago. At June 30, 2026, borrowings consisted of $16.5 million of advances from the FHLB of Chicago, and we had the ability to borrow an additional $32.7 million under our credit facility with the FHLB of

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Chicago. At both December 31, 2025 and December 31, 2024, we had $18.0 million of FHLB of Chicago advances outstanding.
We also have the ability to acquire up to 10% of total assets ($9.7 million as of June 30, 2026) in reciprocal or brokered deposits from an FDIC-insured-deposit placement service and can also acquire certificates of deposit through a non-brokered direct-deposit CD listing service. There were no deposits acquired under these arrangements at June 30, 2026.
While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents which include interest-bearing deposits in other financial institutions. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period. At June 30, 2026 cash and cash equivalents totaled $10.4 million.
Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities.
For the six months ended June 30, 2026, net cash provided by operating activities of $133,000, and $2.6 million cash provided by investing activities and less $913,000 cash used in financing activities resulted in a $1.8 million increase in cash and cash equivalents. For the twelve months ended December 31, 2025, net cash used in operating activities of $112,000, and $1.1 million used in investing activities, and $30,000 used in financing activities resulted in a $1.3 million decrease in cash and cash equivalents . Investing activities generally consist primarily of disbursements for loan originations and principal collections on loans. Financing activities are generally activity in deposit accounts and FHLB advances.
We do not currently anticipate any material capital expenditures in 2026 and we do not have any balloon or other payments due to any obligations other than the FHLB advances noted above.
We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience, current pricing strategy and regulatory restrictions, we anticipate that a substantial portion of maturing time deposits will be retained, and that we can supplement our funding with borrowings in the event that we allow these deposits to run off at maturity.
At June 30, 2026, Mutual Federal Bank exceeded all of its regulatory capital requirements and was classified as “well capitalized” for regulatory capital purposes. See “Historical and Pro Forma Regulatory Capital Compliance”, Note 11 — Capital Requirements and Restrictions on Retained Earnings of the Notes to our interim consolidated financial statements and Note 12 — Capital Requirements and Restrictions on Retained Earnings of the Notes to our annual consolidated financial statements in this prospectus for more information.
Off-Balance Sheet Arrangements and Aggregate Contractual Obligations
Commitments.   As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. At June 30, 2026, we had outstanding commitments to borrowers of approximately $300,000, and unused home equity lines of credit of $1.4 million. We anticipate that we will have sufficient funds available to meet our current lending commitments. We do not have any other off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity or capital resources that is material to investors.
Time deposits that are scheduled to mature in one year or less from June 30, 2026 totaled $27.0 million. Management expects that a substantial portion of the maturing time deposits will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize Federal Home Loan Bank of Chicago advances or other borrowings, which may result in higher levels of interest expense.

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Contractual obligations.   In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include data processing services, operating leases for office equipment, agreements with respect to borrowed funds and deposit liabilities.
Recent Accounting Pronouncements
See Note 1 — Summary of Significant Accounting Policies to the consolidated financial statements included within this prospectus for a description of recent accounting pronouncements that may affect our financial condition and results of operations.
Impact of Inflation and Changing Prices
The consolidated financial statements and related data presented herein have been prepared in accordance with U.S. GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

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BUSINESS OF MUTUAL FEDERAL BANCORP
Mutual Federal Bancorp, a federal corporation headquartered in Chicago, Illinois, was formed in 2006 to serve as the mid-tier holding company for Mutual Federal Bank upon the completion of Mutual Federal Bank’s mutual holding company reorganization and minority offering. Mutual Federal Bancorp’s common stock is quoted on the OTCID Market under the symbol “MFDB.” Mutual Federal Bancorp conducts its operations primarily through its wholly owned subsidiary, Mutual Federal Bank. Mutual Federal Bancorp manages its operations as one unit, and thus does not have separate operating segments. At June 30, 2026, Mutual Federal Bancorp had consolidated assets of $96.6 million, deposits of $61.9 million and stockholders’ equity of $16.3 million.
On November 2, 2001, Mutual Federal Bank completed its reorganization into the mutual holding company structure and subsequently formed Mutual Federal Bancorp and completed its related minority stock offering in April of 2006. In connection with its 2006 initial stock offering, Mutual Federal Bancorp sold 1,091,062 shares of common stock to the public at $10.00 per share, representing 30% of its outstanding shares of common stock, and issued an additional 2,545,813 shares of common stock, or 70% of its then-outstanding shares of common stock, to Mutual Federal, MHC, which had previously been organized as a federally-chartered mutual holding company.
Upon completion of the conversion described herein, MFB Bancorp will become the new holding company of Mutual Federal Bank and will succeed to all of the business and operations of Mutual Federal Bancorp and Mutual Federal, MHC, which will cease to exist upon completion of the conversion. The conversion will be accomplished by the merger of Mutual Federal, MHC with and into Mutual Federal Bancorp, with Mutual Federal Bancorp surviving the merger, to be followed immediately by a merger of Mutual Federal Bancorp with and into MFB Bancorp, with MFB Bancorp as the surviving entity.
As part of the conversion, MFB Bancorp will receive the cash held by Mutual Federal, MHC, Mutual Federal Bancorp and the net proceeds it retains from the offering. A portion of the net proceeds will be used to fund a loan to the ESOP. MFB Bancorp intends to use the support staff and office of Mutual Federal Bank and will pay Mutual Federal Bank for these services. If MFB Bancorp expands or changes its business in the future, it may hire its own employees.
MFB Bancorp intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds from the Offering.” In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.
The executive office of Mutual Federal Bancorp is located at 2212 West Cermak Road, Chicago, IL 60608, and its telephone number is (312) 447-5200. Mutual Federal Bancorp is subject to comprehensive regulation and examination by the Federal Reserve.

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BUSINESS OF MUTUAL FEDERAL BANK
General
Mutual Federal Bank is a federally chartered savings and loan association headquartered in Chicago, Illinois, and the Chicago MSA is our primary market area for deposits and loans. We are a community-oriented bank offering a variety of financial products and services to meet the needs of our customers. We believe that our community orientation and personalized service distinguishes us from larger banks that operate in our market area.
From our founding in 1905, we have operated as a traditional thrift institution, offering primarily residential mortgage, multifamily and commercial real estate loans and savings accounts. We remain committed to our local community and intend to continue to be a significant real estate mortgage lender in our market areas subject to market conditions and the interest rate environment.
Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one-to-four-family residential real estate loans, multi-family loans and commercial real estate loans. We also invest in debt securities, which have historically consisted of mortgage-backed securities issued by U.S. government sponsored enterprises and U.S. government and agency securities. We offer a variety of deposit accounts, including checking accounts, passbook and statement savings accounts, money market accounts and certificate of deposit accounts. We also borrow funds, primarily from the Federal Home Loan Bank of Chicago, to fund our operations as necessary.
Our executive office is located at 2212 West Cermak Road, Chicago, IL 60608, and our telephone number at this address is (312) 447-5200. Our website address is www.mutualfederalbank.com. Information on our website is not and should not be considered a part of this prospectus.
Market Area and Competition
Our market area consists of Cook County and certain contiguous counties, located in Northeast Illinois and including the city of Chicago. With an estimated 2025 population of 5.0 million residents, Cook County is the most populous county in Illinois and the second most populous county in the United States after Los Angeles County, California. More than 40.0% of all residents of Illinois live in Cook County. The county seat of Cook County is the city of Chicago, which is the most populous city in Illinois and the third most populous city in the United States. Cook County also serves as the economic center of the Chicago MSA.
The Chicago MSA had an estimated 2025 population of approximately 9.4 million. The Chicago MSA has one of the world’s largest and most diversified economies, with more than five million employees. The region is also home to more than 400 major corporate headquarters, including over 30 in the Fortune 500. The largest of such companies include Archer Daniels Midland, Deere, Allstate, AbbVie, United Airlines Holdings, Abbott Laboratories, Mondelez International, US Foods Holding Corp., Kraft Heinz, McDonald’s and Exelon. The Chicago area is also home to a number of the nation’s leading research universities, including the University of Chicago, Northwestern University, University of Illinois Chicago, DePaul University and Loyola University Chicago.
Cook County’s population has declined 4.6% since 2020, compared to the national population growth of 1.9% and the state’s decrease of 2.6% during this five-year period. The population in Cook County is projected to decrease 2.6% over the next five years to 4.9 million residents in 2030. The net population outmigration will continue to weigh on consumer demand and the strength of job and income gains. Cook County’s unemployment rate of 5.7% in 2025 was above the national rate of 4.2% and the state’s unemployment rate of 5.0%. Illinois’s economy returned to its pre-pandemic level of employment in late 2023, though growth has slowed further behind the below-average Midwestern pace. The breadth of job creation across industries has narrowed, which is consistent with the national picture. Strengthening in health care, government and leisure and hospitality has kept the job market afloat amid job losses in professional and business services and manufacturing, and flattening in other parts of the economy. Nonfarm payrolls in Illinois increased to a record high of approximately $6.2 million in 2025.

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We face competition within our market area both in making loans and attracting deposits. Our market area has a concentration of financial institutions that include large money center and regional banks, community banks and credit unions. We also face competition from savings institutions, mortgage banking firms, consumer finance companies and credit unions and, with respect to deposits, from money market funds, brokerage firms, mutual funds and insurance companies. We also compete with fintech and internet banking companies. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking.
Lending Activities
General.   Our lending activity consists primarily of purchasing and to a lesser extent originating one-to-four-family residential real estate loans along with originating multifamily loans and commercial real estate loans. Subject to market conditions, we intend to increase commercial real estate and multifamily real estate loan origination in order to increase the overall yield earned on our loans and manage interest rate risk.
Loan portfolio composition.   The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. We had no loans held for sale at June 30, 2026, December 31, 2025 or December 31, 2024, respectively.
	At June 30, 2026		At December 31,
			2025		2024
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate:
One-to-four-family residential	$65,302	78.1%	$70,692	82.0%	$72,581	85.2%
Multifamily	14,141	16.9%	12,959	15.0%	9,650	11.3%
Commercial real estate	4,170	5.0%	2,550	3.0%	2,978	3.5%
Total loans	83,613	100.0%	86,201	100.0%	85,209	100.0%
Deferred loan (fees) costs, net	134		98		(101)
Allowance for credit losses	(1,276)		(1,276)		(1,318)
Total loans, net	$82,471		$85,023		$83,790
Loan portfolio maturities.   The following table sets forth the contractual maturities of our total loan portfolio at June 30, 2026. Overdraft loans are reported as being due in one year or less. The table presents contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.
	One-to-Four Family Residential	Multifamily	Commercial Real Estate
	(In thousands)
Amounts due in:
One year or less	$1,837	$4,005	$861
After one through five years	1,692	9,033	2,200
After five through 15 years	2,582	1,103	1,109
More than 15 years	59,191	—	—
Total	$65,302	$14,141	$4,170
The following table sets forth our fixed and adjustable-rate loans at June 30, 2026 that are contractually due after December 31, 2026. Our balloon loans are included as fixed-rate loans for purposes of this table.

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	Due After December 31, 2026
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One-to-four-family residential	$9,394	$55,694	$65,088
Multifamily	$12,222	—	$12,222
Commercial real estate	$3,061	$1,109	$4,170
Total loans	$24,677	$56,803	$81,480
One-to-four-family residential real estate lending.   At June 30, 2026, we had $65.3 million of loans secured by one-to-four-family residential real estate loans representing 78.1% of our total loan portfolio. We invest in both fixed-rate and adjustable-rate one-to-four-family residential real estate loans. At June 30, 2026, $55.7 million, or 85.6%, of our one-to-four-family residential real estate loans were adjustable-rate loans, and $9.4 million, or 14.4%, of such loans were fixed-rate loans.
Our fixed-rate one-to-four-family residential real estate loans typically have terms of up to 30 years and are generally underwritten according to Fannie Mae guidelines when the loan balance meets such guidelines, and we refer to loans that conform to such guidelines as conforming loans. We generally purchase both fixed-and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limit.
Our adjustable-rate one-to-four-family residential real estate loans carry terms to maturity ranging up to 30 years and generally have fixed rates for initial terms of five years, although we offer terms of one, three, five, seven or ten years. After the initial fixed term, the interest rate on adjustable-rate real estate loans is reset every year based upon a contractual spread or margin above the average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published weekly by the Federal Reserve, subject to periodic and lifetime limitations on interest rate changes. All of our traditional adjustable-rate real estate loans have initial and periodic caps of two percentage points. Generally adjustable-rate real estate loans with initial fixed-rate periods of one, three and five years have a cap of six percent for the life of the loan. Adjustable-rate real estate loans with initial fixed-rate periods of seven and ten years generally have a cap of five percent over the life of the loan. Many of the borrowers who select these loans have shorter-term credit needs than those who select long-term fixed-rate real estate loans.
Adjustable-rate real estate loans generally present different credit risks than fixed-rate real estate loans primarily because the underlying debt service payment of the borrowers increases as interest rates increase thereby increasing the potential for default.
We generally do not offer interest only real estate loans on permanent one-to-four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not have a subprime lending program for one-to-four-family residential real estate loans (i.e., loans that generally target borrowers with weakened credit histories).
Generally, residential real estate loans that we originate contain due-on-sale clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. All borrowers are required to obtain title insurance for the benefit of Mutual Federal Bank. We also require that borrowers carry homeowner’s insurance and fire and casualty insurance and, where circumstances warrant, flood insurance on properties securing real estate loans.
Commercial real estate lending.   Consistent with our strategy to grow our loan portfolio and increase our yield, we continually seek out opportunities to extend prudently underwritten commercial real estate loans. At June 30, 2026, we had $4.2 million in commercial real estate loans, representing 5.0% of our total loan portfolio. Our commercial real estate loans are generally secured by residential and mixed use properties in the Chicago MSA. At June 30, 2026, $2.4 million of our commercial real estate portfolio was secured by non-owner-occupied commercial real estate.

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Our commercial real estate loans generally are fixed rate, have initial terms of five years and amortization periods of up to 30 years, with a balloon payment due at the end of the initial term. The maximum loan-to-value ratio of our commercial real estate loans is generally 75% of the lower of cost or appraised value of the property securing the loan.
The following table presents the commercial real estate portfolio by industry sector at June 30, 2026.
	Loans by Industry Sector
	As of June 30, 2026
	Balance	Percentage of Total
	(Dollars in thousands)
Commercial real estate loans:
Owner occupied real estate:
Retail	$207	5.0%
Mixed-use	$860	20.6%
Office and warehouse	$662	15.9%
Total owner-occupied real estate	$1,729	41.5%
Non-owner-occupied real estate:
Mixed use	$2,441	58.5%
Total non-owner-occupied real estate	$2,441	58.5%
Total commercial real estate loans	$4,170	100.00%
We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). We generally require a debt service ratio of at least 1.20x. Collateral property securing commercial real estate loans is appraised by outside independent appraisers.
Personal guarantees are generally obtained from the principals of commercial real estate borrowers which are not natural persons. We require property and casualty insurance and flood insurance if the property is determined to be in a flood zone area.
Multifamily real estate loans.   At June 30, 2026, multifamily real estate loans were $14.1 million, or 16.9%, of our total loan portfolio. Our multifamily real estate loans are generally secured by residential properties consisting of five or more rental units in our market area. Our multifamily real estate loans generally have fixed rates, initial terms of five years and amortization periods of up to 30 years, with a balloon payment due at the end of the initial term. As of June 30, 2026, 100% of our multifamily real estate loans are secured by properties located within our primary lending markets in the Chicago MSA.
At June 30, 2026, the average loan size of our multifamily real estate loans was $430,000 and the largest of such loans was a $1.2 million loan secured by mixed use property located in Flossmoor, Illinois. This loan was performing in accordance with its repayment terms at June 30, 2026.
In originating multifamily real estate loans, we consider our underwriting guidelines, which include a number of factors, including the projected net collateral cash flow to the loan’s debt service requirement (generally requiring a minimum of 1.20x coverage), the age and condition of the collateral, the financial resources and income level of the borrower/guarantor and the borrower’s experience in owning or managing similar properties. Multifamily real estate loans are generally originated in amounts up to 80% of the appraised value or the purchase price of the property securing the loan, whichever is lower. When circumstances warrant, guarantees are obtained from multifamily real estate customers. In addition, the borrower’s and guarantor’s financial information on such loans is monitored on an ongoing basis by requiring periodic financial statement updates. Underwriting for any purchased multifamily loans would be the same as for those internally originated.

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Loan Underwriting Risks
Commercial real estate and multifamily real estate loans.   Loans secured by commercial and multifamily real estate generally have larger balances and involve a greater degree of risk than one-to-four-family residential real estate loans. The primary concerns in commercial and multifamily real estate lending are the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. Continued uncertainty or weakness in economic conditions may impair a borrower’s business operations and lead to existing lease turnover. Vacancy rates for retail, office and industrial space may increase which could result in rents falling. The combination of these factors could result in deterioration in the fundamentals underlying the commercial real estate market and the deterioration in value of some of our loans, especially in industries that have been particularly adversely impacted by long-term work-from-home arrangements, including retail stores and office buildings, for example. To monitor cash flows on income properties, we require borrowers and loan guarantors to provide annual financial statements on commercial real estate loans in excess of $350,000. In reaching a decision on whether to make a commercial or multifamily real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability, and the value of the underlying property. A Phase I environmental site assessment is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.
If we foreclose on a commercial or multifamily real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial and multifamily real estate loans can be unpredictable and substantial.
Residential construction loans.   We may offer construction loans, primarily to individuals for the construction of their primary residences. At June 30, 2026 we had no construction loans outstanding. Generally, construction loans are interest only loans that provide for the payment of interest during the construction phase, which is usually 12 months. At the end of the construction phase, the loan may convert to a permanent mortgage loan or the loan may be paid in full. Construction loans can generally be made with a maximum loan-to-value ratio of 85% of the appraised market value upon completion of the project. Before making a commitment to fund a construction loan, we acquire an appraisal of the property by an independent licensed appraiser and title insurance. We also generally require inspections of the property before disbursements of funds during the term of the construction loan. Underwriting is focused on the borrowers’ financial strength, credit history and their contractor’s demonstrated ability to produce and timely deliver a quality product.
Construction lending involves additional risks when compared with permanent lending because funds are advanced upon the security of the project, which is of uncertain value prior to its completion. These loans often involve the disbursement of substantial funds with repayment primarily dependent on the completion of the ultimate property and the ability of the borrower to obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment/refinance of the loan upon completion of construction and may incur a loss.
One-to-four-family non-owner occupied residential real estate loans.   One-to-four-family non-owner occupied residential real estate loans are subject to some of the same risks as our commercial real estate and multifamily real estate loans, in that they depend on the borrower’s creditworthiness and the feasibility and cash flow potential of the collateral. Such loans are also subject to similar risks with respect to foreclosures and subsequent operations of the property and resale.
Balloon loans.   Although balloon mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they may reprice at the end of the term, subject to renegotiation of rate and terms at maturity, the ability of the borrower to renew or repay the loan and the marketability of

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the underlying collateral may be adversely affected if real estate values decline prior to the expiration of the term of the loan or in a rising interest rate environment.
Adjustable-rate loans.   Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by our maximum periodic and lifetime rate adjustments. Moreover, the interest rates on some of our adjustable-rate loans do not adjust for up to ten years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.
Originations and Purchases of Loans
Lending activities consisting of the underwriting and origination of one-to-four-family, multifamily residential and commercial real estate loans and underwriting for the purchase of one-to-four-family residential loans are conducted by our loan personnel operating at our main office location. We also obtain referrals from existing or past customers and from real estate brokers, builders and attorneys. All loans that we originate are underwritten pursuant to our approved policies and procedures. We originate both adjustable-rate and fixed-rate loans. Our ability to originate fixed or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by current market interest rates as well as anticipated future market interest rates. Our loan origination activity may be adversely affected by a rising interest rate environment, which typically results in decreased loan demand.
From time to time we purchase whole owner-occupied one-to-four-family residential loans from third parties, primarily other financial institutions. Purchased loans are underwritten according to our approved lending policy and procedures. Additionally, from time to time we may purchase or sell participation interests in loans. We underwrite our participation interest in loans that we are purchasing according to our own approved underwriting policies and procedures. At June 30, 2026, we had no purchased loan participation interests and at that date we carried no loans for which we had sold a participation interest. At June 30, 2026, we had $13.9 million of purchased one-to-four-family residential loans.
In purchasing one-to-four-family residential loans, we consider our underwriting policies, procedures and guidelines. Decisions on loan purchases are made on the basis of detailed documentation obtained from the prospective seller, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers. The loan documentation is designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items are verified through use of credit reports, bank statements and tax returns. Our future loan purchase activity may be adversely affected by various macroeconomic conditions affecting overall loan demand, as well as by conditions reducing originators’ appetite for selling loans with yields and risk metrics acceptable to us.
Loan Approval Procedures and Authority
Pursuant to applicable federal law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of our capital. This limit may be increased by 10% of capital if the excess is secured by readily-marketable collateral. At June 30, 2026, based on the 15% limitation, our loans-to-one-borrower limit was approximately $2.6 million. At June 30, 2026, our largest loan relationship with one borrower totaled $2.3 million, which was secured by one-to-four-family residential real estate, with the underlying loans performing in accordance with their original terms on that date. The dollar value of our loans-to-one borrower limitation will increase following the completion of the stock offering due to the additional capital Mutual Federal Bank will receive.
All loan approval amounts are based on the aggregate loans, including total balances of outstanding loans and the proposed loan to the individual borrower and any related entity. Our loan committee, which consists of three board members and our chief executive officer, can approve loans up to $1.72 million, and loans in excess of $1.72 million require the approval of our full board of directors.

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Delinquencies and Asset Quality
Delinquency procedures.   When a loan payment becomes 10 days past due, we contact the customer by mailing a late notice, and loan officers may contact their customers. If a loan payment becomes 45 days past due, we mail an additional late notice and a loan-specific letter written by a collection representative, and we also place telephone calls or send emails to the borrower. These loan collection efforts continue until a loan becomes 90 days past due, at which point we would refer the loan for foreclosure proceedings unless management determines that it is in the best interest of Mutual Federal Bank to work further with the borrower to arrange a workout plan. The foreclosure process for residential mortgages would begin when a loan becomes 120 days delinquent. From time to time we may accept deeds in lieu of foreclosure.
Loans past due and non-performing assets.   Loans are reviewed on a regular basis. Loans that do not share common risk characteristics with other loans are evaluated individually and are not included in a collective analysis. The allowance for credit losses on loans that are individually evaluated may be estimated based on their expected cash flows, or, in the case of loans for which repayment is expected substantially through the operation or sale of collateral when the borrower is experiencing financial difficulty, may be measured based on the fair value of the collateral less estimated costs to sell. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method.
When we acquire real estate as a result of foreclosure, the real estate is classified as real estate owned. Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell at the date of foreclosure, establishing a new cost basis. Any excess of the recorded value of the loan satisfied over the new cost basis of the property is charged against the allowance for credit losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated cost to sell. Reductions in the carrying amount of real estate owned from periodic valuation are recorded to a valuation allowance and current period expense from real estate owned. Income and expenses from operations are included in net expenses from real estate owned.
Loan modifications.   Loans modified for borrowers experiencing financial difficulties occur when we grant borrowers loan modifications that we would not consider but for economic or legal reasons pertaining to the borrower’s financial difficulties. These concessions typically include a modification of loan terms such as a reduction of the interest rate to below market terms, capitalizing past due interest or extending the maturity date. We identify loans for potential modifications related to borrowers experiencing financial difficulty primarily through direct communication with the borrower and evaluation of the borrower’s financial statement, revenue projections, tax returns and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future. Interest income on restructured loans is accrued after the borrower demonstrates the ability to pay under the restructured terms through a sustained period or repayment performance, which is generally at least six consecutive months. We did not modify any loans to borrowers experiencing financial difficulty in the six months ended June 30, 2026 and 2025 and the twelve months ended December 31, 2025 and 2024. We closely monitor the performance of loans that are modified for borrowers experiencing financial difficulty to understand the effectiveness of our modification efforts.
Delinquent loans.   The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

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				At December 31,
	At June 30, 2026			2025			2024
	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days or More Past Due	30 – 59 Days Past Due	60 – 89 Days Past Due	Non- accrual Loans	30 – 59 Days Past Due	60 – 89 Days Past Due	Non- accrual Loans
	(In thousands)
Real estate Loans:
One-to-four-family	$3,015	$84	$928	$1,516	$845	$1,140	$1,293	$554	$2,027
Multifamily	—	—	—	—	—	$60	—	—	$68
Commercial real estate	—	—	—	—	—	—	—	—	—
Total	$3,015	$84	$928	$1,516	$845	$1,200	$1,293	$554	$2,095
Total delinquent loans increased $466,000, or 13.1%, to $4.0 million at June 30, 2026, from $3.6 million at December 31, 2025, due primarily to the addition of one loan relationship which was current as of July 31, 2026. As of June 30, 2026 and as of December 31, 2025 and 2024, there were no loans over 90 days past due and still accruing.
Non-performing assets.   The following table sets forth the amounts and categories of our non-performing assets.
	At June 30 2026	At December 31,
		2025	2024
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One-to-four-family residential	$928	$1,140	$2,027
Multifamily	—	$60	$68
Commercial real estate	—	—	—
Total non-accrual loans	$928	$1,200	$2,095
Accruing loans past due 90 days or more	—	—	—
Total non-performing assets	$928	$1,200	$2,095
Total non-performing assets to total loans	1.11%	1.39%	2.46%
Total non-accruing loans to total loans	1.11%	1.39%	2.46%
Total non-performing assets to total assets	0.96%	1.23%	2.16%
Total non-accrual loans decreased $272,000 to $928,000 at June 30, 2026 from $1.2 million at December 31, 2025. The decrease in non-accrual loans was primarily related to one borrowing relationship that maintained current payments for an appropriate period of time and was reclassified as a current loan.
Classified assets.   Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allocation of the allowance for credit losses is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.
We had $928,000 in loans classified as substandard, doubtful, loss or special mention at June 30, 2026, $1.6 million at December 31, 2025 and $2.8 million at December 31, 2024.

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Allowance for Credit Losses
Allowance for credit losses on loans.   The allowance for credit losses on loans is established through a provision for credit losses in the consolidated statements of operations. Loan losses are charged against the allowance for the difference between the carrying value of the loan and the estimated net realizable value or fair value of the collateral, if collateral dependent, when management believes that the collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.
The allowance represents management’s current estimate of expected credit losses over the contractual term of loans, and is recorded at an amount that, in management’s judgment, reduces the recorded investment in loans to the net amount expected to be collected. No allowance for credit losses is recorded on accrued interest receivable and amounts written-off are reversed by an adjustment to interest income. Management’s judgment in determining the level of the allowance is based on evaluations of historical loan losses, current conditions and reasonable and supportable forecasts relevant to the collectability of loans. The Scaled CECL Allowance for Loan Losses Estimator (“SCALE”) method is used by management to estimate the allowance. The SCALE method uses publicly available regulatory data to derive initial proxy expected lifetime loss rates. Management uses subjective judgment to adjust those proxy expected lifetime loss rates, as necessary to reflect the Company’s historical loss experience, current loan portfolio composition, credit quality trends, concentrations and other Company-specific facts and circumstances.
Management’s estimate of the allowance for credit losses on loans that are collectively evaluated also includes a qualitative assessment of available information relevant to assessing collectability that is not captured in the loss estimation process. This includes forecasts that are reasonable and supportable concerning expectations of future economic conditions. The reasonable and supportable forecast period is 24 months. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.
These qualitative risk factors include:
•
Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

•
Changes in the value of underlying collateral for collateral dependent loans.

•
Nature and volume of the portfolio and terms of loans.

•
Volume and severity of past due, classified and nonaccrual loans as well as loan modifications.

•
Existence and effect of any concentrations of credit and changes in the level of such concentrations.

•
Experience, ability, and depth of lending department management and other relevant staff.

•
Quality of loan review and board of directors’ oversight.

•
The effect of other external factors such as competition, legal and regulatory requirements.

•
Changes in national and local economic conditions related to unemployment, house price index, and gross domestic product.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for credit losses calculation for our loan portfolio.
The evaluation also considers the following risk characteristics of each loan portfolio segment:
•
One-to-four-family residential real estate loans carry risks associated with the continued creditworthiness of the borrower and changes in the value of the collateral.

•
Commercial real estate loans carry risks associated with the successful operation of a business or a real estate project, in addition to other risks associated with the ownership of real estate, because repayment of these loans may be dependent upon the profitability and cash flows of the business or project.

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•
Multifamily real estate loans are generally secured by properties consisting of five or more rental units in our market area. Our multifamily real estate loans generally have fixed rates, initial terms of five years and amortization periods of up to 30 years, with a balloon payment due at the end of the initial term. All of our multifamily real estate loans are secured by properties located within our primary lending markets in the metropolitan Chicago MSA.

•
Construction loans carry risks that the project may not be finished according to schedule, the project may not be finished according to budget, and the value of the collateral may, at any point in time, be less than the principal amount of the loan. Construction loans also bear the risk that the general contractor, who may or may not be a loan customer, may be unable to finish the construction project as planned because of financial pressure or other factors unrelated to the project.

Loans that do not share common risk characteristics with other loans are evaluated individually and are not included in the collective analysis. The allowance for credit losses on loans that are individually evaluated may be estimated based on their expected cash flows, or, in the case of loans for which repayment is expected substantially through the operation or sale of collateral when the borrower is experiencing financial difficulty, may be measured based on the fair value of the collateral less estimated costs to sell. In addition, the OCC periodically reviews our allowance for credit losses and as a result of such reviews, we may have to adjust our allowance for credit losses or recognize further loan charge-offs.
The following table sets forth activity in our allowance for credit losses for the periods indicated.
	For the Six Months Ended June 30,		For the Years Ended December 31,
	2026	2025	2025	2024
	(Dollars in thousands)
Allowance for credit losses at beginning of period	$1,276	$1,318	$1,318	$1,307
Provision for (recovery of) credit losses	—	—	—	—
Charge-offs	—	—	42	1
Recoveries	—	—	—	12
Allowance for credit losses at end of period	$1,276	$1,318	$1,276	$1,318
Allowance to non-accrual loans	137.5%	64.8%	106.3%	62.9%
Allowance to total loans outstanding at the end of the period	1.53%	1.55%	1.48%	1.55%
Net (charge-offs) recoveries to average loans outstanding during the period	—	—	(0.05)%	0.02%
Allowance for credit losses on unfunded commitments.   We record an allowance, reported in accrued interest payable and other liabilities in the consolidated statement of financial condition, for expected credit losses on commitments to extend credit that are not unconditionally cancelable by Mutual Federal Bank. The allowance for unfunded commitments is measured based on the principles utilized in estimating the allowance for credit losses on loans and an estimate of the amount of unfunded commitments expected to be advanced. Changes in the allowance for unfunded commitments are recorded through the provision for credit losses.
Allowance for credit losses on available-for-sale (“AFS”) securities.   Prior to implementation of CECL, unrealized losses on AFS debt securities caused by a credit event would require the direct write-down of the AFS security through the other-than-temporary impairment approach; however, the new standard requires credit losses to be presented as an allowance for credit losses (“ACL”). We are still required to conduct an impairment evaluation on AFS securities to determine whether we have the intent to sell the security or it is more likely than not that it will be required to sell the security before recovery. If these situations apply, the guidance continues to require us to reduce the security’s amortized cost basis down to its fair value through earnings. We also evaluate the unrealized losses on AFS securities to determine if a security’s decline in fair value below its amortized cost basis is due to credit factors. The evaluation is based upon factors such as the creditworthiness of the underlying borrowers, performance of the underlying collateral, if applicable, and the level of credit support in the security structure. Management also evaluates other factors

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and circumstances that may be indicative of a decline in the fair value of the security due to a credit factor. This includes, but is not limited to, the extent to which fair value is less than amortized cost, the current interest rate environment, changes to rating of security or security issuer, and adverse conditions specifically related to the security among other factors. If this assessment indicates that a credit loss exists, the present value of the expected cash flows of the security is compared to the amortized cost basis of the security. If the present value of the cash flows expected to be collected is less than the amortized cost, an ACL is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis under the CECL standard, and declines due to non-credit factors are recorded in accumulated other comprehensive income (“AOCI”), net of taxes. If a credit loss is recognized in earnings, subsequent improvements to the expectation of collectability will be recognized through the ACL. If the fair value of the security increases above its amortized cost, the unrealized gain will be recorded in AOCI, net of taxes, in the consolidated statement of financial condition. Accrued interest receivable on AFS securities is excluded from the estimate of credit losses.
Allocation of allowance for credit losses.   The following table sets forth the allowance for credit losses allocated by loan category, the percent of the allowance in each category to the total allocated allowance and the percentage of loans in each category to total loans at the dates indicated. The allowance for credit losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.
				At December 31,
	At June 30, 2026			2025			2024
	Allowance for Credit Losses	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Allowance for Credit Losses	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Allowance for Credit Losses	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate:
One-to-four-family residential	$1,120	87.77%	95.0%	$1,120	87.77%	97.0%	$1,162	88.16%	96.5%
Commercial real estate	156	12.23%	5.0%	156	12.23%	3.0%	156	11.84%	3.5%
Total Allocated Allowance	$1,276	100.00%	100.00%	$1,276	100.00%	100.00%	1,318	100.00%	100.00%
Unallocated allowance	—	0.00%	0.00%	—	0.00%	0.00%	—	0.00%	0.00%
Total allowance for credit losses	$1,276	100.00%	100.00%	$1,276	100.00%	100.00%	1,318	100.00%	100.00%
Investment Activities
General.   Our board of directors is responsible for approving and overseeing our investment policy. The investment policy is reviewed at least annually by management and any changes to the policy are recommended to the board of directors and are subject to its approval. This policy dictates that investment decisions be made based on the safety of the investment, regulatory standards, liquidity requirements, potential returns and consistency with our interest rate risk management strategy. Our asset liability management committee, which consists of our President and Chief Executive Officer, Executive Vice President & Chief Financial Officer, Senior Vice President & Treasurer and two members of the board of directors, oversees our investing activities and strategies. All transactions are formally reviewed by the board of directors at least monthly.
Our current investment policy authorizes us to invest in debt securities issued by the U.S. government and its agencies or government sponsored enterprises. The policy also permits investments in mortgage-backed securities, including pass-through securities, issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, as well as investments in federal funds and deposits in other insured institutions. In addition, management is authorized to invest in investment grade state and municipal obligations and corporate debt obligations within regulatory parameters. We do not engage in any investment hedging activities or trading activities, nor do we purchase any high-risk mortgage derivative products, corporate junk bonds, and certain types of structured notes.
Debt and equity securities investment accounting guidance requires that, at the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent.

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At June 30, 2026 and December 31, 2025, we did not hold any investment securities. At December 31, 2024, we held $8,000 in investment securities.
Mortgage-backed securities.   As of June 30, 2026, we did not have a securities portfolio, and as such, did not have any mortgage-backed securities. However, from time to time, we may choose to invest a portion of the Bank’s capital in marketable securities, including mortgage-backed securities. Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as pass-through certificates because the principal and interest of the underlying loans is passed through to investors, net of certain costs, including servicing and guarantee fees. Residential mortgage-backed securities typically are collateralized by pools of one-to-four-family or multifamily mortgages, although we invest primarily in mortgage-backed securities backed by one-to-four-family mortgages. Commercial mortgage-backed securities typically are collateralized by pools of commercial mortgage loans. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Mutual Federal Bank. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. All of our mortgage-backed securities are either backed by Ginnie Mae, a U.S. government agency, or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.
Residential and commercial mortgage-backed securities issued by U.S. government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential and commercial mortgage-backed securities may be used to collateralize our borrowings. Investments in residential and commercial mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.
Other securities.   We held common stock of the Federal Home Loan Bank of Chicago in connection with our borrowing activities totaling $1.4 million at June 30, 2026 and at December 31, 2025 and 2024. The Federal Home Loan Bank of Chicago common stock is carried at cost. We may be required to purchase additional Federal Home Loan Bank of Chicago stock if we increase borrowings in the future.
Sources of Funds
General.   Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily FHLB of Chicago advances to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.
Deposits.   Our deposits are generated primarily from within our primary market area. We offer a selection of deposit accounts, including passbook accounts, non-interest-bearing checking accounts, interest-bearing checking accounts, money market accounts, passbook and statement savings accounts and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. At June 30, 2026, our core deposits, which are deposits other than certificates of deposit, were $34.5 million, representing 55.8% of total deposits.
Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in generating deposits and to respond with flexibility to changes in our customers’ demands. Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We

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believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.
The following table sets forth the distribution of total deposits by account type at the dates indicated.
	At June 30, 2026		At December 31,
			2025		2024
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Interest-bearing checking	$1,223	2.0%	$1,039	1.7%	$992	1.6%
Savings	26,027	42.1%	26,653	43.5%	27,907	45.5%
Money market deposit accounts	4,640	7.5%	3,944	6.4%	4,091	6.7%
Certificates of deposit	27,358	44.2%	26,912	43.9%	25,356	41.3%
Non-interest bearing deposits	2,634	4.2%	2,747	4.5%	2,979	4.9%
Total deposits	$61,882	100.00%	$61,295	100.00%	$61,325	100.00%
As of June 30, 2026, the aggregate amount of uninsured deposits (deposits in amounts greater than or equal to $250,000 which is the maximum amount for federal deposit insurance) was $4.0 million, of which $1.6 million was the aggregate amount of our uninsured certificates of deposit, compared to $1.4 million of uninsured certificates of deposit at December 31, 2025. As of December 31, 2025 and 2024, the aggregate amount of uninsured deposits was $3.9 million and $3.4 million, respectively. We have no deposits that are uninsured for any reason other than being in excess of the maximum amount for federal deposit insurance.
The following table sets forth the maturity of uninsured certificates of deposit as of June 30, 2026.
At June 30, 2026
(In Thousands)
Maturity Period:
Three months or less	$273
Over three through six months	$1,222
Over six through twelve months	$127
Over twelve months	—
Total	$1,622
Borrowings.   At June 30, 2026, borrowings consisted of $16.5 million of advances from the FHLB of Chicago. As of June 30, 2026, we had the ability to borrow an additional $32.7 million under our credit facility with the FHLB of Chicago. At both December 31, 2025 and December 31, 2024 we had $18.0 million of FHLB of Chicago advances.
Properties
As of June 30, 2026, the net book value of our one office property was $817,000, excluding land, and the net book value of our furniture, fixtures and equipment was $28,000. The following table sets forth information regarding our office.
Location(1)	Leased or Owned	Year Acquired or Leased	Net Book Value of Real Property
2212 West Cermak Road, Chicago, IL 60608	Owned	1964	$817,000

(1)
Includes adjacent drive-up facility as part of our office acquired and constructed in 2009.

We believe that the current facility is adequate to meet our present and foreseeable needs, subject to possible future expansion, although we have no current plans to do so.

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Subsidiary Activities
Mutual Federal Bank is the only subsidiary of Mutual Federal Bancorp. Mutual Federal Bank has two subsidiaries: EMEFES Service Corporation and 2212 Holdings, LLC.
EMEFES Service Corporation is an insurance agency that can provide insurance products to Mutual Federal Bank’s customers under the Illinois Fair Plan and other specialty markets if they cannot obtain coverage otherwise. Brokerage commissions earned by EMEFES Service Corporation were less than $1,000 for the six months ended June 30, 2026 and for the years ended December 31, 2025 and 2024. The insurance products are underwritten by a third party.
2212 Holdings, LLC, holds and manages certain real estate parcels acquired through foreclosure. At June 30, 2026, 2212 Holdings, LLC had no holdings.
Legal Proceedings
We are not involved in any pending legal proceedings as a defendant other than routine legal proceedings occurring in the ordinary course of business. At June 30, 2026, we were not involved in any legal proceedings the outcome of which would be material to our financial condition, results of operations, cash flows or liquidity.
Personnel and Human Capital Resources
As of June 30, 2026, we had 13 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have good working relations with our employees. We believe our ability to attract and retain employees is a key to our success. Accordingly, we strive to offer competitive salaries and employee benefits to all employees and monitor salaries in our market areas. In addition, we are committed to developing our staff through continuing education and specialty education within banking, which may include using universities that offer banking management programs, when applicable.

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SUPERVISION AND REGULATION
General
As a federal savings and loan association, Mutual Federal Bank is subject to examination and regulation by the OCC, and its holding companies are also subject to examination by the Federal Reserve. Mutual Federal Bank is also subject to regulation by the FDIC in more limited circumstances because its deposits are insured by the FDIC. The federal system of regulation and supervision establishes a comprehensive framework of activities in which Mutual Federal Bank may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors, and not for the protection of security holders. Mutual Federal Bank also is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the 11 regional banks in the Federal Home Loan Bank System.
Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of the allowance for credit losses for regulatory purposes; and establish the timing and amounts of assessments and fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Mutual Federal Bank or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.
In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.
Following the completion of the conversion and stock offering, MFB Bancorp, as a savings and loan holding company, will be required to comply with the rules and regulations of the Federal Reserve. It will be required to file certain reports with the Federal Reserve and will be subject to examination by and the enforcement authority of the Federal Reserve. MFB Bancorp will also be subject to the rules and regulations of the SEC under the federal securities laws.
Any change in applicable laws or regulations, whether by the OCC, the FDIC, the Federal Reserve, the SEC or Congress, could have a material adverse impact on the operations and financial performance of MFB Bancorp and Mutual Federal Bank.
Set forth below is a brief description of material statutory and regulatory requirements that are or will be applicable to Mutual Federal Bank and MFB Bancorp. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Mutual Federal Bank and MFB Bancorp.
Federal Banking Regulation
Business activities.   A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations. Under these laws and regulations, Mutual Federal Bank may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Mutual Federal Bank may also establish subsidiaries that may engage in certain activities not otherwise permissible for Mutual Federal Bank, as well as certain other activities.
Capital requirements.   Federal regulations require federally insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a

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Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8.0%, and a 4.0% Tier 1 capital to total assets leverage ratio.
In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for credit losses on loans limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale securities with readily-determinable fair values. Institutions that have not exercised the opt-out election have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale securities). Mutual Federal Bank exercised the opt-out election. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the OCC takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where deemed necessary.
In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a capital conservation buffer consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.
The federal banking agencies, including the OCC, issued a rule pursuant to The Economic Growth Regulatory Relief and Consumer Protection Act of 2018 (the “Regulatory Relief Act”) to establish for institutions with assets of less than $10 billion a community bank leverage ratio (the ratio of a bank’s tier 1 capital to average total consolidated assets) of 9% (which was lowered to 8% under a final rule tied to the Economic Growth, Regulatory Relief, and Consumer Protection Act, effective as of July 1, 2026) that qualifying institutions may elect to use in lieu of the generally applicable leverage and risk-based capital requirements under the Basel III international framework for regulatory capital. If an election to use the community bank leverage ratio capital framework is made, a qualifying bank with less than $10 billion in assets with capital exceeding the specified community bank leverage ratio is considered compliant with all applicable regulatory capital and leverage requirements, including the requirement to be well capitalized. As of June 30, 2026, Mutual Federal Bank had not elected to be subject to the alternative community bank leverage ratio framework, and we anticipate that Mutual Federal Bank will continue to make the same election.
At June 30, 2026 Mutual Federal Bank’s capital exceeded all applicable requirements.
Loans to one borrower.   Generally, a federal savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. At June 30, 2026, Mutual Federal Bank complied with the loans-to-one borrower limitations.
Qualified thrift lender test.   As a federal savings association, Mutual Federal Bank must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Mutual Federal Bank must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

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Mutual Federal Bank also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code of 1986, as amended. This test generally requires a savings association to have at least 75% of its deposits held by the public and earn at least 25% of its income from loans and U.S. government obligations. Alternatively, a savings association can satisfy this test by maintaining at least 60% of its assets in cash, real estate loans and U.S. Government or state obligations.
A savings association that fails the qualified thrift lender test must operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act made noncompliance with the QTL test subject to agency enforcement action for a violation of law. At June 30, 2026, Mutual Federal Bank satisfied the QTL test.
Capital distributions.   Federal regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account. A federal savings association must file an application with the OCC for approval of a capital distribution if:
•
the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

•
the savings association would not be at least adequately capitalized following the distribution;

•
the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

•
the savings association is not eligible for expedited treatment of its filings, generally due to an unsatisfactory CAMELS rating or being subject to a cease and desist order or formal written agreement that requires action to improve the institution’s financial condition.

Even if an application is not otherwise required, every savings association that is a subsidiary of a savings and loan holding company, such as Mutual Federal Bank, must still file a notice with the Federal Reserve at least 30 days before the board of directors declares a dividend or approves a capital distribution.
A notice or application related to a capital distribution may be disapproved if:
•
the federal savings association would be undercapitalized following the distribution;

•
the proposed capital distribution raises safety and soundness concerns; or

•
the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings association also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.
Community reinvestment act and fair lending laws.   All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. ln connection with its examination of a federal savings association, the OCC is required to assess the federal savings association’s record of compliance with the Community Reinvestment Act. A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice.
The Community Reinvestment Act requires all institutions insured by the FDIC to publicly disclose their rating. Mutual Federal Bank received a “Satisfactory” Community Reinvestment Act rating in its most recent federal examination.

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Transactions with related parties.   A federal savings association’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Board’s Regulation W. An affiliate is generally a company that controls, or is under common control with, an insured depository institution such as Mutual Federal Bank. Upon completion of the conversion and stock offering, MFB Bancorp will be an affiliate of Mutual Federal Bank because of its control of Mutual Federal Bank. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.
Mutual Federal Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve. Among other things, these provisions generally require that extensions of credit to insiders:
•
be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•
not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Mutual Federal Bank’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Mutual Federal Bank’s board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.
Enforcement.   The OCC has primary enforcement responsibility over federal savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association. Formal enforcement action by the OCC may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to terminate deposit insurance or recommend to the OCC that enforcement action be taken with respect to a particular savings association. If such action is not taken, the FDIC has authority to take the action under specified circumstances.
Standards for safety and soundness.   Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.
Interstate banking and branching.   Federal law permits well capitalized and well managed holding companies to acquire banks in any state, subject to Federal Reserve approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, among other things, recent amendments made by the

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Dodd-Frank Act permit banks to establish de novo branches on an interstate basis provided that branching is authorized by the law of the host state for the banks chartered by that state.
Prompt corrective action.   Federal law requires, among other things, that federal bank regulators take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For this purpose, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. The applicable OCC regulations were amended to incorporate the previously mentioned increased regulatory capital standards. Under the amended regulations, an institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.
At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to a regulatory order to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, ceasing receipt of deposits from correspondent banks, dismissal of directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.
At June 30, 2026 Mutual Federal Bank met the criteria for being considered “well capitalized.”
Insurance of deposit accounts.   The Deposit Insurance Fund of the Federal Deposit Insurance Corporation insures deposits at FDIC insured financial institutions such as Mutual Federal Bank. Deposit accounts in Mutual Federal Bank are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor. The Federal Deposit Insurance or portion charges insured depository institutions premiums to maintain the Deposit Insurance Fund.
The FDIC assesses insured depository institutions to maintain the Deposit Insurance Fund. Under the FDIC’s risk-based assessment system, institutions deemed less risky pay lower assessments. Assessments for institutions with less than $10 billion of assets, such as Mutual Federal Bank, are based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of an institution’s failure within three years. The FDIC may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The FDIC’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s deposits.

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The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Mutual Federal Bank. We cannot predict what assessment rates will be in the future.
Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule order or condition imposed by the FDIC. We do not know of any practice, condition or violation that may lead to termination of our deposit insurance.
Privacy regulations.   Federal regulations generally require that Mutual Federal Bank disclose its privacy policy, including identifying with whom it shares a customer’s non-public personal information, to customers at the time of establishing the customer relationship and annually thereafter. In addition, Mutual Federal Bank is required to provide its customers with the ability to opt-out of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Mutual Federal Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.
USA PATRIOT Act.   Mutual Federal Bank is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing among bank regulatory agencies and law enforcement bodies and imposes affirmative obligations on financial institutions, such as enhanced recordkeeping and customer identification requirements.
Prohibitions against tying arrangements.   Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.
Other Regulations
Interest and other charges collected or contracted for by Mutual Federal Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:
•
Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•
Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•
Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies; and

•
Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The deposit operations of Mutual Federal Bank are also subject to, among others, the:
•
Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•
Check Clearing for the 21st Century Act (also known as “Check 21”), which gives substitute checks, such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•
Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

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Federal Reserve System
The Federal Reserve regulations require depository institutions to maintain noninterest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). For 2025, Mutual Federal Bank would have been required to maintain average daily reserves equal to 3% on aggregate transaction accounts up to and including $640.6 million, plus 10% on any remainder, although the first $32.4 million of otherwise reservable balances are exempt. In March 2020, the Federal Reserve reduced all reserve requirements to zero. Therefore, at June 30, 2026, Mutual Federal Bank is in compliance with applicable reserve requirements.
Federal Home Loan Bank of Chicago System
As a member of the FHLB of Chicago, Mutual Federal Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The FHLB of Chicago provides a central credit facility primarily for member institutions. Members of the FHLB of Chicago are required to acquire and hold shares of capital stock in the FHLB of Chicago; Mutual Federal Bank complied with this requirement at June 30, 2026. Based on redemption provisions of the FHLB of Chicago, the stock has no quoted market value and is carried at cost. Mutual Federal Bank periodically reviews for impairment, based on the ultimate recoverability, the cost basis of the FHLB of Chicago stock. At each of June 30, 2026, December 31, 2025 and 2024, no impairment was recognized.
Holding Company Regulation
Upon completion of the conversion and stock offering, MFB Bancorp will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve. The Federal Reserve will have enforcement authority over MFB Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve to restrict or prohibit activities that are determined to be a risk to Mutual Federal Bank.
As a savings and loan holding company, MFB Bancorp’s activities will be limited to those activities permissible by law for financial holding companies (if MFB Bancorp makes an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies. MFB Bancorp has no present intention to make an election to be treated as a financial holding company. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending and other activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act such as insurance underwriting and equity securities trading. Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation, including activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act.
Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve, and from acquiring or retaining control of any depository institution not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve must consider such things as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.
The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.
Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. The Dodd-Frank Act requires the Federal Reserve to establish minimum consolidated capital requirements for all depository institution holding companies that are as stringent as those required for the insured depository subsidiaries. However, savings and loan holding companies of under $3 billion in

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consolidated assets remain exempt from consolidated regulatory capital requirements, unless the Federal Reserve determines otherwise in particular cases.
The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The Federal Reserve has promulgated regulations implementing the “source of strength” doctrine that require holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.
The Federal Reserve has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of capital distributions previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve supervisory staff before redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, at the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of MFB Bancorp to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.
Federal Securities Laws
MFB Bancorp’s common stock will be registered with the SEC upon completion of the conversion and stock offering. Accordingly, MFB Bancorp will be subject to the information requirements, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.
The registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of common stock to be issued by MFB Bancorp in the conversion and stock offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of MFB Bancorp may be resold without registration. Shares purchased by an affiliate of MFB Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act. If MFB Bancorp meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of MFB Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of MFB Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, MFB Bancorp may permit affiliates to have their shares registered for sale under the Securities Act.
Sarbanes-Oxley Act of 2002
The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with this Act and its implementing regulations, and we review and document such policies, procedures and systems to ensure continued compliance.
Change in Control Regulations
Under the Change in Bank Control Act, a federal law, no person may acquire control of a savings and loan holding company, such as MFB Bancorp, unless the Federal Reserve has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable

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proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquirer has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with MFB Bancorp, the issuer has registered securities under Section 12 of the Exchange Act.
In addition, federal regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve.
Emerging Growth Company Status
As successor to Mutual Federal Bancorp, MFB Bancorp will also be an emerging growth company. For as long as MFB Bancorp continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, MFB Bancorp also will temporarily not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We are also eligible to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
MFB Bancorp could remain an emerging growth company for up to five years, or until the earliest of (a) the last day of the first fiscal year in which MFB Bancorp’s annual gross revenues exceed $1.235 billion, (b) the date that MFB Bancorp becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of MFB Bancorp’s common stock that is held by non-affiliates exceeds $700 million as of the last business day of MFB Bancorp’s most recently completed second fiscal quarter, or (c) the date on which MFB Bancorp has issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

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TAXATION
Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank are subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize certain pertinent tax matters and is not a comprehensive description of the tax rules applicable to Mutual Federal Bancorp or Mutual Federal Bank.
Our federal and state tax returns have not been audited for the past five years.
Federal Taxation
Method of accounting.   For federal income tax purposes, Mutual Federal Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal income tax returns. MFB Bancorp and Mutual Federal Bank intend to file a consolidated federal income tax return beginning with the taxable year ended December 31, 2027. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for income taxes on bad debt reserves by savings institutions. For taxable years beginning after 1995, Mutual Federal Bank has been subject to the same bad debt reserve rules as commercial banks. It currently utilizes the experience method of deducting bad debts under Section 585 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Net operating loss carryovers.   Effective with the passage of the Tax Cuts and Jobs Act of 2017, net operating loss carrybacks are no longer permitted, and net operating losses are allowed to be carried forward indefinitely. Net operating loss carryforwards arising from tax years beginning after 2018 are limited to offset a maximum of 80% of a future year’s taxable income. At June 30, 2026, Mutual Federal Bancorp had $5.2 million in federal net operating loss carryforwards.
Capital loss carryovers.   A corporation cannot recognize capital losses in excess of capital gains generated. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which it is carried and is used to offset any capital gains. Any unutilized loss carryforward remaining after the five-year carryover period is not deductible. At June 30, 2026, Mutual Federal Bancorp had no capital loss carryovers.
Corporate dividends.   Mutual Federal Bancorp may generally exclude from its income 100% of dividends received from Mutual Federal Bank as a member of the same affiliated group of corporations.
State Taxation
For state income tax purposes Mutual Federal Bank, Mutual Federal Bancorp and Mutual Federal, MHC report their income and expenses on the accrual method of accounting and use a tax year of December 31 for filing their consolidated state of Illinois income tax return. Mutual Federal and MFB Bancorp will do likewise following the completion of the conversion and stock offering. Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank are subject to the Federal corporate franchise (income) tax. The State of Illinois imposes a corporate income tax of 7.0% and a personal property replacement tax of 2.5% on the combined taxable income of the members of a consolidated income tax group.
In general, state net business losses may be carried forward to the succeeding 20 taxable years, limited to an annual net loss deduction of $500,000 for tax years through 2027 and $100,000, thereafter. At June 30, 2026, Mutual Federal Bancorp had $9.2 million in state net business loss carryforwards.
Deferred Tax Asset Valuation Allowance
As Mutual Federal has not forecasted a sustained level of sufficient profitability over a reasonably short time period a full valuation allowance has been established against net deferred tax assets, including net operating loss tax benefits, totaling $2.3 million at June 30, 2026, which is evaluated by management on a quarterly basis.

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MANAGEMENT
Management of MFB Bancorp and Mutual Federal Bank
Mutual Federal Bancorp’s board of directors is comprised of seven members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. The following sets forth certain information regarding the current members of our Board of Directors, including the terms of office of board members. Except as indicated herein, there are no arrangements or understandings between any director and any other person pursuant to which such director was selected. Ages are reflected as of June 30, 2026, and term as a director includes service with Mutual Federal Bank.
Name	Age	Position(s) Held with Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank	Position Held Since	Year Term Expires(2)
Stephen M. Oksas	68	President and Chief Executive Officer	2000	2029
Rodney D. Stickle, C.P.A.(1)	65	Executive Vice President and Chief Financial Officer	2026	2027
Julie H. Oksas	64	Executive Vice President, Chief Credit Officer and Corporate Secretary	2005	2028
Stanley Balzekas III	72	Director	1999	2027
John L. Garlanger, C.P.A.	80	Director	2008	2027
Robert P. Kazan, M.D.	79	Director	1996	2028
Amy P. Keane, C.P.A.	63	Director	2007	2029

(1)
Mr. Stickle was appointed as a director of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank on August 5, 2026.

(2)
Represents term expirations for Board of Directors of MFB Bancorp.

The business experience for at least the past five years of each of our directors is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Unless otherwise indicated, each individual has held his or her position for the past five years. Each director of Mutual Federal Bancorp is also a director of Mutual Federal Bank and Mutual Federal, MHC.
Directors
Stephen M. Oksas, President and Chief Executive Officer, has been in the banking industry for 45 years and has served as Chairman and CEO of Mutual Federal Bank for the past 25 years. He started his career with the Federal Reserve Bank of Chicago and rose to become a Senior Examiner before serving as a Vice President in Finance and Credit Administration positions with First Interstate Bank of California and its parent First Interstate Bancorp, a multi-billion-dollar institution which was located in Los Angeles. Mr. Oksas is a graduate of DePaul University with an M.S. in Accountancy. Mr. Oksas is the spouse of Ms. Oksas.
Rodney D. Stickle, C.P.A, Executive Vice President and Chief Financial Officer, has over 40 years of financial experience in the banking industry, including five years at Mutual Federal Bank. He began his career with the national public accounting firm of KPMG Peat Marwick and advanced to become a Senior Manager before serving as CFO with several Illinois state and federally chartered financial institutions. Mr. Stickle has been a Certified Public Accountant for 43 years.
Julie H. Oksas, Executive Vice President, Chief Credit Officer and Corporate Secretary has been with Mutual Federal Bank for 21 years and previously served as a Vice President of Bank of America in commercial real estate lending and loan workout positions. Ms. Oksas holds an MBA from Dartmouth College and is an Illinois-licensed insurance salesperson. Ms. Oksas’s extensive experience in the banking industry provides the board of directors with valuable knowledge in overseeing the lending and governance activities of Mutual Federal Bank. Ms. Oksas is the spouse of Mr. Oksas.

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Stanley Balzekas III, a director of Mutual Federal Bank since 1999, is an attorney licensed in the State of Illinois and was the general manager of Balzekas Motor Sales in Chicago, Illinois for 26 years, from 1989 to 2015. Mr. Balzekas is also a director of the Museum of Lithuanian Culture in Chicago, Illinois. Mr. Balzekas provides valuable legal and business experience to the board of directors.
John L. Garlanger, C.P.A., has been a director of Mutual Federal Bank since 2008. Mr. Garlanger has previously served in various roles at Mutual Federal Bank, including Chief Financial Officer, Treasurer and Executive Vice President. Mr. Garlanger has also previously served as a securities and financial reporting consultant at a community bank in Chicago, Illinois and as Senior Vice President and Chief Financial Officer at a publicly traded savings and loan holding company. Mr. Garlanger holds an MBA from DePaul University and has been a Certified Public Accountant for 51 years. Mr. Garlanger provides the board of directors with valuable knowledge of the financial aspects and treasury management processes of Mutual Federal Bank.
Robert P. Kazan, M.D., a director of Mutual Federal Bank since 1996, is a neurosurgeon and previously served as the President of West Suburban Neurosurgical Associates in Hinsdale, Illinois from 1982 to 2022. Dr. Kazan is a graduate of Loyola University Stritch School of Medicine and performed his specialty training at the Mayo Clinic. He previously served as Department Chair of Surgery and Medical Director of Neuroscience at Hinsdale Hospital (Illinois). He is currently a director of the Margaret Haskett Family Foundation supporting research in pediatric neurosurgical anomalies at the University of Chicago. Dr. Kazan’s experience provides Mutual Federal Bank valuable knowledge in business and professional disciplines.
Amy P. Keane, C.P.A., has been a director of Mutual Federal Bank since 2007. Ms. Keane is currently a Controller with The Paperwork Assistants, a nationwide professional firm providing Controller oversight and CFO advisory services. Ms. Keane previously served as Vice President of Finance for Farm Foundation and as a Senior Manager for the national public accounting firm of Coopers & Lybrand. Ms. Keane has been a Certified Public Accountant for 42 years and provides the board of directors with valuable knowledge of the financial and internal control aspects of Mutual Federal Bank.
Director Independence
Our board of directors has reviewed the independence of each director under the applicable SEC and, although not applicable to us, Nasdaq listing standards. Mr. Oksas, Mr. Stickle and Ms. Oksas are not considered independent because they serve as executive officers of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank.
Based upon information provided by each director concerning their backgrounds, employment and affiliations, our board of directors has determined that Messrs. Balzekas, Kazan and Garlanger and Ms. Keane do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent under applicable listing standards. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining independence, including relationships that are not required to be reported under “— Transactions With Certain Related Persons,” below, consisting of deposit accounts and loans that our directors maintain at Mutual Federal Bank, and found that none had a relationship that would preclude a finding of independence under applicable standards.
Meetings and Committees of the Board of Directors of MFB Bancorp
We conduct business through meetings of our board of directors and its committees. The board of directors has established the following standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations. Each member of each committee satisfies applicable SEC and Nasdaq independence requirements. The table below sets forth the expected directors of each of the standing committees.

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Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Amy P. Keane, C.P.A., Chair	Robert P. Kazan, M.D., Chair	Stanley Balzekas III, Chair
Stanley Balzekas III	John L. Garlanger, C.P.A.	Robert P. Kazan, M.D.
John L. Garlanger, C.P.A	Stanley Balzekas III	Amy P. Keane, C.P.A.
Corporate Governance Policies and Procedures
In addition to establishing committees of our board of directors, we expect to adopt several policies to govern the activities of both MFB Bancorp and Mutual Federal Bank, including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to involve such matters as the following:
•
the composition, responsibilities and operation of our board of directors;

•
the establishment and operation of board committees, including audit, nominating/corporate governance and compensation committees;

•
convening executive sessions of independent directors; and

•
our board of directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.
Board Oversight of Cybersecurity Risks
We face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in this prospectus. Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management, including our information security and technology officer, on material cybersecurity risks and the degree of our exposure to those risks. While the board oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management works with a third-party service provider to ensure appropriate controls are in place and to continuously monitor network activity through a security operations center. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.
Director Compensation
Beginning January 1, 2026, each director receives a semi-annual retainer of $9,300 and a monthly fee of $1,550 for their collective services on the boards of directors of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank. Non-officer directors also receive a fee of $600 for each committee meeting attended. Upon completion of the conversion, we expect total director compensation for service on the boards of directors of MFB Bancorp and Mutual Federal Bank will equal the same aggregate amount of director compensation for service on the boards of directors of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank.

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The following table sets forth total compensation paid to directors of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank during the year ended December 31, 2025.
Name(1)(2)	Board/Committee Fees Earned or Paid in Cash(3)	All Other Compensation(4)	Total
Stephen M. Oksas	$28,200	$0	$28,200
Julie H. Oksas	$28,200	$0	$28,200
Stanley Balzekas III(5)	$39,700	$18,480	$58,180
Robert P. Kazan(5)	$29,700	$17,808	$47,508
Leonard F. Kosacz	$29,200	$0	$29,200
John L. Garlanger(5)	$47,125	$18,480	$65,605
Amy P. Keane(5)	$30,200	$0	$30,200

(1)
Mr. Kosacz resigned as a director of Mutual Federal, MHC and Mutual Federal Bank effective December 31, 2025 and previously served as a director of Mutual Federal Bancorp through February 20, 2024. Mr. Kosacz currently serves as a director emeritus of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank for a one-year term that expires on December 31, 2026, renewable at the option of those entities.

(2)
Rodney D. Stickle was appointed as a director of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank on August 5, 2026 and did not receive director compensation during the year ended December 31, 2025.

(3)
Each director received a monthly fee of $2,350 for their collective services on the boards of directors of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank. Non-officer directors also received a fee of $500 for each committee meeting attended.

(4)
Other compensation consists of group insurance costs for health insurance of $17,808 and dental insurance of $672 subsidized by Mutual Federal Bank.

(5)
Awarded 10,000 fully vested stock option awards with an exercise price of $1.43. Each of these option awards expires in 2033.

Executive Compensation
Summary compensation table.   The following table shows the compensation paid by Mutual Federal Bank to its Chief Executive Officer, Chief Financial Officer and Chief Credit Officer for the year ended December 31, 2025.
Name and Principal Position	Salary	Bonus(1)	All Other Compensation(2)	Total
Stephen M. Oksas, President and Chief Executive Officer	$226,446	$—	$55,373	$281,819
Rodney D. Stickle, Executive Vice President and Chief Financial Officer	$164,768	$41,000	$18,272	$224,040
Julie H. Oksas, Executive Vice President and Chief Credit Officer	$163,544	$—	$38,438	$201,982

(1)
Reflects discretionary bonus payments.

(2)
Includes contributions to Mutual Federal Bank’s 401(k) plan of $9,038 for Stephen M. Oksas, $8,211 for Rodney D. Stickle and $6,525 for Julie H. Oksas; group insurance costs for health, dental, vision, life insurance, accidental death and dismemberment insurance, short-term disability and long-term disability insurance subsidized by Mutual Federal Bank of $10,705 for Stephen M. Oksas, $10,061 for Rodney D. Stickle and $2,513 for Julie H. Oksas; downtown Chicago lunch club membership dues of $6,540 for Stephen M. Oksas; a phone allowance of $1,200 each for Stephen M. Oksas and Julie H. Oksas; and director compensation of $28,200 in fees earned or paid in cash for Stephen M. Oksas and director compensation of $28,200 in fees earned or paid in cash for Julie H. Oksas.

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2023 Stock Option Plan.   Mutual Federal Bancorp adopted the Mutual Federal Bancorp 2023 Stock Option Plan on November 21, 2023 (the “Stock Option Plan”). Employees and directors of Mutual Federal Bancorp, Mutual Federal Bank and their subsidiaries are eligible to receive awards under the Stock Option Plan. Subject to permitted adjustments for certain corporate transactions, the Stock Option Plan authorizes the issuance or delivery to participants of up to 178,206 shares of Mutual Federal Bancorp common stock pursuant to grants of non-qualified stock options. At June 30, 2026, 43,206 shares remain available for future grant or award under the Stock Option Plan.
The following table sets forth information with respect to outstanding stock option awards payable to the following executive officers for the year ended December 31, 2025. All equity awards reflected in this table were granted on November 21, 2023 pursuant to our 2023 Stock Option Plan, described above.
Name	Stock Option Plan Awards(1)	Option Exercise Price	Option Expiration Date
Stephen M. Oksas	50,000	$1.43	2033
Rodney D. Stickle	25,000	$1.43	2033
Julie H. Oksas	20,000	$1.43	2033

(1)
Refers to number of securities underlying unexercised options.

Employment Agreements
Prior to the closing of the offering, MFB Bancorp and Mutual Federal Bank will enter into amended and restated employment agreements with Messrs. Oksas and Stickle and Ms. Oksas. Pursuant to this agreement with Mr. Oksas, he will continue to serve in his current capacity as the President and Chief Executive Officer of MFB Bancorp and Mutual Federal Bank. The employment agreement has an initial term of three years. The initial term of the employment agreement will extend automatically for one additional year in January of each year following the effective date of the agreement, so that the remaining term is three years from the date of renewal, unless one party gives the other party written notice of nonrenewal at least 90 days prior to the applicable anniversary date. The employment agreement provides that the base salary may be increased, but not decreased, at the discretion of the board of directors. In addition to the base salary, the agreement provides that Mr. Oksas will be eligible to receive an annual bonus as may be determined by the board of directors. Mr. Oksas is also eligible to participate in any other short-term incentive compensation plan or long-term or equity incentive plans that may be adopted by the board of directors. Mr. Oksas is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to our employees and officers, and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties. We will provide Mr. Oksas with reimbursement of his monthly membership dues at a lunch club located in downtown Chicago and a monthly allowance for a cellphone as determined by the board of directors.
The employment agreement is terminable with or without cause by us, or Mr. Oksas may resign at any time with or without good reason. Mr. Oksas has no right to compensation or other benefits pursuant to the employment agreement for any period after termination for cause, as defined in the agreement. In the event we terminate Mr. Oksas’s employment without cause or Mr. Oksas voluntarily resigns for “good reason” (i.e., a “qualifying termination event”), we will pay Mr. Oksas a severance payment equal to the base salary Mr. Oksas would have received had he continued employment for the remainder of the then-current term. Mr. Oksas must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary, a material adverse change in responsibilities, titles, powers or duties, a failure to appoint Mr. Oksas as a director of Mutual Federal Bank or a failure to nominate Mr. Oksas to stand for election to MFB Bancorp’s board of directors, relocation of Mr. Oksas’s principal place of employment to a location more than 25 miles from his current principal place of employment, or material breach of the employment agreement by us.
If a qualifying termination event occurs within 24 months following a change in control of MFB Bancorp or Mutual Federal Bank, Mr. Oksas would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to 2.99 times the sum of (i) Mr. Oksas’ base

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salary, plus (ii) the average annual bonus earned by Mr. Oksas for the three (3) years immediately preceding the year in which the change of control occurs. This change in control severance will be paid in a lump sum payment within 60 days of the date of termination.
The employment agreement terminates upon Mr. Oksas’s death, and in such event, his estate or beneficiary will be paid his accrued benefits through such date. Also, upon termination of employment other than by a termination on or after a change in control, Mr. Oksas will be required to adhere to an 18-month non-solicitation restriction set forth in his employment agreement.
Pursuant to the amended and restated agreement with Mr. Stickle, he will continue to serve in his current capacity as the Executive Vice President and Chief Financial Officer of MFB Bancorp and Mutual Federal Bank. The employment agreement has an initial term of three years. The initial term of the employment agreement will extend automatically for one additional year in January of each year following the effective date of the agreement, so that the remaining term is three years from the date of renewal, unless one party gives the other party written notice of nonrenewal at least 90 days prior to the applicable anniversary date. The employment agreement provides that his base salary may be increased, but not decreased, at the discretion of the board of directors. In addition to the base salary, the agreement provides that Mr. Stickle will be eligible to receive an annual bonus as may be determined by the board of directors. Mr. Stickle is also eligible to participate in any other short-term incentive compensation plan or long-term or equity incentive plans that may be adopted by the board of directors. Mr. Stickle is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to our employees and officers, and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties.
The employment agreement is terminable with or without cause by us, or Mr. Stickle may resign at any time with or without good reason. Mr. Stickle has no right to compensation or other benefits pursuant to the employment agreement for any period after termination for cause, as defined in the agreement. In the event we terminate Mr. Stickle’s employment without cause or Mr. Stickle voluntarily resigns for “good reason” (i.e., a “qualifying termination event”), we will pay Mr. Stickle a severance payment equal to the base salary Mr. Stickle would have received had he continued employment for the remainder of the then-current term. Mr. Stickle must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary, a material adverse change in responsibilities, titles, powers or duties, relocation of Mr. Stickle’s principal place of employment to a location more than 25 miles from his current principal place of employment, or material breach of the employment agreement by us.
If a qualifying termination event occurs within 24 months following a change in control of MFB Bancorp or Mutual Federal Bank, Mr. Stickle would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to two (2) times the sum of (i) Mr. Stickle’s base salary, plus (ii) the average annual bonus earned by Mr. Stickle for the three (3) years immediately preceding the year in which the change of control occurs. This change in control severance will be paid in a lump sum payment within 60 days of the date of termination.
The employment agreement terminates upon Mr. Stickle’s death, and in such event, his estate or beneficiary will be paid his accrued benefits through such date. Also, upon termination of employment other than by a termination on or after a change in control, Mr. Stickle will be required to adhere to a 12-month non-solicitation restriction set forth in his employment agreement.
Pursuant to the amended and restated agreement with Ms. Oksas, she will continue to serve in her current capacity as the Executive Vice President and Chief Credit Officer of MFB Bancorp and Mutual Federal Bank. The employment agreement has an initial term of three years. The initial term of the employment agreement will extend automatically for one additional year in January of each year following the effective date of the agreement, so that the remaining term is three years from the date of renewal, unless one party gives the other party written notice of nonrenewal at least 90 days prior to the applicable anniversary date. The employment agreement provides that her base salary may be increased, but not decreased, at the discretion of the board of directors. In addition to the base salary, the agreement provides that Ms. Oksas will be eligible to receive an annual bonus as may be determined by the board of directors. Ms. Oksas is also eligible to participate in any other short-term incentive compensation plan or long-term or

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equity incentive plans that may be adopted by the board of directors. Ms. Oksas is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to our employees and officers, and the reimbursement of reasonable travel and other business expenses incurred in the performance of her duties.
The employment agreement is terminable with or without cause by us, or Ms. Oksas may resign at any time with or without good reason. Ms. Oksas has no right to compensation or other benefits pursuant to the employment agreement for any period after termination for cause, as defined in the agreement. In the event we terminate Ms. Oksas’s employment without cause or Ms. Oksas voluntarily resigns for “good reason” (i.e., a “qualifying termination event”), we will pay Ms. Oksas a severance payment equal to base salary Ms. Oksas would have received had she continued employment for the remainder of the then-current term. Ms. Oksas must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary, a material adverse change in responsibilities, titles, powers or duties, a failure to appoint Ms. Oksas as a director of Mutual Federal Bank or a failure to nominate Ms. Oksas to stand for election to MFB Bancorp’s board of directors, relocation of Ms. Oksas’s principal place of employment to a location more than 25 miles from her current principal place of employment, or material breach of the employment agreement by us.
If a qualifying termination event occurs within 24 months following a change in control of MFB Bancorp or Mutual Federal Bank, Ms. Oksas would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to two (2) times the sum of (i) Ms. Oksas’s base salary, plus (ii) the average annual bonus earned by Ms. Oksas for the three (3) years immediately preceding the year in which the change of control occurs. This change in control severance will be paid in a lump sum payment within 60 days of the date of termination.
The employment agreement terminates upon Ms. Oksas’s death, and in such event, her estate or beneficiary will be paid her accrued benefits through such date. Also, upon termination of employment other than by a termination on or after a change in control, Ms. Oksas will be required to adhere to a 12-month non-solicitation restriction set forth in her employment agreement.
The conversion of Mutual Federal, MHC from mutual to stock form and a contemporaneous stock offering is not considered a change in control for purposes of the employment agreements described above.
401(k) Plan
Mutual Federal Bank maintains the Mutual Federal Bank 401(k) Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like other employees. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, amounts as permitted by the Internal Revenue Code. Following three months of service, Mutual Federal Bank matches 100% of employee contributions up to 3% of compensation, and 50% of employee contributions over 3% of compensation, all of which do not exceed 5% of compensation. There is no match of employee contributions over 5% of compensation. A participant is always 100% vested in his or her salary deferral contributions. Expense recognized in connection with the 401(k) Plan totaled $32,000 for the six months ended June 30, 2026, $53,000 and $46,000 for the years ended December 31, 2025 and 2024, respectively.
Transactions with Certain Related Persons
Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Mutual Federal Bank. The Sarbanes-Oxley Act does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Mutual Federal Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.
All loans made by Mutual Federal Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and

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collateral, as those prevailing at the time for comparable loans to persons not related to Mutual Federal Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. Mutual Federal Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors. At June 30, 2026, we had one loan for $137,000 to a non-executive director. We have not had any other reportable related person transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.
Pursuant to our Policy for Loans to Executive Officers and Directors, the board of directors reviews all extensions of credit in excess of $25,000 to our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before the Board of Directors of Mutual Federal Bank.
Benefits to be Considered Following Completion of the Conversion
Stock-based benefit plans.   Following the offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted stock awards (including restricted stock units). The stock-based benefit plans will not be adopted sooner than six months after the offering, and, if adopted within 12 months after the offering, stockholders must approve the plans by a majority of the votes eligible to be cast. If the stock-based benefit plans are adopted more than 12 months after the offering, stockholders must approve the plans by a majority of votes cast on the proposal. Also, if adopted within 12 months following the completion of the conversion and stock offering, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the offering.
The following additional restrictions would apply to our stock-based benefit plans if we adopt such plans within 12 months after the offering:
•
non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•
any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•
any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•
any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless Mutual Federal Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•
the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•
accelerated vesting is not permitted except for death, disability or upon a change in control of MFB Bancorp or Mutual Federal Bank; and

•
our executive officers or directors must exercise or forfeit their options if Mutual Federal Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval before or after 12 months after the completion of the conversion.
We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.
The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of MFB Bancorp’s common stock at the time the shares are awarded. The following table presents the

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total value of all shares of restricted stock that would be available for issuance under the new stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.
Share Price	30,600 Shares Awarded at Minimum of Offering Range	36,000 Shares Awarded at Midpoint of Offering Range	41,400 Shares Awarded at Maximum of Offering Range	47,610 Shares Awarded at Adjusted Maximum of Offering Range
$8.00	$244,800	$288,000	$331,200	$380,880
$10.00	$306,000	$360,000	$414,000	$476,100
$12.00	$367,200	$432,000	$496,800	$571,320
$14.00	$428,400	$504,000	$579,600	$666,540
The grant-date fair value of the options granted under the new stock-based benefit plans will be based in part on the price of shares of common stock of MFB Bancorp at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the stock options, and the actual value of the stock options may differ significantly from the value set forth in this table.
Exercise Price	Grant Date Fair Value Per Option	76,500 Options Awarded at Minimum of Offering Range	90,000 Options Awarded at Midpoint of Offering Range	103,500 Options Awarded at Maximum of Offering Range	119,025 Options Awarded at Adjusted Maximum of Offering Range
$8.00	$3.74	$286,110	$336,600	$387,090	$445,154
$10.00	$4.68	$358,020	$421,200	$484,380	$557,037
$12.00	$5.62	$429,930	$505,800	$581,670	$668,921
$14.00	$6.55	$501,075	$589,500	$677,925	$779,614
The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $8.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 16.

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BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table provides the beneficial ownership of shares of common stock of Mutual Federal Bancorp held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock at June 30, 2026. For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock over which he has, or shares, directly or indirectly, voting or investment power or as to which he or she has the right to acquire beneficial ownership at any time within 60 days after June 30, 2026.
	Number of Shares(1)	Percent Outstanding(2)
>5% Beneficial Owners:
Mutual Federal, MHC	2,545,813	77.40%
Directors:
Stanley Balzekas III	68,155	2.07%
John L. Garlanger, C.P.A.	37,479	1.14%
Robert P. Kazan, M.D.	28,564	0.87%
Amy P. Keane, C.P.A.	13,138	0.40%
Julie H. Oksas	44,243	1.34%
Stephen M. Oksas	107,299	3.21%
Rodney D. Stickle, C.P.A.	25,000	0.75%
All directors and executive officers as a group (7 persons)	323,878	9.46%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Mutual Federal Bancorp common stock if he or she has voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Mutual Federal Bancorp common stock. Includes 10,000 shares that can be acquired pursuant to stock options within 60 days of June 30, 2026 for Mr. Balzekas, Mr. Garlanger, Mr. Kazan and Ms. Keane; 20,000 shares that can be acquired pursuant to stock options within 60 days of June 30, 2026 for Ms. Oksas; 50,000 shares that can be acquired pursuant to stock options within 60 days of June 30, 2026 for Mr. Oksas; and 25,000 shares that can be acquired pursuant to stock options within 60 days of June 30, 2026 for Mr. Stickle.

(2)
Percentages with respect to each person or group of persons have been calculated on the basis of 3,289,067 shares of common stock outstanding as of June 30, 2026, plus the number of shares that each person or group of persons have the right to acquire within 60 days of June 30, 2026.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS
The table below sets forth, for each of Mutual Federal Bancorp’s directors and executive officers, and for all of these individuals as a group, the following information:
(1)
the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Mutual Federal Bancorp common stock at June 30, 2026, as set forth in “Beneficial Ownership of Common Stock;”

(2)
the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(3)
the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering — Additional Limitations on Common Stock Purchases.” Federal regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.
	Number of Exchange Shares to Be Held(1)	Proposed Purchases of Stock in the Offering(2)		Total Common Stock to be Held at Minimum of Offering Range(1)(3)
Name of Beneficial Owner		Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Directors:
Stanley Balzekas III	19,192	1,000	10,000	20,192	2.07%
John L. Garlanger, C.P.A.	10,554	5,000	50,000	15,554	1.59%
Robert P. Kazan, M.D.	8,043	1,000	10,000	9,043	*
Amy P. Keane, C.P.A.	3,699	1,000	10,000	4,699	*
Julie H. Oksas	12,458	2,500	25,000	14,958	1.53%
Stephen M. Oksas	30,215	2,500	25,000	32,715	3.31%
Rodney D. Stickle, C.P.A.	7,040	1,000	10,000	8,040	*
All Directors and Executive Officers as a Group (7 persons)	91,201	14,000	$140,000	105,201	10.39%

*
Less than 1%.

(1)
Based on information presented under “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.2816 at the minimum of the offering range.

(2)
Includes proposed subscriptions, if any, by associates.

(3)
Assuming an exchange ratio of 0.3809 at the maximum of the offering range, directors and executive officers would beneficially own 137,365 shares, or 10.03% of our outstanding shares of common stock.

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THE CONVERSION AND OFFERING
The boards of directors of Mutual Federal, MHC and Mutual Federal Bancorp have approved the plan of conversion. The plan of conversion must also be approved by the stockholders of Mutual Federal Bancorp and the members of Mutual Federal, MHC (i.e., eligible depositors and certain borrowers of Mutual Federal Bank). Special meetings of stockholders and members have been called for this purpose. We have also filed an application with the OCC with respect to amending and restating Mutual Federal Bank’s charter to, among other things, establish a liquidation account. Any approval by the Federal Reserve or the OCC does not constitute a recommendation or endorsement of the plan of conversion.
General
Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully public stock holding company corporate structure. The conversion will be accomplished by the merger of Mutual Federal, MHC with and into Mutual Federal Bancorp, with Mutual Federal Bancorp surviving the merger, to be followed immediately by a merger of Mutual Federal Bancorp with and into MFB Bancorp, with MFB Bancorp as the surviving entity. As part of the conversion, the 77.4% ownership interest of Mutual Federal, MHC in Mutual Federal Bancorp as of June 30, 2026 (as adjusted for net assets held by Mutual Federal, MHC and certain previously waived dividends by Mutual Federal, MHC in accordance with federal regulations) will be offered for sale in the offering. When the conversion is completed, MFB Bancorp. will own all of the outstanding common stock of Mutual Federal Bank and public stockholders will own all of the outstanding common stock of MFB Bancorp. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.
Under the plan of conversion, at the completion of the conversion and offering, each share of Mutual Federal Bancorp common stock owned by persons other than Mutual Federal, MHC will be converted automatically into the right to receive new shares of MFB Bancorp common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Mutual Federal Bancorp for new shares of MFB Bancorp, the public stockholders will own the same aggregate percentage of shares of common stock of MFB Bancorp that they owned immediately before the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, and adjusted downward to reflect certain net assets held by Mutual Federal, MHC and the prior waiving of cash dividends by Mutual Federal, MHC in accordance with federal regulations.
We intend to retain between $2.3 million and $3.5 million of the net proceeds of the offering (or $4.1 million at the adjusted maximum of the offering range) and to contribute between $2.9 million and $4.3 million of the net proceeds to Mutual Federal Bank (or $5.1 million at the adjusted maximum of the offering range). The conversion will be consummated only upon the sale of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.
The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan, supplemental eligible account holders, and other members (qualifying depositors and certain borrowers). In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference first given to natural persons (including trusts of natural persons) residing in Cook County, Illinois and then to Mutual Federal Bancorp’s public stockholders at the close of business on November 9, 2026.
We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve. See “— Community Offering.”
We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering in which Performance Trust will be sole manager. See “— Syndicated Community Offering.”

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We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Mutual Federal Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “— Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.
The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at the office of Mutual Federal Bank. The plan of conversion is also filed as an exhibit to Mutual Federal, MHC’s application for conversion, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the SEC, of which this prospectus is a part. Copies of the registration statement may be obtained from the SEC or online at the SEC’s website (www.sec.gov). See “Where You Can Find Additional Information.”
Reasons for the Conversion and Offering
Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:
•
Support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering.   A strong capital position is essential to achieving our long-term objectives of growing Mutual Federal Bank and building stockholder value. Although Mutual Federal Bank currently exceeds all regulatory capital requirements, the proceeds from the offering will materially strengthen our capital position and enable us to support our potential growth and expansion by increasing our legal lending limit from $2.6 million at June 30, 2026, to $2.9 million following the offering. The augmented regulatory capital will be essential to the continued implementation of our business strategy.

•
Improve the liquidity of our shares of common stock.   We expect that the larger number of shares that will be outstanding after completion of the conversion and stock offering, as well as our shares of stock being quoted on the OTC Markets Group’s OTCQB Market, will result in a more liquid and active market for MFB Bancorp common stock than has been the case for Mutual Federal Bancorp common stock traded on the OTCID Market. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•
Facilitate our ability to pay dividends to our public stockholders.   Current regulations of the Federal Reserve prohibit Mutual Federal, MHC from waiving receipt of dividends declared by Mutual Federal Bancorp. Accordingly, because any dividends declared and paid by Mutual Federal Bancorp would have to be paid to Mutual Federal, MHC along with all other stockholders, the amount of dividends available for all other stockholders would have been less than if Mutual Federal, MHC were allowed to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of MFB Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

•
Provide greater flexibility to access the capital markets compared to our existing mutual holding company structure.   The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•
Facilitate future mergers and acquisitions.   Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, we believe the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or financial service companies as opportunities arise. In addition, although we intend to remain an independent financial institution, the

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stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of the stock of MFB Bancorp for three years following completion of the conversion and stock offering without regulatory approval.
Approvals Required
The affirmative vote of a majority of the total votes eligible to be cast by the members of Mutual Federal, MHC (i.e., eligible depositors and certain borrowers of Mutual Federal Bank) is required to approve the plan of conversion. Mutual Federal, MHC has scheduled a special meeting of members for December 30, 2026, and intends to send a proxy statement to the members of Mutual Federal, MHC eligible to vote at the special meeting to solicit their votes in favor of the plan of conversion. By their approval of the plan of conversion, the members of Mutual Federal, MHC will also be approving the merger of Mutual Federal, MHC with and into Mutual Federal Bancorp, with Mutual Federal Bancorp surviving the merger, to be followed immediately by a merger of Mutual Federal Bancorp with and into MFB Bancorp, with MFB Bancorp as the surviving entity. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Mutual Federal Bancorp and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Mutual Federal Bancorp held by the public stockholders of Mutual Federal Bancorp (i.e., all stockholders other than Mutual Federal, MHC) are also required to approve the plan of conversion. Mutual Federal Bancorp has scheduled a special meeting of stockholders for January 6, 2027, and intends to send a proxy statement to the stockholders of Mutual Federal Bancorp eligible to vote at the special meeting to solicit their votes in favor of the plan of conversion. By their approval of the plan of conversion, the public stockholders will also be approving the merger of Mutual Federal, MHC with and into Mutual Federal Bancorp and the merger of Mutual Federal Bancorp with and into MFB Bancorp. We have received the approval of the Federal Reserve with respect to the conversion. The OCC must also approve Mutual Federal Bank amending and restating its charter to, among other things, establish a liquidation account. Any approvals by the Federal Reserve or OCC do not constitute a recommendation or endorsement of the plan of conversion.
Share Exchange Ratio for Current Stockholders
At the completion of the conversion, each publicly held share of Mutual Federal Bancorp common stock will be converted automatically into the right to receive a number of new shares of MFB Bancorp common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own approximately the same percentage of common stock in MFB Bancorp after the conversion as they held in Mutual Federal Bancorp immediately before the conversion, exclusive of their purchase of additional shares of common stock in the offering, and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain net assets held by Mutual Federal, MHC and the prior waiving of cash dividends by Mutual Federal, MHC in accordance with federal regulations. The exchange ratio will not depend on the market value of Mutual Federal Bancorp common stock. The exchange ratio will be based on the percentage of Mutual Federal Bancorp common stock held by the public, the independent valuation of Mutual Federal Bancorp prepared by RP Financial, and the number of shares of common stock sold in the offering. The exchange ratio is expected to range from approximately 0.2816 shares for each publicly held share of Mutual Federal Bancorp at the minimum of the offering range to 0.4381 shares for each publicly held share of Mutual Federal Bancorp at the adjusted maximum of the offering range.
The following table shows how the exchange ratio will adjust, based on the appraised value of Mutual Federal Bancorp as of August 4, 2026, assuming immediately before the completion of the conversion public stockholders of Mutual Federal Bancorp own 22.6% of the outstanding shares of Mutual Federal Bancorp common stock and Mutual Federal, MHC has net assets of approximately $359,000, including the conversion expenses paid to be reimbursed from the stock sale proceeds and Mutual Federal, MHC had previously waived cash dividends of approximately $305,000. The table also shows how many new shares of MFB Bancorp a hypothetical current owner of Mutual Federal Bancorp common stock would receive in

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the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.
	Shares to be Sold in This Offering		New Shares of MFB Bancorp to be Issued for Current Shares of Mutual Federal Bancorp		Total Shares of Common Stock to be Issued in Exchange and Exchange	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price(1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share(2)	Whole Shares to be Received for 100 Existing Shares(3)
	Amount	Percent	Amount	Percent
Minimum	765,000	78.52%	209,277	21.48%	974,277	0.2816	$2.82	$6.25	28
Midpoint	900,000	78.52%	246,208	21.48%	1,146,208	0.3313	$3.31	$6.59	33
Maximum	1,035,000	78.52%	283,139	21.48%	1,318,139	0.3809	$3.81	$6.93	38
Adjusted Maximum	1,190,250	78.52%	325,610	21.48%	1,515,860	0.4381	$4.38	$7.33	43

(1)
Represents the value of new shares of MFB Bancorp common stock to be received in the conversion and stock offering by a holder of one share of Mutual Federal Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)
Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At June 30, 2026, Mutual Federal Bancorp’s tangible book value per share was $4.95.

(3)
Cash will be paid in lieu of fractional shares.

Options to purchase shares of Mutual Federal Bancorp common stock that are outstanding immediately before the completion of the conversion will be converted into options to purchase new shares of MFB Bancorp common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.
Effects of Conversion and Stock Offering
Continuity.   The conversion and stock offering will not affect the normal business of Mutual Federal Bank of accepting deposits and making loans. Mutual Federal Bank will continue to be regulated by the OCC and the FDIC. After the conversion, Mutual Federal Bank will continue to offer existing services to depositors, borrowers and other customers. The directors of Mutual Federal Bancorp serving at the time of the conversion will continue to be the directors of MFB Bancorp upon the completion of the conversion.
Effect on deposit accounts.   Pursuant to the plan of conversion, each depositor of Mutual Federal Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates and other evidences of their accounts.
Effect on loans.   No loan outstanding from Mutual Federal Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion.
Effect on voting rights of depositors.   Depositors and certain borrowers of Mutual Federal Bank are members of, and have voting rights in, Mutual Federal, MHC, as to all matters requiring a vote of members, including the election of directors of Mutual Federal, MHC, proposed amendments to the certificate of incorporation of Mutual Federal, MHC, and the vote on the plan of conversion. Upon completion of the conversion and stock offering, depositors and certain borrowers will no longer have voting rights. All voting rights in Mutual Federal Bank will be vested in MFB Bancorp as the sole stockholder of Mutual Federal Bank. The stockholders of MFB Bancorp will possess exclusive voting rights with respect to MFB Bancorp common stock.
Tax effects.   We have received an opinion of counsel with regard to the Federal and Illinois income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for

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federal or state income tax purposes to Mutual Federal, MHC, Mutual Federal Bancorp, Mutual Federal Bank, the public stockholders of Mutual Federal Bancorp (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders, or other members. See “— Material Income Tax Consequences.”
Effect on liquidation rights.   Each depositor in Mutual Federal Bank has both a deposit account in Mutual Federal Bank and a pro rata ownership interest in the net worth of Mutual Federal, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Mutual Federal, MHC and Mutual Federal Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account prior to the completion of the offering receives a pro rata ownership interest in Mutual Federal, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Mutual Federal, MHC, which is lost to the extent that the balance in the account is reduced or closed.
Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Mutual Federal, MHC and Mutual Federal Bank are liquidated completely. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Mutual Federal, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.
Under the plan of conversion, Eligible Account Holders (as defined below) and Supplemental Eligible Account Holders (as defined below) will receive an interest in liquidation accounts maintained by MFB Bancorp and Mutual Federal Bank in an aggregate amount equal to (1) Mutual Federal, MHC’s ownership interest in Mutual Federal Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (2) the value of the net assets of Mutual Federal, MHC as of the date of the latest statement of financial condition of Mutual Federal, MHC before the consummation of the conversion (excluding its ownership of Mutual Federal Bancorp). MFB Bancorp and Mutual Federal Bank will maintain the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Mutual Federal Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Mutual Federal Bank a liquidation interest in the residual net worth, if any, of MFB Bancorp or Mutual Federal Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) MFB Bancorp and Mutual Federal Bank or (b) Mutual Federal Bank. See “— Liquidation Rights.”
Under the regulations of the Federal Reserve Board which govern mutual-to-stock conversions of mutual holding companies, non-interest bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the stock offering or having the right to an interest in the liquidation account which is required to be established in connection with the conversion and stock offering.
However, because we afforded subscription rights to holders of non-interest-bearing demand accounts in our prior stock offering, we have submitted to the Federal Reserve Board a request for a waiver from this regulation. If the waiver is granted, a depositor of Mutual Federal Bank who has an eligible non-interest bearing demand deposit account as of the eligibility record date or the supplemental eligibility record date will be deemed to be an eligible account holder or a supplemental eligible account holder, as applicable, by reason of this account.
The inclusion of depositors with non-interest bearing demand deposits as eligible account holders and supplemental eligible account holders will have a dilutive effect on other qualifying depositors with respect to their stock purchase priorities. It will also have a dilutive effect on the interest of all other eligible account

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holders and supplemental eligible account holders with respect to the liquidation account that will be established in connection with the conversion and stock offering.
Stock Pricing and Number of Shares to be Issued
The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one valuation update, RP Financial will receive a fee of $57,500 as well as payment for reimbursable expenses. We have agreed to indemnify RP Financial and its employees and affiliates for certain costs and expenses in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue statement of a material fact in information supplied to RP Financial by us or by an intentional omission by us to state a material fact in the information provided, except where RP Financial has been negligent or at fault.
The independent valuation was prepared by RP Financial in reliance upon the information contained in this prospectus, including the consolidated financial statements of Mutual Federal Bancorp. RP Financial also considered the following factors, among others:
•
the present results and financial condition of Mutual Federal Bancorp and the projected results and financial condition of MFB Bancorp;

•
the economic and demographic conditions in Mutual Federal Bancorp’s existing market area;

•
certain historical, financial and other information relating to Mutual Federal Bancorp;

•
a comparative evaluation of the operating and financial characteristics of Mutual Federal Bancorp with those of publicly traded savings institutions;

•
the effect of the conversion and offering on Mutual Federal Bancorp’s stockholders’ equity and earnings potential;

•
the proposed dividend policy of MFB Bancorp; and

•
the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan and bank holding companies that RP Financial considered comparable to Mutual Federal Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on a securities exchange. The peer group companies selected for Mutual Federal Bancorp also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been publicly traded for at least one year. In addition, RP Financial limited the peer group to fully converted thrifts with assets less than $1.5 billion which had a return on average equity of less than 10%.
The independent valuation appraisal considered the pro forma effect of the stock offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (1) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (2) the pro forma price-to-earnings approach applied to reported and core earnings; and (3) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like Mutual Federal Bancorp, which has equity in excess of regulatory capital requirements and positive core earnings.

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In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Mutual Federal Bancorp with the peer group. RP Financial made downward adjustments for financial condition, profitability, growth and viability of earnings, asset growth and liquidity of the shares. No adjustments were made for primary market area, dividends, marketing of the issue, management, or effect of government regulations and regulatory reform. The downward adjustments took into consideration the following in comparing Mutual Federal Bancorp to the peer group.
•
Financial condition:   smaller asset size and resulting efficiencies and resources; much higher equity ratio which limits return on equity, higher loan-to-assets ratio, but higher borrowings/assets ratio; and limited loan diversification.

•
Profitability, growth and viability of earnings:   lower return on assets and return on equity ratios; higher yields on earning assets supporting higher margin; offset by minimal non-interest income and higher operating expense ratios.

•
Asset growth:   recent asset shrinkage and minimal asset growth in recent years; limited growth potential due to single location; uncertain ability to raise reasonably-priced funding base and increase originations of loans.

•
Liquidity:   Traded on OTC Markets Group while peers traded on NASDAQ; and lower market capitalization and number of shares outstanding compared to peers.

Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of Mutual Federal Bancorp after the conversion and stock offering that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 4.19% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. The after-tax rate of return reflects the current financial accounting tax treatment of the net operating loss carryforwards. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.
The independent valuation states that as of August 4, 2026 and updated as of October 16, 2026, the estimated pro forma market value of Mutual Federal Bancorp was $11.5 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $9.7 million and a maximum of $13.2 million ($15.2 million at the adjusted maximum). The aggregate offering price of the shares will be equal to the valuation range multiplied by the adjusted percentage of Mutual Federal Bancorp common stock owned by Mutual Federal, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the adjusted percentage of Mutual Federal Bancorp common stock owned by Mutual Federal, MHC (as a result of certain net assets held by Mutual Federal, MHC and the impact of certain common stock dividends waived by Mutual Federal, MHC pursuant to federal regulations), and the $10.00 price per share, the minimum of the offering range is 765,000 shares, the midpoint of the offering range is 900,000 shares, the maximum of the offering range is 1,035,000 shares and the adjusted maximum of the offering range is 1,190,250 shares.
The board of directors of Mutual Federal Bancorp reviewed the independent valuation and, in particular, considered the following:
•
Mutual Federal Bancorp’s financial condition and results of operations;

•
a comparison of financial performance ratios of Mutual Federal Bancorp to those of other financial institutions of similar size;

•
market conditions generally and in particular for financial institutions; and

•
the historical trading price of the publicly held shares of Mutual Federal Bancorp common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve, as a result of subsequent developments in the financial condition of Mutual Federal Bancorp or Mutual Federal Bank or market conditions generally. If the independent valuation is updated to amend

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the pro forma market value of Mutual Federal Bancorp to less than $9.7 million or more than $15.2 million, the appraisal will be filed with the SEC by means of a post-effective amendment to MFB Bancorp’s registration statement.
The following table presents a summary of selected pricing ratios for Mutual Federal Bancorp (on a pro forma basis) at and for the twelve months ended September 30, 2026, and for the peer group companies based on earnings and other information at and for the twelve months ended June 30, 2026 or the most recent trailing twelve month period, with stock prices at August 4, 2026 and updated as of October 16, 2026, as reflected in the updated appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 43.3% on a price-to-book value basis, a discount of 45.6% on a price-to-tangible book value basis and a premium of 176.8% on a price-to-core earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Mutual Federal Bancorp’s common stock. The closing price of the common stock was $2.15 per share on August 26, 2026, the last trading day immediately preceding the announcement of the conversion, and $2.00 per share on August 3, 2026, the last trading day immediately preceding the effective date of the original appraisal.
	Price-to-core earnings multiple(1)	Price-to-book value ratio	Price-to- tangible book value ratio
Mutual Federal Bancorp (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	58.82x	59.67%	59.67%
Maximum	56.72x	54.82%	54.82%
Midpoint	54.49x	50.15%	50.15%
Minimum	51.73x	44.96%	44.96%
Valuation of peer group companies, all of which are fully converted (on a historical basis):
Average	19.68x	88.40%	92.19%
Median	17.36x	88.45%	93.08%

(1)
Price-to-earnings and price-to-book value multiples calculated by RP Financial in the independent appraisal updated as of October 16, 2026 are based on an estimate of “core” or recurring earnings for the 12 months ended September 30, 2026. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial independently value our assets or liabilities. The independent valuation considers Mutual Federal Bank as a going concern and should not be considered as an indication of the liquidation value of Mutual Federal Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above $10.00 per share.
Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $15.2 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,190,250 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “— Additional Limitations on Common

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Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 1,190,250 shares.
If the update to the independent valuation at the conclusion of the stock offering results in an increase in the maximum of the valuation range to more than $15.2 million and a corresponding increase in the offering range to more than 1,190,250 shares, or a decrease in the minimum of the valuation range to less than $9.7 million and a corresponding decrease in the offering range to fewer than 765,000 shares, then we will promptly return, with interest at 0.25% per annum, all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the stock offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve to complete the stock offering. If we extend the stock offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond December 30, 2028, which is two years after the special meeting of members to approve the plan of conversion.
An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Mutual Federal Bancorp’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and Mutual Federal Bancorp’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.
Copies of the independent valuation appraisal report of RP Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”
Subscription Offering and Subscription Rights
In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “— Additional Limitations on Common Stock Purchases.”
Priority 1:   Eligible Account Holders. Each depositor of Mutual Federal Bank with aggregate deposit account balances of $50 or more (a “Qualifying Deposit”) at the close of business on March 31, 2025 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $250,000 (25,000 shares) of our common stock, 0.10% of the total number of shares of common stock sold in the stock offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in the same proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

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To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on March 31, 2025. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Mutual Federal Bancorp or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding March 31, 2025.
Priority 2:   Tax-Qualified Plans. Our tax-qualified employee plans, including Mutual Federal Bank’s employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustee, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve and the OCC.
Priority 3:   Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by our tax-qualified employee stock benefit plans, each depositor of Mutual Federal Bank with a Qualifying Deposit at the close of business on September 30, 2026, who is not an Eligible Account Holder (a “Supplemental Eligible Account Holder”), will receive, without payment therefor, nontransferable subscription rights to purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.
To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at September 30, 2026. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.
Priority 4:   Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, by our tax-qualified employee stock benefit plans and by Supplemental Eligible Account Holders, each depositor of Mutual Federal Bank at the close of business on October 31, 2026 who is not an Eligible Account Holder or Supplemental Eligible Account Holder, or borrowers of Mutual Federal Bank at the close of business on October 31, 2026 whose loan was outstanding as of November 2, 2001 (collectively, “Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to 25,000 shares, or $250,000 of common stock, subject to the overall purchase limitations. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.
To ensure proper allocation of common stock, each Other Member Account Holder must list on the stock order form all deposit accounts and applicable loan accounts in which he or she has an ownership interest at October 31, 2026. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts have been disclosed.

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Expiration date.   The subscription offering will expire at 5:00 p.m., Central Time, on December 22, 2026, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve, if necessary. Subscription rights will expire whether or not each account holder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, maximum or adjusted maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.
We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 765,000 shares have not been sold in the offering by February 5, 2027 and the Federal Reserve has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.25% per annum, for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve grants an extension beyond February 5, 2027, we will resolicit purchasers in the offering as described under “— Procedure for Purchasing Shares in the Subscription and Community Offerings — Expiration Date.”
Community Offering
To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares would be offered in the community offering with the following preferences:
(1)
Natural persons residing in Cook County, Illinois;

(2)
Mutual Federal Bancorp’s public stockholders at the close of business on November 9, 2026; and

(3)
Other members of the general public.

Subscribers in the community offering may purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “— Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.
If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Cook County, Illinois, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in Cook County, Illinois whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.
The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.
Expiration date.   The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide

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to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond February 5, 2027, in which case we will resolicit purchasers.
Syndicated Community Offering
If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.
If a syndicated community offering is held, Performance Trust will serve as sole manager. In such capacity, Performance Trust may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Neither Performance Trust nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Performance Trust has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.
If there is a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to MFB Bancorp for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Mutual Federal Bank or wire transfers). See “— Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated community offering to the extent consistent with Rules 10b-9 and 15c2-4 of the Exchange Act, and then-existing guidance and interpretations thereof of the SEC regarding the conduct of “min/max” offerings.
A syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering, unless extended with the approval of the Federal Reserve, if necessary.
If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of such unsubscribed shares. The Federal Reserve and FINRA must approve any such arrangement.
Additional Limitations on Common Stock Purchases
The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:
(1)
No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(2)
Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than $250,000 (25,000 shares) of common stock;

(3)
Tax-qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering, including shares issued if the offering range is increased by up to 15%;

(4)
Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $300,000 (30,000 shares) of common stock in all categories of the offering combined;

(5)
The number of shares of common stock that an existing Mutual Federal Bancorp public stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates

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will receive in exchange for existing Mutual Federal Bancorp common stock, may not exceed 9.9% of the shares of common stock of MFB Bancorp to be issued and outstanding at the completion of the conversion and offering; and
(6)
The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Mutual Federal Bank and their associates, in the aggregate, when combined with shares of common stock of MFB Bancorp issued in exchange for existing shares of Mutual Federal Bancorp, may not exceed 34% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of Mutual Federal, MHC and stockholders of Mutual Federal Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable revised limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering may not exceed in the aggregate 10% of the total shares sold in the offering.
If the offering range is increased to up to 1,190,250 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion:
(1)
to fill the subscriptions of our tax-qualified employee benefit plans, specifically our employee stock ownership plan, for up to 10% of the total number of shares of common stock sold in the offering;

(2)
if there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(3)
to fill unfilled subscriptions in the community offering, with preference given first to natural persons (including trusts of natural persons) residing in Cook County, Illinois, then to Mutual Federal Bancorp’s public stockholders at the close of business on                   and then to members of the general public.

The term “associate” of a person means:
(1)
any corporation or organization (other than Mutual Federal Bank, Mutual Federal Bancorp or Mutual Federal, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(2)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(3)
any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Mutual Federal Bancorp or Mutual Federal Bank.

The term “acting in concert” means:
(1)
knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

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A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.
We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage), held deposit accounts with Mutual Federal Bank at the eligibility, supplemental eligibility, or voting record dates that were registered to the same address, or may have filed joint Schedules 13D or 13G with the SEC with respect to Mutual Federal Bancorp or other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.
Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of Mutual Federal Bancorp or Mutual Federal Bank and except as described below. Any purchases made by any associate of Mutual Federal Bancorp or Mutual Federal Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under FINRA guidelines, members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “— Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Mutual Federal Bancorp.”
Plan of Distribution; Marketing Agent Compensation
Subscription and community offerings.   To assist in the marketing of our shares of common stock in the subscription and any community offering, we have retained Performance Trust, which is a broker-dealer registered with FINRA. Performance Trust will assist us on a best-efforts basis in the subscription offering and any community offering by providing the following services:
•
advising us on the financial and securities market implications of the plan of conversion;

•
assisting us in structuring and marketing the offering;

•
reviewing all offering documents, including this prospectus, stock order forms and marketing materials (we are responsible for the preparation and filing of such documents);

•
assisting us in analyzing proposals from outside vendors in connection with the offering;

•
assisting us in scheduling and preparing meetings with potential investors; and

•
providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For its services as financial advisor and marketing agent, Performance Trust will receive the following fees.
Subscription and community offering.   If the offering is consummated, we will pay a success fee equal to the greater of (a) $300,000, or (b) 1% of the aggregate actual purchase price of the shares sold in the subscription offering and any direct community offering excluding in each case shares by or on behalf of (i) any “accredited institutional investor”, which shall be subject to a success fee as set forth below, (ii) any employee benefit plan or trust of the company established for the benefit of its directors, officers and employees, and (iii) any director, trustee, corporator, officer or employee of the company (referred to herein as “Insiders”) or members of the immediate family of any Insiders, siblings and children of Insiders who live in the same house as the Insiders.
The success fee for common stock sold in any direct community offering to certain purchasers shall be equal to 5% of the actual price of the shares sold to such purchasers in any direct community offering (the “Institutional Purchaser Success Fee”) and not the 1% success referred to above, if the following conditions

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are met: 1) the purchaser of the shares must meet the qualifications necessary to be deemed an “accredited institutional investor” as set forth in 17 CFR 230.501, excluding natural persons as defined in 230.501(a)(5)-(6) and 2) the sale of shares to such persons must have been solicited and/or initiated by Performance Trust.
We will make a management fee payment of $30,000, which we have already paid. In the event that the management fee exceeds the amount due in payment of fees and reimbursement of expenses, the excess shall be promptly refunded. The management fee will be credited against any payment of the 1% success fee and 5% Institutional Purchaser Success Fee.
Syndicated community offering.   With respect to any shares of common stock sold by Performance Trust or any other FINRA member in any syndicated community offering, we will pay a commission of 5% of the aggregate actual purchase price of the shares of common stock sold in such syndicated community offering. Any such offering will be on a best efforts basis. All fees payable with respect to a syndicated community offering will be in addition to fees payable with respect to the subscription and community offerings.
Expenses.   Performance Trust also will be reimbursed for reasonable out-of-pocket expenses up to a maximum of $75,000 for legal fees and expenses, and $10,000 for all other out-of-pocket expenses (which may be increased to $15,000 in the event of re-solicitation of subscribers). If the plan of conversion is terminated or if Performance Trust’s engagement is terminated in accordance with the provisions of the agency agreement, Performance Trust will receive reimbursement of its reasonable out-of-pocket expenses. Performance Trust shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination.
Records Agent Services
We have also engaged Performance Trust to act as our records agent in connection with the offering. In this role, Performance Trust will assist us in the stock offering as follows:
•
consolidating deposit accounts into a central file and calculation of eligible votes;

•
designing and preparing proxy forms for our member vote and stock order forms for the stock offering;

•
organizing and supervising the Stock Information Center;

•
providing proxy and ballot tabulation services for our special meeting of members, including acting as or supporting the inspector of election; and

•
providing necessary subscription services to distribute, collect and tabulate stock orders in the stock offering.

For these services, Performance Trust will receive a fee of $30,000, $10,000 of which has been earned in full and has already been paid. This fee can be increased by $10,000 in the event of any material change in applicable regulations or the plan of conversion, or a delay requiring duplicate or replacement processing due to changes in record dates.
Indemnity.   We will indemnify Performance Trust against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act, as well as certain other claims and litigation arising out of Performance Trust’s engagement with respect to the conversion and stock offering.
Solicitation of Offers by Officers and Directors
Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription offering and any community offering. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Mutual Federal Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or

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registered representatives of Performance Trust. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Exchange Act, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.
Procedure for Purchasing Shares in the Subscription and Community Offerings
Expiration date.   The subscription offering and any community offering will expire at 5:00 p.m., Central Time, on December 22, 2026, unless we extend one or both for up to 45 days, with the approval of Federal Reserve, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond 45 days would require the Federal Reserve’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.25% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.25% per annum, for funds received in the subscription offering and any community offering. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.
To ensure each purchaser receives a prospectus at least 48 hours before the December 22, 2026 expiration date of the offering, in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days before the expiration date or delivered in-person any later than two days before the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.
We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.25% per annum, from the date of receipt as described above.
Use of order forms in the subscription and community offerings.   To purchase shares of common stock in the subscription offering and any community offering, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 5:00 p.m., Central Time, on December 22, 2026. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.
Submitting your stock order form and payment.   Your completed and signed stock order form and payment may be submitted to us by:
(1)
overnight delivery to the address indicated on the stock order form for this purpose;

(2)
in-person delivery to Mutual Federal Bank’s office at 2212 West Cermak Road, Chicago, IL 60608; or

(3)
regular mail using the stock order reply envelope provided. Please consider overnight or in-person delivery whenever possible.   Regular mail delivery through the US Postal Service can be highly unreliable. If your order is not received by the deadline, it will be rejected.

In-person delivery of stock order forms will be accepted only at Mutual Federal Bank’s office.   Mutual Federal Bank’s office is open Monday, Tuesday and Thursday between 9:00 a.m. and 5:00 p.m., Central

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Time; Friday between 9:00 a.m. and 6:00 p.m., Central Time; and Saturday between 9:00 a.m. and 1:00 p.m., Central Time, except for bank holidays. Do not mail stock order forms to Mutual Federal Bank’s office.
Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.
By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Mutual Federal Bank, the FDIC or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act, as amended, or the Exchange Act, as amended.
Payment for shares.   Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription offering and any community offering may be made by:
(1)
personal check, money order or bank draft, made payable to MFB Bancorp; or

(2)
authorization of withdrawal of available funds (without any early withdrawal penalty) from your Mutual Federal Bank deposit account(s), other than checking accounts or IRAs; or

(3)
cash; cash will only be accepted at Mutual Federal Bank’s main office and will be converted to a bank check. Do not remit cash by mail or overnight delivery.

Appropriate means for designating withdrawals from deposit account(s) at Mutual Federal Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook savings rate after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s) at the time the stock order form is received. Checks and money orders received in the subscription offering and any community offering will be immediately cashed and placed in a segregated account at Mutual Federal Bank and will earn interest at 0.25% per annum from the date payment is processed until the offering is completed or terminated.
You may not remit any type of third-party checks (including those payable to you and endorsed over to MFB Bancorp) or a Mutual Federal Bank line of credit check. You may not designate on your stock order form direct withdrawal from a retirement account at Mutual Federal Bank. See “— Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Mutual Federal Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount and will immediately withdraw the amount from the specified account(s). If permitted by the Federal Reserve, in the event we resolicit persons who subscribed for the maximum purchase amount, as described above in “— Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not otherwise be accepted, except as described below.

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Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the stock offering is not completed by February 5, 2027. If the subscription offering and any community offering are extended past February 5, 2027, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.25% per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.
Regulations prohibit Mutual Federal Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.
We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion and stock offering. This payment may be made by wire transfer.
If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or MFB Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase.
Using individual retirement account funds.   If you are interested in using funds in your IRA at Mutual Federal Bank or other retirement account to purchase shares of common stock in the stock offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Mutual Federal Bank’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at Mutual Federal Bank, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Mutual Federal Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the December 22, 2026 stock offering deadline. You may select the independent trustee or custodian of your choice. However, processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held or the independent trustee or custodian you select. We cannot guarantee that you will be able to use such funds.
Delivery of shares of common stock.   All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription offering and any community offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and stock offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.
Other restrictions.   Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.

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In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:
(1)
a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(2)
the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(3)
such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares
Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on your qualifying account(s). Doing so may jeopardize your subscription rights. In addition, the stock order form requires that you list all accounts you held at your date of eligibility, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.
We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.
Stock Information Center
Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at (312) 521-1600. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 5:00 p.m., Central Time, except for bank holidays.
Liquidation Rights
Liquidation before the conversion.   In the unlikely event that Mutual Federal, MHC is liquidated before the conversion, all claims of creditors of Mutual Federal, MHC would be paid first. Thereafter, if there were any assets of Mutual Federal, MHC remaining, these assets would first be distributed to depositors of Mutual Federal Bank pro rata based on the value of their accounts at Mutual Federal Bank.
Liquidation following the conversion.   The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by MFB Bancorp for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (1) Mutual Federal, MHC’s ownership interest in Mutual Federal Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (2) the value of the net assets of Mutual Federal, MHC as of the date of the latest statement of financial condition of Mutual Federal, MHC before the consummation of the conversion and stock offering (excluding its ownership of Mutual Federal Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account in Mutual Federal Bank to support the MFB Bancorp liquidation account if MFB Bancorp does not have sufficient assets to fund its obligations under the Mutual Federal Bancorp liquidation account.
In the unlikely event that Mutual Federal Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation

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account to be established in MFB Bancorp, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Mutual Federal Bank or MFB Bancorp above that amount.
The liquidation account established by MFB Bancorp is intended to provide qualifying depositors of Mutual Federal Bank with a liquidation interest (exchanged for the liquidation interests such persons had in Mutual Federal, MHC) after the conversion and stock offering in the event of a complete liquidation of MFB Bancorp and Mutual Federal Bank or a liquidation solely of Mutual Federal Bank. Specifically, in the unlikely event that either (1) Mutual Federal Bank or (2) MFB Bancorp and Mutual Federal Bank were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of the close of business on March 31, 2025 and September 30, 2026 of their interests in the liquidation account maintained by MFB Bancorp. Also, in a complete liquidation of both entities, or of Mutual Federal Bank only, when MFB Bancorp has insufficient assets (other than the stock of Mutual Federal Bank) to fund the liquidation account distribution owed to Eligible Account Holders and Supplemental Eligible Account Holders, and Mutual Federal Bank has positive net worth, then Mutual Federal Bank shall immediately make a distribution to fund Mutual Federal Bancorp’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by MFB Bancorp as adjusted periodically pursuant to the plan of conversion and federal regulations. If MFB Bancorp is completely liquidated or sold apart from a sale or liquidation of Mutual Federal Bank, then the MFB Bancorp liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Mutual Federal Bank liquidation account, subject to the same rights and terms as the MFB Bancorp liquidation account.
Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve, MFB Bancorp will transfer, or, upon the prior written approval of the Federal Reserve, may transfer the liquidation account and the depositors’ interests in such account to Mutual Federal Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Mutual Federal Bank.
Under the rules and regulations of the Federal Reserve, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which MFB Bancorp or Mutual Federal Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.
Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Mutual Federal Bank as of the close of business on March 31, 2025 or September 30, 2026, respectively, equal to the proportion that the balance of such account holder’s deposit account at the close of business on March 31, 2025 or September 30, 2026, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Mutual Federal Bank on such dates.
If, however, on any December 31 annual closing date commencing after the effective date of the conversion and stock offering, the amount in any such deposit account is less than the amount in the deposit account at the close of business on March 31, 2025 or September 30, 2026, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account will be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

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Material Income Tax Consequences
Completion of the conversion and stock offering is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion and stock offering to Mutual Federal, MHC, Mutual Federal Bancorp, Mutual Federal Bank, Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinion. In the event of a disagreement, there can be no assurance that Mutual Federal Bancorp or Mutual Federal Bank would prevail in a judicial proceeding.
Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank have received an opinion of counsel, Vedder Price P.C., regarding the material federal and state income tax consequences of the conversion and stock offering, which include the following:
(1)
The merger of Mutual Federal, MHC with and into Mutual Federal Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

(2)
The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Mutual Federal, MHC for liquidation interests in Mutual Federal Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

(3)
None of Mutual Federal, MHC, Mutual Federal Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Mutual Federal, MHC to Mutual Federal Bancorp and the assumption by Mutual Federal Bancorp of Mutual Federal, MHC’s liabilities, if any, in constructive exchange for liquidation interests in Mutual Federal Bancorp.

(4)
Mutual Federal Bancorp will not recognize any gain or loss on the transfer of its assets to MFB Bancorp and MFB Bancorp’s assumption of its liabilities in exchange for shares of MFB Bancorp stock or the distribution of MFB Bancorp stock to stockholders of Mutual Federal Bancorp and the constructive distribution of the interests in the Liquidation Account to Eligible Account Holders and Supplemental Eligible Account Holders.

(5)
Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Mutual Federal, MHC for interests in the liquidation account in Mutual Federal Bancorp.

(6)
The basis of the assets of Mutual Federal, MHC (other than the stock in Mutual Federal Bancorp) and the holding period of the assets to be received by Mutual Federal Bancorp will be the same as the basis and holding period of such assets in Mutual Federal, MHC immediately before the exchange.

(7)
The merger of Mutual Federal Bancorp with and into MFB Bancorp will constitute a mere change in identity, form, or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Mutual Federal Bancorp nor MFB Bancorp will recognize gain or loss as a result of such merger.

(8)
The basis of the assets of Mutual Federal Bancorp and the holding period of such assets to be received by MFB Bancorp will be the same as the basis and holding period of such assets in Mutual Federal Bancorp immediately before the exchange.

(9)
Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Mutual Federal Bancorp for interests in the liquidation account in MFB Bancorp.

(10)
The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Mutual Federal Bancorp for interests in

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the liquidation account established in MFB Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.
(11)
Each stockholder’s aggregate basis in shares of MFB Bancorp common stock received in the exchange will be the same as the aggregate basis of Mutual Federal Bancorp common stock surrendered in the exchange.

(12)
Each stockholder’s holding period in its MFB Bancorp common stock received in the exchange will include the period during which the Mutual Federal Bancorp common stock surrendered was held, provided that the Mutual Federal Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of exchange.

(13)
Except with respect to cash received in lieu of fractional shares, current stockholders of Mutual Federal Bancorp will not recognize any gain or loss upon their exchange of Mutual Federal Bancorp common stock for MFB Bancorp common stock.

(14)
Cash received by any current stockholder of Mutual Federal Bancorp in lieu of a fractional share interest in shares of MFB Bancorp common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of MFB Bancorp common stock, which the stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

(15)
It is more likely than not that the fair market value of the nontransferable subscription rights to purchase MFB Bancorp common stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of MFB Bancorp common stock. It is more likely than not that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscription rights.

(16)
It is more likely than not that at the effective date of the conversion and stock offering the fair market value of the benefit provided by the liquidation account of Mutual Federal Bank supporting the payment of the MFB Bancorp liquidation account in the event either Mutual Federal Bank (or MFB Bancorp and Mutual Federal Bank) were to liquidate after the conversion (including a liquidation of Mutual Federal Bank or Mutual Federal Bank and MFB Bancorp following a purchase and assumption transaction with a credit union) when MFB Bancorp lacks sufficient net assets to pay the liquidation account distribution due is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Mutual Federal Bank liquidation account as of the effective date of the conversion and stock offering.

(17)
It is more likely than not that the basis of the shares of MFB Bancorp common stock purchased in the stock offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the MFB Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised (i.e., the effective date of the conversion and stock offering).

(18)
No gain or loss will be recognized by MFB Bancorp on the receipt of money in exchange for MFB Bancorp common stock sold in the stock offering.

We believe that the tax opinions summarized above address the material federal income tax consequences that are generally applicable to Mutual Federal, MHC, Mutual Federal Bancorp, MFB Bancorp, Mutual Federal Bank, persons receiving subscription rights, and stockholders of MFB Bancorp. With respect to items 15 and 17 above, Vedder Price P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Vedder Price P.C. further noted that RP Financial has issued a letter that the subscription

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rights have no ascertainable fair market value. Vedder Price P.C. also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Vedder Price P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (in certain cases, whether or not the rights are exercised) in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.
The opinion as to item 16 above is based on the position that: (1) no holder of an interest in a liquidation account has ever received any payment attributable to liquidation of a solvent bank and/or holding company (other than as set forth below); (2) the interests in the liquidation accounts are not transferable; (3) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Mutual Federal Bank are reduced; (4) holders of an interest in a liquidation account have received payments of their interests in few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets by a credit union; and (5) the Mutual Federal Bank liquidation account payment obligation arises only if MFB Bancorp lacks sufficient assets to fund the liquidation account or if Mutual Federal Bank (or Mutual Federal Bank and MFB Bancorp) enters into a transaction to transfer Mutual Federal Bank’s assets and liabilities to a credit union.
In addition, we have received a letter from RP Financial stating its belief that the benefit provided by the Mutual Federal Bank liquidation account supporting the payment of the liquidation account if (1) MFB Bancorp lacks sufficient net assets or (2) Mutual Federal Bank (or Mutual Federal Bank and MFB Bancorp) enters into a transaction to transfer Mutual Federal Bank’s assets and liabilities to a credit union, does not have any economic value at the time of the conversion and stock offering. Based on the foregoing, Vedder Price P.C. believes it is more likely than not that such rights in the Mutual Federal Bank liquidation account have no value. If such rights are subsequently found to have an economic value as of the effective time of the conversion and stock offering, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion and stock offering.
The opinion of Vedder Price P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but those rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.
The federal and state tax opinions have been filed with the SEC as exhibits to MFB Bancorp’s registration statement.
Certain Restrictions on Purchase or Transfer of Our Shares after Conversion
All shares of common stock purchased in the stock offering by a director or certain officers of Mutual Federal Bank, Mutual Federal Bancorp or Mutual Federal, MHC generally may not be sold for a period of one year following the closing of the conversion and stock offering, except if the individual dies. All such shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction.
Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted shares will be similarly restricted. The directors and executive officers of MFB Bancorp also will be restricted by the insider trading rules under the Exchange Act.

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Purchases of shares of our common stock by any of our directors, certain officers and their associates during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Federal Reserve. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by any of our tax-qualified or non-tax qualified employee stock benefit plans, including any stock option or restricted stock plans.

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COMPARISON OF STOCKHOLDERS’ RIGHTS FOR STOCKHOLDERS OF
MUTUAL FEDERAL BANCORP
General.   As a result of the conversion and stock offering, stockholders of Mutual Federal Bancorp will become stockholders of MFB Bancorp. The differing rights of stockholders of Mutual Federal Bancorp and stockholders of MFB Bancorp result from differences between federal and Delaware law and regulations, and differences between Mutual Federal Bancorp’s federal charter and bylaws and MFB Bancorp’s Delaware certificate of incorporation and bylaws.
This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of MFB Bancorp’s certificate of incorporation and bylaws.
Authorized Capital Stock.   The authorized capital stock of Mutual Federal Bancorp consists of 12,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share.
The authorized capital stock of MFB Bancorp consists of 2,500,000 shares of common stock, $0.01 par value per share, and 500,000 shares of preferred stock, par value $0.01 per share.
Under Delaware General Corporation Law (“DGCL”) and MFB Bancorp’s certificate of incorporation, the board of directors may not increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is also required to increase or decrease the number of authorized shares of Mutual Federal Bancorp.
Mutual Federal Bancorp’s charter and MFB Bancorp’s certificate of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.
Issuance of Capital Stock.   Pursuant to applicable laws and regulations, Mutual Federal MHC is required to own not less than a majority of the outstanding shares of Mutual Federal Bancorp common stock. Mutual Federal MHC will no longer exist following completion of the conversion and stock offering.
MFB Bancorp’s certificate of incorporation does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Mutual Federal Bancorp’s charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by Mutual Federal Bancorp stockholders and by MFB Bancorp stockholders to qualify stock options for favorable federal income tax treatment.
Voting Rights.   Neither Mutual Federal Bancorp’s charter or bylaws nor MFB Bancorp’s certificate of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “Delaware Law and Certificate of Incorporation and Bylaws of MFB Bancorp”.
Payment of Dividends.   Mutual Federal Bancorp’s ability to pay dividends depends, to a large extent, upon Mutual Federal Bank’s ability to pay dividends to Mutual Federal Bancorp, which is restricted by federal regulations and by federal income tax considerations related to savings banks.
Similar restrictions will apply to Mutual Federal Bank’s ability to pay dividends to MFB Bancorp. In addition, the DGCL generally provides that MFB Bancorp may declare and pay dividends from surplus, or, if there is no surplus, from net profits for the fiscal year (and/or the preceding fiscal year) in which the dividend is declared.

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Board of Directors.   Mutual Federal Bancorp’s bylaws and MFB Bancorp’s certificate of incorporation require the board of directors to be divided into three (3) classes and that the members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified, with one (1) class being elected annually.
Under Mutual Federal Bancorp’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Mutual Federal Bancorp to fill vacancies may serve only until the next election of directors by stockholders. Under MFB Bancorp’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.
Limitations on Liability.   Mutual Federal Bancorp’s charter does not include a limitation on personal liability for officers or directors.
MFB Bancorp’s certificate of incorporation provide that directors and officers will not be personally liable for monetary damages to MFB Bancorp for certain actions as directors or officers, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the MFB Bancorp or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to Directors, under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to Officers, in any action by or in the right of the MFB Bancorp. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the MFB Bancorp shall be eliminated or limited to the fullest extent permitted by the DGCL. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit MFB Bancorp.
Indemnification of Directors, Officers, Employees and Agents.   As generally allowed under current Federal Reserve Board regulations and Mutual Federal Bancorp’s bylaws, Mutual Federal Bancorp will indemnify its current and former directors, officers and employees for any amount for which that person becomes liable under a judgment in, and any reasonable costs incurred in connection with, any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Mutual Federal Bancorp or its stockholders. Mutual Federal Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may become entitled to indemnification.
The certificate of incorporation of MFB Bancorp provides that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by the DGCL, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and the DGCL, all subject to any applicable federal law and regulations. The DGCL allows MFB Bancorp to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of MFB Bancorp. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.
Special Meetings of Stockholders.   Mutual Federal Bancorp’s bylaws provide that special meetings of stockholders may be called by the chairman, the president or a majority of the members of the board of directors and shall be called by the Chairman, President or Secretary of Mutual Federal Bancorp upon the written request of the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting.

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MFB Bancorp’s certificate of incorporation provides that special meetings of stockholders may be called by a majority vote of the total authorized directors.
Stockholder Nominations and Proposals.   Mutual Federal Bancorp’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Mutual Federal Bancorp at least five (5) days before the date of the annual meeting.
MFB Bancorp’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to MFB Bancorp’s secretary not less than one hundred twenty (120) days prior to the one (1) year anniversary of the date of MFB Bancorp’s proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
Management of MFB Bancorp believes that it is in the best interests of MFB Bancorp and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are not in stockholders’ best interests.
Stockholder Action without a Meeting.   Under Mutual Federal Bancorp’s bylaws, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.
Under MFB Bancorp’s certificate of incorporation, stockholders may act only at a meeting of stockholders and may not act by written consent.
Stockholder’s Right to Examine Books and Records.   A federal regulation, which is applicable to Mutual Federal Bancorp, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. The DGCL provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements if a written demand is made that satisfies certain requirements of the DGCL.
Limitations on Voting Rights of Greater-than-10% Stockholders.   MFB Bancorp’s certificate of incorporation provides that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Mutual Federal Bancorp’s charter contained a similar provision that has expired by its terms.
In addition, federal regulations provide that for a period of three (3) years following the date of the completion of the conversion and stock offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of MFB Bancorp’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of MFB Bancorp’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
Business Combinations with Interested Stockholders.   The DGCL prohibits a corporation from engaging in any business combination with an interested stockholder (defined as a 15% stockholder) for a period of three (3) years after the date that stockholder became an interested stockholder unless (i) before that

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date, the board of directors of the corporation approved the business combination or the transaction transforming the stockholder into an interested stockholder, (ii) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock (excluding shares owned by directors, officers and certain employee stock ownership plans) or (iii) on or after the date the stockholder became an interested stockholder, the business combination received the approval of both the corporation’s directors and the holders of two-thirds (2/3) of the outstanding voting shares not owned by the interested stockholder voted at a meeting and not by written consent. A Delaware corporation may opt out of this provision through an amendment to its certificate of incorporation or bylaws adopted by a majority of the outstanding voting shares. MFB Bancorp has not adopted any such amendment.
Current federal regulations do not provide a vote standard for business combinations involving a federal mid-tier stock holding companies like Mutual Federal Bancorp.
Mergers, Consolidations and Sales of Assets.   Under the DGCL, a merger or consolidation of MFB Bancorp requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:
•
the plan of merger does not make an amendment to the certificate of incorporation that would be required to be approved by the stockholders;

•
each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•
the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

Under the DGCL, a sale of all or substantially all of MFB Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of MFB Bancorp, requires the approval of its board of directors and the affirmative vote of two-thirds (2/3) of the votes of stockholders entitled to be cast on the matter.
Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies like Mutual Federal Bancorp.
Evaluation of Offers.   The certificate of incorporation of MFB Bancorp provides that its board of directors, when evaluating a transaction that would or may involve a change in control of MFB Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, or sale of all or substantially all of its assets), may, in connection with the exercise of its judgment in determining what is in the best interests of MFB Bancorp and its stockholders, give due consideration to all relevant factors, including, but not limited to the social and economic effect of such offer on MFB Bancorp’s present and future customers and employees and those of its subsidiaries; the communities in which MFB Bancorp and its subsidiaries operate or are located; the ability of MFB Bancorp to fulfill its corporate objectives as a savings and loan holding company; and the ability of its subsidiary bank to fulfill the objectives under applicable statutes and regulations. If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.
Mutual Federal Bancorp’s charter and bylaws do not include a similar provision to the provision described above.
Dissenters’ Rights of Appraisal.   Under the DGCL, a stockholder of a Delaware corporation such as MFB Bancorp generally has the right to dissent from a merger or consolidation in which the corporation is participating or a sale of all or substantially all of the assets of the corporation, subject to specified procedural requirements. The DGCL does not confer appraisal rights, however, if the corporation’s stock is either (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (2) held of record by more than 2,000 holders. Current federal regulations do not provide for dissenters’ appraisal rights for stockholders of federal mid-tier stock holding companies, like Mutual Federal Bancorp.

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Forum Selection for Certain Stockholder Lawsuits.   Article Eleventh, Paragraph A of the certificate of incorporation of MFB Bancorp provides that, unless MFB Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of MFB Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of MFB Bancorp to MFB Bancorp or MFB Bancorp’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, in all cases subject to the courts having personal jurisdiction over the indispensable parties named as defendants. Because this provision permits claims to be brought in federal courts located in the State of Delaware, this provision would apply to a claim made under the U.S. federal securities laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”), provided there is exclusive federal jurisdiction for such a claim and the claim involves one of the enumerated actions described in Article Eleventh, Paragraph A of the certificate of incorporation. Article Eleventh, Paragraph A does not govern the forum for an Exchange Act or Securities Act claim that does not independently fall within one of these enumerated categories. Article Eleventh, Paragraph B of MFB Bancorp’s certificate of incorporation states that, unless consented to in writing to the selection of an alternative forum, claims arising under the Securities Act must be brought in the federal district courts of the United States of America as the exclusive forum for the resolution of such claims.
Although there is uncertainty as to whether a court would enforce such provisions, a stockholder of MFB Bancorp cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Under the certificate of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of MFB Bancorp shall be deemed to have notice of and consented to the exclusive forum provisions of the certificate of incorporation. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with MFB Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both.
Mutual Federal Bancorp’s charter and bylaws do not contain a similar provision.
Amendment of Governing Instruments.   No amendment of Mutual Federal Bancorp’s charter may be made unless it is first proposed by the board of directors, then approved or preapproved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to Mutual Federal Bancorp’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Mutual Federal Bancorp at any legal meeting.
MFB Bancorp’s certificate of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least a majority of the outstanding shares of common stock. Approval by at least 75% of the outstanding voting stock is generally required to amend the following provisions:
(i) the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock; (ii) the ability of the board of directors to set the number of directors and the division of the board of directors into three (3) staggered classes; (iii) the ability of the board of directors to fill vacancies on the board; (iv) the requirement that directors may be removed only for cause and by the affirmative vote of at least 75% of the votes eligible to be cast by stockholders; (v) the ability of the board of directors to amend and repeal the bylaws; (vi) the requirement that stockholders may act only at a meeting and not by written consent; (vii) the requirement that only a majority of the whole board may call a special meeting of stockholders; (viii) the advance notice requirements for stockholder proposals and nominations; (ix) the requirement that the forum for certain actions or disputes will be a state or federal court located within the State of Delaware; and (x) the provision of the certificate of incorporation requiring approval of at least 75% of the outstanding voting stock to amend the provisions of the certificate of incorporation provided in (i) through (ix) of this list.

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MFB Bancorp’s certificate of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of all of MFB Bancorp’s directors or by the stockholders by the affirmative vote of at least 75% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 75% of the outstanding voting stock.

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RESTRICTIONS ON ACQUISITION OF MFB BANCORP
Although the board of directors of MFB Bancorp is not aware of any effort that might be made to obtain control of MFB Bancorp after the conversion and stock offering, the board of directors believes that it is appropriate to include certain provisions as part of MFB Bancorp’s certificate of incorporation to protect the interests of MFB Bancorp and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Mutual Federal Bank, MFB Bancorp or MFB Bancorp’s stockholders.
The following discussion is a general summary of the material provisions of Delaware law, MFB Bancorp’s certificate of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. MFB Bancorp’s certificate of incorporation and bylaws are included as part of Mutual Federal, MHC’s application for conversion filed with the Federal Reserve and MFB Bancorp’s registration statement filed with the SEC. See “Where You Can Find Additional Information.”
Delaware Law and Certificate of Incorporation and Bylaws of MFB Bancorp
Delaware law, as well as MFB Bancorp’s certificate of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of MFB Bancorp more difficult.
Directors.   The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.
Restrictions on call of special meetings.   The certificate of incorporation and bylaws provide that special meetings of stockholders can be called by a majority of the whole board of directors.
Restriction on action by written consent.   The certificate of incorporation provides that stockholders may not take action by written consent.
Prohibition of cumulative voting.   The certificate of incorporation prohibits cumulative voting for the election of directors.
Limitation of voting rights.   The certificate of incorporation provides that in no event will any person who beneficially owns more than 10.0% of the then-outstanding shares of common stock be entitled or permitted to vote any of the shares of common stock held in excess of the 10.0% limit.
Restrictions on removing directors from office.   The certificate of incorporation provides that directors may be removed only for cause, and only by the affirmative vote of the holders of at least 75.0% of the voting power of all of MFB Bancorp’s then-outstanding stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “— Limitations of Voting Rights”) for the election of directors.
Authorized but unissued shares.   After the conversion, MFB Bancorp will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of MFB Bancorp Following the Conversion.” The certificate of incorporation authorizes 500,000 shares of serial preferred stock. MFB Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including, without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Mutual Federal Bancorp that the board of directors does not approve, it may be possible for the

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board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of MFB Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.
Amendments to certificate of incorporation and bylaws.   Amendments to the certificate of incorporation must be approved by the board of directors and by the affirmative vote of a majority of the outstanding shares of stock, entitled to vote on the amendment; provided, however, that approval by at least 75.0% of the outstanding voting stock entitled to vote for the election of directors is generally required to amend certain provisions.
The certificate of incorporation also provides that the bylaws may be amended by the affirmative vote of a majority of MFB Bancorp’s directors or by the stockholders by the affirmative vote of at least 75.0% of the total votes eligible to be cast for the election of directors at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 75.0% of the total votes eligible to be cast.
Business combinations with interested stockholders.   Under Delaware law, “business combinations” between MFB Bancorp and an interested stockholder or an affiliate of an interested stockholder are prohibited for three years after the most recent date on which the interested stockholder becomes an interested stockholder (i) prior to such time the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85.0% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors, officers and certain employee stock plans; or (iii) subsequent to such time as the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock which is not owned by the interested stockholder. These business combinations include a merger, consolidation, certain stock issuances and transfers, and similar transactions involving interested stockholders and their affiliates. Delaware law defines an interested stockholder as (i) any person who beneficially owns 15.0% or more of the voting power of MFB Bancorp’s voting stock entitled to vote generally in the election of directors; or (ii) an affiliate or associate of MFB Bancorp who, within the three-year period prior to the date in question, was the beneficial owner of 15.0% or more of the voting power of the then-outstanding voting stock of MFB Bancorp entitled to vote generally in the election of directors.
Evaluation of offers.   The certificate of incorporation of MFB Bancorp provides that its board of directors, when evaluating a transaction that would or may involve a change in control of MFB Bancorp (whether by purchases of its securities, merger, consolidation, or sale of all or substantially all of its assets), may, in connection with the exercise of its business judgment in determining what is in the best interests of MFB Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors.
Purpose and anti-takeover effects of MFB Bancorp’s certificate of incorporation and bylaws.   Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of MFB Bancorp and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of MFB Bancorp and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of MFB Bancorp and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of MFB Bancorp and that is in the best interest of all our stockholders.

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Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.
Despite our belief as to the benefits to stockholders of these provisions of MFB Bancorp’s certificate of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.
Forum selection for certain stockholder lawsuits.   Article Eleventh, Paragraph A of the certificate of incorporation of MFB Bancorp provides that, unless MFB Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of MFB Bancorp, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of MFB Bancorp to MFB Bancorp or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Because this provision permits claims to be brought in federal courts located in the State of Delaware, this provision would apply to a claim made under the U.S. federal securities laws, including the Exchange Act and the Securities Act, provided there is exclusive federal jurisdiction for such a claim and the claim involves one of the enumerated actions described in Article Eleventh, Paragraph A of the certificate of incorporation. Article Eleventh, Paragraph A does not govern the forum for an Exchange Act or Securities Act claim that does not independently fall within one of these enumerated categories. In addition, Article Eleventh, Paragraph B of the certificate of incorporation of MFB Bancorp provides that, unless consented to in writing to the selection of an alternative forum, claims arising under the Securities Act must be brought in the federal district courts of the United States of America as the exclusive forum for the resolution of such claims.
Although there is uncertainty as to whether a court would enforce such provisions, a stockholder of MFB Bancorp cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Under the certificate of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of MFB Bancorp shall be deemed to have notice of and consented to the exclusive forum provisions of the certificate of incorporation. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for dispute with us or our directors and officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.
Regulatory Restrictions
Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.
Control, as defined under federal law, means ownership, control, or holding with power to vote, of 25.0% or more of any class of voting stock. Federal regulations establish a rebuttable presumption of control upon ownership, control, or holding with power to vote of 10.0% or more of a class of voting stock where (i) the company has registered securities under Section 12 of the Exchange Act or (ii) no other person will own, control or hold the power to vote a greater percentage of that class of voting securities.
The Federal Reserve may deny an acquisition of control if it finds, among other things, that:
•
the acquisition would result in a monopoly or substantially lessen competition;

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•
the financial condition of the acquiring person might jeopardize the financial stability of the institution;

•
the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

•
the acquisition would have an adverse effect on the Deposit Insurance Fund.

Federal Reserve regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of 10.0% or more of a class of voting stock of MFB Bancorp or Mutual Federal Bank without the Federal Reserve’s prior approval.
During the conversion and for three years following the conversion, the conversion regulations prohibit any person from acquiring, either directly or indirectly, or making an offer to acquire more than 10.0% of the stock of any converted savings institution, such as Mutual Federal Bank, without the prior written approval of the OCC, except for:
•
any offer with a view toward public resale made exclusively to the institution or to underwriters or a selling group acting on its behalf;

•
offers that if consummated would not result in the acquisition by such person during the preceding twelve-month period of more than 1% of such stock;

•
offers in the aggregate for up to 24.9% by the employee stock ownership plan or other tax-qualified plans; and

•
an offer to acquire or acquisition of beneficial ownership of more than 10.0% of the common stock of the savings institution by a corporation whose ownership is or will be substantially the same as the ownership of the savings institution, provided that the offer or acquisition is made more than one year following the date of completion of the conversion.

Such prohibition also is applicable to the acquisition of MFB Bancorp common stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10.0% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for an institution’s stock under circumstances that give rise to a conclusive or rebuttable determination of control under federal banking regulations.

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DESCRIPTION OF CAPITAL STOCK OF
MFB BANCORP FOLLOWING THE CONVERSION
General
MFB Bancorp is authorized to issue 2.5 million shares of common stock, par value of $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share. MFB Bancorp currently expects to issue in the stock offering up to 1,190,250 shares of common stock, at the adjusted maximum of the offering range. MFB Bancorp will not issue shares of preferred stock in the conversion and stock offering. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.
The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.
Common Stock
Dividends.   MFB Bancorp may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends; however, even if MFB Bancorp’s assets are less than the amount necessary to satisfy the requirement set forth above, MFB Bancorp may pay dividends from its net earnings for the fiscal year in which the distribution is made, and its net earnings for the preceding fiscal year. The payment of dividends by MFB Bancorp is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce MFB Bancorp’s net assets below the then-adjusted balance of its liquidation account. The holders of common stock of MFB Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If MFB Bancorp issues shares of preferred stock, the holders thereof may have priority over the holders of the common stock with respect to dividends.
Voting rights.   Upon completion of the stock offering, the holders of common stock of MFB Bancorp will have exclusive voting rights in MFB Bancorp. They will elect MFB Bancorp’s board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10.0% of the then-outstanding shares of MFB Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10.0% limit. If MFB Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 75.0% of our outstanding voting stock as described in our certificate of incorporation. See “— Delaware Law and Certificate of Incorporation and Bylaws of MFB Bancorp.”
As a federally chartered stock savings institution, corporate powers and control of Mutual Federal Bank are vested in its board of directors, who elect the officers of Mutual Federal Bank and who fill any vacancies on the board of directors. Voting rights of Mutual Federal Bank are vested exclusively in the owners of the shares of capital stock of Mutual Federal Bank, which will be MFB Bancorp, and voted at the direction of MFB Bancorp’s board of directors. Consequently, the holders of the common stock of MFB Bancorp will not have direct control of Mutual Federal Bank.
Liquidation.   In the event of any liquidation, dissolution or winding up of Mutual Federal Bank, MFB Bancorp, as the holder of 100% of Mutual Federal Bank’s capital stock, would be entitled to receive all assets of Mutual Federal Bank available for distribution, after payment or provision for payment of all debts and liabilities of Mutual Federal Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of MFB Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its

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debts and liabilities (including payments with respect to its liquidation account to all Eligible Account Holders and Supplemental Eligible Account Holders), all of the assets of MFB Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of a liquidation or dissolution.
Preemptive rights.   Holders of the common stock of MFB Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.
Preferred Stock
None of the shares of MFB Bancorp’s authorized preferred stock will be issued as part of the stock offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

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TRANSFER AGENT
The transfer agent and registrar for MFB Bancorp’s common stock is Computershare Trust Company, N.A., Canton, Massachusetts.
EXPERTS
The consolidated financial statements of Mutual Federal Bancorp as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 included in this prospectus and registration statement have been so included in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
RP Financial has consented to the publication in this prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of MFB Bancorp upon completion of the conversion and stock offering and of its letters with respect to subscription rights and the liquidation accounts.
LEGAL MATTERS
Vedder Price P.C., Chicago, Illinois, counsel to MFB Bancorp and Mutual Federal Bancorp, has issued to MFB Bancorp and Mutual Federal Bancorp its opinions regarding the legality of the common stock to be issued in the offering and the federal and state income tax consequences of the conversion. Certain legal matters will be passed upon for Performance Trust and, in the event of a syndicated community offering, for any other co-managers, by Breyer & Associates PC, Washington, D.C.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION
MFB Bancorp has filed with the SEC a registration statement under the Securities Act with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. Our filings with the SEC, including the registration statement, are available to you free of charge on the SEC’s website at www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including MFB Bancorp.
Mutual Federal, MHC has filed an application for conversion with the Federal Reserve Bank of Chicago. This prospectus omits certain information contained in such applications. The applications may be inspected, without charge, at the offices of the Federal Reserve located at 230 South LaSalle Street, Chicago, Illinois 60604. The plan of conversion is available for inspection, upon request, at Mutual Federal Bank’s office and is also filed as an exhibit to the registration statement.
In connection with the offering, MFB Bancorp will register its common stock under Section 12 of the Exchange Act and, upon such registration, MFB Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10.0% stockholders, and the annual and periodic reporting and certain other requirements of the Exchange Act. Under the plan of conversion, MFB Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the conversion and offering.

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MUTUAL FEDERAL BANCORP, INC.
CHICAGO, ILLINOIS

F-1

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
June 30, 2026 (Unaudited) and December 31, 2025
(Dollar amounts in thousands except per share data)
	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$10,381	$8,550
Loans, net of allowance for credit losses of $1,276 at June 30, 2026 and December 31, 2025	82,471	85,023
Premises and equipment, net	1,652	1,679
Federal Home Loan Bank stock, at cost	1,357	1,357
Accrued interest receivable	470	478
Other assets	277	160
Total assets	$96,608	$97,247
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$2,634	$2,747
Interest-bearing deposits	59,248	58,548
Total deposits	61,882	61,295
Federal Home Loan Bank advances	16,500	18,000
Advance payments by borrowers for taxes and insurance	1,192	982
Accrued interest payable and other liabilities	753	671
Total liabilities	80,327	80,948
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value, 12,000,000 shares authorized, 3,634,047 shares issued at June 30, 2026 and December 31, 2025	36	36
Additional paid-in capital	10,423	10,423
Treasury stock, at cost (344,980 shares at June 30, 2026 and December 31, 2025)	(3,075)	(3,075)
Retained earnings	8,897	8,915
Accumulated other comprehensive income	—	—
Total stockholders’ equity	16,281	16,299
Total liabilities and stockholders’ equity	$96,608	$97,247
See accompanying notes to consolidated financial statements.
F-2

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2026 and 2025 (Unaudited)
(Dollar amounts in thousands except per share data)
	June 30, 2026	June 30, 2025
Interest and dividend income:
Loans, including fees	$2,353	$2,441
Interest earning deposits	158	180
Federal Home Loan Bank stock	48	48
Total interest and dividend income	2,559	2,669
Interest expense:
Deposits	455	492
Federal Home Loan Bank advances	367	418
Total interest expense	822	910
Net interest income	1,737	1,759
Provision for credit losses	—	—
Net interest income after provision for credit losses	1,737	1,759
Non-interest income:
Other income	23	30
Total non-interest income	23	30
Non-interest expense:
Compensation and benefits	1,025	956
Occupancy and equipment	108	110
Data processing	160	169
Professional fees	317	143
Other expense	168	155
Total non-interest expense	1,778	1,533
Income (loss) before income taxes	(18)	256
Income tax expense	—	—
Net income (loss)	$(18)	$256
Earnings (loss) per common share:
Basic	$(0.01)	$0.08
Diluted	$(0.01)	$0.08
See accompanying notes to consolidated financial statements.
F-3

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the Six Months Ended June 30, 2026 and 2025 (Unaudited)
(Dollar amounts in thousands except per share data)
	June 30, 2026	June 30, 2025
Net income (loss)	$(18)	$256
Other comprehensive income:
Unrealized gain on securities available for sale:
Unrealized holding gain arising during the period	—	—
Tax effect	—	—
Total other comprehensive income	—	—
Comprehensive income (loss)	$(18)	$256
See accompanying notes to consolidated financial statements.
F-4

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Six Months Ended June 30, 2026 and 2025 (Unaudited)
(Dollar amounts in thousands except per share data)
	Common Stock	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance at January 1, 2025	$36	$10,423	$(3,075)	$8,577	$—	$15,961
Net income	—	—	—	256	—	256
Balance at June 30, 2025	$36	$10,423	$(3,075)	$8,833	$—	$16,217
Balance at January 1, 2026	$36	$10,423	$(3,075)	$8,915	$—	$16,299
Net loss	—	—	—	(18)	—	(18)
Balance at June 30, 2026	$36	$10,423	$(3,075)	$8,897	$—	$16,281
See accompanying notes to consolidated financial statements.
F-5

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2026 and 2025 (Unaudited)
(Dollar amounts in thousands except per share data)
	June 30, 2026	June 30, 2025
Cash flows from operating activities
Net income (loss)	$(18)	$256
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net accretion of deferred costs on loans	(59)	(193)
Depreciation	27	27
Net change in advance payments by borrowers for taxes and insurance	210	78
Change in accrued interest receivable and other assets	(109)	(127)
Change in accrued interest payable and other liabilities	82	(122)
Net cash provided by (used in) operating activities	133	(81)
Cash flows from investing activities
Proceeds from maturities, calls, and principal repayments of securities available-for- sale	—	6
Net principal repayments on loans held-for-investment	5,145	3,141
Purchases of residential real estate loans	(2,534)	(2,789)
Net cash provided by investing activities	2,611	358
Cash flows from financing activities
Net increase in deposits	587	188
Proceeds from Federal Home Loan Bank advances	6,750	6,000
Repayment of Federal Home Loan Bank advances	(8,250)	(6,000)
Net cash provided by (used in) financing activities	(913)	188
Net increase in cash and cash equivalents	1,831	465
Cash and cash equivalents at beginning of period	8,550	9,802
Cash and cash equivalents at end of period	$10,381	$10,267
Supplemental cash flow information
Cash paid during the period for:
Interest	$809	$895
See accompanying notes to consolidated financial statements.
F-6

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations and Principles of Consolidation:   The accompanying consolidated financial statements (“the financial statements”) have been prepared in conformity with accounting principles generally accepted in the United States of America and conform to practices within the banking industry. The accounting policies followed in the preparation of the interim consolidated financial statements are consistent with those used in the preparation of the annual financial information. The interim consolidated financial statements reflect all normal and recurring adjustments that are necessary, in the opinion of management, for fair statement of results for the interim periods presented. Results for the period ended June 30, 2026, are not necessarily indicative of the results that may be expected for the year ending December 31, 2026.
The consolidated financial statements include Mutual Federal Bancorp, Inc., and its wholly owned subsidiary Mutual Federal Bank (“the Bank”) and its wholly owned subsidiaries, EMEFES Service Corporation and 2212 Holdings, LLC (together referred to as “the Company”). Intercompany transactions and balances are eliminated in consolidation. As of June 30, 2026, Mutual Federal Bancorp, MHC (“the MHC”) was the majority stockholder of the Company. The MHC is owned by the depositors of the Bank. The consolidated financial statements do not include the transactions and balances of the MHC. EMEFES Service Corporation is an insurance agency that sells insurance products to the Bank’s customers. The insurance products are underwritten and provided by a third party. 2212 Holdings, LLC was established to hold and manage real estate acquired through foreclosure.
The Company provides financial services primarily through its office in Chicago, Illinois. The Company’s primary deposit products are checking, savings, money market, and certificate of deposit accounts, and its primary lending products are residential and commercial mortgage loans. Substantially all loans are secured by specific items of collateral, including one-to-four family and multifamily residential and commercial real estate. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the Chicago metropolitan area.
Use of Estimates:   To prepare consolidated financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and actual results could differ.
Segment Reporting:   The Company is a holding company for the Bank, which offers traditional community banking products and services to its customers. Pursuant to its banking strategy, emphasis is placed on building customer relationships rather than on discrete lines of business. The Company is not organized around separate business lines, but instead operates as an integrated unit, with product offerings evolving over time in response to customer needs. Operations are managed, and financial performance is evaluated, on a Company-wide basis by the President, who is the chief operating decision maker (“CODM”). The CODM evaluates performance using revenue, significant expenses, budget-to-actual results, and consolidated net income (loss). Revenue is used to evaluate pricing and growth trends, significant expenses are used to assess performance, and consolidated net income (loss) is used to benchmark performance against peers and in determining discretionary compensation. Loans and other earning assets provide the primary revenues of the banking operation. Interest expense, provision for credit losses, and compensation and benefits represent the significant expense categories regularly reviewed by the CODM. Discrete financial information is not available other than on a Company-wide basis. Accordingly, management has determined that the Company has one reportable operating segment.
Cash Flows:   Cash and cash equivalents include cash and deposits held with other financial institutions. Net principal repayments on loans held-for-investment are reported net in investing activities. Purchases of residential real estate loans are reported separately as investing activities. Net cash flows are reported for deposit transactions, Federal Home Loan Bank (“FHLB”) stock transactions, and advance payments by borrowers for taxes and insurance.

F-7

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Debt Securities:   Debt securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available-for-sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.
Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.
A debt security is placed on non-accrual at the time any principal or interest payments become 90 days delinquent. Interest accrued but not received on a security placed on non-accrual is reversed against interest income. There was no accrued interest income receivable on securities reversed against interest income in the six months ended June 30, 2026 or 2025.
Allowance for Credit Losses — Available-for-Sale Securities:   For available-for-sale securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available-for-sale that do not meet the aforementioned criteria the Company evaluates whether the decline in fair value has resulted from credit losses or other factors.
In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of the cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.
Changes in the allowance for credit losses are recorded as provision for (or recapture of) credit losses. Losses are charged against the allowance for credit losses when management believes the uncollectability of an available-for-sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.
Accrued interest receivable on available-for sale debt securities was $0 at both June 30, 2026 and December 31, 2025 and is excluded from the estimate of credit losses.
FHLB Stock:   The Company is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.
Loans:   Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost, net of the allowance for credit losses. Amortized cost is the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for credit losses. Accrued interest receivable on loans totaled $470 and $478 at June 30, 2026 and December 31, 2025, respectively, and was reported in accrued interest receivable on the consolidated statements of financial condition and is excluded from the estimate of credit losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

F-8

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Interest income on mortgage and commercial loans is discontinued and placed on non-accrual status at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Non-accrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually evaluated loans.
All interest accrued but not received for a loan placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
If the Company determines at a later date a particular loan or pool of loans will be sold, the loan or loans are reclassified to loans held for sale. Any related allowance for credit losses is reversed into earnings, and the loan is recorded at its amortized cost basis. Upon transfer to loans held for sale a fair value adjustment is applied in the same manner it is applied for those loans originated for sale.
Allowance for Credit Losses — Loans:   The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. The allowance for credit losses represents management’s estimate of expected credit losses over the contractual lives of the loans and is based on relevant available information about past events, including historical loss experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. The allowance for credit losses is calculated quarterly, and any difference between the calculated allowance for credit losses and the recorded allowance for credit losses is recognized through the provision for, or recovery of, credit losses in the consolidated statements of operations. Loans are charged off against the allowance for credit losses when management believes the uncollectibility of a loan balance, or a portion of a loan balance, has been confirmed. Recoveries of amounts previously charged off are credited to the allowance for credit losses.
The allowance for credit losses is measured on a collective pool basis when loans share similar risk characteristics. The Company’s loan portfolio is primarily comprised of real estate loans, and management generally evaluates collectively evaluated loans within three loan pools consisting of one-to-four family residential real estate, multifamily residential real estate, and commercial real estate. The Company measures the allowance for credit losses using the Scaled CECL Allowance for Losses Estimator (“SCALE”) method. The SCALE method uses publicly available regulatory data to derive initial proxy expected lifetime loss rates. Management uses judgment to adjust those proxy expected lifetime loss rates, as necessary, to reflect the Company’s historical loss experience, current loan portfolio composition, credit quality trends, concentrations, and other Company-specific facts and circumstances.
In applying the SCALE method, management considers the Company’s own historical loss experience for the period from 2013 through June 30, 2026, which management has determined to be an appropriate historical loss period for evaluating expected credit losses. Management believes this period captures relevant loss data for the Company’s loan portfolio and includes periods of varying economic conditions. The historical loss information is considered together with the proxy expected lifetime loss rates derived from the SCALE method and is adjusted, when necessary, for differences in current conditions and reasonable and supportable forecasts that are not reflected in the historical loss information or the initial proxy loss rates. Because the SCALE method develops expected lifetime loss rates, no separate reversion adjustment is necessary for periods beyond the reasonable and supportable forecast period.

F-9

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Management recognizes that additional factors may affect expected credit losses beyond the quantitative information used in the SCALE method. Accordingly, management considers whether qualitative adjustments are necessary for each loan pool. The qualitative factors considered by management include:
•
changes in lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices;

•
changes in the experience, ability, and depth of lending management and other relevant staff;

•
changes in the nature, volume, and terms of loans in the portfolio;

•
changes in the volume and severity of past due loans, non-performing loans, and adversely classified or graded loans;

•
changes in the quality of the Company’s loan review system;

•
changes in the value of underlying collateral for collateral-dependent loans;

•
the existence, growth, and effect of concentrations of credit;

•
actual and expected changes in national, regional, and local economic and business conditions; and

•
the effect of other external factors, including regulatory, legal, competitive, and environmental factors.

The Company considers loan performance and collateral values in assessing risk for each segment in the loan portfolio, as follows:
•
Residential real estate loans, which include both one-to-four-family and multifamily properties, are affected by the local residential real estate market, the local economy, employment levels, movement in interest rates, and changes in collateral values. For one-to-four family loans, the Company evaluates repayment ability through credit reports and debt-to-income ratios. For multifamily loans, repayment is also affected by property cash flows, occupancy levels, rent levels, operating costs, and the financial condition of the borrowers and guarantors. Appraisals are obtained to support the loan amount.

•
Commercial real estate loans are affected by the local commercial real estate market, the industries tied to the loans, collateral values, interest rates, and local economic and business conditions. Repayment is generally dependent on the cash flows generated by the underlying properties or businesses and the financial condition of the borrowers and guarantors. The loans are secured by real estate, and appraisals are obtained to support the loan amount. Cash flows are evaluated at origination and periodically updated during the life of the loan.

Loans that do not share similar risk characteristics with other loans are evaluated on an individual basis and are excluded from the collectively evaluated loan pools. Loans are generally evaluated individually when, based on current information and events, management determines that the loan does not share similar risk characteristics with other loans in the portfolio. For collateral-dependent loans, when foreclosure is probable or when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for estimated selling costs as appropriate.
The Company may agree to modify loans to borrowers experiencing financial difficulty by providing principal forgiveness, an interest rate reduction, a term extension, an other-than-insignificant payment delay, or a combination of these modifications. When principal forgiveness is provided, the amount of forgiveness is charged off against the allowance for credit losses. During the six months ended June 30, 2026 and 2025, there were no loan modifications to borrowers experiencing financial difficulty.

F-10

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Management believes the allowance for credit losses on loans is maintained at a level sufficient to provide for expected losses on the Company’s loans based on historical loss experience, current conditions, and reasonable and supportable forecasts. Future adjustments to the allowance for credit losses may be necessary if conditions differ substantially from the assumptions used by management in estimating expected credit losses.
Allowance for Credit Losses on Off-Balance Sheet (OBS) Credit Exposures:   The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancellable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through the provision for credit losses. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. The balance as of June 30, 2026 and December 31, 2025 is not material.
Transfers of Financial Assets:   Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Mortgage Loan Repurchase Reserve:   In prior years the Company has sold one-to-four family residential mortgage loans to secondary mortgage market investors. Under standard representations and warranties clauses in the Company’s mortgage sale agreements, the Company may be required to repurchase mortgage loans sold or reimburse the investors for credit losses incurred on those loans if a breach of the contractual representations and warranties occurred. The Company establishes a mortgage repurchase liability in an amount equal to management’s estimate of losses on loans for which the Company could have a repurchase obligation or loss reimbursement. The estimated liability incorporates the volume of loans sold in previous periods, default expectations, historical investor repurchase demand and actual loss severity. Provisions to the mortgage repurchase reserve would be charged against any gains on sales of loans included in the consolidated statements of operations. The balance as of June 30, 2026 and December 31, 2025 is not material.
Real Estate Owned:   Assets acquired through or instead of loan foreclosures are initially recorded at fair value, less estimated costs to sell, when acquired, establishing a new cost basis. Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interests in the property to satisfy the loan through a deed in lieu of foreclosure or a similar legal document. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. There was no real estate owned at June 30, 2026 or December 31, 2025.
Premises and Equipment:   Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method, with useful lives ranging from 5 to 39 years. Furniture, fixtures, and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 7 years.
Mortgage Servicing Rights:   When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value within the consolidated statements of operations in gains on sale of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.

F-11

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Under the fair value measurement method, the Company measures servicing rights at fair value at each reporting date and reports changes in fair value of servicing assets in earnings in the period in which the changes occur. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds, default rates and losses. The carrying value of mortgage servicing rights was $0 at December 31, 2025. Servicing fee income, which is reported within other income, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recorded as income when earned. Servicing fee income was $0 for the six months ended June 30, 2026 and $5 for the six months ended June 30, 2025.
Loan Commitments and Related Financial Instruments:   Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.
Stock-based Compensation:   Compensation cost is recognized for stock options issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options.
Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. There was no compensation cost recognized during the six months ended June 30, 2026 and 2025.
Income Taxes:   Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if necessary, reduces deferred tax assets to the amount expected to be realized. The Company established a reserve against deferred income tax benefits because it could not predict recoverability of the benefits within a reasonable time period.
A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company recognizes interest and penalties related to income tax matters as income tax expense.
Comprehensive Income (Loss):   Comprehensive income (loss) consists of net income (loss) and other comprehensive income. Other comprehensive income includes unrealized gains or losses on securities available-for-sale that are also recognized as a separate component of stockholders’ equity.
Earnings (Loss) per Common Share:   Basic earnings (loss) per common share amounts are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share is computed using the weighted average number of shares determined for the basic earnings (loss) per common share computation plus the dilutive effects of outstanding stock options using the treasury stock method. Shares are excluded from the computations of diluted earnings (loss) per share when their inclusion has an anti-dilutive effect.
Loss Contingencies:   Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe that there now are such matters that will have a material effect on the consolidated financial statements.

F-12

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Fair Value of Financial Instruments:   Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.
Revenue from Contracts with Customers:   The majority of the Company’s revenues come from interest income and other sources, including loans and securities, that are outside the scope of ASC 606. The Company’s services that fall within the scope of ASC 606 are presented within non-interest income and are recognized as revenue as the Company satisfies its obligation to the customer.
Significant services within the scope of ASC 606 include service charges and debit card interchange income and are included with other income.
•
Service charges:   Fees from our deposit customers are earned for transaction-based, account maintenance, and overdraft services. Transaction-based fees and overdraft fees are recognized at a point in time since the customer generally has a right to cancel the depository arrangement at any time. The arrangement is considered a day-to-day contract with ongoing renewals and optional purchases, so the duration of the contract does not extend beyond the services already performed. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which we satisfy our performance obligation.

•
Debit card interchange income:   As with the transaction-based fees on deposit accounts, debit card interchange income is recognized at the point in time the customer’s request is made. Interchange fees are earned from cardholder transactions processed through card association networks. Interchange rates are generally set by the card association networks based upon purchase volumes and other factors. Interchange fees represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

Impact of Recent Accounting Pronouncements:   In November 2024, FASB issued ASU 2024-03 Disaggregation of Income Statement Expenses in order to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The amendments in ASU 2024-03 require disclosure, in the notes to the consolidated financial statements, of specified information about certain costs and expenses in interim and year-end reporting periods. The amendments in the ASU apply to all public business entities and are effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments are to be applied either (1) prospectively to the consolidated financial statements issued for reporting periods after the effective date or (2) retrospectively to any or all periods presented in the consolidated financial statements. The Company is evaluating the impact this will have on the consolidated financial statements.
In November 2025, the FASB issued ASU 2025-08, Financial Instruments — Credit Losses (Topic 326): Purchased Loans. The guidance requires entities to account for purchased seasoned loans by recognizing them at their purchase price plus an allowance for expected credit losses. ASU 2025-08 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within those years. Prospective application is required. Early adoption is permitted. The Company is evaluating the impact this will have on the consolidated financial statements.
NOTE 2 — SECURITIES
There were no securities available-for-sale, there was no allowance for credit losses on securities available-for-sale and there were no holdings of securities of any one issuer in an amount greater than 10% of stockholders’ equity as of June 30, 2026 or December 31, 2025.

F-13

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS
Loans at June 30, 2026 and December 31, 2025 were as follows:
	June 30, 2026	December 31, 2025
Residential real estate:
One-to-four family	$65,302	$70,692
Multifamily	14,141	12,959
Commercial real estate	4,170	2,550
Total loans	83,613	86,201
Deferred loan costs, net	134	98
Allowance for credit losses	(1,276)	(1,276)
Loans, net	$82,471	$85,023
The Company has granted loans to principal officers, directors, and their affiliates. These loans totaled $137 and $143 at June 30, 2026 and December 31, 2025.
The Company purchased $2,534 and $2,789 one-to-four family residential real estate loans in the six months ended June 30, 2026 and 2025, respectively. The Company has no purchased loans, for which there was, at acquisition, evidence of more than insignificant deterioration of credit quality since origination.
The following tables present the activity in the allowance for credit losses by portfolio segment for the six months ended June 30, 2026 and the year ended December 31, 2025:
	Residential Real Estate	Commercial Real Estate	Total
June 30, 2026
Allowance for credit losses:
Beginning balance	$1,120	$156	$1,276
Loans charged-off	—	—	—
Total ending allowance balance	$1,120	$156	$1,276
	Residential Real Estate	Commercial Real Estate	Total
December 31, 2025
Allowance for credit losses:
Beginning balance	$1,162	$156	$1,318
Loans charged-off	(42)	—	(42)
Total ending allowance balance	$1,120	$156	$1,276

F-14

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
The following table presents the amortized cost basis of loans on non-accrual status by class and loans on non-accrual status with no allowance for credit loss as of June 30, 2026 and December 31, 2025:
	Non-accrual	Non-accrual With No Allowance For Credit Loss
June 30, 2026
Residential real estate
One-to-Four Family	$928	$928
Total	$928	$928
December 31, 2025
Residential real estate
One-to-Four Family	$1,140	$1,140
Multifamily	60	60
Total	$1,200	$1,200
There are no loans past due over 89 days and still accruing as of June 30, 2026 or December 31, 2025. The Company recognized interest income of $17 and $35 on nonaccrual loans during the six months ended June 30, 2026 and 2025, respectively.
Collateral-dependent loans total $928 and $1,200 at June 30, 2026 and December 31, 2025. Collateral on these loans is primarily 1 – 4 family real estate.
The following table presents the aging of the amortized cost basis in past due loans as of June 30, 2026 and December 31, 2025 by class:
	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total
June 30, 2026
Residential real estate:
One-to-four family	$3,015	$84	$928	$4,027	$61,275	$65,302
Multifamily	—	—	—	—	14,141	14,141
Commercial real estate	—	—	—	—	4,170	4,170
Total	$3,015	$84	$928	$4,027	$79,586	$83,613
December 31, 2025
Residential real estate:
One-to-four family	$1,516	$845	$1,140	$3,501	$67,191	$70,692
Multifamily	—	—	60	60	12,899	12,959
Commercial real estate	—	—	—	—	2,550	2,550
Total	$1,516	$845	$1,200	$3,561	$82,640	$86,201

F-15

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Credit Quality Indicators:
The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually and classifies them as to credit risk. This analysis typically includes non-homogenous loans, such as multifamily and commercial real estate loans. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:
Special Mention.   Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.
Substandard.   Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.
Doubtful.   Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.
Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Based on the most recent analysis performed, the risk category of loans by class of loans as of June 30, 2026 and December 31, 2025 are as follows:
Term Loans Amortized Cost Basis by Origination Date — June 30, 2026
	2026	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Total
As of June 30, 2026
Residential real estate –
Multi family
Risk rating:
Pass	$2,362	$3,998	$948	$701	$3,436	$2,696	—	$14,141
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$2,362	$3,998	$948	$701	$3,436	$2,696	—	$14,141
Commercial real estate –
Risk rating:
Pass	$1,804	$323	$360	$1,683	—	—	—	$4,170
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$1,804	$323	$360	$1,683	—	—	—	$4,170

F-16

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Term Loans Amortized Cost Basis by Origination Date — December 31, 2025
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2025
Residential real estate –
Multi family
Risk rating:
Pass	$4,025	$956	$721	$4,400	$1,560	$1,237	—	$12,899
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	60	—	60
Doubtful	—	—	—	—	—	—	—	—
Total	$4,025	$956	$721	$4,400	$1,560	$1,297	—	$12,959
Commercial real estate –
Risk rating:
Pass	$333	—	$370	$1,847	—	—	—	$2,550
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$333	—	$370	$1,847	—	—	—	$2,550
The Company evaluates the credit quality of its one-to-four-family residential real estate portfolio based primarily on the aging status of the loan and payment activity. Accordingly, loans on nonaccrual status and loans past due 90 days or more and still accruing interest are considered to be nonperforming for purposes of credit quality evaluation. The following tables present the amortized cost of this loan portfolio based on the credit risk profile of loans that are performing and loans that are nonperforming as of June 30, 2026 and December 31, 2025:
Term Loans Amortized Cost Basis by Origination Date — June 30, 2026
	2026	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Total
As of June 30, 2026
Residential real estate –
One-to-four family
Payment performance:
Performing	$1,260	$4,055	$5,801	$3,395	$30,020	$17,001	$2,842	$64,374
Non-performing	—	—	—	—	—	928	—	928
Total	$1,260	$4,055	$5,801	$3,395	$30,020	$17,929	$2,842	$65,302

F-17

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Term Loans Amortized Cost Basis by Origination Date — December 31, 2025
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2025
Residential real estate –
One-to-four family
Payment performance:
Performing	$7,758	$4,362	$2,319	$33,081	$10,986	$8,129	$2,917	$69,552
Non-performing	—	174	—	—	865	101	—	1,140
Total	$7,758	$4,536	$2,319	$33,081	$11,851	$8,230	$2,917	$70,692
NOTE 4 — FAIR VALUE MEASUREMENT
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses a fair value hierarchy to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs that may be used to measure fair value are as follows:
Level 1:
Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:
Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:
Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Securities:   For securities where quoted prices are not available fair values are calculated based on market prices of similar securities (Level 2), using matrix pricing. Matrix pricing, which is a mathematical technique commonly used to price debt securities that are not actively traded, values debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).
Collateral-dependent Loans:   The fair value of collateral-dependent loans with specific allocations of the allowance for credit losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Collateral-dependent loans are evaluated on a quarterly basis and adjusted accordingly.

F-18

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 4 — FAIR VALUE MEASUREMENT (Continued)
Appraisals for collateral-dependent loans are performed by certified general appraisers whose qualifications and licenses have been reviewed and verified by the Company. Once received, a member of the lending department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics. On an annual basis, the Company compares the actual selling price of collateral that has been sold to the most recent appraisal value to determine what additional adjustment should be made to the appraisal value to arrive at fair value.
There were no assets measured at fair value on a recurring basis or non-recurring basis as of June 30, 2026 or December 31, 2025.
Fair Value of Financial Instruments
The carrying values and estimated fair value of certain financial instruments not carried at fair value at June 30, 2026 and December 31, 2025 were as follows:
June 30, 2026:	Carrying Value	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$10,381	$10,381	$—	$—	$10,381
Loans, net	82,471	—	—	80,314	80,314
Federal Home Loan Bank stock	1,357	—	—	—	N/A
Accrued interest receivable	470	—	470	—	470
Financial liabilities
FHLB advances	$16,500	$—	$16,595	$—	$16,595
Advance payments by borrowers for taxes and insurance	1,192	1,192	—	—	1,192
Accrued interest payable	206	—	206	—	206
Certificates of deposit	27,358	—	27,245	—	27,245
Other deposits	34,524	—	34,524	—	34,524
December 31, 2025:	Carrying Value	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$8,550	$8,550	$—	$—	$8,550
Loans, net	85,023	—	—	82,926	82,926
Federal Home Loan Bank stock	1,357	—	—	—	N/A
Accrued interest receivable	478	—	478	—	478
Financial liabilities
FHLB advances	$18,000	$—	$18,139	$—	$18,139
Advance payments by borrowers for taxes and insurance	982	982	—	—	982
Accrued interest payable	193	—	193	—	193
Certificates of deposit	26,912	—	26,042	—	26,042
Other deposits	34,383	—	34,383	—	34,383
The methods used to measure fair value of financial instruments at June 30, 2026 and December 31, 2025 represent an approximation of exit price; however, an actual exit price may differ.

F-19

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 5 — PREMISES AND EQUIPMENT
Period-end premises and equipment were as follows.
	June 30, 2026	December 31, 2025
Land	$807	$807
Building	355	355
Building improvements	837	837
Drive-up addition	577	577
Furniture and equipment	429	429
Total cost	3,005	3,005
Accumulated depreciation	(1,353)	(1,326)
	$1,652	$1,679
Depreciation and amortization expense was $27 for the six months ended June 30, 2026 and 2025.
NOTE 6 — DEPOSITS
Deposits, by major category, are as follows:
	June 30, 2026	December 31, 2025
Non-interest-bearing deposits	$2,634	$2,747
Interest-bearing checking	1,223	1,039
Savings	26,027	26,653
Money market deposit accounts	4,640	3,944
Certificates of deposit	27,358	26,912
	$61,882	$61,295
The aggregate amount of certificates of deposit with a minimum denomination of $250 was approximately $6,622 and $6,127 at June 30, 2026 and December 31, 2025, respectively.
Deposits of related parties totaled approximately $1,162 and $1,127 at June 30, 2026 and December 31, 2025, respectively.
NOTE 7 — FEDERAL HOME LOAN BANK ADVANCES
As of June 30, 2026, the Company had $16,500 in fixed-rate Federal Home Loan Bank advances with a weighted average interest rate of 4.13%. As of December 31, 2025, the Company had $18,000 in fixed-rate Federal Home Loan Bank advances with a weighted average interest rate of 4.32%. Maturities as of June 30, 2026 were from September 12, 2026 through June 30, 2028. Maturities as of December 31, 2025 were from January 20, 2026 through June 30, 2028.
Each advance is payable at its maturity date, or call date whichever is earlier, with a prepayment penalty for fixed rate advances. The advances were collateralized by $50,063 and $48,596 of first mortgage loans under a blanket lien arrangement at June 30, 2026 and December 31, 2025. Based on this collateral and the Company’s holdings of FHLB stock, the Company is eligible to borrow an additional $32,698 in advances from the FHLB at June 30, 2026.

F-20

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 7 — FEDERAL HOME LOAN BANK ADVANCES (Continued)
Payments for the twelve months ending on June 30, 2027 through June 30, 2031 are as follows:
June 30, 2027	$12,500
June 30, 2028	4,000
June 30, 2029	—
June 30, 2030	—
June 30, 2031	—
$16,500
NOTE 8 — BENEFIT PLANS
On November 29, 2006, the stockholders approved the Mutual Federal Bancorp, Inc. 2006 Stock Option Plan (the “Stock Option Plan”). A total of 178,206 shares of Company common stock were reserved for issuance under the Stock Option Plan. The 2006 Stock Option Plan expired in September 2023.
On November 21, 2023, the Board approved the Mutual Federal Bancorp, Inc. 2023 Stock Option Plan (the “New Stock Option Plan”). A total of 178,206 shares of Company stock were reserved for issuance under the New Stock Option Plan. The Plan is effective until November 2033. The terms of grants or awards are determined by a Board committee, however awards are generally to be granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant, immediately vest, and have a 10 year contractual term. At June 30, 2026, 43,206 shares remain available for future grant or award under the New Stock Option Plan.
The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model. Expected volatilities are based on historical volatilities of the common stock of selected micro cap bank holding companies. As historical data is not available, the expected term of the options granted is based on management’s best estimate and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.
Total compensation cost that has been charged against income for the New Stock Option Plan was $0 for the six months ended June 30, 2026 and 2025.
Stock Option Plan
The Company’s New Stock Option Plan permits the grant of stock options to its officers, directors and employees. The Company believes that such grants better align the interests of its employees with those of its stockholders. There were no grants during the six months ended June 30, 2026 and the year ended December 31, 2025. The following is a summary of the activity in the stock option plan for the six months ended June 30, 2026 and the year ended December 31, 2025:

F-21

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 8 — BENEFIT PLANS (Continued)
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at January 1, 2026	145,000	$1.43	8
Granted	—	—	—
Exercised	—	—	—
Forfeited or expired	10,000	1.43	—
Outstanding at June 30, 2026	135,000	$1.43	7.5
Exercisable at June 30, 2026	135,000	$1.43	7.5
Vested at June 30, 2026	135,000	$1.43	7.5
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at January 1, 2025	145,000	$1.43	9
Granted	—	—	—
Exercised	—	—	—
Forfeited or expired	—	—	—
Outstanding at December 31, 2025	145,000	$1.43	8
Exercisable at December 31, 2025	145,000	$1.43	8
Vested at December 31, 2025	145,000	$1.43	8
As of June 30, 2026 and December 31, 2025, there was $0 of total unrecognized compensation cost related to non-vested stock options granted under the New Stock Option Plan.
401(k) Plan
The Company has a 401(k) profit sharing plan covering substantially all employees who have attained the age of 21 and have completed three months of service. Following three months of service, the Company matches 100% of employee contributions up to 3% of compensation, and 50% of employee contributions over 3% of compensation but which do not exceed 5% of compensation. The Company does not match employee contributions over 5% of compensation. The matching contribution expense was $32 and $25 for the six months ended June 30, 2026 and 2025, respectively. The 401(k) profit sharing plan also provides for a discretionary profit sharing contribution determined annually by the Board of Directors. The Board approved no discretionary contributions for the six months ended June 30, 2026 and 2025.

F-22

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 9 — EARNINGS (LOSS) PER SHARE
The factors used in the earnings (loss) per common share computation follow:
	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Basic:
Net Income (loss)	$(18)	$256
Weighted average common shares outstanding	3,289,067	3,289,067
Basic earnings (loss) per common share	$(0.01)	$0.08
Diluted:
Net Income (loss)	$(18)	$256
Weighted average common shares outstanding	3,289,067	3,289,067
Add: Dilutive effects of assumed exercises of stock options	—	63,043
Average shares and dilutive potential common shares	3,289,067	3,352,110
Diluted earnings (loss) per common share	$(0.01)	$0.08
Antidilutive stock options	135,000	—
NOTE 10 — LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES
Some financial instruments, such as loan commitments, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.
Total unused commitments to extend credit were $1,699 at June 30, 2026, of which $1,396 were for variable rate loans and $303 were for fixed rate loans, and $1,869 at December 31, 2025, of which $1,569 were for variable rate loans and $300 were for fixed rate loans. Commitments to make loans are generally made for periods of 60 days or less.
NOTE 11 — CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS
The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of June 30, 2026, the Bank met all minimum capital adequacy requirements to which it is subject.
Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. As of June 30, 2026 and December 31, 2025, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

F-23

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 11 — CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS
 (Continued)
The Federal Banking regulators approved new rules to implement the revised capital adequacy standards of the Basel Committee on Banking Supervision, commonly called Basel III, and address relevant provisions of the Dodd Frank Wall Street Reform and Consumer Protection Act, as amended. The Bank is subject to a 2.5% capital conservation buffer which is included in the minimum capital requirements presented below, except for the Tier 1 (core) capital to adjusted total assets ratio.
The Bank’s actual and required capital amounts and ratios are presented below:
	Actual		Minimum Required for Capital Adequacy Purposes under Basel III		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2026
Total capital to risk-weighted assets	$16,756	25.80%	$6,819	10.50%	$6,495	10.00%
Tier 1 (core) capital to risk-weighted assets	15,939	24.54	5,520	8.50	5,196	8.00
Common Equity Tier 1 (CET1)	15,939	24.54	4,546	7.00	4,221	6.50
Tier 1 (core) capital to adjusted total assets	15,939	16.34	3,902	4.00	4,877	5.00
December 31, 2025
Total capital to risk-weighted assets	$16,492	24.45%	$7,083	10.50%	$6,746	10.00%
Tier 1 (core) capital to risk-weighted assets	15,644	23.19	5,734	8.50	5,397	8.00
Common Equity Tier 1 (CET1)	15,644	23.19	4,722	7.00	4,385	6.50
Tier 1 (core) capital to adjusted total assets	15,644	16.37	3,822	4.00	4,777	5.00
Federal regulations require the Bank to comply with a Qualified Thrift Lender (“QTL”) test, which requires that 65% of assets be maintained in housing-related finance and other specified assets. If the QTL test is not met, limits are placed on growth, branching, new investment, FHLB advances, and dividends or the institution must convert to a commercial bank charter. Management considers the QTL test to have been met.
Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. During the six months ended June 30, 2026 and 2025, the Bank paid $0 in dividends to the Company.

F-24

Report of Independent Registered Public Accounting Firm
Stockholders and the Board of Directors of Mutual Federal Bancorp, Inc.
Chicago, Illinois
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial condition of Mutual Federal Bancorp, Inc. (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Crowe LLP

Crowe LLP
We have served as the Company’s auditor since 2005.
Oakbrook Terrace, Illinois
September 14, 2026

F-25

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
	2025	2024
ASSETS
Cash and cash equivalents	$8,550	$9,802
Securities available-for-sale, at fair value	—	8
Loans, net of allowance for credit losses of $1,276 at December 31, 2025 and $1,318 at December 31, 2024	85,023	83,790
Premises and equipment, net	1,679	1,618
Federal Home Loan Bank stock, at cost	1,357	1,357
Accrued interest receivable	478	396
Other assets	160	117
Total assets	$97,247	$97,088
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$2,747	$2,979
Interest-bearing deposits	58,548	58,346
Total deposits	61,295	61,325
Federal Home Loan Bank advances	18,000	18,000
Advance payments by borrowers for taxes and insurance	982	1,107
Accrued interest payable and other liabilities	671	695
Total liabilities	80,948	81,127
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized at December 31, 2025 and 2024	—	—
Common stock, $0.01 par value, 12,000,000 shares authorized, 3,634,047 shares issued at December 31, 2025 and 2024	36	36
Additional paid-in capital	10,423	10,423
Treasury stock, at cost (344,980 shares at December 31, 2025 and 2024)	(3,075)	(3,075)
Retained earnings	8,915	8,577
Accumulated other comprehensive income	—	—
Total stockholders’ equity	16,299	15,961
Total liabilities and stockholders’ equity	$97,247	$97,088
See accompanying notes to consolidated financial statements.
F-26

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
	For the years ended December 31,
	2025	2024
Interest and dividend income:
Loans, including fees	$4,732	$4,307
Interest earning deposits	341	454
Federal Home Loan Bank stock	98	96
Total interest and dividend income	5,171	4,857
Interest expense:
Deposits	957	1,162
Federal Home Loan Bank advances	779	560
Total interest expense	1,736	1,722
Net interest income	3,435	3,135
Provision for credit losses	—	—
Net interest income after provision for credit losses	3,435	3,135
Non-interest income:
Other income	54	57
Total non-interest income	54	57
Non-interest expense:
Compensation and benefits	1,951	1,922
Occupancy and equipment	200	234
Data processing	343	332
Professional fees	341	570
Other expense	316	464
Total non-interest expense	3,151	3,522
Income (loss) before income taxes	338	(330)
Income tax expense	—	—
Net income (loss)	$338	$(330)
Earnings (loss) per common share:
Basic	$0.10	$(0.10)
Diluted	$0.10	$(0.10)
See accompanying notes to consolidated financial statements.
F-27

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
	For the years ended December 31,
	2025	2024
Net income (loss)	$338	$(330)
Other comprehensive income:
Unrealized gain on securities available for sale:
Unrealized holding gain arising during the period	—	—
Tax effect	—	—
Total other comprehensive income	—	—
Comprehensive income (loss)	$338	$(330)
See accompanying notes to consolidated financial statements.
F-28

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
	Common Stock	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2024	$36	$10,423	$(3,075)	$8,907	$—	$16,291
Net loss	—	—	—	(330)	—	(330)
Balance at December 31, 2024	36	10,423	(3,075)	8,577	—	15,961
Net income	—	—	—	338	—	338
Balance at December 31, 2025	$36	$10,423	$(3,075)	$8,915	$—	$16,299
See accompanying notes to consolidated financial statements.
F-29

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
	For the years ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$338	$(330)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Net accretion of deferred costs on loans	(238)	(240)
Depreciation	56	67
Loss on disposal of premises and equipment	6	—
Net change in advance payments by borrowers for taxes and insurance	(125)	(101)
Change in accrued interest receivable and other assets	(125)	313
Change in accrued interest payable and other liabilities	(24)	(217)
Net cash used in operating activities	(112)	(508)
Cash flows from investing activities
Proceeds from maturities, calls, and principal repayments of securities available-for-sale	8	18
Net principal repayments on loans held-for-investment	6,962	7,088
Purchases of residential real estate loans	(7,957)	(5,998)
Purchases of premises and equipment	(123)	(18)
Net cash provided by (used in) investing activities	(1,110)	1,090
Cash flows from financing activities
Net decrease in deposits	(30)	(5,471)
Proceeds from Federal Home Loan Bank advances	9,000	18,500
Repayment of Federal Home Loan Bank advances	(9,000)	(15,000)
Net cash used in financing activities	(30)	(1,971)
Net decrease in cash and cash equivalents	(1,252)	(1,389)
Cash and cash equivalents at beginning of period	9,802	11,191
Cash and cash equivalents at end of period	$8,550	$9,802
Supplemental cash flow information
Cash paid during the year for:
Interest	$1,718	$1,720
See accompanying notes to consolidated financial statements.
F-30

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations and Principles of Consolidation:   The consolidated financial statements include Mutual Federal Bancorp, Inc., and its wholly owned subsidiary Mutual Federal Bank (“the Bank”) and its wholly owned subsidiaries, EMEFES Service Corporation and 2212 Holdings, LLC (together referred to as “the Company”). Intercompany transactions and balances are eliminated in consolidation. As of December 31, 2025, Mutual Federal Bancorp, MHC, (“the MHC”) was the majority stockholder of the Company. The MHC is owned by the depositors of the Bank. The consolidated financial statements do not include the transactions and balances of the MHC. EMEFES Service Corporation is an insurance agency that sells insurance products to the Bank’s customers. The insurance products are underwritten and provided by a third party. 2212 Holdings, LLC was established to hold and manage real estate acquired through foreclosure.
The Company provides financial services primarily through its office in Chicago, Illinois. The Company’s primary deposit products are checking, savings, money market, and certificate of deposit accounts, and its primary lending products are residential and commercial mortgage loans. Substantially all loans are secured by specific items of collateral, including one-to-four-family and multifamily residential and commercial real estate. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the Chicago metropolitan area.
Use of Estimates:   To prepare consolidated financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and actual results could differ.
Segment Reporting:   The Company is a holding company for the Bank, which offers traditional community banking products and services to its customers. Pursuant to its banking strategy, emphasis is placed on building customer relationships rather than on discrete lines of business. The Company is not organized around separate business lines, but instead operates as an integrated unit, with product offerings evolving over time in response to customer needs. Operations are managed, and financial performance is evaluated, on a Company-wide basis by the President, who is the chief operating decision maker (“CODM”). The CODM evaluates performance using revenue, significant expenses, budget-to-actual results, and consolidated net income (loss). Revenue is used to evaluate pricing and growth trends, significant expenses are used to assess performance, and consolidated net income (loss) is used to benchmark performance against peers and in determining discretionary compensation. Loans and other earning assets provide the primary revenues of the banking operation. Interest expense, provision for credit losses, and compensation and benefits represent the significant expense categories regularly reviewed by the CODM. Discrete financial information is not available other than on a Company-wide basis. Accordingly, management has determined that the Company has one reportable operating segment.
Cash Flows:   Cash and cash equivalents include cash and deposits held with other financial institutions. Principal repayments and collections on loans held-for-investment are reported net in investing activities. Purchases of loans held-for-investment are reported separately as investing activities. Net cash flows are reported for deposit transactions, FHLB stock transactions, and advance payments by borrowers for taxes and insurance.
Debt Securities:   Debt securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available-for-sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

F-31

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.
A debt security is placed on non-accrual at the time any principal or interest payments become 90 days delinquent. Interest accrued but not received on a security placed on non-accrual is reversed against interest income. There was no accrued interest income receivable on securities reversed against interest income in 2025 or 2024.
Allowance for Credit Losses — Available-for-Sale Securities:   For available-for-sale securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available-for-sale that do not meet the aforementioned criteria the Company evaluates whether the decline in fair value has resulted from credit losses or other factors.
In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of the cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.
Changes in the allowance for credit losses are recorded as provision for (or recapture of) credit losses. Losses are charged against the allowance when management believes the uncollectability of an available-for-sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.
Accrued interest receivable on available-for sale debt securities was $0 at December 31, 2025 and less than $1 at December 31, 2024 and is excluded from the estimate of credit losses.
Federal Home Loan Bank (FHLB) Stock:   The Company is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.
Loans:   Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost, net of the allowance for credit losses. Amortized cost is the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for credit losses. Accrued interest receivable on loans totaled $478 and $396 at December 31, 2025 and 2024, respectively, and was reported in accrued interest receivable on the consolidated statements of financial condition and is excluded from the estimate of credit losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.
Interest income on mortgage and commercial loans is discontinued and placed on non-accrual status at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due

F-32

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually evaluated loans.
All interest accrued but not received for a loan placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
If the Company determines at a later date a particular loan or pool of loans will be sold, the loan or loans are reclassified to loans held for sale. Any related allowance for credit losses is reversed into earnings, and the loan is recorded at its amortized cost basis. Upon transfer to loans held for sale a fair value adjustment is applied in the same manner it is applied for those loans originated for sale.
Allowance for Credit Losses — Loans:   The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. The allowance for credit losses represents management’s estimate of expected credit losses over the contractual lives of the loans and is based on relevant available information about past events, including historical loss experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. The allowance for credit losses is calculated quarterly, and any difference between the calculated allowance for credit losses and the recorded allowance for credit losses is recognized through the provision for, or recovery of, credit losses in the consolidated statements of operations. Loans are charged off against the allowance when management believes the uncollectibility of a loan balance, or a portion of a loan balance, has been confirmed. Recoveries of amounts previously charged off are credited to the allowance.
The allowance for credit losses is measured on a collective pool basis when loans share similar risk characteristics. The Company’s loan portfolio is primarily comprised of real estate loans, and management generally evaluates collectively evaluated loans within three loan pools consisting of one-to-four-family residential real estate, multifamily residential real estate, and commercial real estate. The Company measures the allowance for credit losses using the Scaled CECL Allowance for Losses Estimator (“SCALE”) method. The SCALE method uses publicly available regulatory data to derive initial proxy expected lifetime loss rates. Management uses judgment to adjust those proxy expected lifetime loss rates, as necessary, to reflect the Company’s historical loss experience, current loan portfolio composition, credit quality trends, concentrations, and other Company-specific facts and circumstances.
In applying the SCALE method, management considers the Company’s own historical loss experience for the period from 2012 through 2025, which management has determined to be an appropriate historical loss period for evaluating expected credit losses. Management believes this period captures relevant loss data for the Company’s loan portfolio and includes periods of varying economic conditions. The historical loss information is considered together with the proxy expected lifetime loss rates derived from the SCALE method and is adjusted, when necessary, for differences in current conditions and reasonable and supportable forecasts that are not reflected in the historical loss information or the initial proxy loss rates. Because the SCALE method develops expected lifetime loss rates, no separate reversion adjustment is necessary for periods beyond the reasonable and supportable forecast period.
Management recognizes that additional factors may affect expected credit losses beyond the quantitative information used in the SCALE method. Accordingly, management considers whether qualitative adjustments are necessary for each loan pool. The qualitative factors considered by management include:

F-33

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
•
changes in lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices;

•
changes in the experience, ability, and depth of lending management and other relevant staff;

•
changes in the nature, volume, and terms of loans in the portfolio;

•
changes in the volume and severity of past due loans, non-performing loans, and adversely classified or graded loans;

•
changes in the quality of the Company’s loan review system;

•
changes in the value of underlying collateral for collateral-dependent loans;

•
the existence, growth, and effect of concentrations of credit;

•
actual and expected changes in national, regional, and local economic and business conditions; and

•
the effect of other external factors, including regulatory, legal, competitive, and environmental factors.

The Company considers loan performance and collateral values in assessing risk for each segment in the loan portfolio, as follows:
•
Residential real estate loans, which include both one-to-four-family and multifamily properties, are affected by the local residential real estate market, the local economy, employment levels, movement in interest rates, and changes in collateral values. For one-to-four-family loans, the Company evaluates repayment ability through credit reports and debt-to-income ratios. For multifamily loans, repayment is also affected by property cash flows, occupancy levels, rent levels, operating costs, and the financial condition of the borrowers and guarantors. Appraisals are obtained to support the loan amount.

•
Commercial real estate loans are affected by the local commercial real estate market, the industries tied to the loans, collateral values, interest rates, and local economic and business conditions. Repayment is generally dependent on the cash flows generated by the underlying properties or businesses and the financial condition of the borrowers and guarantors. The loans are secured by real estate, and appraisals are obtained to support the loan amount. Cash flows are evaluated at origination and periodically updated during the life of the loan.

Loans that do not share similar risk characteristics with other loans are evaluated on an individual basis and are excluded from the collectively evaluated loan pools. Loans are generally evaluated individually when, based on current information and events, management determines that the loan does not share similar risk characteristics with other loans in the portfolio. For collateral-dependent loans, when foreclosure is probable or when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for estimated selling costs as appropriate.
The Company may agree to modify loans to borrowers experiencing financial difficulty by providing principal forgiveness, an interest rate reduction, a term extension, an other-than-insignificant payment delay, or a combination of these modifications. When principal forgiveness is provided, the amount of forgiveness is charged off against the allowance for credit losses. During the years ended December 31, 2025 and 2024, there were no loan modifications to borrowers experiencing financial difficulty.
Management believes the allowance for credit losses on loans is maintained at a level sufficient to provide for expected losses on the Company’s loans based on historical loss experience, current conditions,

F-34

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
and reasonable and supportable forecasts. Future adjustments to the allowance for credit losses may be necessary if conditions differ substantially from the assumptions used by management in estimating expected credit losses.
Allowance for Credit Losses on Off-Balance Sheet (OBS) Credit Exposures:   The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancellable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through the provision for credit losses. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. The balance as of December 31, 2025 and 2024 is not material.
Transfers of Financial Assets:   Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Mortgage Loan Repurchase Reserve:   In prior years the Company has sold one-to-four-family residential mortgage loans to secondary mortgage market investors. Under standard representations and warranties clauses in the Company’s mortgage sale agreements, the Company may be required to repurchase mortgage loans sold or reimburse the investors for credit losses incurred on those loans if a breach of the contractual representations and warranties occurred. The Company establishes a mortgage repurchase liability in an amount equal to management’s estimate of losses on loans for which the Company could have a repurchase obligation or loss reimbursement. The estimated liability incorporates the volume of loans sold in previous periods, default expectations, historical investor repurchase demand and actual loss severity. Provisions to the mortgage repurchase reserve would be charged against any gains on sales of loans included in the consolidated statements of operations. The balance as of December 31, 2025 and 2024 is not material.
Real Estate Owned:   Assets acquired through or instead of loan foreclosures are initially recorded at fair value, less estimated costs to sell, when acquired, establishing a new cost basis. Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interests in the property to satisfy the loan through a deed in lieu of foreclosure or a similar legal document. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. There was no real estate owned at December 31, 2025 and 2024.
Premises and Equipment:   Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method, with useful lives ranging from 5 to 39 years. Furniture, fixtures, and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 7 years.
Mortgage Servicing Rights:   When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value within the consolidated statements of operations in gains on sale of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.

F-35

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Under the fair value measurement method, the Company measures servicing rights at fair value at each reporting date and reports changes in fair value of servicing assets in earnings in the period in which the changes occur. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds, default rates and losses. The carrying value of mortgage servicing rights was $0 at December 31, 2025 and 2024. Servicing fee income, which is reported within other income, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recorded as income when earned. Servicing fee income was $5 and $33 for the years ended December 31, 2025 and 2024, respectively.
Loan Commitments and Related Financial Instruments:   Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.
Stock-based Compensation:   Compensation cost is recognized for stock options issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options.
Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. There was no compensation cost recognized during the years ended December 31, 2025 and 2024.
Income Taxes:   Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if necessary, reduces deferred tax assets to the amount expected to be realized. The Company established a reserve against deferred income tax benefits because it could not predict recoverability of the benefits within a reasonable time period.
A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company recognizes interest and penalties related to income tax matters as income tax expense.
Comprehensive Income (Loss):   Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized losses on securities available-for-sale that is also recognized as a separate component of stockholders’ equity.
Earnings (Loss) per Common Share:   Basic earnings (loss) per common share amounts are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share is computed using the weighted average number of shares determined for the basic earnings (loss) per common share computation plus the dilutive effects of outstanding stock options using the treasury stock method. Shares are excluded from the computations of diluted earnings (loss) per share when their inclusion has an anti-dilutive effect.
Loss Contingencies:   Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe that there now are such matters that will have a material effect on the consolidated financial statements.

F-36

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Fair Value of Financial Instruments:   Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.
Reclassifications:   Some items in the prior consolidated financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net loss or stockholders’ equity.
Revenue from Contracts with Customers:   The majority of the Company’s revenues come from interest income and other sources, including loans and securities, that are outside the scope of ASC 606. The Company’s services that fall within the scope of ASC 606 are presented within non-interest income and are recognized as revenue as the Company satisfies its obligation to the customer.
Significant services within the scope of ASC 606 include service charges and debit card interchange income and are included with other income.
•
Service charges:   Fees from our deposit customers are earned for transaction-based, account maintenance, and overdraft services. Transaction-based fees and overdraft fees are recognized at a point in time since the customer generally has a right to cancel the depository arrangement at any time. The arrangement is considered a day-to-day contract with ongoing renewals and optional purchases, so the duration of the contract does not extend beyond the services already performed. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which we satisfy our performance obligation.

•
Debit card interchange income:   As with the transaction-based fees on deposit accounts, debit card interchange income is recognized at the point in time the customer’s request is made. Interchange fees are earned from cardholder transactions processed through card association networks. Interchange rates are generally set by the card association networks based upon purchase volumes and other factors. Interchange fees represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

Adoption of New Accounting Standards:   In 2024, the Company adopted Accounting Standards Update (“ASU”) 2023-07 Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures. This expands disclosures about a public entity’s reportable segments and requires more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024 and should be applied retrospectively. The adoption of ASU 2023-07 did not have an impact on the Company’s financial position or results of operations as it impacts disclosures only.
In December 2023, FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The updated accounting guidance requires expanded income tax disclosures, including the disaggregation of existing disclosures related to the tax rate reconciliation and income taxes paid. The guidance is effective for annual periods beginning after December 15, 2024. Prospective application is required, with retrospective application permitted. The Company adopted this guidance, prospectively, and the updated disclosures are included in “Note 9 — Income Taxes.”
Impact of Recent Accounting Pronouncements:   In November 2024, FASB issued ASU 2024-03 Disaggregation of Income Statement Expenses in order to improve the disclosures about a public business

F-37

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
entity’s expenses and address requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The amendments in ASU 2024-03 require disclosure, in the notes to the consolidated financial statements, of specified information about certain costs and expenses in interim and year-end reporting periods. The amendments in the ASU apply to all public business entities and are effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments are to be applied either (1) prospectively to the consolidated financial statements issued for reporting periods after the effective date or (2) retrospectively to any or all periods presented in the consolidated financial statements. The Company is evaluating the impact this will have on the consolidated financial statements.
In November 2025, the FASB issued ASU 2025-08, Financial Instruments — Credit Losses (Topic 326): Purchased Loans. The guidance requires entities to account for purchased seasoned loans by recognizing them at their purchase price plus an allowance for expected credit losses. ASU 2025-08 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within those years. Prospective application is required. Early adoption is permitted. The Company is evaluating the impact this will have on the consolidated financial statements.
NOTE 2 — SECURITIES
The amortized cost and fair value of securities available-for-sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive (loss) income were as follows:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2024
Mortgage-backed securities – FHLMC	$3	$—	$—	$3
Collateralized mortgage obligations	5	—	—	5
Total securities available-for-sale	$8	$—	$—	$8
There were no securities available-for-sale as of December 31, 2025. There was no allowance for credit losses recorded on securities available-for-sale as of December 31, 2024.
Unrealized losses on securities have not been recognized into income because the issuers of the securities are of high credit quality, management does not intend to sell and it is not more likely than not that management would be required to sell the securities prior to their anticipated recovery, and the decline in the fair value is largely due to changes in interest rates. The fair value is expected to recover as the securities approach maturity.
At December 31, 2024 there were no holdings of securities of any one issuer in an amount greater than 10% of stockholders’ equity.

F-38

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS
Loans at December 31 year end were as follows:
	2025	2024
Residential real estate:
One-to-four-family	$70,692	$72,581
Multifamily	12,959	9,650
Commercial real estate	2,550	2,978
Total loans	86,201	85,209
Deferred loan (fees) costs, net	98	(101)
Allowance for credit losses	(1,276)	(1,318)
Loans, net	$85,023	$83,790
The Company has granted loans to principal officers, directors, and their affiliates. These loans totaled $143 and $155 at December 31, 2025 and 2024.
The Company purchased $7,957 and $5,998 of one-to-four-family residential loans in the twelve months ended December 31, 2025 and 2024, respectively. The Company has not purchased loans, for which there was, at acquisition, evidence of more than insignificant deterioration of credit quality since origination.
The following tables present the activity in the allowance for credit losses by portfolio segment for the years ending December 31, 2025 and 2024:
	Residential Real Estate	Commercial Real Estate	Total
2025
Allowance for credit losses:
Beginning balance	$1,162	$156	$1,318
Loans charged-off	(42)	—	(42)
Total ending allowance balance	$1,120	$156	$1,276
	Residential Real Estate	Commercial Real Estate	Total
2024
Allowance for credit losses:
Beginning balance	$1,151	$156	$1,307
Loans charged-off	(1)	—	(1)
Recoveries	12	—	12
Total ending allowance balance	$1,162	$156	$1,318

F-39

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
The following table presents the amortized cost basis of loans on non-accrual status by class and loans on non-accrual status with no allowance for credit loss as of December 31, 2025 and 2024:
	Non-accrual	Non-accrual With No Allowance For Credit Loss
2025
Residential real estate
One-to-four-family	$1,140	$1,140
Multifamily	60	60
Total	$1,200	$1,200
2024
Residential real estate
One-to-four-family	$2,027	$1,145
Multifamily	68	68
Total	$2,095	$1,213
There are no loans past due over 89 days and still accruing as of December 31, 2025 and 2024. The Company recognized interest income of $80 and $51 on nonaccrual loans in 2025 and 2024, respectively.
Collateral-dependent loans total $1,200 and $2,095 as of December 31, 2025 and 2024. Collateral on these loans is primarily 1 – 4 family real estate.
The following table presents the aging of the recorded investment in past due loans as of December 31, 2025 and 2024 by class:
	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total
2025
Residential real estate:
One-to-four-family	$1,516	$845	$1,140	$3,501	$67,191	$70,692
Multifamily	—	—	60	60	12,899	12,959
Commercial real estate	—	—	—	—	2,550	2,550
Total	$1,516	$845	$1,200	$3,561	$82,640	$86,201
2024
Residential real estate:
One-to-four-family	$1,293	$554	$2,027	$3,874	$68,707	$72,581
Multifamily	—	—	68	68	9,582	9,650
Commercial real estate	—	—	—	—	2,978	2,978
Total	$1,293	$554	$2,095	$3,942	$81,267	$85,209

F-40

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Credit Quality Indicators:
The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually and classifies them as to credit risk. This analysis typically includes non-homogenous loans, such as multifamily and commercial real estate loans. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:
Special Mention.   Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.
Substandard.   Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.
Doubtful.   Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.
Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Based on the most recent analysis performed, the risk category of loans by class of loans as of December 31, 2025 and 2024 are as follows:
Term Loans Amortized Cost Basis by Origination Date — 2025
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2025
Residential real estate –
Multifamily
Risk rating:
Pass	$4,025	$956	$721	$4,400	$1,560	$1,237	—	$12,899
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	60	—	60
Doubtful	—	—	—	—	—	—	—	—
Total	$4,025	$956	$721	$4,400	$1,560	$1,297	—	$12,959
Commercial real estate –
Risk rating:
Pass	$333	—	$370	$1,847	—	—	—	$2,550
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$333	—	$370	$1,847	—	—	—	$2,550

F-41

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Term Loans Amortized Cost Basis by Origination Date — 2024
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2024
Residential real estate –
Multifamily
Risk rating:
Pass	$970	$755	$4,839	$1,621	$1,397	$—	$9,582
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	68	—	68
Doubtful	—	—	—	—	—	—	—
Total	$970	$755	$4,839	$1,621	$1,465	$—	$9,650
Commercial real estate
Risk rating:
Pass	$—	$388	$1,901	$689	$—	$—	$2,978
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—
Total	$—	$388	$1,901	$689	$—	$—	$2,978
The Company evaluates the credit quality of its one-to-four-family residential real estate portfolio based primarily on the aging status of the loan and payment activity. Accordingly, loans on nonaccrual status and loans past due 90 days or more and still accruing interest are considered to be nonperforming for purposes of credit quality evaluation. The following tables present the amortized cost of this loan portfolio based on the credit risk profile of loans that are performing and loans that are nonperforming as of December 31, 2025 and 2024:
Term Loans Amortized Cost Basis by Origination Date — 2025
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2025
Residential real estate –
One-to-four-family Payment performance:
Performing	$7,758	$4,362	$2,319	$33,081	$10,986	$8,129	$2,917	$69,552
Non-performing	—	174	—	—	865	101	—	1,140
Total	$7,758	$4,536	$2,319	$33,081	$11,851	$8,230	$2,917	$70,692

F-42

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Term Loans Amortized Cost Basis by Origination Date — 2024
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2024
Residential real estate –
One-to-four-family payment performance:
Performing	$5,719	$2,599	$37,751	$12,985	$8,379	$3,121	$70,554
Non-performing	—	—	133	865	1,029	—	2,027
Total	$5,719	$2,599	$37,884	$13,850	$9,408	$3,121	$72,581
NOTE 4 — FAIR VALUE MEASUREMENT
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses a fair value hierarchy to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs that may be used to measure fair value are as follows:
Level 1:
Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:
Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:
Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Securities:   For securities where quoted prices are not available fair values are calculated based on market prices of similar securities (Level 2), using matrix pricing. Matrix pricing, which is a mathematical technique commonly used to price debt securities that are not actively traded, values debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).
Collateral-dependent Loans:   The fair value of collateral-dependent loans with specific allocations of the allowance for credit losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Collateral-dependent loans are evaluated on a quarterly basis and adjusted accordingly.

F-43

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 4 — FAIR VALUE MEASUREMENT (Continued)
Appraisals for collateral-dependent loans are performed by certified general appraisers whose qualifications and licenses have been reviewed and verified by the Company. Once received, a member of the lending department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics. On an annual basis, the Company compares the actual selling price of collateral that has been sold to the most recent appraisal value to determine what additional adjustment should be made to the appraisal value to arrive at fair value.
There were no assets measured at fair value on a non-recurring basis as of December 31, 2025. Assets measured at fair value on a non-recurring basis as of December 31, 2024 are as follows:
		Fair Value Measurements Using
	Carrying Value	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		Level 1	Level 2	Level 3
At December 31, 2024
Collateral dependent loans	$882	$—	$—	$882
Total collateral dependent loans	$882	$—	$—	$882
There were no assets measured at fair value on a recurring basis as of December 31, 2025. Assets measured at fair value on a recurring basis as of December 31, 2024 are as follows:
		Fair Value Measurements Using
	Carrying Value	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		Level 1	Level 2	Level 3
At December 31, 2024
Securities available-for-sale	$8	$—	$8	$—
Total securities available-for-sale	$8	$—	$8	$—
Fair Value of Financial Instruments
The carrying values and estimated fair value of certain financial instruments not carried at fair value at December 31, 2025 and December 31, 2024 were as follows:
December 31, 2025:	Carrying Value	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$8,550	$8,550	$—	$—	$8,550
Loans, net	85,023	—	—	82,926	82,926
Federal Home Loan Bank stock	1,357	—	—	—	N/A
Accrued interest receivable	478	—	478	—	478

F-44

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 4 — FAIR VALUE MEASUREMENT (Continued)
December 31, 2025:	Carrying Value	Level 1	Level 2	Level 3	Total
Financial liabilities
FHLB advances	$18,000	$—	$18,139	$—	$18,139
Advance payments by borrowers for taxes and insurance	982	982	—	—	982
Accrued interest payable	193	—	193	—	193
Certificates of deposit	26,912	—	26,042	—	26,042
Other deposits	34,383	—	34,383	—	34,383
December 31, 2024:	Carrying Value	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$9,802	$9,802	$—	$—	$9,802
Loans, net	83,790	—	—	83,812	83,812
Federal Home Loan Bank stock	1,357	—	—	—	N/A
Accrued interest receivable	396	—	396	—	396
Financial liabilities
FHLB advances	$18,000	$—	$17,983	$—	$17,983
Advance payments by borrowers for taxes and insurance	1,107	1,107	—	—	1,107
Accrued interest payable	175	—	175	—	175
Certificates of deposit	25,356	—	25,324	—	25,324
Other deposits	35,969	—	35,969	—	35,969
NOTE 5 — PREMISES AND EQUIPMENT
Year-end premises and equipment were as follows.
	At December 31,
	2025	2024
Land	$807	$807
Building	355	355
Building improvements	837	728
Drive-up addition	577	577
Furniture and equipment	429	634
Total cost	3,005	3,101
Accumulated depreciation	(1,326)	(1,483)
	$1,679	$1,618
Depreciation and amortization expense was $56 and $67 for the years ended December 31, 2025 and 2024.

F-45

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 6 — DEPOSITS
Deposits, by major category, are as follows:
	At December 31,
	2025	2024
Non-interest-bearing deposits	$2,747	$2,979
Interest-bearing checking	1,039	992
Savings	26,653	27,907
Money market deposit accounts	3,944	4,091
Certificates of deposit	26,912	25,356
	$61,295	$61,325
The aggregate amount of certificates of deposit with a minimum denomination of $250 was approximately $6,127 and $3,379 at December 31, 2025, and 2024, respectively.
Scheduled maturities of certificates of deposit for the next five years were as follows:
2026	$26,442
2027	433
2028	23
2029	14
2030	—
$26,912
Deposits of related parties totaled approximately $1,127 and $1,176 at December 31, 2025 and 2024, respectively.
NOTE 7 — FEDERAL HOME LOAN BANK ADVANCES
As of December 31, 2025 and 2024, the Company had $18,000 in fixed-rate Federal Home Loan Bank advances with weighted average interest rate of 4.32% and 4.88%, respectively. Maturities as of December 31, 2025 were from January 20, 2026 through June 30, 2028. Maturities as of December 31, 2024 were from February 24, 2025 through June 30, 2028.
Each advance is payable at its maturity date, or call date whichever is earlier, with a prepayment penalty for fixed rate advances. The advances were collateralized by $48,596 and $46,413 of first mortgage loans under a blanket lien arrangement at December 31, 2025 and 2024. Based on this collateral and the Company’s holdings of FHLB stock, the Company is eligible to borrow an additional $29,730 at December 31, 2025.
Payments over the next five years are as follows:
2026	$7,000
2027	7,000
2028	4,000
2029	—
2030	—
$18,000

F-46

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 8 — BENEFIT PLANS
On November 29, 2006, the stockholders approved the Mutual Federal Bancorp, Inc. 2006 Stock Option Plan (the “Stock Option Plan”). A total of 178,206 shares of Company common stock were reserved for issuance under the Stock Option. The 2006 Stock Option Plan expired in September 2023.
On November 21, 2023, the Board approved the Mutual Federal Bancorp, Inc. 2023 Stock Option Plan (the “New Stock Option Plan”). A total of 178,206 shares of Company stock were reserved for issuance under the New Stock Option Plan. The Plan is effective until November 2033. The terms of grants or awards are determined by a Board committee, however awards are generally to be granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant, immediately vest, and have a 10 year contractual term. At December 31, 2025, 33,206 shares remain available for future grant or award under the New Stock Option Plan.
The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model. Expected volatilities are based on historical volatilities of the common stock of selected micro cap bank holding companies. As historical data is not available, the expected term of the options granted is based on management’s best estimate and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.
Total compensation cost that has been charged against income for the New Stock Option Plan was $0 for the years ended December 31, 2025 and 2024.
Stock Option Plan
The Company’s New Stock Option Plan permits the grant of stock options to its officers, directors and employees. The Company believes that such grants better align the interests of its employees with those of its stockholders. There were no grants during the years ending December 31, 2025 or 2024. The following is a summary of the activity in the stock option plan for 2025:
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at January 1, 2025	145,000	$1.43	9
Granted	—	—	—
Exercised	—	—	—
Forfeited or expired	—	—	—
Outstanding at December 31, 2025	145,000	$1.43	8
Exercisable at December 31, 2025	145,000	$1.43	8
Vested at December 31, 2025	145,000	$1.43	8
As of December 31, 2025 and 2024, there was $0 of total unrecognized compensation cost related to non-vested stock options granted under the New Stock Option Plan.

F-47

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 8 — BENEFIT PLANS (Continued)
401(k) Plan
The Company has a 401(k) profit sharing plan covering substantially all employees who have attained the age of 21 and have completed three months of service. Following three months of service, the Company matches 100% of employee contributions up to 3% of compensation, and 50% of employee contributions over 3% of compensation but which do not exceed 5% of compensation. The Company does not match employee contributions over 5% of compensation. The matching contribution expense was $53 and $46 for the years ended December 31, 2025 and 2024. The 401(k) profit sharing plan also provides for a discretionary profit sharing contribution determined annually by the Board of Directors. The Board approved no discretionary contributions for the years ended December 31, 2025 and 2024.
NOTE 9 — INCOME TAXES
Pretax income from continuing operations is all from domestic activities. The Company has no foreign operations or foreign tax expense. The components of income tax expense (benefit) are as follows:
	For the years ended December 31,
	2025	2024
Current tax expense (benefit)	—	—
Deferred tax expense (benefit)	$97	$(100)
Change in valuation allowance	(97)	100
	$—	$—
The combined federal and state income tax expense differs from that computed at the federal statutory corporate tax rate as follows and is presented on a prospective basis under ASU 2023-09:
	2025
	Amount	Percent
Federal statutory income tax	$71	21.0%
Effect of:
State and local income taxes, net of federal benefit(*)	23	6.8
Nondeductible items	3	0.9
Change in valuation allowance	(97)	(28.7)
Total	$—	0.0%

(*)
Illinois state taxes in 2025 made up the majority (greater than 50 percent) of the tax effect in this category.

No cash was paid for income taxes in the years ended December 31, 2025 or 2024.

F-48

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 9 — INCOME TAXES (Continued)
Deferred tax assets and liabilities at December 31 consist of the following.
	For the years ended December 31,
	2025	2024
Deferred tax assets
Allowance for credit losses	$355	$355
Interest on nonaccrual loans	191	191
Stock compensation	64	64
Accrued bonus	33	14
Depreciation	21	20
Net operating losses	1,722	1,766
Deferred transaction costs	—	67
Other	13	19
	2,399	2,496
Deferred tax liabilities	—	—
Valuation allowance for deferred tax assets	(2,399)	(2,496)
Net deferred tax assets	$—	$—
For the years ended December 31, 2025 and 2024, a full valuation allowance was recorded against net deferred tax assets, including net operating loss tax benefits, as the Company could not forecast a sustained level of sufficient profitability over a reasonably short time period.
At year end 2025 and 2024, the Company had federal net operating loss carryforwards of approximately $5,135 and $5,289, respectively, which will begin to expire after 2032 if unused. At year end 2025 and 2024, the Company had Illinois net operating loss carryforwards of approximately $8,571 and $8,653, respectively, which will begin to expire after 2031 if unused.
Federal income tax laws provided additional bad debt deductions through 1987, totaling $2,252. Accounting standards do not require a deferred tax liability to be recorded on this amount, which otherwise would total $642 at year-end 2025. If the Company were liquidated or otherwise ceases to be a company or if tax laws were to change, this liability of $642 would be expensed and paid.
The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax in the state of Illinois. The Company is no longer subject to examinations by taxing authorities for years before 2022.

F-49

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 10 — EARNINGS (LOSS) PER SHARE
The factors used in the earnings (loss) per share computation follow:
	2025	2024
Basic:
Net Income (loss)	$338	$(330)
Weighted average common shares outstanding	3,289,067	3,289,067
Basic earnings (loss) per common share	$0.10	$(0.10)
Diluted:
Net Income (loss)	$338	$(330)
Weighted average common shares outstanding	3,289,067	3,289,067
Add: Dilutive effects of assumed exercises of stock options	61,053	—
Average shares and dilutive potential common shares	3,350,120	3,289,067
Diluted earnings (loss) per common share	$0.10	$(0.10)
Antidilutive stock options	—	145,000
NOTE 11 — LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES
Some financial instruments, such as loan commitments, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.
Total unused commitments to extend credit were $1,869 at December 31, 2025, of which $1,569 were for variable rate loans and $300 were for fixed rate loans, and $2,037 at December 31, 2024, of which $2,023 were for variable rate loans and $14 were for fixed rate loans. Commitments to make loans are generally made for periods of 60 days or less.
NOTE 12 — CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS
The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of December 31, 2025, the Bank met all minimum capital adequacy requirements to which it is subject.
Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2025 and 2024, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.
The Federal Banking regulators approved new rules to implement the revised capital adequacy standards of the Basel Committee on Banking Supervision, commonly called Basel III, and address

F-50

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 12 — CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS
 (Continued)
relevant provisions of the Dodd Frank Wall Street Reform and Consumer Protection Act, as amended. The Bank is subject to a 2.5% capital conservation buffer which is included in the minimum capital requirements presented below, except for the Tier 1 (core) capital to adjusted total assets ratio.
The Bank’s actual and required capital amounts and ratios are presented below:
	Actual		Minimum Required for Capital Adequacy Purposes under Basel III		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2025
Total capital to risk-weighted assets	$16,492	24.45%	$7,083	10.50%	$6,746	10.00%
Tier 1 (core) capital to risk-weighted assets	15,644	23.19	5,734	8.50	5,397	8.00
Common Tier 1 (CET1)	15,644	23.19	4,722	7.00	4,385	6.50
Tier 1 (core) capital to adjusted total assets	15,644	16.37	3,822	4.00	4,777	5.00
December 31, 2024
Total capital to risk-weighted assets	$15,855	24.42%	$6,818	10.50%	$6,493	10.00%
Tier 1 (core) capital to risk- weighted assets	15,038	23.16	5,519	8.50	5,195	8.00
Common Tier 1 (CET1)	15,038	23.16	4,545	7.00	4,221	6.50
Tier 1 (core) capital to adjusted total assets	15,038	16.46	3,655	4.00	4,569	5.00
Federal regulations require the Bank to comply with a Qualified Thrift Lender (“QTL”) test, which requires that 65% of assets be maintained in housing-related finance and other specified assets. If the QTL test is not met, limits are placed on growth, branching, new investment, FHLB advances, and dividends or the institution must convert to a commercial bank charter. Management considers the QTL test to have been met.
Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. During the years ended December 31, 2025 and 2024, the Bank paid $0 in dividends to the Company.
NOTE 13 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION
The following condensed financial statements summarize the condition and results of operations and cash flows of the parent company, Mutual Federal Bancorp, Inc., as of December 31, 2025 and 2024 and for the years then ended.

F-51

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 13 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)
CONDENSED STATEMENTS OF FINANCIAL CONDITION
	2025	2024
ASSETS
Cash and cash equivalents	$822	$935
Investment in banking subsidiaries	15,644	15,039
Other assets	16	—
Total assets	$16,482	$15,974
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued interest payable and other liabilities	$183	$13
Stockholders’ equity	16,299	15,961
Total liabilities and stockholders’ equity	$16,482	$15,974
CONDENSED STATEMENTS OF OPERATIONS
	2025	2024
INCOME
Interest income	$1	$1
Total income	$1	$1
EXPENSE
Professional fees	$157	$23
Directors and management fees	100	65
Other expenses	11	15
Total expense	$268	$103

LOSS BEFORE INCOME TAX AND UNDISTRIBUTED SUBSIDIARY INCOME (LOSS)	$(267)	$(102)
Income tax expense (benefit)	$—	$—
Equity in undistributed income (loss)	605	(228)

INCOME (LOSS) AFTER INCOME TAX AND UNDISTRIBUTED SUBSIDIARY INCOME (LOSS)	$338	$(330)

F-52

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 13 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)
CONDENSED STATEMENTS OF CASH FLOWS
	2025	2024
Cash flows from operating activities
Net income (loss)	$338	$(330)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Equity in undistributed (income) loss of subsidiary	(605)	228
Change in other assets	(16)	—
Change in accrued interest payable and other liabilities	170	(6)
Net cash used in operating activities	$(113)	$(108)
Net decrease in cash and cash equivalents	$(113)	$(108)
Cash and cash equivalents at beginning of period	935	1,043
Cash and cash equivalents at end of period	$822	$935

F-53

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by MFB Bancorp, Inc. or Mutual Federal Bancorp, MHC. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of MFB Bancorp, Inc. or Mutual Federal Bancorp, MHC since any of the dates as of which information is furnished herein or since the date hereof.
MFB Bancorp, Inc.
(Proposed Holding Company for Mutual Federal Bank)
Up to 1,035,000 Shares
(Subject to increase to up to 1,190,250 Shares)
COMMON STOCK

PROSPECTUS

           , 2026
These securities are not deposits or accounts and are not insured or guaranteed.
Until            , 2026, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Mutual Federal Bancorp, Inc.
Dear Fellow Stockholder:
Mutual Federal Bancorp, Inc. (“Mutual Federal Bancorp”) is soliciting stockholder votes regarding the mutual-to-stock conversion of Mutual Federal Bancorp, MHC (“Mutual Federal, MHC”). Pursuant to a plan of conversion and reorganization (the “Plan of Conversion”), our organization will convert from a partially public company to a fully public company by selling a minimum of 765,000 shares of common stock of a newly formed company named MFB Bancorp, Inc. (“MFB Bancorp”) and the proposed fully publicly traded stock holding company for Mutual Federal Bank.
The Proxy Vote
We must receive the approval of our stockholders before we can proceed with the transactions contemplated by the Plan of Conversion. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders. Please vote the enclosed proxy card today. Our board of directors unanimously recommends that you vote “FOR” approval of the Plan of Conversion and “FOR” approval of the other matters to be presented at the special meeting.
The Exchange
Upon the completion of the conversion and stock offering, your shares of Mutual Federal Bancorp common stock will be exchanged for shares of MFB Bancorp common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion and stock offering, our exchange agent will send a transmittal form to each stockholder of Mutual Federal Bancorp who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your shares. Do not deliver your certificate(s) before you receive the transmittal form. Shares of Mutual Federal Bancorp common stock that are held in “street name” (e.g., in a brokerage account) will be exchanged automatically at the completion of the conversion and stock offering — no action or documentation will be required of you.
The Stock Offering
We are offering for sale shares of common stock of MFB Bancorp at a price of $10.00 per share. The shares are first being offered in a subscription offering to eligible depositors and certain borrowers of Mutual Federal Bank. Mutual Federal Bancorp’s public stockholders do not have priority rights to purchase shares in the subscription offering unless they are also eligible depositors or certain borrowers of Mutual Federal Bank. However, if all shares are not subscribed for in the subscription offering, shares would be available for sale in a community offering with a preference first to natural persons residing in Cook County, Illinois, then to Mutual Federal Bancorp’s public stockholders and then to others not eligible to subscribe for shares in the subscription offering. If you are interested in subscribing for shares of our common stock, contact our Stock Information Center at (312) 521-1600 to receive a stock order form and a prospectus. The stock offering period is expected to expire on December 22, 2026.
If you have any questions, please refer to the “Questions and Answers” section of this document.
Thank you for your support as a stockholder of Mutual Federal Bancorp.
Sincerely,

Stephen M. Oksas
President and Chief Executive Officer
These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF MFB BANCORP, INC. AND
PROXY STATEMENT OF MUTUAL FEDERAL BANCORP, INC.
Mutual Federal Bancorp, MHC is converting from the mutual holding company structure to a fully public stock holding company structure. Currently, Mutual Federal Bank is the wholly owned subsidiary of Mutual Federal Bancorp, Inc., a federally chartered corporation, and Mutual Federal, MHC, a federally chartered mutual holding company, owns approximately 77.4% of Mutual Federal Bancorp’s common stock. The remaining 22.6% of Mutual Federal Bancorp’s common stock is owned by public stockholders. As a result of the conversion and stock offering, a newly formed Delaware corporation named MFB Bancorp, Inc. (“MFB Bancorp”), will replace Mutual Federal Bancorp as the holding company of Mutual Federal Bank. Each share of Mutual Federal Bancorp common stock owned by the public will be exchanged for between 0.2816 and 0.3809 shares (subject to adjustment to up to 0.4381 shares) of common stock of MFB Bancorp, so that immediately after the conversion and stock offering Mutual Federal Bancorp’s public stockholders will own approximately the same percentage of MFB Bancorp common stock as they owned of Mutual Federal Bancorp’s common stock immediately before the conversion and stock offering, excluding any new shares they purchase in the stock offering and their receipt of cash in lieu of fractional exchange shares, and reflecting certain assets held by Mutual Federal, MHC. The actual number of shares that you will receive will depend on the percentage of Mutual Federal Bancorp common stock owned by the public at the completion of the conversion and stock offering, certain assets held by Mutual Federal, MHC, the final independent appraisal of MFB Bancorp and the number of shares of MFB Bancorp common stock sold in the stock offering described in the following paragraph. It will not depend on the market price of Mutual Federal Bancorp’s common stock. See “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $5.57 per share closing price of Mutual Federal Bancorp common stock as of November 5, 2026 (the last practicable trading date before the printing of this proxy statement/prospectus), the initial value of the MFB Bancorp common stock you receive in the share exchange may be less than the market value of Mutual Federal Bancorp common stock exchanged, depending upon the results of the offering.
Concurrently with the exchange offer, we are offering for sale up to 1,035,000 shares (subject to adjustment to up to 1,190,250 shares) of common stock of MFB Bancorp, representing the ownership interest of Mutual Federal, MHC in Mutual Federal Bancorp as well as the value of certain assets owned by Mutual Federal, MHC. We are offering the shares of common stock to eligible depositors and certain borrowers of Mutual Federal Bank, to Mutual Federal Bank’s tax qualified benefit plans and possibly to the public, including Mutual Federal Bancorp stockholders, at a price of $10.00 per share. The conversion to stock form of Mutual Federal, MHC and the offering and exchange of common stock by MFB Bancorp is referred to herein as the “conversion and stock offering.” Once the conversion and stock offering is completed, Mutual Federal Bank will be a wholly owned subsidiary of MFB Bancorp, and 100% of the common stock of MFB Bancorp will be owned by public stockholders. As a result of the conversion and stock offering, Mutual Federal Bancorp and Mutual Federal, MHC will cease to exist.
Mutual Federal Bancorp’s common stock currently is quoted on the OTCID Market under the symbol “MFDB.” Upon completion of the conversion and stock offering, the new shares of MFB Bancorp common stock will replace the existing shares of Mutual Federal Bancorp. Subject to certain conditions, we expect MFB Bancorp’s common stock will be quoted on the OTC Markets Group’s OTCQB Market under the symbol “MFDB.”
The conversion and stock offering cannot be completed unless the stockholders of Mutual Federal Bancorp approve Mutual Federal, MHC’s plan of conversion and reorganization, referred to herein as the “Plan of Conversion.” Mutual Federal Bancorp is holding a special meeting of stockholders at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Parkway, Burr Ridge, IL 60527, on January 6, 2027, at 2:00 p.m., Central time, to consider and vote upon the Plan of Conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Mutual Federal Bancorp stockholders, including shares owned by Mutual Federal, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Mutual Federal Bancorp stockholders other than Mutual Federal, MHC. Mutual Federal Bancorp’s board of directors unanimously recommends that stockholders vote “FOR” approval of the Plan of Conversion.

This document serves as the proxy statement for the special meeting of stockholders of Mutual Federal Bancorp and the prospectus for the shares of MFB Bancorp common stock to be issued in exchange for shares of Mutual Federal Bancorp common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. This document does not serve as the prospectus relating to the offering by MFB Bancorp of its shares of common stock in the stock offering, which offering is being made pursuant to a separate prospectus. Stockholders of Mutual Federal Bancorp are not required to participate in the stock offering.
This proxy statement/prospectus contains information that you should consider in evaluating the Plan of Conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 18 for a discussion of certain risk factors relating to the conversion and stock offering.
These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
For answers to your questions, read this proxy statement/prospectus, including the “Questions and Answers” section, beginning on page 1. Questions about voting on the Plan of Conversion may be directed to Laurel Hill Advisory Group, LLC, Monday through Friday from 9:00 a.m. to 5:00 p.m., Central time. Banks and brokers may call 516-933-3100, and all others may call 888-742-1305 (toll-free).
The date of this proxy statement/prospectus is [          ], 2026, and it is first being mailed to stockholders of Mutual Federal Bancorp on or about [         ], 2026.

MUTUAL FEDERAL BANCORP, INC.
2212 West Cermak Road
Chicago, IL 60608
773-847-7747
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
On January 6, 2027, Mutual Federal Bancorp, Inc. (“Mutual Federal Bancorp”) will hold a special meeting of stockholders at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Parkway, Burr Ridge, IL 60527. The meeting will begin at 2:00 p.m., Central time. At the meeting, stockholders will consider and act on the following:
1.
The approval of a plan of conversion and reorganization, referred to herein as the “Plan of Conversion,” whereby Mutual Federal, MHC and Mutual Federal Bancorp will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement;

2.
The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion;

The following informational proposals:
3.
Approval of a provision in MFB Bancorp Inc.’s (“MFB Bancorp”) certificate of incorporation requiring a super-majority vote of stockholders to approve certain amendments to MFB Bancorp’s certificate of incorporation;

4.
Approval of a provision in MFB Bancorp’s certificate of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to MFB Bancorp’s bylaws;

5.
Approval of a provision in MFB Bancorp’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of MFB Bancorp’s outstanding voting stock; and

Such other business that may properly come before the meeting. Note: The board of directors is not aware of any other business to come before the meeting.
The provisions of MFB Bancorp’s certificate of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which our board of directors approved the Plan of Conversion. These proposals are informational in nature only because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
The board of directors has fixed the close of business on November 9, 2026, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.
Upon written request addressed to the Corporate Secretary of Mutual Federal Bancorp at the above address, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the Plan of Conversion. In order to assure timely receipt of these materials, Mutual Federal Bancorp must receive the written request by December 23, 2026.
Please complete, sign and date the enclosed proxy card, which is solicited by the board of directors, and mail it in the enclosed envelope today.

Alternatively, you may vote by telephone or Internet as described on the proxy card. The proxy will not be used if you attend the meeting and vote in person.
BY ORDER OF THE BOARD OF DIRECTORS

Julie H. Oksas
Corporate Secretary
Chicago, Illinois
[         ], 2026

i

QUESTIONS AND ANSWERS
FOR STOCKHOLDERS OF MUTUAL FEDERAL BANCORP REGARDING THE PLAN OF CONVERSION AND REORGANIZATION
You should read this document for more information about the conversion and stock offering. We have received the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) with respect to the conversion and with respect to MFB Bancorp becoming the savings and loan holding company for Mutual Federal Bank. We have received the approval of the Office of the Comptroller of the Currency (the “OCC”) with respect to amending and restating Mutual Federal Bank’s charter to, among other things, establish a liquidation account. Any approval by the Federal Reserve Board or the OCC does not constitute a recommendation or endorsement of the plan of conversion and reorganization, referred to herein as the “Plan of Conversion.” Consummation of the conversion and stock offering is also subject to approval of the Plan of Conversion by Mutual Federal Bancorp’s stockholders and the members of Mutual Federal, MHC and to the satisfaction of certain other conditions.
Q.
WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.
Mutual Federal Bancorp stockholders as of the close of business on November 9, 2026 are being asked to vote on the Plan of Conversion pursuant to which Mutual Federal, MHC will convert from the mutual to the stock form of organization. As part of the conversion and stock offering, a newly formed Delaware corporation, named MFB Bancorp, is offering its common stock to eligible depositors of Mutual Federal Bank as of March 31, 2025, to Mutual Federal Bank’s tax qualified benefit plans, to other members and certain borrowers of Mutual Federal Bank and as necessary in a community offering with a preference first to natural persons residing in Cook County, Illinois then to stockholders of Mutual Federal Bancorp as of the close of business on November 9, 2026, and then to the public. The shares offered for sale represent Mutual Federal, MHC’s current ownership interest in Mutual Federal Bancorp, adjusted for the value of certain assets owned by Mutual Federal, MHC. Your vote is very important. Without sufficient votes “FOR” approval of the Plan of Conversion, we cannot implement the Plan of Conversion and complete the stock offering.

In addition, Mutual Federal Bancorp stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion.
Stockholders also are asked to vote on the following informational proposals with respect to the certificate of incorporation of MFB Bancorp:
•
Approval of a provision requiring a super-majority vote to approve certain amendments to MFB Bancorp’s certificate of incorporation;

•
Approval of a provision requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to MFB Bancorp’s bylaws; and

•
Approval of a provision to limit the voting rights of shares beneficially owned in excess of 10% of MFB Bancorp’s outstanding voting stock.

The provisions of MFB Bancorp’s certificate of incorporation that are the subject of the informational proposals were approved as part of the process in which our board of directors approved the Plan of Conversion. These proposals are informational in nature only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions of mutual holding companies do not provide for votes on matters other than the Plan of Conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of MFB Bancorp’s certificate of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of MFB Bancorp if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Q.
WHAT ARE THE REASONS FOR THE CONVERSION AND STOCK OFFERING?

A.
The primary reasons for the conversion and stock offering are to accomplish the following:

•
support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering;

•
improve the trading liquidity of our shares of common stock;

•
facilitate our stock holding company’s ability to pay dividends to our public stockholders;

•
facilitate future mergers and acquisitions; and

•
transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since Mutual Federal, MHC is required to own a majority of Mutual Federal Bancorp’s outstanding shares of common stock. Potential sellers often want stock for at least part of the purchase price. With the formation of MFB Bancorp as a Delaware corporation, our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise. We currently have no arrangements or understandings regarding any specific acquisition or the payment of dividends. See “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Reasons for the Conversion and Stock Offering” for a more complete discussion.
Q.
WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING SHARES OF MUTUAL FEDERAL BANCORP COMMON STOCK?

A.
As more fully described in “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio for Current Stockholders,” depending on the number of shares sold in the stock offering, each share of Mutual Federal Bancorp common stock that you own at the time of the completion of the conversion and stock offering will be exchanged for between 0.2816 shares at the minimum and 0.3809 shares at the maximum (0.4381 at the adjusted maximum) of the offering range of MFB Bancorp common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Mutual Federal Bancorp common stock, and the exchange ratio is 0.3809 (at the maximum of the offering range), after the conversion and stock offering you will receive 38 shares of MFB Bancorp common stock and $0.09 in cash, the value of the fractional share based on the $10.00 per share purchase price of stock in the stock offering.

If you own shares of Mutual Federal Bancorp common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you hold stock certificate(s) evidencing your shares of Mutual Federal Bancorp common stock, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificate(s). A statement reflecting your ownership of shares of common stock of MFB Bancorp and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your existing Mutual Federal Bancorp stock certificate(s). MFB Bancorp will not issue stock certificates. Do not submit your stock certificate(s) until you receive a transmittal form.
Q.
WHY WILL CASH IN LIEU OF FRACTIONAL SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK BEFORE COMPLETION OF THE CONVERSION AND STOCK OFFERING?

A.
Cash paid in the exchange in lieu of issuing fractional shares will be based on a price of $10.00 per share because that is the price at which MFB Bancorp will sell shares in its stock offering. The amount of common stock that MFB Bancorp will issue at $10.00 per share in the stock offering and in the exchange is based on an independent appraisal of the estimated pro forma market value of MFB Bancorp, assuming the conversion and stock offering are completed. RP Financial, LC (“RP Financial”), an appraisal firm experienced in the appraisal of financial institutions, has estimated that, as of October 16, 2026, this pro forma market value was $9,000,000. Based on Federal Reserve Board regulations, the pro forma market value forms the midpoint of the range with a minimum of $7,650,000 and a maximum of $10,350,000 ($11,902,500 at the adjusted maximum). Based on this valuation and the valuation range, the number of new shares of common stock of MFB Bancorp that will be issued in the offering is expected to range from 765,000 shares to 1,035,000 shares, with a midpoint of 900,000 shares and an adjusted maximum of 1,190,250 shares (a value of approximately $7,650,000 to $10,350,000, with a midpoint of $9,000,000 and adjusted maximum of $11,902,500, based on a price of $10.00 per share). The number of shares received by the existing public stockholders of Mutual Federal Bancorp is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional exchange shares, and as adjusted to reflect certain assets owned by Mutual Federal, MHC). The independent appraisal is based in part on Mutual Federal Bancorp’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the stock offering, and an analysis of a peer group of 11 publicly traded savings and loan and bank holding companies that RP Financial considered comparable to Mutual Federal Bancorp.
Q.
DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF MUTUAL FEDERAL BANCORP COMMON STOCK?

A.
No, the exchange ratio will not be based on the trading price of Mutual Federal Bancorp common stock. Instead, the exchange ratio will be based on the appraised value of MFB Bancorp. The purpose of the exchange ratio is to maintain the approximate ownership percentage of public stockholders of Mutual Federal Bancorp, as adjusted to reflect certain assets owned by Mutual Federal, MHC. Therefore, changes in the trading price of Mutual Federal Bancorp common stock between now and the completion of the conversion and stock offering will not affect the calculation of the exchange ratio.

Q.
SHOULD I SUBMIT MY STOCK CERTIFICATE(S) NOW?

A.
No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after the completion of the conversion and stock offering. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion and stock offering.

Q.
HOW DO I VOTE?

A.
Mark, sign and date each proxy card enclosed, and return the card(s) to us in the enclosed proxy reply envelope. Alternatively, you may vote by Internet or telephone by following the instructions on the proxy card. For information on submitting your proxy, please refer to instructions on the enclosed proxy card. Your vote is very important. Please vote today.

Q.
IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.
No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.
WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.
Your vote is very important. We believe the conversion and stock offering are in the best interests of our stockholders. Not voting the one or more proxy cards you receive will have the same effect as voting “against” the approval of the Plan of Conversion. Without sufficient favorable votes “FOR” approval of the Plan of Conversion, we cannot complete the conversion and stock offering.

Q.
WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.
Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the Plan of Conversion.

Q.
MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.
Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at (312) 521-1600 (toll-free), Monday through Friday between 9:00 a.m. and 5:00 p.m., Central time. The Stock Information Center is closed on bank holidays.

Eligible depositors and certain borrowers of Mutual Federal Bank have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described in this document. If orders for MFB Bancorp common stock in a community offering exceed the number of shares available for sale, shares will be allocated (to the extent shares remain available) as follows: first, to cover orders of natural persons (including trusts of natural persons) residing in Cook County, Illinois; second, to cover orders of Mutual Federal Bancorp stockholders as of the close of business on November 9, 2026; and thereafter, to cover orders of the general public.
Stockholders of Mutual Federal Bancorp are subject to an ownership limitation. Shares of common stock purchased in the stock offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Mutual Federal Bancorp common stock, may not exceed 9.9% of the total shares of common stock of MFB Bancorp to be issued and outstanding after the completion of the conversion and stock offering.
Properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 5:00 p.m., Central time, on December 22, 2026.
Q.
WILL THE CONVERSION AND STOCK OFFERING HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT MUTUAL FEDERAL BANK?

A.
No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors and eligible borrowers will no longer have voting rights in Mutual Federal, MHC as to matters currently requiring such vote. Mutual Federal, MHC will cease to exist after the conversion and stock offering. Only stockholders of MFB Bancorp will have voting rights after the conversion and stock offering.

OTHER QUESTIONS?
For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the Plan of Conversion may be directed to Laurel Hill Advisory Group, LLC, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern time. Banks and brokers may call 516-933-3100, and all others may call 888-742-1305 (toll-free). Questions about the stock offering may be directed to our Stock Information Center at (312) 521-1600 (toll-free), Monday through Friday between 9:00 a.m. and 5:00 p.m., Central time. The Stock Information Center is closed on bank holidays.

SUMMARY
This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and stock offering and the other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of the Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3 through 5 — Informational Proposals Relating to Certificate of Incorporation of MFB Bancorp” and the consolidated financial statements and the notes to the consolidated financial statements.
The Special Meeting
Date, Time and Place.   Mutual Federal Bancorp will hold a special meeting of stockholders at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Parkway, Burr Ridge, IL 60527, on January 6, 2027, at 2:00 p.m., Central time.
The Proposals.   Stockholders will be voting on the following proposals at the special meeting:
1.   The approval of the plan of conversion and reorganization, referred to herein as the “Plan of Conversion,” pursuant to which: (i) Mutual Federal, MHC and Mutual Federal Bancorp will convert and reorganize from the mutual holding company structure to the stock holding company structure; (ii) MFB Bancorp, Inc., a newly formed Delaware corporation (“MFB Bancorp”), will become a publicly traded stock holding company for Mutual Federal Bank; (iii) the outstanding shares of common stock of Mutual Federal Bancorp, other than those owned by Mutual Federal, MHC, will be exchanged for shares of common stock of MFB Bancorp; and (iv) MFB Bancorp will offer for sale shares of its common stock in a subscription offering, and, if necessary, a community offering and/or syndicated community offering;
2.   The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion;
The informational proposals:
3.   Approval of a provision in MFB Bancorp’s certificate of incorporation requiring a super-majority vote of stockholders to approve certain amendments to MFB Bancorp’s certificate of incorporation;
4.   Approval of a provision in MFB Bancorp’s certificate of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to MFB Bancorp’s bylaws;
5.   Approval of a provision in MFB Bancorp’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of MFB Bancorp’s outstanding voting stock; and
Such other business that may properly come before the meeting. The board of directors is not aware of any other business to come before the meeting.
The provisions of MFB Bancorp’s certificate of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which our board of directors approved the Plan of Conversion. These proposals are informational only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of MFB Bancorp’s certificate of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of MFB Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Vote Required for Approval of Proposals by the Stockholders of Mutual Federal Bancorp
Proposal 1: Approval of the Plan of Conversion and Reorganization.   We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Mutual Federal Bancorp stockholders, including shares owned by Mutual Federal, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Mutual Federal Bancorp stockholders other than Mutual Federal, MHC.
Proposal 1 must also be approved by the members of Mutual Federal, MHC (i.e., depositors and certain borrowers of Mutual Federal Bank) at a special meeting called for that purpose. Members of Mutual Federal, MHC will receive separate proxy materials from Mutual Federal, MHC regarding the conversion and stock offering.
Proposal 2: Approval of the Adjournment of the Special Meeting.   We must obtain the affirmative vote of at least a majority of the votes cast by Mutual Federal Bancorp stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Plan of Conversion.
Proposals 3 through 5: Informational Proposals Relating to Certificate of Incorporation of MFB Bancorp.   The provisions of MFB Bancorp’s certificate of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Mutual Federal Bancorp approved the Plan of Conversion. These proposals are informational only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of MFB Bancorp’s certificate of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of MFB Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Other Matters.   We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Mutual Federal Bancorp At this time, we know of no other matters that may be presented at the special meeting.
Revocability of Proxies
You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Mutual Federal Bancorp in writing before your common stock has been voted at the special meeting, deliver a signed, later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
Vote by Mutual Federal, MHC
Management anticipates that Mutual Federal, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Mutual Federal, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.
As of November 9, 2026, the directors and executive officers of Mutual Federal Bancorp beneficially owned 188,878 shares (excluding exercisable options), or approximately 5.7% of the outstanding shares of Mutual Federal Bancorp common stock, and Mutual Federal, MHC owned 2,545,813 shares, or approximately 77.4% of the outstanding shares of Mutual Federal Bancorp common stock.
Vote Recommendations
Your board of directors unanimously recommends that you vote “FOR” approval of the Plan of Conversion, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” approval of the informational proposals 3 through 5.

Plan of Conversion and Reorganization
The Boards of Directors of Mutual Federal Bancorp, Mutual Federal, MHC and Mutual Federal Bank have adopted the Plan of Conversion, pursuant to which Mutual Federal, MHC will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of Mutual Federal Bancorp will receive shares in MFB Bancorp in exchange for their shares of Mutual Federal Bancorp common stock based on an exchange ratio. See “— The Exchange of Existing Shares of Mutual Federal Bancorp Common Stock.” This conversion to a stock holding company structure also includes the offering by MFB Bancorp of shares of its common stock to eligible depositors and certain borrowers of Mutual Federal Bank and to the public, including Mutual Federal Bancorp stockholders, in a subscription offering and, if necessary, in a community offering and/or in a separate offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated offering. Following the conversion and stock offering, Mutual Federal, MHC and Mutual Federal Bancorp will no longer exist, and MFB Bancorp will be the parent company of Mutual Federal Bank.
The conversion and stock offering cannot be completed unless the stockholders of Mutual Federal Bancorp approve the Plan of Conversion. Mutual Federal Bancorp’s stockholders will vote on the Plan of Conversion at Mutual Federal Bancorp’s special meeting. This document is the proxy statement used by Mutual Federal Bancorp’s board of directors to solicit proxies for the special meeting. It is also the prospectus of MFB Bancorp regarding the shares of MFB Bancorp common stock to be issued to Mutual Federal Bancorp’s stockholders in the share exchange. This document does not serve as the prospectus relating to the stock offering by MFB Bancorp of its shares of common stock in the subscription offering and any community offering or syndicated community offering, which will be made pursuant to a separate prospectus.
Our Organizational Structure and the Proposed Conversion and Stock Offering
Since April 4, 2006, when Mutual Federal Bancorp was formed and completed its related minority stock offering, we have operated in a two-tier mutual holding company structure. Mutual Federal Bancorp is a federally chartered corporation that is a publicly traded stock holding company and the parent company of Mutual Federal Bank. At June 30, 2026, Mutual Federal Bancorp had consolidated total assets of $96.6 million, total deposits of $61.9 million and stockholders’ equity of $16.3 million. Mutual Federal Bancorp’s parent company is Mutual Federal, MHC, a federally chartered mutual holding company. At June 30, 2026, Mutual Federal Bancorp had 3,289,067 shares of common stock outstanding, of which 2,545,813 shares, or 77.4%, were owned by Mutual Federal, MHC, and the remaining 743,254 shares, or 22.6%, were owned by the public.
Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the “plan of conversion,” we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, Mutual Federal, MHC will cease to exist. The conversion will be accomplished by the merger of Mutual Federal, MHC with and into Mutual Federal Bancorp, with Mutual Federal Bancorp surviving the merger, to be followed immediately by a merger of Mutual Federal Bancorp with and into MFB Bancorp, with MFB Bancorp as the surviving entity. The shares of MFB Bancorp common stock being offered for sale represent the majority ownership interest in Mutual Federal Bancorp currently owned by Mutual Federal, MHC. Public stockholders of Mutual Federal Bancorp will receive new shares of common stock of MFB Bancorp in exchange for their current shares of Mutual Federal Bancorp at an exchange ratio intended to preserve approximately the same aggregate ownership interest in MFB Bancorp as public stockholders currently have in Mutual Federal Bancorp, adjusted downward to reflect certain net assets held by Mutual Federal, MHC and the prior waiving of cash dividends by Mutual Federal, MHC in accordance with federal regulations, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. The shares of Mutual Federal Bancorp common stock owned by Mutual Federal, MHC will be canceled.

The following diagram shows our current organizational structure, reflecting ownership percentages at June 30, 2026:
After the conversion and offering are completed, we will be organized as a fully public stock holding company, with the stock of MFB Bancorp held as follows:
Our Business
Mutual Federal Bank is a federal savings association headquartered in Chicago, Illinois. Founded in 1905, we conduct our business from one office in Cook County, Illinois. Our primary market area for deposits is Cook County, while our primary lending market area is broader and includes businesses and customers in the Chicago−Naperville−Elgin, IL−IN−WI Metropolitan Statistical Area (the “Chicago MSA”). In addition to internally generated non-retail real estate mortgage loans, which totaled $6.9 million for the six months ended June 30, 2026, we purchase retail one-to-four-family mortgage loans from other local loan originators, with collateral primarily within the Chicago MSA. At June 30, 2026, approximately 80.4% of our loan portfolio was secured by properties located inside this market area. We maintain relationships with several local community financial institutions from whom we may purchase mortgage loans in the future. At June 30, 2026, approximately 16.7% of our portfolio loans were purchased.
We are a community-oriented savings association offering a variety of financial products and services to meet the needs of our customers. We believe that our community orientation and personalized service distinguishes us from larger banks that operate in our market area.
Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one-to-four-family residential real estate loans and, to a lesser extent, home equity loans, multifamily loans and commercial real estate loans. We also invest in debt securities, which have historically consisted of mortgage-backed securities issued by U.S. government sponsored enterprises and collateralized mortgage obligations. We offer a variety of deposit accounts, including checking, passbook, savings, money market and certificate of deposit accounts. We also borrow funds, primarily from the Federal Home Loan Bank of Chicago, to fund our operations as necessary.
Our executive office is located at 2212 West Cermak Road, Chicago, Illinois 60608, and our telephone number at this address is (312) 447-5200. Our website address is www.mutualfederalbank.com. Information on our website is not and should not be considered a part of this prospectus.
Business Strategy
Our business strategy is to operate as a well-capitalized and profitable community bank dedicated to providing personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our over 120-year history in the community, our knowledge of the local marketplace and our long-standing reputation for providing superior, relationship-based customer service. The following are the key elements of our business strategy:
Continue our emphasis on residential real estate lending.   Residential real estate lending has historically been a significant part of our business, and we recognize that originating and purchasing residential real estate loans is essential to our status as a community-oriented bank. We have developed multiple resources, including but not limited to real estate agents, banks and other mortgage lending institutions, for the identification of loans for origination and purchase.
Increase our share of lower-cost core deposit growth.   As interest rates increased in recent years, some customers migrated to higher cost certificates of deposit. We intend to mitigate this shift by continuing our focus on core deposit growth through offering our retail customers a full selection of deposit-related services and making further investments in technology in order to deliver high-quality products and services to our customers.
Manage credit risk to maintain a low level of non-performing assets.   We believe that strong asset quality achieved by effective credit risk management is paramount to our long-term success. We have well-defined policies, a thorough and efficient loan underwriting process, and active credit monitoring. As a result of our continued focus on credit risk management, non-performing assets as of June 30, 2026 were $928,000 or 1.0% of total assets. For further details, see “Business of Mutual Federal Bank — Delinquencies and Asset Quality — Non-Performing Assets.”
Remain a community-oriented institution and leverage high-quality service to maintain and build a loyal local customer base.   We were established in 1905 and have been operating continuously since that time in our local community. Through the goodwill we have developed over 120 years of providing effective, timely and efficient banking services, we believe that we have been able to attract a solid base of local retail customers on which we hope to continue to build our banking business.
Grow organically and through opportunistic mergers and acquisitions or de novo branching.   In addition to organic growth, we will also consider acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. We believe opportunities exist to both increase our market share in our historical markets and to continue to grow in the Chicago MSA. We will consider expanding our branch network through acquisitions and/or through establishing de novo branches, although we have no acquisitions or specific new branches planned. The capital we are raising in the offering will provide us the opportunity to make acquisitions of other financial institutions or branches to the extent available and appropriate.
Reasons for the Conversion and Offering
Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•
Support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering.   A strong capital position is essential to achieving our long-term objectives of growing Mutual Federal Bank and building stockholder value. Although Mutual Federal

Bank currently exceeds all regulatory capital requirements, the proceeds from the offering will materially strengthen our capital position and enable us to support our potential growth and expansion by increasing our legal lending limit from $2.6 million at June 30, 2026, to $2.9 million following the offering. The augmented regulatory capital will be essential to the continued implementation of our business strategy.

•
Improve the liquidity of our shares of common stock.   We expect that the larger number of shares that will be outstanding after completion of the conversion and stock offering, as well as our shares of stock being traded on the OTC Markets Group’s OTCQB Market, will result in a more liquid and active market for MFB Bancorp common stock than has been the case for Mutual Federal Bancorp common stock traded on the OTCID Market. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•
Facilitate our ability to pay dividends to our public stockholders.   Current regulations of the Federal Reserve prohibit Mutual Federal, MHC from waiving receipt of dividends declared by Mutual Federal Bancorp. Accordingly, because any dividends declared and paid by Mutual Federal Bancorp would have to be paid to Mutual Federal, MHC along with all other stockholders, the amount of dividends available for all other stockholders would have been less than if Mutual Federal, MHC were allowed to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of MFB Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

•
Provide greater flexibility to access the capital markets compared to our existing mutual holding company structure.   The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•
Facilitate future mergers and acquisitions.   Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, we believe the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or financial service companies as opportunities arise. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of the stock of MFB Bancorp for three years following completion of the conversion and stock offering without regulatory approval.

See “Proposal 1 — Approval of the Plan of Conversion and Reorganization” for a more complete discussion of our reasons for conducting the conversion and stock offering.
How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Purchase Price
The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Mutual Federal Bancorp for new shares of MFB Bancorp are based on an independent appraisal of the estimated market value of Mutual Federal Bancorp, assuming the offering has been completed. RP Financial, LC (“RP Financial”), our independent appraiser, has estimated that, based on an original appraisal as of August 4, 2026 and updated as of October 16, 2026, the fully converted market value was $11.5 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $9.7 million and a maximum of $13.2 million ($15.2 million at the adjusted maximum). Based on this valuation range, the 77.4% ownership interest of Mutual Federal, MHC in Mutual Federal Bancorp as of June 30, 2026 being sold in the offering, certain assets held by Mutual Federal, MHC, certain previously waived dividends by Mutual Federal, MHC and the $10.00 per share price, the number of shares of common stock being offered for sale by MFB Bancorp ranges from 765,000 shares to 1,190,250 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 0.2816 new shares at the minimum of the offering range to 0.3809 new shares at the maximum of the offering range (0.4381 at the adjusted maximum), and will generally preserve the percentage ownership of public stockholders in Mutual Federal

Bancorp immediately before the completion of the conversion and stock offering. RP Financial will update its appraisal before we complete the conversion and stock offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our estimated pro forma market value has increased, we may sell up to 1,190,250 shares without further notice to you. If our pro forma market value at that time is either below $9.7 million or above $15.2 million, then, after consulting with the Federal Reserve, we may terminate the offering and promptly return all funds with interest at 0.25% per annum; set a new offering range and provide all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve, and the SEC.
The appraisal is based in part on Mutual Federal Bancorp’s financial condition and results of operations, the pro forma effect of the additional capital raised in the offering, and an analysis of a peer group of eleven publicly traded savings and loan and bank holding companies that RP Financial considers comparable to Mutual Federal Bancorp consistent with regulatory guidelines applicable to the independent valuation. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market. Assets are as of June 30, 2026 other than as noted below.
Company Name	Ticker Symbol	Headquarters	Total Assets (In millions)
BV Financial, Inc.	BVFL	Baltimore, MD	$878
Catalyst Bancorp, Inc.	CLST	Opelousas, LA	$290
FB Bancorp, Inc.	FBLA	New Orleans, LA	$1,226
Fifth District Bancorp, Inc	FDSB	New Orleans, LA	$536(1)
Hoyne Bancorp, Inc	HYNE	Oak Park, IL	$477(1)
Lake Shore Bancorp, Inc.	LSBK	Dunkirk, NY	$737
Magyar Bancorp, Inc.	MGYR	New Brunswick, NJ	$1,049
Provident Financial Holdings, Inc.	PROV	Riverside, CA	$1,208
Riverview Bancorp, Inc.	RVSB	Vancouver, WA	$1,471
SR Bancorp, Inc.	SRBK	Bound Brook. NJ	$1,189
Texas Community Bancshares, Inc.	TCBS	Mineola, TX	$430(1)

(1)
Assets are as of March 31, 2026.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Mutual Federal Bancorp with the peer group. RP Financial made downward adjustments for financial condition, profitability, growth and viability of earnings, asset growth and liquidity of the shares. For a more complete discussion of adjustments see “The Conversion and Offering — Stock Pricing and Number of Shares to be Issued”.
The following table presents a summary of selected pricing ratios for Mutual Federal Bancorp (on a pro forma basis), utilizing financial data as of or for the twelve months ended September 30, 2026 and for the peer group companies based on earnings and other information as of and for the twelve months ended June 30, 2026 or most recent quarter available, with stock prices as of October 16, 2026, as reflected in the updated appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a premium of 176.8% on a price-core earnings basis, a discount of 43.3% on a price-to-book value basis and a discount of 45.6% on a price-to-tangible book value basis.

	Price-to-core earnings multiple(1)	Price-to-book value ratio	Price-to-tangible book value ratio
Mutual Federal Bancorp (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	58.82x	59.67%	59.67%
Maximum	56.72x	54.82%	54.82%
Midpoint	54.49x	50.15%	50.15%
Minimum	51.73x	44.96%	44.96%
Valuation of peer group companies, all of which are fully converted (on a historical basis):
Average	19.68x	88.40%	92.19%
Median	17.36x	88.45%	93.08%

(1)
Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the common stock of the peer group. The value of the common stock of a particular peer group company may be affected by a number of factors such as financial performance, asset size and market location.
For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering — Stock Pricing and Number of Shares to be Issued.”
The Exchange of Existing Shares of Mutual Federal Bancorp Common Stock
If you are a stockholder of Mutual Federal Bancorp immediately before the completion of the conversion and stock offering, your shares will be exchanged for new shares of common stock of MFB Bancorp. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon the final appraised value and the percentage of outstanding shares of Mutual Federal Bancorp common stock owned by public stockholders immediately before the completion of the conversion and stock offering. The following table shows how the exchange ratio will adjust, based on the appraised value of Mutual Federal Bancorp as of August 4, 2026, assuming immediately before the completion of the conversion and stock offering public stockholders of Mutual Federal Bancorp own 22.6% of Mutual Federal Bancorp common stock, Mutual Federal, MHC had net assets (excluding its shares of Mutual Federal Bancorp common stock) of approximately $359,000, and Mutual Federal, MHC had previously waived receipt of approximately $305,000 of cash dividends. The table also shows the number of shares of MFB Bancorp common stock a hypothetical owner of Mutual Federal Bancorp common stock would receive in exchange for 100 shares of Mutual Federal Bancorp common stock owned at the completion of the conversion and stock offering, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering	New Shares of MFB Bancorp to be Issued for Current Shares of Mutual Federal Bancorp	Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price(1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share(2)	Whole Shares to be Received for 100 Existing Shares(3)
Minimum	765,000	209,277	974,277	0.2816	$2.82	$6.25	28
Midpoint	900,000	246,208	1,146,208	0.3313	$3.31	$6.59	33
Maximum	1,035,000	283,139	1,318,139	0.3809	$3.81	$6.93	38
Adjusted Maximum	1,190,250	325,610	1,515,860	0.4381	$4.38	$7.33	43

(1)
Represents the value of new shares of MFB Bancorp common stock to be received in the conversion by a holder of one current share of Mutual Federal Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)
Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At June 30, 2026, Mutual Federal Bancorp’s tangible book value per share was $4.95.

(3)
Cash will be paid in lieu of fractional shares.

No fractional shares of MFB Bancorp common stock will be issued in the exchange. For each fractional share that otherwise would be issued, MFB Bancorp will pay cash equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.
Outstanding options to purchase shares of Mutual Federal Bancorp common stock will convert into and become options to purchase shares of MFB Bancorp common stock based upon the exchange ratio. The aggregate exercise price and duration of these options will be unaffected by the conversion. At June 30, 2026, there were 135,000 outstanding non-qualified stock options to purchase shares of Mutual Federal Bancorp common stock, all of which have vested. The outstanding options will be converted into options to purchase 38,016 shares of common stock at the minimum of the offering range and 51,421 shares of common stock at the maximum of the offering range. Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist to do so, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion and stock offering. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion and stock offering, stockholders would experience ownership dilution of approximately 3.8%.
Intended Use of the Proceeds from the Offering
We intend to (i) contribute at least 50% of the net proceeds from the offering to Mutual Federal Bank, (ii) fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and (iii) retain the remainder of the net proceeds at MFB Bancorp. Therefore, assuming we sell 900,000 shares of common stock in the stock offering at the midpoint of the offering range, and we have net proceeds of $7.2 million, we intend (i) to contribute $3.6 million to Mutual Federal Bank, (ii) loan $720,000 to our employee stock ownership plan to fund its purchase of shares of common stock and retain the remaining $2.9 million of the net proceeds at MFB Bancorp.
MFB Bancorp may use the funds it retains for investment in securities, to repurchase shares of common stock, to acquire other financial institutions, to pay cash dividends and for other general corporate purposes. Mutual Federal Bank may use the funds it retains for investment in securities and for other general corporate purposes. We do not currently have any agreements or understandings regarding any acquisition, stock repurchase or cash dividend.
See “How We Intend to Use the Proceeds from the Offering” for additional information.

Market for Common Stock
Existing publicly held shares of Mutual Federal Bancorp’s common stock are traded on the OTCID Market under the symbol “MFDB.” Upon completion of the conversion and stock offering, the new shares of MFB Bancorp common stock will replace the existing shares of Mutual Federal Bancorp. Subject to certain conditions, we expect MFB Bancorp’s common stock will be quoted on the OTC Markets Group’s OTCQB Market under the symbol “MFDB”.
Payment of Dividends
Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. For information regarding our proposed dividend policy, see “Our Dividend Policy.”
Purchases by Directors and Executive Officers
We expect our directors and executive officers, together with their associates, to subscribe for 14,000 shares of common stock in the offering, representing 1.83% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion and offering, our directors and executive officers, together with their associates, are expected to beneficially own 105,201 shares of common stock (including any stock options exercisable within 60 days of November 10, 2026), or 10.39% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own in Mutual Federal Bancorp that will be exchanged for new shares of MFB Bancorp.
See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.
Conditions to Completion of the Conversion
We cannot complete the conversion and offering unless:

•
The plan of conversion is approved by at least a majority of votes eligible to be cast by members of Mutual Federal, MHC (i.e., eligible depositors and certain borrowers of Mutual Federal Bank as of the close of business on October 31, 2026);

•
The plan of conversion is approved by Mutual Federal Bancorp stockholders holding at least two-thirds of the outstanding shares of common stock of Mutual Federal Bancorp as of the close of business on November 9, 2026, including shares held by Mutual Federal, MHC;

•
The plan of conversion is approved by Mutual Federal Bancorp stockholders holding at least a majority of the outstanding shares of common stock of Mutual Federal Bancorp as of the close of business on November 9, 2026, excluding shares held by Mutual Federal, MHC;

•
We sell at least the minimum number of shares of common stock offered in the offering; and

•
We receive all required regulatory approvals to complete the conversion and offering.

Mutual Federal, MHC intends to vote its shares in favor of the plan of conversion. At the close of business on June 30, 2026, Mutual Federal, MHC owned 2,545,813 shares, or approximately 77.4%, of the outstanding shares of common stock of Mutual Federal Bancorp. At the close of business on June 30, 2026, the directors and executive officers of Mutual Federal Bancorp and their affiliates owned 188,878 shares of Mutual Federal Bancorp (excluding exercisable options), or 5.7% of the outstanding shares of common stock, and 25.4% of the outstanding shares of common stock excluding shares held by Mutual Federal, MHC. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares
If we do not receive orders for at least 765,000 shares of common stock, we may take one or more steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(1)
increase the purchase limitations; and/or

(2)
seek regulatory approval to extend the offering beyond February 5 , 2027, as long as we resolicit subscribers who previously submitted subscriptions in the offering.

If we extend the offering past February 5 , 2027, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the then-applicable limit.
Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion
We expect our employee stock ownership plan, which is a tax-qualified retirement plan operated for the benefit of Mutual Federal Bank’s employees, to purchase up to 8% of the shares of common stock we sell in the offering. However, if market conditions warrant, in the judgment of its trustee, the employee stock ownership plan’s subscription order may not be filled and the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve.
We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans will be required before implementation. We have not determined whether we will adopt the plans within or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (1) up to 4% of the shares of common stock sold in the offering for awards of restricted stock or restricted stock units to employees and directors, at no cost to the recipients, and (2) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the definitive number of shares that will be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management — Benefits to be Considered Following Completion of the Conversion — Stock-Based Benefit Plans.”
The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards or restricted stock units and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting from Issuance of Shares for Stock-Based Benefit Plans(2)	Value of Grants (In Thousands)(1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering		At Minimum of Offering Range	At Adjusted Maximum of Offering Range
Employee stock ownership plan	61,200	95,220	8.00%	—	$612	$952
Restricted stock awards	30,600	47,610	4.00%	3.05%	$306	$476
Stock options	76,500	119,025	10.00%	7.28%	$358	$557
Total	168,300	261,855	22.00%	9.90%	$1,276	$1,985

(1)
The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $4.68 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of ten years; no dividend yield; a risk-free rate of return of 4.19%; and expected volatility of 25.08%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)
No dilution is reflected to the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2023 Stock Option Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering, except to fund the grants of restricted stock under a stock-based benefit plan or under extraordinary circumstances.
Tax Consequences
Mutual Federal, MHC, Mutual Federal Bancorp, MFB Bancorp and Mutual Federal Bank have received an opinion of counsel, Vedder Price P.C., regarding the material federal and state income tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Mutual Federal, MHC, Mutual Federal Bancorp, MFB Bancorp and Mutual Federal Bank, persons eligible to subscribe in the subscription offering, or existing stockholders of Mutual Federal Bancorp (except as to cash paid for fractional shares). Existing stockholders of Mutual Federal Bancorp who receive cash in lieu of fractional shares of MFB Bancorp will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.
Changes in Stockholders’ Rights for Existing Stockholders of Mutual Federal Bancorp
As a result of the conversion and stock offering, existing stockholders of Mutual Federal Bancorp will become stockholders of MFB Bancorp. Some rights of stockholders of MFB Bancorp will be reduced compared to the rights stockholders currently have in Mutual Federal Bancorp. The reduction in stockholder rights results from differences between the federal and Delaware charters/certificate of incorporation and bylaws, and from distinctions between federal and Delaware law. Many of the differences in stockholder rights under the certificate of incorporation and bylaws of MFB Bancorp are not mandated by Delaware law but have been chosen by management as being in the best interests of MFB Bancorp and all of its stockholders. The differences in stockholder rights in the certificate of incorporation and bylaws of MFB Bancorp include the following provisions chosen by the board: (i) greater lead time required for stockholders to submit proposals for certain provisions of new business or to nominate directors; (ii) approval by at least 75% of outstanding shares required to amend the bylaws and certain provisions of the certificate of incorporation; (iii) a limit on voting rights of shares beneficially owned in excess of 10% of MFB Bancorp’s outstanding voting stock; and (iv) a provision allowing only the board of directors, rather than the stockholders, to call a special meeting of stockholders. See “Comparison of Stockholders’ Rights for Existing Stockholders of Mutual Federal Bancorp “for a discussion of these differences.
Dissenters’ Rights
Stockholders of Mutual Federal Bancorp do not have dissenters’ rights in connection with the conversion and stock offering.

RISK FACTORS
You should carefully consider the following risk factors when deciding how to vote on the conversion and stock offering and before purchasing shares of MFB Bancorp common stock.
Risk Factors Summary
You should carefully consider the following risk factors in evaluating an investment in the shares of common stock. Any of the following risks could have a material adverse effect on our business, operating results and financial condition and could cause the trading price of our common stock to decline, which could cause you to lose all or part of your investment. In addition to these risks and the other risks and uncertainties described elsewhere in this prospectus, there may be additional risks and uncertainties that are not currently known to us or that we currently deem to be immaterial that could materially and adversely affect our business, financial condition or results of operations.
Risks related to our lending activities include:

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Our historical emphasis on residential mortgage loans exposes us to lending risks;

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Historically, we have purchased retail one-to-four-family mortgage loans from local financial institutions, some of whom may decide not to continue selling us loans in the future;

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We have commercial real estate and multifamily real estate loans in our portfolios, and these loans involve credit risks;

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We have a significant number of loans secured by real estate in the Chicago MSA; and

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If our allowance for credit losses is not sufficient to cover actual credit losses, our earnings could decrease.

Risks related to our business strategy include:

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Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively; and

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We depend on our management team and other key personnel to implement our business strategy and execute successful operations.

Risks related to market interest rates include:

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Future changes in interest rates could negatively affect our operating results and asset values; and

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Changes in the valuation of our securities portfolio may reduce our profits and our capital levels.

Risks related to economic conditions include:

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Inflation can have an adverse impact on our business and on our customers.

Risks related to our funding include:

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Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs.

Risks related to laws and regulations include:

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Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations;

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Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions;

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We are subject to the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to material penalties;

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Monetary policies and regulations of the Federal Reserve could adversely affect our business, financial condition and results of operations;

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The Federal Reserve may require MFB Bancorp to commit additional capital resources to support Mutual Federal Bank in the future, and we may not have sufficient access to such capital resources; and

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We may be required to raise additional capital in the future, but that capital may not be available when it is needed, or it may only be available on unacceptable terms.

Risks related to competitive matters include:

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Strong competition within our market area may limit our growth and profitability; and

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Our asset size may make it more difficult for us to compete.

Risks related to operational matters include:

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We face significant operational risks because of our reliance on technology;

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We rely on third party vendors, which could expose us to and have exposed us to additional cybersecurity risks; and

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We may be subject to risks and losses resulting from fraudulent activities.

Risks related to accounting matters include:

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We have identified a material weakness in our internal control over financial reporting with respect to information technology general controls and the existence of “super user” access capabilities in certain core software products;

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Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results; and

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Changes in accounting standards could affect reported earnings.

Other risks related to our business include:

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We are a community bank and our ability to maintain our reputation, which is critical to the success of our business, may materially adversely affect our performance;

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Legal and regulatory proceedings and related matters could adversely affect us;

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Geopolitical and other external events, acts of terrorism and severe weather could impact our ability to conduct business; and

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Technological changes may adversely impact our business.

Risks related to the offering include:

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The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering;

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Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance;

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We expect there will be a limited trading market in our shares of common stock;

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Our return on equity may be low following the offering;

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Our stock-based benefit plans will increase our expenses and reduce our income;

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The implementation of stock-based benefit plans may dilute your ownership interest;

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We have not determined when we will adopt one or more new stock-based benefit plans;

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Various factors may make takeover attempts more difficult to achieve;

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You may not receive dividends on our common stock; and

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You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares.

Risks Related to Our Lending Activities
Our historical emphasis on residential mortgage loans exposes us to lending risks.
At June 30, 2026, $65.3 million, or 78.1%, of our total loan portfolio was secured by one-to-four-family real estate, which includes home equity loans and lines of credit. Residential mortgage lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. A decline in residential real estate values as a result of a downturn in the housing market could reduce the value of the real estate collateral securing these types of loans. As a result, we have increased risk that we could incur losses if borrowers default on their loans because we may be unable to recover all or part of the defaulted loans by selling the real estate collateral. In addition, if borrowers sell their homes, they may be unable to repay their loans in full from the sale proceeds. For these reasons, we may experience higher rates of delinquencies, defaults and losses on our residential mortgage loans.
Historically, we have purchased retail one-to-four-family mortgage loans from local financial institutions, some of whom may decide not to continue selling us loans in the future.
We purchase retail one-to-four-family mortgage loans from other local loan originators and assume the full risk of loss on these purchased loans. Purchases are made at our initiative, and we are not required to purchase loans offered to us. At June 30, 2026, 21.9% of our one-to-four family mortgage loan portfolio was purchased, and 92.1% of the collateral for these loans was located in the Chicago MSA. The loss or material curtailment of our ability to purchase these loans could adversely affect the size of our residential mortgage portfolio and our earnings, as we do not have the infrastructure to originate these loans at a comparable volume. Before purchase we independently underwrite each loan according to our credit and underwriting policies and retain sole authority for the final purchase decision without relying on the seller’s underwriting. We maintain relationships with several local community financial institutions from whom we may purchase mortgage loans in the future. Our future loan purchase activity may be adversely affected by various macroeconomic conditions affecting overall loan demand, as well as by conditions reducing originators’ appetite for selling loans with yields and risk metrics acceptable to us.
We have commercial real estate and multifamily real estate loans in our portfolios, and these loans involve credit risks that could adversely affect our financial condition and results of operations.
At June 30, 2026, commercial real estate loans totaled $4.2 million, or 5.0% of our loan portfolio, and multifamily real estate loans totaled $14.1 million, or 16.9% of our loan portfolio. Given their generally larger balances and the complexity of the underlying collateral, commercial real estate and multifamily real estate loans generally have more risk than the owner-occupied one-to-four-family residential real estate loans we carry. Because the repayment of commercial real estate and multifamily real estate loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local or regional real estate market or economy. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. If we foreclose on these loans, our holding period for the collateral typically is longer than for a one-to-four-family residential property because there are fewer potential purchasers of the collateral, which could cause us to increase our provision for credit losses and adversely affect our operating results and financial condition.
Commercial real estate and multifamily real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one-to-four-family residential loans. Accordingly, charge-offs on commercial real estate and multifamily loans may be larger on a per loan basis than those incurred in our residential loan portfolio. In addition, the physical condition of non-owner occupied properties may be poorer than that of owner occupied properties due to the potential for lax property maintenance standards, which could have a negative impact on the value of the collateral properties. At June 30, 2026, our non-owner occupied commercial real estate loan portfolio totaled $2.4 million, or 2.9% of our total loan portfolio, and our multifamily loans totaled $14.1 million or 16.9% of our loan portfolio. As our commercial real estate and multifamily real estate loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.
We have a significant number of loans secured by real estate in the Chicago MSA, and a downturn in the local real estate market could negatively impact our profitability.
At June 30, 2026, 100% of our loan portfolio was secured by real estate, the majority of which is located in our primary lending market, the Chicago MSA, and surrounding markets. Unemployment in the Chicago MSA was at 4.9% as of May 31, 2026. Future declines in the real estate values in the Chicago MSA and surrounding markets as a result of an economic downturn could significantly impair the value of the particular collateral securing our loans and our ability to sell the collateral upon foreclosure for an amount necessary to satisfy the borrower’s obligations to us. This could require increasing our allowance for credit losses to address the decrease in the value of the real estate securing our loans, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.
Unlike larger financial institutions that are more geographically diversified, our profitability depends primarily on the general economic conditions in our primary market area. Local economic conditions have a significant impact on our residential real estate, commercial real estate, and multifamily real estate lending, including, the ability of borrowers to repay these loans and the value of the collateral securing these loans.
Deterioration in economic conditions in our market area could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

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demand for our products and services may decrease;

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loan delinquencies, problem assets and foreclosures may increase;

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collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and

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the net worth and liquidity of loan guarantors may decrease, thereby impairing their ability to honor commitments made to us.

Moreover, a significant decline in general economic conditions, caused by inflation, acts of terrorism, an outbreak of hostilities or other international or domestic calamities or other factors beyond our control could further impact these local economic conditions and could further negatively affect our financial performance. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers and the values of underlying collateral securing loans, which could negatively affect our financial performance.
If our allowance for credit losses is not sufficient to cover actual credit losses, our earnings could decrease.
We maintain an allowance for credit losses, which is established through a provision for credit losses that represents management’s best estimate of the current expected losses within the loan portfolio. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for credit losses, we review our loans’ risk ratings, quality reviews, loss and delinquency experience, and we evaluate quantitative and qualitative economic conditions. If our assumptions or the results of our analyses are incorrect, our allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. In addition, our emphasis on one-to-four-family loan growth and to a lesser extent on increasing our portfolios of multifamily real estate loans and commercial real estate loans, as well as any future credit deterioration or changes in economic conditions could require us to increase our allowance for credit losses in the future. At June 30, 2026, our allowance for credit losses was 1.53% of total loans and 137.5% of non-performing loans. Material additions to our allowance would materially decrease our net income.
In addition, bank regulators periodically review our allowance for credit losses and, as a result of such reviews, may request that we increase our provision for credit losses or recognize further loan charge-offs.

However, regulatory agencies are not directly involved in the process of establishing the allowance for credit losses, as the process is our responsibility and any adjustment of the allowance is the responsibility of our management. Any increase in our allowance for credit losses or loan charge-offs as a result of such review or otherwise may have a material adverse effect on our financial condition and results of operations.
The level of our commercial real estate loan portfolio may subject us to additional regulatory scrutiny.
The Federal Deposit Insurance Corporation (“FDIC”) and the other federal bank regulatory agencies have promulgated joint guidance on sound risk management practices for financial institutions with concentrations in commercial real estate lending. Under the guidance, a financial institution that, like us, is actively involved in commercial real estate lending should perform a risk assessment to identify concentrations. A financial institution may have a concentration in commercial real estate lending if, among other factors, (i) total reported loans for construction, land acquisition and development, and other land represent 100% or more of total capital, or (ii) total reported loans secured by multifamily and non-farm residential properties, loans for construction, land acquisition and development and other land, and loans otherwise sensitive to the general commercial real estate market, including loans to commercial real estate related entities, represent 300% or more of total capital. Based on these factors, we have concluded that we do not have a concentration risk in multifamily, construction and commercial real estate lending, as such loans represent 112.5% of total bank capital as of June 30, 2026. The particular focus of the guidance is on exposure to commercial real estate loans that are dependent on the cash flow from the real estate held as collateral and that are likely to be at greater risk to conditions in the commercial real estate market (as opposed to real estate collateral held as a secondary source of repayment or in an abundance of caution). The purpose of the guidance is to guide banks in developing risk management practices and determining capital levels commensurate with the level and nature of real estate concentrations. The guidance states that management should employ heightened risk management practices including board and management oversight and strategic planning, development of underwriting standards, risk assessment and monitoring through market analysis and stress testing. While we believe we have implemented policies and procedures with respect to our commercial real estate loan portfolio consistent with this guidance, bank regulators could require us to implement additional policies and procedures consistent with their interpretation of the guidance that may result in additional costs to us or that may result in the curtailment of our commercial real estate, construction and multifamily lending that would adversely affect our loan originations and profitability.
We are subject to environmental liability risk associated with lending activities or properties we own.
A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Our policies, which require us to perform an environmental review before originating applicable loans and before initiating any foreclosure action on applicable non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.
Changes to trade policies and tariffs can have an adverse impact on our business and our customers.
Changes in trade policies, including the imposition of tariffs or the escalation of a trade war, could negatively impact the economic conditions in the markets we serve. Prolonged trade tensions and economic uncertainty could lead to market volatility, declining asset values, and weakened consumer confidence. If our customers experience financial stress, we could see an increase in loan delinquencies and credit losses, negatively affecting our asset quality and overall financial performance. Additionally, any decline in local economic activity could reduce loan demand, deposit growth, and fee income, which are critical to our long-term success. While we actively monitor economic and policy developments, we cannot predict the outcome of trade negotiations or the full impact of tariffs and trade restrictions on our business, customers, and the broader economy. Any adverse effects from tariffs or a trade war could materially and negatively impact our financial condition, results of operations, and future growth prospects.
Risks Related to our Business Strategy
Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.
Our business strategy primarily focuses on loan growth, funded by deposits. Achieving such growth may require us to attract customers that currently bank at other financial institutions in our market area. Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities, the level of competition from other financial institutions in our market area and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there can be considerable costs involved in business expansion, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion may have the potential to negatively impact our earnings until certain economies of scale are reached. Our expenses could be further increased if we encounter delays in the business expansion.
We depend on our management team and other key personnel to implement our business strategy and execute successful operations and we could be harmed by the loss of their services or the inability to hire additional personnel.
We depend on the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess substantial expertise and extensive knowledge of our markets and key business relationships. Any one of them could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”
Risks Related to Market Interest Rates
Future changes in interest rates could negatively affect our operating results and asset values.
Net income is the amount by which interest income and non-interest income exceed interest expense, non-interest expense and the provision for credit losses and the provision for income taxes. Net interest income makes up a majority of our income and is based on the difference between:

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the interest income we earn on interest-earning assets, such as loans and securities; and

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the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of declining interest rates, the interest income we earn on our assets may decrease more rapidly than the interest we pay on our liabilities, as interest rates on adjustable rate mortgages reset lower borrowers prepay mortgage loans, and mortgage-backed securities and callable securities are called, requiring us to reinvest those cash flows at lower interest rates. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. Furthermore, increases in interest rates may adversely affect our ability to originate loans and/or the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase.
In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates generally results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate longer-term, fixed rate mortgage loans.
Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.
We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which the fair value of our assets and liabilities (our economic value of equity or “EVE”) and our net interest income would change in the event of a range of assumed changes in market interest rates. As of June 30, 2026, in the event of an instantaneous 100 basis point decrease in interest rates, we estimate that we would experience a 0.34% increase in EVE and a 0.81% decrease in net interest income. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mutual Federal Bank — Management of Market Risk.”
Changes in the valuation of our securities portfolio may reduce our profits and our capital levels.
As of June 30, 2026, we did not have a securities portfolio. However, from time to time, we may choose to invest a portion of Mutual Federal Bank’s capital in marketable securities as a strategy for managing the balance sheet, including the investment of a portion of the offering proceeds in a securities portfolio. Should we carry such a securities portfolio on our balance sheet, such securities portfolio may be affected by fluctuations in market value, potentially reducing accumulated other comprehensive income or earnings. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Management evaluates securities for credit losses on a quarterly basis, with more frequent evaluation for selected issues. In analyzing a debt issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, industry analysts’ reports and spread differentials between the effective rates on instruments in the portfolio compared to risk-free rates. If this evaluation shows a credit loss exists an allowance for credit losses is recorded for the credit loss. Changes in interest rates may also have an adverse effect on our financial condition, as our available-for-sale securities are reported at their estimated fair value, and therefore are affected by fluctuations in interest rates. We increase or decrease our stockholders’ equity by the amount of change in the estimated fair value of the available-for-sale securities, net of taxes. Declines in market value may indicate that credit losses exist for these assets, which may lead to accounting charges that could have a material adverse effect on our net income and stockholders’ equity.
Risks Related to Economic Conditions
Inflation can have an adverse impact on our business and on our customers.
Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As a result of inflationary pressures, on September 16, 2026, the Federal Reserve increased the federal funds rate by 25 basis points to a target range of 3.75% to 4.00%, which it has maintained as of October 30, 2026. To the extent these interventions do not mitigate the volatility and uncertainty related to inflation and the effects of inflation, or to the extent conditions otherwise worsen, we could experience adverse effects on our business, financial condition, and results of operations. If inflation increases, the value of our loan portfolio and investment securities, particularly those with longer maturities, would decrease, although this effect can be less pronounced for adjustable and floating rate loans and floating rate securities. In addition, inflation increases the cost of goods and services we use in our business operations, such as electricity and other utilities, which increases our noninterest expenses. Furthermore, our customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans with us.

Risks Related to Our Funding
Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our net interest margin and profitability.
We must maintain sufficient funds to respond to the needs of depositors and borrowers. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also receive funds from loan repayments, investment maturities and income on other interest-earning assets. The considerable competition for deposits in our market area also has made, and may continue to make, it more difficult for us to obtain reasonably priced deposits. Moreover, deposit balances can decrease if customers perceive alternative investments as providing a better risk/return tradeoff. If we are not able to increase our lower-cost transactional deposits at a level necessary to fund our asset growth or deposit outflows, we may be forced seek other sources of funds, including non-brokered listing-service certificates of deposit, Federal Home Loan Bank of Chicago advances, brokered deposits and lines of credit to meet the borrowing and deposit withdrawal requirements of our customers, which may be more expensive and have an adverse effect on our net interest margin and profitability.
Risks Related to Laws and Regulations
Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
Mutual Federal Bank is subject to extensive regulation, supervision and examination by the Office of the Comptroller of the Currency (the “OCC”), and Mutual Federal Bancorp is subject to extensive regulation, supervision and examination by the Federal Reserve. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of Mutual Federal Bank, rather than for our stockholders.
Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for credit losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations and our interpretation of those changes.
Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand.
We are subject to the Community Reinvestment Act (“CRA”) and fair lending laws, and failure to comply with these laws could lead to material penalties.
The CRA, the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions. The Consumer

Financial Protection Bureau (“CFPB”), the United States Department of Justice and other federal agencies are responsible for enforcing these laws and regulations. A successful challenge to an institution’s performance under the CRA or fair lending laws and regulations could result in a wide variety of sanctions, including paying damages and civil money penalties, injunctive relief, imposition of restrictions on merger and acquisition activity and restrictions on expansion activity. Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation.
Monetary policies and regulations of the Federal Reserve could adversely affect our business, financial condition and results of operations.
In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve. An important function of the Federal Reserve is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.
The monetary policies and regulations of the Federal Reserve have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.
The Federal Reserve may require MFB Bancorp to commit additional capital resources to support Mutual Federal Bank in the future, and we may not have sufficient access to such capital resources.
Federal law requires that a holding company act as a source of financial and managerial strength to its subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the Federal Reserve may require a holding company to make capital injections into a troubled subsidiary bank and may charge the holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection may be required at times when the holding company may not have the resources to provide it and therefore may be required to attempt to borrow the funds or raise capital. Any loans by a holding company to its subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to priority of payment over the claims of the institution’s general unsecured creditors, including the holders of its note obligations. Thus, any borrowing that must be done by MFB Bancorp to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations. Moreover, it is possible that we will be unable to borrow funds when we need to do so.
We may be required to raise additional capital in the future, but that capital may not be available when it is needed, or it may only be available on unacceptable terms, which could adversely affect our financial condition and results of operations.
We are required by federal regulatory authorities to maintain adequate levels of capital to support our operations. We may at some point, however, need to raise additional capital to support continued growth or be required by our regulators to increase our capital resources. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. Accordingly, we may not be able to raise additional capital, if needed, on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations and pursue our growth strategy could be materially impaired and our financial condition and liquidity could be materially and adversely affected. In addition, if we are unable to raise additional capital when required by our bank regulators, we may be subject to adverse regulatory action.

As an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.
MFB Bancorp will be an emerging growth company. For as long as MFB Bancorp continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation or on any golden parachute payments not previously approved. As an emerging growth company, MFB Bancorp also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that independent auditors review and attest as to the effectiveness of MFB Bancorp’s internal control over financial reporting. MFB Bancorp intends to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, MFB Bancorp’s financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
MFB Bancorp could remain an emerging growth company for up to five years, or until the earliest of (a) the last day of the first fiscal year in which MFB Bancorp’s annual gross revenues exceed $1.235 billion, (b) the date that MFB Bancorp becomes a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of MFB Bancorp’s common stock that is held by non-affiliates exceeds $700 million as of the last business day of MFB Bancorp’s most recently completed second fiscal quarter, or (c) the date on which MFB Bancorp has issued more than $1.0 billion in non-convertible debt during the preceding three-year period.
As a result, MFB Bancorp’s stockholders may not have access to certain information they may deem important, and investors may find MFB Bancorp’s common stock less attractive if MFB Bancorp chooses to rely on these exemptions. This could result in a less active trading market for MFB Bancorp’s common stock and the price of MFB Bancorp’s common stock may be more volatile.
We will also be a smaller reporting company and, even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.
In addition to qualifying as an emerging growth company, MFB Bancorp will qualify as a “smaller reporting company” under the federal securities laws. For as long as it continues to be a smaller reporting company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not available to companies that are not smaller reporting companies, including, but not limited to, reduced financial disclosure obligations and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.
Risks Related to Competitive Matters
Strong competition within our market area may limit our growth and profitability.
Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and securities brokerage firms and unregulated or less regulated non-banking entities, operating locally and elsewhere. Many of these competitors have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. In addition, some of our competitors offer loans with lower interest rates on more attractive terms than loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. Our profitability depends upon our continued ability to successfully compete in our market area.

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. For additional information see “Business of Mutual Federal Bank — Market Area and — Competition.”
Our asset size may make it more difficult for us to compete.
Our asset size may make it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from non-traditional banking activities. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.
Risks Related to Operational Matters
We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.
Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties from whom we obtain services, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. We have established policies and procedures to prevent or limit the impact of system failures, interruptions and security breaches, including privacy breaches and cyber-attacks. Although we take protective measures and believe that we have not experienced any of the data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.
In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.
We rely on third party vendors, which could expose us to and have exposed us to additional cybersecurity risks.
Third party vendors provide key components of our business infrastructure, including certain data processing and information services. Accordingly, our operations are exposed to risk that these vendors will not perform in accordance with our contractual agreements with them, or we also could be adversely affected if such an agreement is not renewed by the third-party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided to us by third party vendors have not experienced any material security breaches. However, the existence of cyber-attacks or security breaches at third party vendors with access to our data may not be disclosed to us in a timely manner.
We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.
As a bank, we are susceptible to fraudulent activity that may be committed against us or our customers, which may result in financial losses or increased costs to us or our customers, disclosure or misuse of our information or our customers’ information, misappropriation of assets, privacy breaches against our customers, litigation or damage to our reputation. We are most subject to fraud and compliance risk in connection with the origination of loans, ACH transactions, wire transfer transactions, ATM transactions, checking transactions, and debit cards that we have issued to our customers and through our online banking portals.
We maintain a system of internal controls and insurance coverage to mitigate against such risks, including the risk of data processing system failures and errors, and customer fraud. If our internal controls fail to prevent or detect any such occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Accounting Matters
We have identified a material weakness in our internal control over financial reporting with respect to information technology general controls and the existence of “super user” access capabilities in certain core software products. If we are unable to remediate this material weakness, or if we identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, we may be unable to accurately or timely report our financial condition or results of operations, which may adversely affect our business.
In connection with the preparation of our consolidated financial statements as of and for the year ended December 31, 2025, we identified a material weakness in our internal control over financial reporting related to logical access controls over financially significant systems. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements will not be prevented or detected on a timely basis.
The identified material weakness arose from not maintaining effective controls in certain information technology environments and the existence of “super user” access capabilities in certain core software products. Specifically, we did not design and maintain effective controls over privileged user access and administrator activity monitoring for financially significant systems. User access controls and permissions were not appropriately designed and maintained to adequately restrict user and privileged access to financial applications and data to an appropriately limited number of personnel, creating the existence of “super users” with incompatible duties.

Following the identification of the material weakness in our internal controls, we have taken and plan to continue to take steps intended to remediate this weakness. These actions include, among other things: (i) removal of “super user” access for senior executives in core system programs, (ii) regular independent monitoring by senior executives of core system change management activities, (iii) periodic user access reviews and (iv) retaining evidence of reviews performed, exceptions identified, remediation completed and management’s conclusion. For additional details of these remedial steps, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control over Financial Reporting.”
These remediation efforts are ongoing, and the actions we will continue to take may not be sufficient to remediate the material weakness we have identified or avoid potential future material weaknesses. Our failure to correct the material weakness or our failure to discover and address any other material weakness or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business may be materially and adversely affected.
Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
In preparing this prospectus, including our consolidated financial statements, our management is required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for credit losses and our determinations with respect to amounts owed and recorded for income taxes.
Changes in accounting standards could affect reported earnings.
The regulatory bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the SEC and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.
Other Risks Related to Our Business
We are a community bank and our ability to maintain our reputation, which is critical to the success of our business, may materially adversely affect our performance.
We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, any or all of which could adversely affect our business and operating results.
Legal and regulatory proceedings and related matters could adversely affect us.
We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, brand or image, or our financial condition and results of our operations.
Geopolitical and other external events, acts of terrorism and severe weather could impact our ability to conduct business.
Financial institutions have been, and continue to be, targets of terrorist threats aimed at compromising operating and communication systems. Such events could cause significant damage, impact the stability of our facilities and result in additional expenses, impair the ability of our borrowers to repay their loans, reduce the value of collateral securing repayment of our loans, and result in the loss of revenue. While we have established and regularly test disaster recovery procedures, the occurrence of any such event could have a material adverse effect on our business, operations and financial condition. Additionally, financial markets may be adversely affected by the current or anticipated impact of military conflict, including wars in Russia and Ukraine, and the Middle East, terrorism or other geopolitical events. Weather-related events have adversely impacted our market area in recent years, especially areas located near flood-prone areas. Such events that may cause significant flooding and other storm-related damage may become more common in the future.
Technological changes may adversely impact our business.
The financial services industry is continually undergoing rapid technological change with frequent introductions of new, technology-driven products and services, which increases efficiency and enables financial institutions to better serve customers and reduce costs. Our future success depends, in part, on our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. We may not be able to effectively implement new, technology-driven products and services, to recoup the costs associated with such improvements, or be successful in marketing these products and services to our customers, which failure could have a material adverse effect on our business, financial condition or results of operations.
Implementation of new technology may also heighten our cyber and data security risks. Artificial intelligence (“AI”) and machine learning applications are a recent example of an emerging technology providing significant value to operations and service that also present additional risks for consideration. AI models may rely on complex algorithms and vast datasets. Errors, biases, or generating false information in these models, or unexpected system failures, could lead to flawed decisions, financial losses, compliance failures, or degraded customer experiences, impacting profitability and client retention. AI systems also may process sensitive customer data, and security breaches or unauthorized access to these systems could result in data theft, loss of intellectual property, and significant penalties and damages to customer trust. In addition to risks associated with direct adoption of AI applications by us, we face the risk of utilizing unauthorized publicly sourced AI tools to complete business functions. Unauthorized use of AI tools could lead to the unintended exposure of confidential data, use of inaccurate results, and a number of other risks. Additionally, third-party service providers are quickly embedding AI capabilities in their technology to provide more robust and efficient services. Some embedded AI capabilities could risk the exposure of confidential data if being used to train AI systems.
Risks Related to the Offering
The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering.
If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price. In some cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in laws and regulations, investor perceptions of MFB Bancorp and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.
Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.
We intend to contribute between $2.9 million and $4.3 million of the net proceeds of the offering (or $5.1 million at the adjusted maximum of the offering range) to Mutual Federal Bank. We also expect to use a portion of the net proceeds to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. We may use the remaining net proceeds to invest in short-term investments, to acquire other financial institutions and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. Mutual Federal Bank may use the net proceeds it receives to fund new loans, reduce wholesale borrowings, expand its retail banking franchise by opening or acquiring branches from other financial institutions or for other general corporate purposes. However, except for funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as acquiring other financial institutions, may require the approval of the OCC, or the Federal Reserve. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.
We expect there will be a limited trading market in our shares of common stock, which could hinder your ability to sell our common stock and may lower the market price of our common stock.
Upon completion of the conversion and stock offering, the new shares of MFB Bancorp common stock will replace the existing shares of Mutual Federal Bancorp. Subject to certain conditions, we expect MFB Bancorp’s common stock will be quoted on the OTC Markets Group’s OTCQB Market under the symbol “MFDB”. The development of an active trading market may not occur, as trading depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there may be a limited trading market in the common stock, which could make it difficult to sell the common stock after the offering and may have an adverse impact on the price at which the common stock can be sold.
Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.
Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity may be low until we are able to leverage the additional capital we receive from the offering. Our return on equity also will be negatively affected by added expenses associated with the employee stock ownership plan and the stock-based benefit plans we intend to adopt. Our return on average equity was (0.22)% (annualized) for the six months ended June 30, 2026, with consolidated equity of $16.3 million at June 30, 2026. Our pro forma consolidated equity as of June 30, 2026, assuming completion of the offering, is estimated to be between $21.6 million at the minimum of the offering range and $25.3 million at the adjusted maximum of the offering range. Until we can increase our earnings and leverage the capital raised in the stock offering, our return on equity may be low, which may reduce the market price of our shares of common stock.
Our stock-based benefit plans will increase our expenses and reduce our income.
We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors that we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion and stock offering, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion and stock offering, we may adopt plans that allow for greater amounts of awards and options and, therefore, we could award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.
In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $244,000 ($244,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management — Benefits to be Considered Following Completion of the Conversion.”
The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.
We intend to adopt one or more new stock-based benefit plans following the conversion. These new stock-based benefit plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 7.28% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the shares sold in the offering, and all such stock options are exercised, and a 3.05% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the offering. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these size limitations and stockholders could experience even greater dilution.
Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.
We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.
If we adopt stock-based benefit plans more than 12 months following the completion of the conversion and stock offering, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “— Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “— The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.
Provisions in our certificate of incorporation and bylaws may prevent or impede holders of our common stock from obtaining representation on our board of directors. For example, our board of directors will be divided into three classes with staggered three-year terms. A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Directors may only be removed by stockholders for cause, which can also make it difficult to replace directors. Our certificate of incorporation also provide that our board of directors, when evaluating takeover offers, may give consideration to all relevant factors, which include a wide variety of factors in addition to the economic effect upon our stockholders. In addition, our certificate of incorporation provide that there will not be cumulative voting by stockholders for the election of our directors. Also, we have the ability to issue preferred stock with voting rights to third parties who may be friendly to our board of directors. Delaware law also provides restrictions on transactions with “interested” stockholders.
For three years following the offering, applicable regulations prohibit any person from acquiring or offering to acquire 10% or more of our common stock without prior regulatory approval. In addition, a section in MFB Bancorp’s certificate of incorporation will generally provide that any shares of our common stock beneficially owned by a person who owns 10% or more of our common stock will not be entitled to be voted.
Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of MFB Bancorp without the consent of our board of directors.
Taken as a whole, these statutory or regulatory provisions and provisions in our certificate of incorporation and bylaws could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.
You may not receive dividends on our common stock.
Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The declaration and payment of future cash dividends will be subject to, among other things, regulatory restrictions, our then-current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and other factors our board of directors deems relevant. MFB Bancorp will depend primarily upon the proceeds it retains from the offering as well as earnings of Mutual Federal Bank to provide funds to pay dividends on our common stock. The payment of dividends by MFB Bancorp will also be subject to certain regulatory restrictions. Federal law generally prohibits a depository institution from making any capital distributions (including payment of a dividend) to its parent holding company if the depository institution would thereafter be or continue to be undercapitalized, and dividends by a depository institution are subject to additional limitations. As a result, any payment of dividends in the future by MFB Bancorp will depend, in large part, on Mutual Federal Bank’s ability to satisfy these regulatory restrictions and its earnings, capital requirements, financial condition and other factors. See “Our Dividend Policy” for a discussion concerning our dividend policy and certain restrictions that exist on our ability to pay dividends.
You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of possible changes in the stock price immediately following the offering.
A statement reflecting ownership of shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received your ownership statement. As a result, you may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.

The certificate of incorporation of MFB Bancorp designates the federal and state courts located in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Article Eleventh, Paragraph A of the certificate of incorporation of MFB Bancorp provides that, unless MFB Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of MFB Bancorp, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of MFB Bancorp or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”) or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Because this provision permits claims to be brought in federal courts located in the State of Delaware, this provision would apply to a claim made under the U.S. federal securities laws, including the Exchange Act and the Securities Act, provided there is exclusive federal jurisdiction for such a claim and the claim involves one of the enumerated actions described in Article Eleventh, Paragraph A of the certificate of incorporation. Article Eleventh, Paragraph A does not govern the forum for an Exchange Act or Securities Act claim that does not independently fall within one of these enumerated categories.
In addition, Article Eleventh, Paragraph B of the certificate of incorporation of MFB Bancorp provides that, unless consented to in writing to the selection of an alternative forum, claims arising under the Securities Act must be brought in the federal district courts of the United States of America. Although there is uncertainty as to whether a court would enforce such provisions, a stockholder of MFB Bancorp cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability, or make it more costly, to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.
You may not revoke your order to purchase common stock in the subscription or community offerings after you send us your order form.
Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the offering, including any extension of the expiration date and consummation of a syndicated community offering. Because completion of the offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond February 5, 2027, or the number of shares to be sold in the offering is increased to more than 1,190,250 shares or decreased to fewer than 765,000 shares.
Risks Related to the Offering and the Exchange
The market value of MFB Bancorp common stock received in the share exchange may be less than the market value of Mutual Federal Bancorp common stock exchanged.
The number of shares of MFB Bancorp common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Mutual Federal Bancorp common stock held by the public before the completion of the conversion and offering, the final independent appraisal of MFB Bancorp common stock prepared by RP Financial and the number of shares of common stock sold in the offering. The exchange ratio will ensure that public stockholders of Mutual Federal Bancorp common stock will own approximately the same percentage of MFB Bancorp common stock after the conversion and offering as they owned of Mutual Federal Bancorp common stock immediately before completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and any adjustment to reflect certain assets held by Mutual Federal). The exchange ratio will not depend on the market price of Mutual Federal Bancorp common stock.
The exchange ratio ranges from 0.2816 shares at the minimum and 0.3809 shares at the maximum 0.4381 at the adjusted maximum) of the offering range of MFB Bancorp common stock per share of Mutual Federal Bancorp common stock. Shares of MFB Bancorp common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Mutual Federal Bancorp common stock at the time of the exchange, the initial market value of the MFB Bancorp common stock that you receive in the share exchange could be less than the market value of the Mutual Federal Bancorp common stock that you currently own. Based on the most recent closing price of Mutual Federal Bancorp common stock before the date of this proxy statement/prospectus, which was $5.57, the initial value of the MFB Bancorp common stock you receive in the share exchange may be less than the market value of Mutual Federal Bancorp common stock exchanged, depending upon the results of the offering.

INFORMATION ABOUT THE SPECIAL MEETING
General
This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Mutual Federal Bancorp of proxies to be voted at the special meeting of stockholders to be held at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Parkway, Burr Ridge, IL 60527, on January 6, 2027, at 2:00 p.m., Central time, and any adjournment or postponement thereof.
The purpose of the special meeting is to consider and vote upon the plan of conversion and reorganization of Mutual Federal, MHC, referred to herein as the “Plan of Conversion.”
In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal. Stockholders also will vote on informational proposals with respect to the certificate of incorporation of MFB Bancorp.
Voting for or against approval of the Plan of Conversion includes a vote for or against the conversion of Mutual Federal, MHC to a stock holding company as contemplated by the Plan of Conversion. Voting in favor of the Plan of Conversion will not obligate you to purchase any shares of common stock in the stock offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Mutual Federal Bank.
Who Can Vote at the Meeting
You are entitled to vote your Mutual Federal Bancorp common stock if our records show that you held your shares as of the close of business on November 9, 2026. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.
At November 9, 2026, Mutual Federal Bancorp had 3,289,067 shares of common stock outstanding, of which 2,545,813 shares, or 77.4%, were owned by Mutual Federal, MHC, and the remaining 22.6% shares were owned by the public. Each share of common stock has one vote.
Attending the Meeting
If you are a stockholder as of the close of business on November 9, 2026, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Mutual Federal Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Quorum; Vote Required
The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Proposal 1: Approval of the Plan of Conversion and Reorganization.   We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Mutual Federal Bancorp entitled to be cast at the special meeting, including shares held by Mutual Federal, MHC, and (ii) a majority of the outstanding shares of common stock of Mutual Federal Bancorp entitled to be cast at the special meeting, other than shares held by Mutual Federal, MHC.

Proposal 2: Approval of the Adjournment of the Special Meeting.   We must obtain the affirmative vote of at least a majority of the votes cast by Mutual Federal Bancorp stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Plan of Conversion.
Informational Proposals 3 through 5: Informational Proposals Relating to Certificate of Incorporation of MFB Bancorp.   The provisions of MFB Bancorp’s certificate of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Mutual Federal Bancorp approved the Plan of Conversion. These proposals are informational only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of MFB Bancorp’s certificate of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of MFB Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Other Matters.   We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Mutual Federal Bancorp. At this time, we know of no other matters that may be presented at the special meeting.
Shares Held by Mutual Federal, MHC, and Our Officers and Directors
As of November 9, 2026, Mutual Federal, MHC beneficially owned 2,545,813 shares of Mutual Federal Bancorp common stock, or approximately 77.4% of our outstanding shares. We expect that Mutual Federal, MHC will vote all of its shares in favor of each of Proposal 1 — Approval of the Plan of Conversion and Reorganization, Proposal 2 — Approval of the Adjournment of the Special Meeting, and informational proposals 3 through 5.
As of November 9, 2026, our officers and directors beneficially owned 188,878 shares of Mutual Federal Bancorp common stock (excluding exercisable options), or approximately 5.7% of our outstanding shares and 25.4% of the outstanding shares held by stockholders other than Mutual Federal, MHC.
Voting by Proxy
Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Mutual Federal Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Mutual Federal Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the Plan of Conversion, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” approval of each of the informational proposals 3 through 5.
If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.
If your Mutual Federal Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Refer to the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.
Revocability of Proxies
You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Mutual Federal Bancorp in writing before your common stock has been voted at the special meeting, deliver a signed, later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
Solicitation of Proxies
This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Mutual Federal Bancorp will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the Plan of Conversion and the other proposals being considered, Laurel Hill Advisory Group LLC, our proxy solicitor, and directors, officers or employees of Mutual Federal Bancorp and Mutual Federal Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as information agent and stockholder proxy solicitor, we will pay to Laurel Hill Advisory Group LLC a fee of $6,000, plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.
We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.
The board of directors unanimously recommends that you sign, date and mark the enclosed proxy “FOR” approval of each of the above described proposals, including the adoption of the Plan of Conversion, and return it in the enclosed envelope today. Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy, refer to the instructions on the enclosed proxy card.
Your prompt vote is very important. Failure to vote will have the same effect as voting against the Plan of Conversion.

PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION
The boards of directors of Mutual Federal Bancorp and Mutual Federal, MHC have approved the plan of conversion and reorganization of Mutual Federal, MHC referred to herein as the “Plan of Conversion.” The Plan of Conversion must also be approved by the members of Mutual Federal, MHC and the stockholders of Mutual Federal Bancorp, and is subject to the satisfaction of certain other conditions. Special meetings of members and stockholders have been called for this purpose. We have received the approval of the Federal Reserve Board with respect to the conversion and with respect to MFB Bancorp becoming the savings and loan holding company for Mutual Federal Bank. We have received the approval of the OCC with respect to amending and restating Mutual Federal Bank’s charter to, among other things, establish a liquidation account. Any approval by the Federal Reserve Board or the OCC does not constitute a recommendation or endorsement of the Plan of Conversion.
The board of directors unanimously recommends that you vote “FOR” approval of the Plan of Conversion and Reorganization of Mutual Federal, MHC.
Exchange of Existing Stockholders’ Stock Certificates
The conversion of existing outstanding shares of Mutual Federal Bancorp common stock into the right to receive shares of MFB Bancorp common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our transfer agent will send a transmittal form to each public stockholder of Mutual Federal Bancorp who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Mutual Federal Bancorp common stock in exchange for shares of MFB Bancorp common stock in book entry form, to be held electronically on the books of our transfer agent. MFB Bancorp will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of MFB Bancorp common stock will be distributed within five business days after the transfer agent receives properly executed transmittal forms, Mutual Federal Bancorp stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) or electronically with our transfer agent in “book entry” form will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.
No fractional shares of MFB Bancorp common stock will be issued to any public stockholder of Mutual Federal Bancorp when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the transfer agent of the transmittal forms and the surrendered Mutual Federal Bancorp stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.
Do not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions.   After the conversion, stockholders will not receive new shares of MFB Bancorp common stock until existing certificates representing existing shares of Mutual Federal Bancorp common stock are surrendered for exchange in compliance with the terms of the transmittal form. Each certificate that represents shares of Mutual Federal Bancorp common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of MFB Bancorp common stock into which those shares have been converted by virtue of the conversion.
If a certificate for Mutual Federal Bancorp common stock has been lost, stolen or destroyed, our transfer agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of MFB Bancorp common stock that we issue in exchange for existing shares of Mutual Federal Bancorp common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date before the effective date of the conversion that may have been declared by us on or before the effective date, and that remain unpaid at the effective date.
General
Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully public stock holding company corporate structure. The conversion will be accomplished by the merger of Mutual Federal, MHC with and into Mutual Federal Bancorp, with Mutual Federal Bancorp surviving the merger, to be followed immediately by a merger of Mutual Federal Bancorp with and into MFB Bancorp, with MFB Bancorp as the surviving entity. As part of the conversion, the 77.4% ownership interest of Mutual Federal, MHC in Mutual Federal Bancorp as of June 30, 2026 (as adjusted for net assets held by Mutual Federal, MHC and certain previously waived dividends by Mutual Federal, MHC in accordance with federal regulations) will be offered for sale in the offering. When the conversion is completed, MFB Bancorp. will own all of the outstanding common stock of Mutual Federal Bank and public stockholders will own all of the outstanding common stock of MFB Bancorp. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.
Under the plan of conversion, at the completion of the conversion and offering, each share of Mutual Federal Bancorp common stock owned by persons other than Mutual Federal, MHC will be converted automatically into the right to receive new shares of MFB Bancorp common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Mutual Federal Bancorp for new shares of MFB Bancorp, the public stockholders will own the same aggregate percentage of shares of common stock of MFB Bancorp that they owned immediately before the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, and adjusted downward to reflect certain net assets held by Mutual Federal, MHC and the prior waiving of cash dividends by Mutual Federal, MHC in accordance with federal regulations.
We intend to retain between $2.3 million and $3.5 million of the net proceeds of the offering (or $4.1 million at the adjusted maximum of the offering range) and to contribute between $2.9 million and $4.3 million of the net proceeds to Mutual Federal Bank (or $5.1 million at the adjusted maximum of the offering range). The conversion will be consummated only upon the sale of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.
The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan, supplemental eligible account holders, and other members (qualifying depositors and certain borrowers). In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference first given to natural persons (including trusts of natural persons) residing in Cook County, Illinois and then to Mutual Federal Bancorp’s public stockholders at the close of business on November 9, 2026.
We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve. See “— Community Offering.”
We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering in which Performance Trust will be sole manager. See “— Syndicated Community Offering.”
We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Mutual Federal Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “— Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.
The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at the office of Mutual Federal Bank. The plan of conversion is also filed as an exhibit to Mutual Federal, MHC’s application for conversion, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the SEC, of which this prospectus is a part. Copies of the registration statement may be obtained from the SEC or online at the SEC’s website (www.sec.gov). See “Where You Can Find Additional Information.”
Reasons for the Conversion and Offering
Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•
Support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering.   A strong capital position is essential to achieving our long-term objectives of growing Mutual Federal Bank and building stockholder value. Although Mutual Federal Bank currently exceeds all regulatory capital requirements, the proceeds from the offering will materially strengthen our capital position and enable us to support our potential growth and expansion by increasing our legal lending limit from $2.6 million at June 30, 2026, to $2.9 million following the offering. The augmented regulatory capital will be essential to the continued implementation of our business strategy.

•
Improve the liquidity of our shares of common stock.   We expect that the larger number of shares that will be outstanding after completion of the conversion and stock offering, as well as our shares of stock being quoted on the OTC Markets Group’s OTCQB Market, will result in a more liquid and active market for MFB Bancorp common stock than has been the case for Mutual Federal Bancorp common stock traded on the OTCID Market. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•
Facilitate our ability to pay dividends to our public stockholders.   Current regulations of the Federal Reserve prohibit Mutual Federal, MHC from waiving receipt of dividends declared by Mutual Federal Bancorp. Accordingly, because any dividends declared and paid by Mutual Federal Bancorp would have to be paid to Mutual Federal, MHC along with all other stockholders, the amount of dividends available for all other stockholders would have been less than if Mutual Federal, MHC were allowed to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of MFB Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

•
Provide greater flexibility to access the capital markets compared to our existing mutual holding company structure.   The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•
Facilitate future mergers and acquisitions.   Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, we believe the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or financial service companies as opportunities arise. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of the stock of MFB Bancorp for three years following completion of the conversion and stock offering without regulatory approval.

Approvals Required
The affirmative vote of a majority of the total votes eligible to be cast by the members of Mutual Federal, MHC (i.e., eligible depositors and certain borrowers of Mutual Federal Bank) is required to approve the plan of conversion. Mutual Federal, MHC has scheduled a special meeting of members for December 30, 2026, and intends to send a proxy statement to the members of Mutual Federal, MHC eligible to vote at the special meeting to solicit their votes in favor of the plan of conversion. By their approval of the plan of conversion, the members of Mutual Federal, MHC will also be approving the merger of Mutual Federal, MHC with and into Mutual Federal Bancorp, with Mutual Federal Bancorp surviving the merger, to be followed immediately by a merger of Mutual Federal Bancorp with and into MFB Bancorp, with MFB Bancorp as the surviving entity. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Mutual Federal Bancorp and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Mutual Federal Bancorp held by the public stockholders of Mutual Federal Bancorp (i.e., all stockholders other than Mutual Federal, MHC) are also required to approve the plan of conversion. Mutual Federal Bancorp has scheduled a special meeting of stockholders for January 6, 2027, and intends to send a proxy statement to the stockholders of Mutual Federal Bancorp eligible to vote at the special meeting to solicit their votes in favor of the plan of conversion. By their approval of the plan of conversion, the public stockholders will also be approving the merger of Mutual Federal, MHC with and into Mutual Federal Bancorp and the merger of Mutual Federal Bancorp with and into MFB Bancorp. We have received the approval of the Federal Reserve with respect to the conversion. The OCC must also approve Mutual Federal Bank amending and restating its charter to, among other things, establish a liquidation account. Any approvals by the Federal Reserve or OCC do not constitute a recommendation or endorsement of the plan of conversion.
Share Exchange Ratio for Current Stockholders
At the completion of the conversion, each publicly held share of Mutual Federal Bancorp common stock will be converted automatically into the right to receive a number of new shares of MFB Bancorp common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own approximately the same percentage of common stock in MFB Bancorp after the conversion as they held in Mutual Federal Bancorp immediately before the conversion, exclusive of their purchase of additional shares of common stock in the offering, and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain net assets held by Mutual Federal, MHC and the prior waiving of cash dividends by Mutual Federal, MHC in accordance with federal regulations. The exchange ratio will not depend on the market value of Mutual Federal Bancorp common stock. The exchange ratio will be based on the percentage of Mutual Federal Bancorp common stock held by the public, the independent valuation of Mutual Federal Bancorp prepared by RP Financial, and the number of shares of common stock sold in the offering. The exchange ratio is expected to range from approximately 0.2816 shares for each publicly held share of Mutual Federal Bancorp at the minimum of the offering range to 0.4381 shares for each publicly held share of Mutual Federal Bancorp at the adjusted maximum of the offering range.
The following table shows how the exchange ratio will adjust, based on the appraised value of Mutual Federal Bancorp as of August 4, 2026, assuming immediately before the completion of the conversion public stockholders of Mutual Federal Bancorp own 22.6% of the outstanding shares of Mutual Federal Bancorp common stock and Mutual Federal, MHC has net assets of approximately $359,000, including the conversion expenses paid to be reimbursed from the stock sale proceeds and Mutual Federal, MHC had previously waived cash dividends of approximately $305,000. The table also shows how many new shares of MFB Bancorp a hypothetical current owner of Mutual Federal Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.
	Shares to be Sold in This Offering		New Shares of MFB Bancorp to be Issued for Current Shares of Mutual Federal Bancorp		Total Shares of Common Stock to be Issued in Exchange and Exchange	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price(1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share(2)	Whole Shares to be Received for 100 Existing Shares(3)
	Amount	Percent	Amount	Percent
Minimum	765,000	78.52%	209,277	21.48%	974,277	0.2816	$2.82	$6.25	28
Midpoint	900,000	78.52%	246,208	21.48%	1,146,208	0.3313	$3.31	$6.59	33
Maximum	1,035,000	78.52%	283,139	21.48%	1,318,139	0.3809	$3.81	$6.93	38
Adjusted Maximum	1,190,250	78.52%	325,610	21.48%	1,515,860	0.4381	$4.38	$7.33	43

(1)
Represents the value of new shares of MFB Bancorp common stock to be received in the conversion and stock offering by a holder of one share of Mutual Federal Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)
Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At June 30, 2026, Mutual Federal Bancorp’s tangible book value per share was $4.95.

(3)
Cash will be paid in lieu of fractional shares.

Options to purchase shares of Mutual Federal Bancorp common stock that are outstanding immediately before the completion of the conversion will be converted into options to purchase new shares of MFB Bancorp common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.
Effects of Conversion and Stock Offering
Continuity.   The conversion and stock offering will not affect the normal business of Mutual Federal Bank of accepting deposits and making loans. Mutual Federal Bank will continue to be regulated by the OCC and the FDIC. After the conversion, Mutual Federal Bank will continue to offer existing services to depositors, borrowers and other customers. The directors of Mutual Federal Bancorp serving at the time of the conversion will continue to be the directors of MFB Bancorp upon the completion of the conversion.
Effect on deposit accounts.   Pursuant to the plan of conversion, each depositor of Mutual Federal Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates and other evidences of their accounts.
Effect on loans.   No loan outstanding from Mutual Federal Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion.
Effect on voting rights of depositors.   Depositors and certain borrowers of Mutual Federal Bank are members of, and have voting rights in, Mutual Federal, MHC, as to all matters requiring a vote of members, including the election of directors of Mutual Federal, MHC, proposed amendments to the certificate of incorporation of Mutual Federal, MHC, and the vote on the plan of conversion. Upon completion of the conversion and stock offering, depositors and certain borrowers will no longer have voting rights. All voting rights in Mutual Federal Bank will be vested in MFB Bancorp as the sole stockholder of Mutual Federal Bank. The stockholders of MFB Bancorp will possess exclusive voting rights with respect to MFB Bancorp common stock.
Tax effects.   We have received an opinion of counsel with regard to the Federal and Illinois income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Mutual Federal, MHC, Mutual Federal Bancorp, Mutual Federal Bank, the public stockholders of Mutual Federal Bancorp (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders, or other members. See “— Material Income Tax Consequences.”
Effect on liquidation rights.   Each depositor in Mutual Federal Bank has both a deposit account in Mutual Federal Bank and a pro rata ownership interest in the net worth of Mutual Federal, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Mutual Federal, MHC and Mutual Federal Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account prior to the completion of the offering receives a pro rata ownership interest in Mutual Federal, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Mutual Federal, MHC, which is lost to the extent that the balance in the account is reduced or closed.
Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Mutual Federal, MHC and Mutual Federal Bank are liquidated completely. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Mutual Federal, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.
Under the plan of conversion, Eligible Account Holders (as defined below) and Supplemental Eligible Account Holders (as defined below) will receive an interest in liquidation accounts maintained by MFB Bancorp and Mutual Federal Bank in an aggregate amount equal to (1) Mutual Federal, MHC’s ownership interest in Mutual Federal Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (2) the value of the net assets of Mutual Federal, MHC as of the date of the latest statement of financial condition of Mutual Federal, MHC before the consummation of the conversion (excluding its ownership of Mutual Federal Bancorp). MFB Bancorp and Mutual Federal Bank will maintain the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Mutual Federal Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Mutual Federal Bank a liquidation interest in the residual net worth, if any, of MFB Bancorp or Mutual Federal Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) MFB Bancorp and Mutual Federal Bank or (b) Mutual Federal Bank. See “— Liquidation Rights.”
Under the regulations of the Federal Reserve Board which govern mutual-to-stock conversions of mutual holding companies, non-interest bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the stock offering or having the right to an interest in the liquidation account which is required to be established in connection with the conversion and stock offering.
However, because we afforded subscription rights to holders of non-interest-bearing demand accounts in our prior stock offering, we have submitted to the Federal Reserve Board a request for a waiver from this regulation. If the waiver is granted, a depositor of Mutual Federal Bank who has an eligible non-interest bearing demand deposit account as of the eligibility record date or the supplemental eligibility record date will be deemed to be an eligible account holder or a supplemental eligible account holder, as applicable, by reason of this account.
The inclusion of depositors with non-interest bearing demand deposits as eligible account holders and supplemental eligible account holders will have a dilutive effect on other qualifying depositors with respect to their stock purchase priorities. It will also have a dilutive effect on the interest of all other eligible account holders and supplemental eligible account holders with respect to the liquidation account that will be established in connection with the conversion and stock offering.
Stock Pricing and Number of Shares to be Issued
The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one valuation update, RP Financial will receive a fee of $57,500 as well as payment for reimbursable expenses. We have agreed to indemnify RP Financial and its employees and affiliates for certain costs and expenses in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue statement of a material fact in information supplied to RP Financial by us or by an intentional omission by us to state a material fact in the information provided, except where RP Financial has been negligent or at fault.
The independent valuation was prepared by RP Financial in reliance upon the information contained in this prospectus, including the consolidated financial statements of Mutual Federal Bancorp. RP Financial also considered the following factors, among others:

•
the present results and financial condition of Mutual Federal Bancorp and the projected results and financial condition of MFB Bancorp;

•
the economic and demographic conditions in Mutual Federal Bancorp’s existing market area;

•
certain historical, financial and other information relating to Mutual Federal Bancorp;

•
a comparative evaluation of the operating and financial characteristics of Mutual Federal Bancorp with those of publicly traded savings institutions;

•
the effect of the conversion and offering on Mutual Federal Bancorp’s stockholders’ equity and earnings potential;

•
the proposed dividend policy of MFB Bancorp; and

•
the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan and bank holding companies that RP Financial considered comparable to Mutual Federal Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on a securities exchange. The peer group companies selected for Mutual Federal Bancorp also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been publicly traded for at least one year. In addition, RP Financial limited the peer group to fully converted thrifts with assets less than $1.5 billion which had a return on average equity of less than 10%.
The independent valuation appraisal considered the pro forma effect of the stock offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (1) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (2) the pro forma price-to-earnings approach applied to reported and core earnings; and (3) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like Mutual Federal Bancorp, which has equity in excess of regulatory capital requirements and positive core earnings.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Mutual Federal Bancorp with the peer group. RP Financial made downward adjustments for financial condition, profitability, growth and viability of earnings, asset growth and liquidity of the shares. No adjustments were made for primary market area, dividends, marketing of the issue, management, or effect of government regulations and regulatory reform. The downward adjustments took into consideration the following in comparing Mutual Federal Bancorp to the peer group.

•
Financial condition:   smaller asset size and resulting efficiencies and resources; much higher equity ratio which limits return on equity, higher loan-to-assets ratio, but higher borrowings/assets ratio; and limited loan diversification.

•
Profitability, growth and viability of earnings:   lower return on assets and return on equity ratios; higher yields on earning assets supporting higher margin; offset by minimal non-interest income and higher operating expense ratios.

•
Asset growth:   recent asset shrinkage and minimal asset growth in recent years; limited growth potential due to single location; uncertain ability to raise reasonably-priced funding base and increase originations of loans.

•
Liquidity:   Traded on OTC Markets Group while peers traded on NASDAQ; and lower market capitalization and number of shares outstanding compared to peers.

Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of Mutual Federal Bancorp after the conversion and stock offering that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 4.19% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. The after-tax rate of return reflects the current financial accounting tax treatment of the net operating loss carryforwards. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.
The independent valuation states that as of August 4, 2026 and updated as of October 16, 2026, the estimated pro forma market value of Mutual Federal Bancorp was $11.5 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $9.7 million and a maximum of $13.2 million ($15.2 million at the adjusted maximum). The aggregate offering price of the shares will be equal to the valuation range multiplied by the adjusted percentage of Mutual Federal Bancorp common stock owned by Mutual Federal, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the adjusted percentage of Mutual Federal Bancorp common stock owned by Mutual Federal, MHC (as a result of certain net assets held by Mutual Federal, MHC and the impact of certain common stock dividends waived by Mutual Federal, MHC pursuant to federal regulations), and the $10.00 price per share, the minimum of the offering range is 765,000 shares, the midpoint of the offering range is 900,000 shares, the maximum of the offering range is 1,035,000 shares and the adjusted maximum of the offering range is 1,190,250 shares.
The board of directors of Mutual Federal Bancorp reviewed the independent valuation and, in particular, considered the following:

•
Mutual Federal Bancorp’s financial condition and results of operations;

•
a comparison of financial performance ratios of Mutual Federal Bancorp to those of other financial institutions of similar size;

•
market conditions generally and in particular for financial institutions; and

•
the historical trading price of the publicly held shares of Mutual Federal Bancorp common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve, as a result of subsequent developments in the financial condition of Mutual Federal Bancorp or Mutual Federal Bank or market conditions generally. If the independent valuation is updated to amend the pro forma market value of Mutual Federal Bancorp to less than $9.7 million or more than $15.2 million, the appraisal will be filed with the SEC by means of a post-effective amendment to MFB Bancorp’s registration statement.
The following table presents a summary of selected pricing ratios for Mutual Federal Bancorp (on a pro forma basis) at and for the twelve months ended September 30, 2026, and for the peer group companies based on earnings and other information at and for the twelve months ended June 30, 2026 or the most recent trailing twelve month period, with stock prices at August 4, 2026 and updated as of October 16, 2026, as reflected in the updated appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 43.3% on a price-to-book value basis, a discount of 45.6% on a price-to-tangible book value basis and a premium of 176.8% on a price-to-core earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Mutual Federal Bancorp’s common stock. The closing price of the common stock was $2.15 per share on August 26, 2026, the last trading day immediately preceding the announcement of the conversion, and $2.00 per share on August 3, 2026, the last trading day immediately preceding the effective date of the original appraisal.
	Price-to-core earnings multiple(1)	Price-to-book value ratio	Price-to- tangible book value ratio
Mutual Federal Bancorp (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	58.82x	59.67%	59.67%
Maximum	56.72x	54.82%	54.82%
Midpoint	54.49x	50.15%	50.15%
Minimum	51.73x	44.96%	44.96%
Valuation of peer group companies, all of which are fully converted (on a historical basis):
Average	19.68x	88.40%	92.19%
Median	17.36x	88.45%	93.08%

(1)
Price-to-earnings and price-to-book value multiples calculated by RP Financial in the independent appraisal updated as of October 16, 2026 are based on an estimate of “core” or recurring earnings for the 12 months ended September 30, 2026. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial independently value our assets or liabilities. The independent valuation considers Mutual Federal Bank as a going concern and should not be considered as an indication of the liquidation value of Mutual Federal Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above $10.00 per share.
Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $15.2 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,190,250 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “— Additional Limitations on Common

Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 1,190,250 shares.
If the update to the independent valuation at the conclusion of the stock offering results in an increase in the maximum of the valuation range to more than $15.2 million and a corresponding increase in the offering range to more than 1,190,250 shares, or a decrease in the minimum of the valuation range to less than $9.7 million and a corresponding decrease in the offering range to fewer than 765,000 shares, then we will promptly return, with interest at 0.25% per annum, all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the stock offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve to complete the stock offering. If we extend the stock offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond December 30, 2028, which is two years after the special meeting of members to approve the plan of conversion.
An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Mutual Federal Bancorp’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and Mutual Federal Bancorp’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.
Copies of the independent valuation appraisal report of RP Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”
Subscription Offering and Subscription Rights
In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “— Additional Limitations on Common Stock Purchases.”
Priority 1:   Eligible Account Holders. Each depositor of Mutual Federal Bank with aggregate deposit account balances of $50 or more (a “Qualifying Deposit”) at the close of business on March 31, 2025 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $250,000 (25,000 shares) of our common stock, 0.10% of the total number of shares of common stock sold in the stock offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in the same proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on March 31, 2025. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Mutual Federal Bancorp or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding March 31, 2025.
Priority 2:   Tax-Qualified Plans. Our tax-qualified employee plans, including Mutual Federal Bank’s employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustee, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve and the OCC.
Priority 3:   Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by our tax-qualified employee stock benefit plans, each depositor of Mutual Federal Bank with a Qualifying Deposit at the close of business on September 30, 2026, who is not an Eligible Account Holder (a “Supplemental Eligible Account Holder”), will receive, without payment therefor, nontransferable subscription rights to purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.
To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at September 30, 2026. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.
Priority 4:   Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, by our tax-qualified employee stock benefit plans and by Supplemental Eligible Account Holders, each depositor of Mutual Federal Bank at the close of business on October 31, 2026 who is not an Eligible Account Holder or Supplemental Eligible Account Holder, or borrowers of Mutual Federal Bank at the close of business on October 31, 2026 whose loan was outstanding as of November 2, 2001 (collectively, “Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to 25,000 shares, or $250,000 of common stock, subject to the overall purchase limitations. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.
To ensure proper allocation of common stock, each Other Member Account Holder must list on the stock order form all deposit accounts and applicable loan accounts in which he or she has an ownership interest at October 31, 2026. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts have been disclosed.

Expiration date.   The subscription offering will expire at 5:00 p.m., Central Time, on December 22, 2026, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve, if necessary. Subscription rights will expire whether or not each account holder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, maximum or adjusted maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.
We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 765,000 shares have not been sold in the offering by February 5, 2027 and the Federal Reserve has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.25% per annum, for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve grants an extension beyond February 5, 2027, we will resolicit purchasers in the offering as described under “— Procedure for Purchasing Shares in the Subscription and Community Offerings — Expiration Date.”
Community Offering
To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares would be offered in the community offering with the following preferences:

(1)
Natural persons residing in Cook County, Illinois;

(2)
Mutual Federal Bancorp’s public stockholders at the close of business on November 9, 2026; and

(3)
Other members of the general public.

Subscribers in the community offering may purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “— Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.
If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Cook County, Illinois, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in Cook County, Illinois whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.
The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.
Expiration date.   The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond February 5, 2027, in which case we will resolicit purchasers.
Syndicated Community Offering
If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.
If a syndicated community offering is held, Performance Trust will serve as sole manager. In such capacity, Performance Trust may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Neither Performance Trust nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Performance Trust has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.
If there is a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to MFB Bancorp for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Mutual Federal Bank or wire transfers). See “— Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated community offering to the extent consistent with Rules 10b-9 and 15c2-4 of the Exchange Act, and then-existing guidance and interpretations thereof of the SEC regarding the conduct of “min/max” offerings.
A syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering, unless extended with the approval of the Federal Reserve, if necessary.
If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of such unsubscribed shares. The Federal Reserve and FINRA must approve any such arrangement.
Additional Limitations on Common Stock Purchases
The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(1)
No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(2)
Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than $250,000 (25,000 shares) of common stock;

(3)
Tax-qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering, including shares issued if the offering range is increased by up to 15%;

(4)
Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $300,000 (30,000 shares) of common stock in all categories of the offering combined;

(5)
The number of shares of common stock that an existing Mutual Federal Bancorp public stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Mutual Federal Bancorp common stock, may not exceed 9.9% of the shares of common stock of MFB Bancorp to be issued and outstanding at the completion of the conversion and offering; and

(6)
The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Mutual Federal Bank and their associates, in the aggregate, when combined with shares of common stock of MFB Bancorp issued in exchange for existing shares of Mutual Federal Bancorp, may not exceed 34% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of Mutual Federal, MHC and stockholders of Mutual Federal Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable revised limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering may not exceed in the aggregate 10% of the total shares sold in the offering.
If the offering range is increased to up to 1,190,250 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(1)
to fill the subscriptions of our tax-qualified employee benefit plans, specifically our employee stock ownership plan, for up to 10% of the total number of shares of common stock sold in the offering;

(2)
if there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(3)
to fill unfilled subscriptions in the community offering, with preference given first to natural persons (including trusts of natural persons) residing in Cook County, Illinois, then to Mutual Federal Bancorp’s public stockholders at the close of business on                   and then to members of the general public.

The term “associate” of a person means:

(1)
any corporation or organization (other than Mutual Federal Bank, Mutual Federal Bancorp or Mutual Federal, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(2)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(3)
any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Mutual Federal Bancorp or Mutual Federal Bank.

The term “acting in concert” means:

(1)
knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.
We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage), held deposit accounts with Mutual Federal Bank at the eligibility, supplemental eligibility, or voting record dates that were registered to the same address, or may have filed joint Schedules 13D or 13G with the SEC with respect to Mutual Federal Bancorp or other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.
Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of Mutual Federal Bancorp or Mutual Federal Bank and except as described below. Any purchases made by any associate of Mutual Federal Bancorp or Mutual Federal Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under FINRA guidelines, members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “— Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Mutual Federal Bancorp.”
Plan of Distribution; Marketing Agent Compensation
Subscription and community offerings.   To assist in the marketing of our shares of common stock in the subscription and any community offering, we have retained Performance Trust, which is a broker-dealer registered with FINRA. Performance Trust will assist us on a best-efforts basis in the subscription offering and any community offering by providing the following services:

•
advising us on the financial and securities market implications of the plan of conversion;

•
assisting us in structuring and marketing the offering;

•
reviewing all offering documents, including this prospectus, stock order forms and marketing materials (we are responsible for the preparation and filing of such documents);

•
assisting us in analyzing proposals from outside vendors in connection with the offering;

•
assisting us in scheduling and preparing meetings with potential investors; and

•
providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For its services as financial advisor and marketing agent, Performance Trust will receive the following fees.
Subscription and community offering.   If the offering is consummated, we will pay a success fee equal to the greater of (a) $300,000, or (b) 1% of the aggregate actual purchase price of the shares sold in the subscription offering and any direct community offering excluding in each case shares by or on behalf of (i) any “accredited institutional investor”, which shall be subject to a success fee as set forth below, (ii) any employee benefit plan or trust of the company established for the benefit of its directors, officers and employees, and (iii) any director, trustee, corporator, officer or employee of the company (referred to herein as “Insiders”) or members of the immediate family of any Insiders, siblings and children of Insiders who live in the same house as the Insiders.
The success fee for common stock sold in any direct community offering to certain purchasers shall be equal to 5% of the actual price of the shares sold to such purchasers in any direct community offering (the “Institutional Purchaser Success Fee”) and not the 1% success referred to above, if the following conditions are met: 1) the purchaser of the shares must meet the qualifications necessary to be deemed an “accredited institutional investor” as set forth in 17 CFR 230.501, excluding natural persons as defined in 230.501(a)(5)-(6) and 2) the sale of shares to such persons must have been solicited and/or initiated by Performance Trust.
We will make a management fee payment of $30,000, which we have already paid. In the event that the management fee exceeds the amount due in payment of fees and reimbursement of expenses, the excess shall be promptly refunded. The management fee will be credited against any payment of the 1% success fee and 5% Institutional Purchaser Success Fee.
Syndicated community offering.   With respect to any shares of common stock sold by Performance Trust or any other FINRA member in any syndicated community offering, we will pay a commission of 5% of the aggregate actual purchase price of the shares of common stock sold in such syndicated community offering. Any such offering will be on a best efforts basis. All fees payable with respect to a syndicated community offering will be in addition to fees payable with respect to the subscription and community offerings.
Expenses.   Performance Trust also will be reimbursed for reasonable out-of-pocket expenses up to a maximum of $75,000 for legal fees and expenses, and $10,000 for all other out-of-pocket expenses (which may be increased to $15,000 in the event of re-solicitation of subscribers). If the plan of conversion is terminated or if Performance Trust’s engagement is terminated in accordance with the provisions of the agency agreement, Performance Trust will receive reimbursement of its reasonable out-of-pocket expenses. Performance Trust shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination.
Records Agent Services
We have also engaged Performance Trust to act as our records agent in connection with the offering. In this role, Performance Trust will assist us in the stock offering as follows:

•
consolidating deposit accounts into a central file and calculation of eligible votes;

•
designing and preparing proxy forms for our member vote and stock order forms for the stock offering;

•
organizing and supervising the Stock Information Center;

•
providing proxy and ballot tabulation services for our special meeting of members, including acting as or supporting the inspector of election; and

•
providing necessary subscription services to distribute, collect and tabulate stock orders in the stock offering.

For these services, Performance Trust will receive a fee of $30,000, $10,000 of which has been earned in full and has already been paid. This fee can be increased by $10,000 in the event of any material change in applicable regulations or the plan of conversion, or a delay requiring duplicate or replacement processing due to changes in record dates.
Indemnity.   We will indemnify Performance Trust against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act, as well as certain other claims and litigation arising out of Performance Trust’s engagement with respect to the conversion and stock offering.
Solicitation of Offers by Officers and Directors
Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription offering and any community offering. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Mutual Federal Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Performance Trust. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Exchange Act, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.
Procedure for Purchasing Shares in the Subscription and Community Offerings
Expiration date.   The subscription offering and any community offering will expire at 5:00 p.m., Central Time, on December 22, 2026, unless we extend one or both for up to 45 days, with the approval of Federal Reserve, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond 45 days would require the Federal Reserve’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.25% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.25% per annum, for funds received in the subscription offering and any community offering. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.
To ensure each purchaser receives a prospectus at least 48 hours before the December 22, 2026 expiration date of the offering, in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days before the expiration date or delivered in-person any later than two days before the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.
We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.25% per annum, from the date of receipt as described above.
Use of order forms in the subscription and community offerings.   To purchase shares of common stock in the subscription offering and any community offering, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 5:00 p.m., Central Time, on December 22, 2026. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.
Submitting your stock order form and payment.   Your completed and signed stock order form and payment may be submitted to us by:

(1)
overnight delivery to the address indicated on the stock order form for this purpose;

(2)
in-person delivery to Mutual Federal Bank’s office at 2212 West Cermak Road, Chicago, IL 60608; or

(3)
regular mail using the stock order reply envelope provided. Please consider overnight or in-person delivery whenever possible.   Regular mail delivery through the US Postal Service can be highly unreliable. If your order is not received by the deadline, it will be rejected.

In-person delivery of stock order forms will be accepted only at Mutual Federal Bank’s office.   Mutual Federal Bank’s office is open Monday, Tuesday and Thursday between 9:00 a.m. and 5:00 p.m., Central

Time; Friday between 9:00 a.m. and 6:00 p.m., Central Time; and Saturday between 9:00 a.m. and 1:00 p.m., Central Time, except for bank holidays. Do not mail stock order forms to Mutual Federal Bank’s office.
Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.
By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Mutual Federal Bank, the FDIC or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act, as amended, or the Exchange Act, as amended.
Payment for shares.   Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription offering and any community offering may be made by:

(1)
personal check, money order or bank draft, made payable to MFB Bancorp; or

(2)
authorization of withdrawal of available funds (without any early withdrawal penalty) from your Mutual Federal Bank deposit account(s), other than checking accounts or IRAs; or

(3)
cash; cash will only be accepted at Mutual Federal Bank’s main office and will be converted to a bank check. Do not remit cash by mail or overnight delivery.

Appropriate means for designating withdrawals from deposit account(s) at Mutual Federal Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook savings rate after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s) at the time the stock order form is received. Checks and money orders received in the subscription offering and any community offering will be immediately cashed and placed in a segregated account at Mutual Federal Bank and will earn interest at 0.25% per annum from the date payment is processed until the offering is completed or terminated.
You may not remit any type of third-party checks (including those payable to you and endorsed over to MFB Bancorp) or a Mutual Federal Bank line of credit check. You may not designate on your stock order form direct withdrawal from a retirement account at Mutual Federal Bank. See “— Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Mutual Federal Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount and will immediately withdraw the amount from the specified account(s). If permitted by the Federal Reserve, in the event we resolicit persons who subscribed for the maximum purchase amount, as described above in “— Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not otherwise be accepted, except as described below.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the stock offering is not completed by February 5, 2027. If the subscription offering and any community offering are extended past February 5, 2027, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.25% per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.
Regulations prohibit Mutual Federal Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.
We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion and stock offering. This payment may be made by wire transfer.
If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or MFB Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase.
Using individual retirement account funds.   If you are interested in using funds in your IRA at Mutual Federal Bank or other retirement account to purchase shares of common stock in the stock offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Mutual Federal Bank’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at Mutual Federal Bank, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Mutual Federal Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the December 22, 2026 stock offering deadline. You may select the independent trustee or custodian of your choice. However, processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held or the independent trustee or custodian you select. We cannot guarantee that you will be able to use such funds.
Delivery of shares of common stock.   All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription offering and any community offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and stock offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.
Other restrictions.   Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.

In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(1)
a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(2)
the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(3)
such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares
Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on your qualifying account(s). Doing so may jeopardize your subscription rights. In addition, the stock order form requires that you list all accounts you held at your date of eligibility, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.
We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.
Stock Information Center
Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at (312) 521-1600. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 5:00 p.m., Central Time, except for bank holidays.
Liquidation Rights
Liquidation before the conversion.   In the unlikely event that Mutual Federal, MHC is liquidated before the conversion, all claims of creditors of Mutual Federal, MHC would be paid first. Thereafter, if there were any assets of Mutual Federal, MHC remaining, these assets would first be distributed to depositors of Mutual Federal Bank pro rata based on the value of their accounts at Mutual Federal Bank.
Liquidation following the conversion.   The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by MFB Bancorp for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (1) Mutual Federal, MHC’s ownership interest in Mutual Federal Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (2) the value of the net assets of Mutual Federal, MHC as of the date of the latest statement of financial condition of Mutual Federal, MHC before the consummation of the conversion and stock offering (excluding its ownership of Mutual Federal Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account in Mutual Federal Bank to support the MFB Bancorp liquidation account if MFB Bancorp does not have sufficient assets to fund its obligations under the Mutual Federal Bancorp liquidation account.
In the unlikely event that Mutual Federal Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in MFB Bancorp, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Mutual Federal Bank or MFB Bancorp above that amount.
The liquidation account established by MFB Bancorp is intended to provide qualifying depositors of Mutual Federal Bank with a liquidation interest (exchanged for the liquidation interests such persons had in Mutual Federal, MHC) after the conversion and stock offering in the event of a complete liquidation of MFB Bancorp and Mutual Federal Bank or a liquidation solely of Mutual Federal Bank. Specifically, in the unlikely event that either (1) Mutual Federal Bank or (2) MFB Bancorp and Mutual Federal Bank were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of the close of business on March 31, 2025 and September 30, 2026 of their interests in the liquidation account maintained by MFB Bancorp. Also, in a complete liquidation of both entities, or of Mutual Federal Bank only, when MFB Bancorp has insufficient assets (other than the stock of Mutual Federal Bank) to fund the liquidation account distribution owed to Eligible Account Holders and Supplemental Eligible Account Holders, and Mutual Federal Bank has positive net worth, then Mutual Federal Bank shall immediately make a distribution to fund Mutual Federal Bancorp’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by MFB Bancorp as adjusted periodically pursuant to the plan of conversion and federal regulations. If MFB Bancorp is completely liquidated or sold apart from a sale or liquidation of Mutual Federal Bank, then the MFB Bancorp liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Mutual Federal Bank liquidation account, subject to the same rights and terms as the MFB Bancorp liquidation account.
Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve, MFB Bancorp will transfer, or, upon the prior written approval of the Federal Reserve, may transfer the liquidation account and the depositors’ interests in such account to Mutual Federal Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Mutual Federal Bank.
Under the rules and regulations of the Federal Reserve, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which MFB Bancorp or Mutual Federal Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.
Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Mutual Federal Bank as of the close of business on March 31, 2025 or September 30, 2026, respectively, equal to the proportion that the balance of such account holder’s deposit account at the close of business on March 31, 2025 or September 30, 2026, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Mutual Federal Bank on such dates.
If, however, on any December 31 annual closing date commencing after the effective date of the conversion and stock offering, the amount in any such deposit account is less than the amount in the deposit account at the close of business on March 31, 2025 or September 30, 2026, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account will be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences
Completion of the conversion and stock offering is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion and stock offering to Mutual Federal, MHC, Mutual Federal Bancorp, Mutual Federal Bank, Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinion. In the event of a disagreement, there can be no assurance that Mutual Federal Bancorp or Mutual Federal Bank would prevail in a judicial proceeding.
Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank have received an opinion of counsel, Vedder Price P.C., regarding the material federal and state income tax consequences of the conversion and stock offering, which include the following:

(1)
The merger of Mutual Federal, MHC with and into Mutual Federal Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

(2)
The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Mutual Federal, MHC for liquidation interests in Mutual Federal Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

(3)
None of Mutual Federal, MHC, Mutual Federal Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Mutual Federal, MHC to Mutual Federal Bancorp and the assumption by Mutual Federal Bancorp of Mutual Federal, MHC’s liabilities, if any, in constructive exchange for liquidation interests in Mutual Federal Bancorp.

(4)
Mutual Federal Bancorp will not recognize any gain or loss on the transfer of its assets to MFB Bancorp and MFB Bancorp’s assumption of its liabilities in exchange for shares of MFB Bancorp stock or the distribution of MFB Bancorp stock to stockholders of Mutual Federal Bancorp and the constructive distribution of the interests in the Liquidation Account to Eligible Account Holders and Supplemental Eligible Account Holders.

(5)
Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Mutual Federal, MHC for interests in the liquidation account in Mutual Federal Bancorp.

(6)
The basis of the assets of Mutual Federal, MHC (other than the stock in Mutual Federal Bancorp) and the holding period of the assets to be received by Mutual Federal Bancorp will be the same as the basis and holding period of such assets in Mutual Federal, MHC immediately before the exchange.

(7)
The merger of Mutual Federal Bancorp with and into MFB Bancorp will constitute a mere change in identity, form, or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Mutual Federal Bancorp nor MFB Bancorp will recognize gain or loss as a result of such merger.

(8)
The basis of the assets of Mutual Federal Bancorp and the holding period of such assets to be received by MFB Bancorp will be the same as the basis and holding period of such assets in Mutual Federal Bancorp immediately before the exchange.

(9)
Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Mutual Federal Bancorp for interests in the liquidation account in MFB Bancorp.

(10)
The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Mutual Federal Bancorp for interests in the liquidation account established in MFB Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

(11)
Each stockholder’s aggregate basis in shares of MFB Bancorp common stock received in the exchange will be the same as the aggregate basis of Mutual Federal Bancorp common stock surrendered in the exchange.

(12)
Each stockholder’s holding period in its MFB Bancorp common stock received in the exchange will include the period during which the Mutual Federal Bancorp common stock surrendered was held, provided that the Mutual Federal Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of exchange.

(13)
Except with respect to cash received in lieu of fractional shares, current stockholders of Mutual Federal Bancorp will not recognize any gain or loss upon their exchange of Mutual Federal Bancorp common stock for MFB Bancorp common stock.

(14)
Cash received by any current stockholder of Mutual Federal Bancorp in lieu of a fractional share interest in shares of MFB Bancorp common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of MFB Bancorp common stock, which the stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

(15)
It is more likely than not that the fair market value of the nontransferable subscription rights to purchase MFB Bancorp common stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of MFB Bancorp common stock. It is more likely than not that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscription rights.

(16)
It is more likely than not that at the effective date of the conversion and stock offering the fair market value of the benefit provided by the liquidation account of Mutual Federal Bank supporting the payment of the MFB Bancorp liquidation account in the event either Mutual Federal Bank (or MFB Bancorp and Mutual Federal Bank) were to liquidate after the conversion (including a liquidation of Mutual Federal Bank or Mutual Federal Bank and MFB Bancorp following a purchase and assumption transaction with a credit union) when MFB Bancorp lacks sufficient net assets to pay the liquidation account distribution due is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Mutual Federal Bank liquidation account as of the effective date of the conversion and stock offering.

(17)
It is more likely than not that the basis of the shares of MFB Bancorp common stock purchased in the stock offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the MFB Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised (i.e., the effective date of the conversion and stock offering).

(18)
No gain or loss will be recognized by MFB Bancorp on the receipt of money in exchange for MFB Bancorp common stock sold in the stock offering.

We believe that the tax opinions summarized above address the material federal income tax consequences that are generally applicable to Mutual Federal, MHC, Mutual Federal Bancorp, MFB Bancorp, Mutual Federal Bank, persons receiving subscription rights, and stockholders of MFB Bancorp. With respect to items 15 and 17 above, Vedder Price P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Vedder Price P.C. further noted that RP Financial has issued a letter that the subscription rights have no ascertainable fair market value. Vedder Price P.C. also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Vedder Price P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (in certain cases, whether or not the rights are exercised) in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.
The opinion as to item 16 above is based on the position that: (1) no holder of an interest in a liquidation account has ever received any payment attributable to liquidation of a solvent bank and/or holding company (other than as set forth below); (2) the interests in the liquidation accounts are not transferable; (3) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Mutual Federal Bank are reduced; (4) holders of an interest in a liquidation account have received payments of their interests in few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets by a credit union; and (5) the Mutual Federal Bank liquidation account payment obligation arises only if MFB Bancorp lacks sufficient assets to fund the liquidation account or if Mutual Federal Bank (or Mutual Federal Bank and MFB Bancorp) enters into a transaction to transfer Mutual Federal Bank’s assets and liabilities to a credit union.
In addition, we have received a letter from RP Financial stating its belief that the benefit provided by the Mutual Federal Bank liquidation account supporting the payment of the liquidation account if (1) MFB Bancorp lacks sufficient net assets or (2) Mutual Federal Bank (or Mutual Federal Bank and MFB Bancorp) enters into a transaction to transfer Mutual Federal Bank’s assets and liabilities to a credit union, does not have any economic value at the time of the conversion and stock offering. Based on the foregoing, Vedder Price P.C. believes it is more likely than not that such rights in the Mutual Federal Bank liquidation account have no value. If such rights are subsequently found to have an economic value as of the effective time of the conversion and stock offering, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion and stock offering.
The opinion of Vedder Price P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but those rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.
The federal and state tax opinions have been filed with the SEC as exhibits to MFB Bancorp’s registration statement.
Certain Restrictions on Purchase or Transfer of Our Shares after Conversion
All shares of common stock purchased in the stock offering by a director or certain officers of Mutual Federal Bank, Mutual Federal Bancorp or Mutual Federal, MHC generally may not be sold for a period of one year following the closing of the conversion and stock offering, except if the individual dies. All such shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction.
Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted shares will be similarly restricted. The directors and executive officers of MFB Bancorp also will be restricted by the insider trading rules under the Exchange Act.

Purchases of shares of our common stock by any of our directors, certain officers and their associates during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Federal Reserve. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by any of our tax-qualified or non-tax qualified employee stock benefit plans, including any stock option or restricted stock plans.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING
If there are not sufficient votes to constitute a quorum or to approve the Plan of Conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Mutual Federal Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, Mutual Federal Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Mutual Federal Bancorp recommends that stockholders vote “FOR” approval of the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.
The board of directors unanimously recommends that you vote “FOR” approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion.

PROPOSALS 3 THROUGH 5 — INFORMATIONAL PROPOSALS RELATING TO CERTIFICATE OF INCORPORATION OF MFB BANCORP
By their approval of the Plan of Conversion as set forth in Proposal 1, the board of directors of Mutual Federal Bancorp has approved each of the informational proposals numbered 3 through 5, all of which relate to provisions included in the certificate of incorporation of MFB Bancorp. Each of these informational proposals is discussed in more detail below.
As a result of the conversion and stock offering, the public stockholders of Mutual Federal Bancorp, whose rights are presently governed by the charter and bylaws of Mutual Federal Bancorp, will become stockholders of MFB Bancorp, whose rights will be governed by the certificate of incorporation and bylaws of MFB Bancorp. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of Mutual Federal Bancorp and the certificate of incorporation and bylaws of MFB Bancorp. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.
The provisions of MFB Bancorp’s certificate of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which the board of directors of Mutual Federal Bancorp approved the Plan of Conversion. These proposals are informational only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of MFB Bancorp’s certificate of incorporation and bylaws that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of MFB Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Informational Proposal 3 — Approval of a Provision in MFB Bancorp’s Certificate of Incorporation Requiring a Super-Majority Vote to Amend Certain Provisions of the Certificate of Incorporation of MFB Bancorp.   No amendment of the charter of Mutual Federal Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Mutual Federal, MHC, as a 77.4% stockholder, currently can effectively block any stockholder proposed change to the charter.
The certificate of incorporation of MFB Bancorp generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, of Article Fourth (Restrictions on Voting Rights of the Corporation’s Equity Securities), Sections B, C and D of Article Fifth (no cumulative voting; stockholders must act at a meeting and not by written consent; special meetings of stockholders may only be called by the board of directors, Article Sixth (Directors), Article Seventh (Bylaws), Article Eleventh (Selection of Forum) and Article Twelfth (Amendment of the Certificate of Incorporation) must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote. These limitations on amendments to specified provisions of MFB Bancorp’s certificate of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote.
The requirement of a super-majority stockholder vote to amend specified provisions of MFB Bancorp’s certificate of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the certificate of incorporation is an important element of the takeover strategy of the potential acquirer. The board of directors believes that the provisions limiting certain amendments to the certificate of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of MFB Bancorp and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” approval of a provision in MFB Bancorp’s certificate of incorporation requiring a super-majority vote to approve certain amendments to MFB Bancorp’s certificate of incorporation.
Informational Proposal 4 — Approval of a Provision in MFB Bancorp’s Certificate of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to MFB Bancorp’s Bylaws.   An amendment to Mutual Federal Bancorp’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Federal Reserve Board. Mutual Federal, MHC, as a 77.4% stockholder, currently can effectively block any stockholder proposed change to the bylaws.
The certificate of incorporation of MFB Bancorp provides that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote generally in the election of directors. The requirement of a super-majority stockholder vote to amend the bylaws of MFB Bancorp is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders.
Also, the board of directors of both Mutual Federal Bancorp and MFB Bancorp may by a majority vote of the whole board amend the applicable company’s bylaws.
This provision in MFB Bancorp’s certificate of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquirer. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of MFB Bancorp and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.
The board of directors unanimously recommends that you vote “FOR” approval of the provision in MFB Bancorp’s certificate of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to MFB Bancorp’s bylaws.
Informational Proposal 5 — Approval of a Provision in MFB Bancorp’s Certificate of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of MFB Bancorp’s Outstanding Voting Stock.   The certificate of incorporation of MFB Bancorp provides that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by MFB Bancorp to be beneficially, owned by such person and his or her affiliates). The foregoing restriction does not apply to any employee benefit plans of MFB Bancorp or any subsidiary or a trustee of a plan.
The provision in MFB Bancorp’s certificate of incorporation limiting the voting rights of beneficial owners of more than 10% of MFB Bancorp’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of MFB Bancorp common stock and thereby gain sufficient voting control so as to cause MFB Bancorp to effect a transaction that may not be in the best interests of MFB Bancorp and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in MFB Bancorp, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock. The board of directors of MFB Bancorp believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal.

This provision in MFB Bancorp’s certificate of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.
The board of directors unanimously recommends that you vote “FOR” approval of a provision in MFB Bancorp’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of MFB Bancorp’s outstanding voting stock.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
The following tables set forth selected historical financial and other data for Mutual Federal Bancorp, at the dates and for the periods indicated. It is only a summary and it should be read in conjunction with the business and financial information contained elsewhere in this prospectus, including the financial statements that appear starting on page F-1 of this prospectus. The financial condition data at June 30, 2026 and the operating data for the six months ended June 30, 2026 and 2025 is not audited but, in the opinion of management, includes all adjustments necessary for a fair presentation. All adjustments are normal and recurring. The results of operations for the six months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the year ending December 31, 2026 or any other period. The financial condition data at December 31, 2025 and 2024 and the operating data for the years ended December 31, 2025 and 2024 is derived in part from the audited financial statements appearing in this prospectus.
	At June 30, 2026 (unaudited)	At December 31,
		2025	2024
	(In thousands)
Selected Financial Condition Data:
Total assets	$96,608	$97,247	$97,088
Cash and cash equivalents	$10,381	$8,550	$9,802
Loans, net of allowance for credit losses	$82,471	$85,023	$83,790
Federal Home Loan Bank of Chicago stock, at cost	$1,357	$1,357	$1,357
Premises and equipment, net	$1,652	$1,679	$1,618
Total Liabilities	$80,327	$80,948	$81,127
Deposits	$61,882	$61,295	$61,325
Federal Home Loan Bank of Chicago advances	$16,500	$18,000	$18,000
Stockholders’ equity	$16,281	$16,299	$15,961
	For the Six Months Ended June 30, (unaudited)		For the Years Ended December 31,
	2026	2025	2025	2024
	(In thousands)
Selected Operating Data:
Interest income	$2,559	$2,669	$5,171	$4,857
Interest expense	$822	$910	$1,736	$1,722
Net interest income	$1,737	$1,759	$3,435	$3,135
Provision for (recovery of) credit losses	—	—	—	—
Net interest income after provision for (recovery of) credit losses	$1,737	$1,759	$3,435	$3,135
Non-interest income	$23	$30	$54	$57
Non-interest expenses	$1,778	$1,533	$3,151	$3,522
Income (loss) before income taxes (benefit)	$(18)	$256	$338	$(330)
Income tax expense	—	—	—	—
Net income (loss)	$(18)	$256	$338	$(330)

	At or For the Six Months Ended June 30,(1)		At or For the Years Ended December 31,
	2026	2025	2025	2024
Performance Ratios:
Return (loss) on average assets	(0.04)%	0.52%	0.35%	(0.35)%
Return (loss) on average equity	(0.22)%	3.16%	2.07%	(2.01)%
Interest rate spread(2)	3.16%	3.18%	3.11%	2.84%
Net interest margin(3)	3.62%	3.62%	3.58%	3.33%
Non-interest expenses to average assets	3.66%	3.13%	3.26%	3.70%
Efficiency ratio(4)	101.02%	85.71%	90.32%	110.30%
Average interest-earning assets to average interest-bearing liabilities	126.8%	123.9%	126.3%	126.7%
Capital Ratios(5):
Average equity to average assets	16.92%	16.52%	16.85%	17.26%
Tier 1 capital to average assets	16.34%	15.61%	16.37%	16.46%
Common Equity Tier 1	24.54%	23.33%	23.19%	23.16%
Tier 1 (core) capital to risk-weighted assets	24.54%	23.33%	23.19%	23.16%
Total capital to risk-weighted assets	25.80%	24.59%	24.45%	24.42%
Asset Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.53%	1.55%	1.48%	1.55%
Allowance for credit losses as a percentage of non-performing loans	137.53%	64.76%	106.33%	62.91%
Net (charge-offs) recoveries to average outstanding loans during the period	0.00%	0.00%	(0.05)%	0.02%
Non-performing loans as a percentage of total loans	1.11%	2.40%	1.39%	2.46%
Non-performing loans as a percentage of total assets	0.96%	2.09%	1.23%	2.16%
Total non-performing assets as a percentage of total assets	0.96%	2.09%	1.23%	2.16%
Other:
Number of offices	1	1	1	1
Number of full-time equivalent employees	13	13	13	13.5

(1)
Annualized where appropriate.

(2)
Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)
Represents net interest income as a percentage of average interest-earning assets.

(4)
Represents non-interest expenses divided by the sum of net interest income and non-interest income.

(5)
Capital ratios are for Mutual Federal Bank only.

RECENT DEVELOPMENTS
The following tables set forth selected historical financial and other data for Mutual Federal Bancorp at the dates and for the periods indicated. It is only a summary and should be read in conjunction with the business and financial information contained elsewhere in this prospectus, including the consolidated financial statements that appear starting on page F-1 of this prospectus. The selected financial condition data at September 30, 2026 and the selected operating data for the nine months ended September 30, 2026 and 2025 is not audited but, in the opinion of management, includes all adjustments (consisting of only normal or recurring adjustments) necessary to present fairly in all material respects our financial position and results of operations for such periods in accordance with GAAP. The results of operations for the nine months ended September 30, 2026 are not necessarily indicative of the results that may be expected for the year ending December 31, 2026, or any other period. The financial condition data at December 31, 2025 and the operating data for the year ended December 31, 2025 is derived in part from Mutual Federal Bancorp’s consolidated historical audited financial statements appearing elsewhere in this prospectus. Crowe LLP has not audited or reviewed the following financial condition data at September 30, 2026 and operating data for the nine-month periods ended September 30, 2026 or 2025. Accordingly, Crowe LLP does not express an opinion or any other form of assurance with respect thereto.
	At September 30, 2026 (unaudited)	At December 31, 2025
	(In thousands)
Selected Financial Condition Data:
Total assets	$96,161	$97,247
Cash and cash equivalents	$9,843	$8,550
Loans, net of allowance for credit losses	$81,975	$85,023
Federal Home Loan Bank of Chicago stock, at cost	$1,357	$1,357
Premises and equipment, net	$1,684	$1,679
Other assets	$855	$160
Total liabilities	$79,820	$80,948
Deposits	$61,847	$61,295
Federal Home Loan Bank advances	$16,500	$18,000
Stockholders’ equity	$16,341	$16,299
	For the Nine Months Ended September 30,
	2026 (unaudited)	2025 (unaudited)
	(In thousands)
Selected Operating Data:
Interest and dividend income	$3,884	$3,944
Interest expense	$1,233	$1,327
Net interest income	$2,651	$2,617
Provision for credit losses	—	—
Net interest income after provision for credit losses	$2,651	$2,617
Non-interest income	$34	$42
Non-interest expense	$2,643	$2,282
Income before income taxes	$42	$377
Income tax expense	—	—
Net income	$42	$377

	At or For the Nine Months Ended September 30,(1)
	2026 (unaudited)	2025 (unaudited)
Performance Ratios:
Return on average assets	0.04%	0.39%
Return on average equity	0.26%	2.32%
Interest rate spread(2)	3.16%	3.08%
Net interest margin(3)	3.60%	3.56%
Non-interest expenses to average assets	2.72%	2.35%
Efficiency ratio(4)	98.43%	85.82%
Average interest-earning assets to average interest-bearing liabilities	126.1%	126.2%
Capital Ratios(5):
Average equity to average assets	16.92%	16.71%
Tier 1 capital to average assets	16.65%	16.77%
Common Tier 1 (CET1)	24.35%	23.82%
Tier 1 (core) capital to risk-weighted assets	24.35%	23.82%
Total capital to risk-weighted assets	25.60%	25.07%
Asset Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.57%	1.60%
Allowance for credit losses as a percentage of non-performing loans	139.12%	87.90%
Net (charge-offs) recoveries to average outstanding loans during the period	0.00%	0.00%
Non-performing loans as a percentage of total loans	1.11%	1.79%
Non-performing loans as a percentage of total assets	0.96%	1.59%
Total non-performing assets as a percentage of total assets	0.96%	1.59%
Other:
Number of offices	1	1
Number of full-time equivalent employees	13	13

(1)
Annualized where appropriate.

(2)
Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)
Represents net interest income as a percentage of average interest-earning assets.

(4)
Represents non-interest expenses divided by the sum of net interest income and non-interest income.

(5)
Capital ratios are for Mutual Federal Bank only.

Comparison of Financial Condition at September 30, 2026 and December 31, 2025
Total assets.   Total assets were $96.2 million as of September 30, 2026 and $97.2 million as of December 31, 2025, a decrease of $1.0 million, or 1.1%. The decrease in assets was due to a $3.0 million decrease in loans, net of allowance for credit losses, offset by a $1.3 million increase in cash and cash equivalents and a $700,000 increase in other assets.
Cash and cash equivalents.   Total cash and cash equivalents increased $1.3 million, or 15.1%, to $9.8 million as of September 30, 2026, from $8.6 million as of December 31, 2025. The increase primarily resulted from a decrease of $3.0 million in loans, net of allowance for credit losses and an increase of $500,000 in deposits, offset by a reduction of $1.5 million in FHLB advances and an increase of $700,000 in other assets.

Loans, net of allowance for credit losses.   Loans, net of allowance for credit losses decreased $3.0 million, or 3.6%, to $82.0 million at September 30, 2026, from $85.0 million at December 31, 2025. This was primarily due to a decrease of $7.1 million in one-to-four-family adjustable-rate mortgage loans, offset by a $3.0 million increase in multifamily real estate loans and a $1.7 million increase in commercial real estate loans.
Other Assets.   Other assets increased $700,000, or 437.7%, to $900,000 at September 30, 2026 from $200,000 at December 31, 2025. The increase primarily resulted from a $600,000 increase in conversion and stock offering costs paid during the nine month period which will be recovered from the stock sale proceeds at the closing of the conversion and offering.
Deposits.   Total deposits increased $500,000, or 0.9% to $61.8 million at September 30, 2026, from $61.3 million at December 31, 2025. The increase primarily resulted from a $900,000 increase in certificates of deposit and a $900,000 combined increase in checking, interest checking and money market accounts, offset by a $1.3 million decrease in savings accounts.
FHLB advances.   FHLB advances were reduced by $1.5 million to $16.5 million at September 30, 2026 from $18.0 million at December 31, 2025, primarily from the liquidity generated from the $3.0 million decrease in loans.
Stockholders’ equity.   Stockholders’ equity remained relatively unchanged at $16.3 million at both September 30, 2026 and December 31, 2025. During the nine months ended September 30, 2026, $42,000 in net income was realized.
Comparison of Operating Results for the Nine Months Ended September 30, 2026 and 2025
General.   Net income was $42,000 for the nine months ended September 30, 2026, a decrease of $335,000, or 88.9%, from net income of $377,000 for the nine months ended September 30, 2025. The decrease in net income was primarily attributable to a $361,000, or 15.8%, increase in non-interest expense and a $60,000, or 1.5%, decrease in interest and dividend income, partially offset by a $94,000, or 7.1%, decrease in interest expense.
Interest and dividend income.   Interest and dividend income decreased $60,000, or 1.5%, remaining relatively flat at $3.9 million for the nine months ended September 30, 2026 and 2025. The slight decrease was due primarily to a $37,000 decline in interest on loans and a $23,000 decline in interest income on interest-bearing deposits in other financial institutions.
Loan interest income decreased $37,000, or 1.0%, to remain at $3.6 million for the nine months ended September 30, 2026 from the same period in 2025 due primarily to the decrease in loans, net of the allowance for credits losses of $3.0 million during the nine months ended September 30, 2026. Interest income on interest-bearing deposits in other financial institutions decreased $23,000, or 8.8%, to $239,000 for the nine months ended September 30, 2026, from $262,000 for the nine months ended September 30, 2025. The decrease was due to a decline in the average yield on cash and cash equivalents which offset an increase in the average balances.
Interest expense.   Interest expense decreased $94,000, or 7.1%, to $1.2 million for the nine months ended September 30, 2026, from $1.3 million for the nine months ended September 30, 2025, due to a decrease of $61,000 in interest expense on FHLB advances and a decrease of $33,000 in interest expense on deposits.
Interest expense on deposits decreased $33,000, or 4.5%, to $693,000, for the nine months ended September 30, 2026, from $726,000, for the nine months ended September 30, 2025. Interest expense on FHLB advances declined $61,000, or 10.1%, to $539,000 for the nine months ended September 30, 2026, from $601,000 for the nine months ended September 30, 2025. The decline in interest paid on advances was due to the reduction of $1.5 million, or 8.3%, in FHLB advances outstanding to $16.0 million during the nine months ended September 30, 2026, and a decrease in the average rate paid on FHLB advances to 4.16% as of September 30, 2026, from 4.53% as of September 30, 2025.

Net interest income.   Net interest income remained relatively unchanged, increasing $34,000, or 1.3%, to $2.7 million for the nine months ended September 30, 2026 from $2.6 million for the nine months ended September 30, 2025.
Provision for credit losses.   Based on management’s analysis of the allowance for credit losses described under “Summary of Critical Accounting Policies” and in Note 1 — Summary of Significant Accounting Policies of the notes to the consolidated financial statements included elsewhere in this prospectus, we recorded no provision for (recovery of) credit losses for the nine months ended September 30, 2026 and 2025.
The allowance for credit losses was $1.3 million, or 1.60%, of loans outstanding at September 30, 2026, and $1.3 million, or 1.60%, of loans outstanding at September 30, 2025.
We have recorded management’s best estimate of expected losses in the loan portfolio and for unfunded commitments at September 30, 2026. However, future changes in the factors described in the above-referenced sections of this prospectus, including, but not limited to, actual loss experience with respect to our loan portfolio, could result in material increases in our provision for credit losses. In addition, the OCC as an integral part of its examination process, will periodically review our allowance for credit losses and, as a result of such reviews, may request that we adjust our allowance for credit losses. However, regulatory agencies are not directly involved in establishing the allowance for credit losses as the process is the responsibility of management, and any increase or decrease in the allowance is made by management.
Non-Interest Income.   Non-interest income remained relatively unchanged, decreasing $8,000, or 19.0%, to $34,000 for the nine months ended September 30, 2026, from $42,000 for the nine months ended September 30, 2025.
Non-interest Expense.   Non-interest expense increased $361,000, or 15.8%, to $2.6 million for the nine months ended September 30, 2026, from $2.3 million for the nine months ended September 30, 2025. Compensation and benefits increased $95,000, or 6.6%, due to a general increase in compensation levels, directors fees and the cost of insurance benefits. Professional fees increased $261,000, or 134.5% primarily from increased external and internal audit costs in connection with the offering and conversion.
Income tax expense.   No income tax expense was recorded for the nine months ended September 30, 2026 or 2025 due to the existence of net operating loss carryforwards, which offset any income tax expense in each period. The income tax expense which was offset by federal net operating loss carryforward approximated $4 and $26 for the nine months ended September 30, 2026 and 2025, respectively. The income tax expense which was offset by state net loss deduction carryforward, approximated $0 and $2 for the nine months ended September 30, 2026 and 2025, respectively.

FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:

•
statements of our goals, intentions and expectations;

•
statements regarding our business plans, prospects, growth and operating strategies and financial condition and results of operation;

•
statements regarding the quality of our loan and investment portfolios; and

•
estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements, by their nature, are subject to risks and uncertainties.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•
general economic conditions, either nationally or in our market areas, that are worse than expected;

•
changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses;

•
our ability to access cost-effective funding;

•
fluctuations in real estate values and both residential and commercial real estate market conditions;

•
demand for loans and deposits in our market area;

•
our ability to implement and change our business strategies;

•
competition among depository and other financial institutions;

•
inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•
adverse changes in the securities markets, or secondary mortgage markets, including our ability to sell loans in the secondary markets;

•
changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, FDIC assessments, and capital requirements;

•
changes in the monetary and fiscal policies of the Federal Reserve and the imposition of tariffs or other domestic or international policies and retaliatory responses;

•
the impact of any federal government shutdown;

•
the current or anticipated impact of military conflicts, terrorism or other geopolitical events;

•
changes in the quality or composition of our loan or investment portfolios;

•
technological changes that may be more difficult or expensive than expected;

•
the inability of third-party providers to perform as expected;

•
a failure or breach of our operational or security systems or infrastructure, including cyberattacks;

•
our ability to manage market risk, credit risk and operational risk in the current economic environment;

•
our ability to enter new markets successfully and capitalize on growth opportunities;

•
our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

•
changes in consumer spending, borrowing and savings habits;

•
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC or the Public Company Accounting Oversight Board;

•
our ability to retain key employees;

•
any future FDIC insurance premium increases or special assessments may adversely affect our earnings;

•
our ability to prevent or mitigate fraudulent activity;

•
our ability to evaluate the amount and timing of recognition of future tax assets and liabilities;

•
political instability or civil unrest;

•
acts of war or terrorism or pandemics;

•
our ability to control operating costs and expenses, including compensation expense associated with equity allocated or awarded to our employees;

•
changes in the financial condition, results of operations or future prospects of issuers of securities that we own; and

•
our inability to sell our foreclosed assets, net at an amount equal to or greater than the carrying amount.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 16. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING
Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $5.9 million and $8.6 million, or $10.1 million at the adjusted maximum. We must sell a minimum of 765,000 shares to complete the offering.
We intend to use the net proceeds as follows:
	Based Upon the Sale at $10.00 Per Share of:
	765,000 Shares		900,000 Shares		1,035,000 Shares		1,190,250 Shares(1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Gross offering proceeds	$7,650		$9,000		$10,350		$11,902
Less offering expenses	$(1,765)		$(1,765)		$(1,765)		$(1,765)
Net offering proceeds	$5,885	100.0%	$7,235	100.0%	$8,585	100.0%	$10,137	100.0%
Distribution of net proceeds:
To Mutual Federal Bank	$2,943	50.0%	$3,618	50.0%	$4,293	50.0%	$5,069	50.0%
To fund loan to employee stock ownership plan	$612	10.4%	$720	10.0%	$828	9.6%	$952	9.4%
Retained by MFB Bancorp	$2,331	39.6%	$2,898	40.0%	$3,465	40.4%	$4,117	40.6%

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Mutual Federal Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all the shares offered were not sold in the subscription and community offerings and instead a portion of the shares were sold in a syndicated community offering.
MFB Bancorp may use the proceeds it retains from the offering:

•
to invest in securities;

•
to repurchase its outstanding shares of its common stock (subject to regulatory requirements);

•
to finance the potential acquisition of financial institutions, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

•
to pay cash dividends to stockholders (if declared by our board of directors); and

•
for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion and stock offering. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion and stock offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve) or tax-qualified employee stock benefit plans.

Mutual Federal Bank may use the net proceeds it receives from the offering:

•
to fund new loans consistent with our current loan policy;

•
to enhance existing products and services, hire additional employees and support growth and the development of new products and services;

•
to expand its banking franchise by opening or acquiring new branches or by acquiring other financial institutions as opportunities arise, although we do not currently have any understandings or agreements to acquire new branches, a financial institution or other entity;

•
to invest in securities; and

•
for other general corporate purposes.

Initially, a substantial portion of the net proceeds at MFB Bancorp and Mutual Federal Bank will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness and availability of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to obtain regulatory approval to establish new branches or acquire other financial institutions.
We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our earnings, our return on equity may be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors — Risks Related to the Offering — Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance” and “— Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock.”

OUR DIVIDEND POLICY
Following completion of the conversion and stock offering, our board of directors will have the ability to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.
The source of dividends will depend on the net proceeds retained by MFB Bancorp and earnings thereon, and dividends paid by Mutual Federal Bank to MFB Bancorp. In addition, MFB Bancorp will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Delaware law generally limits dividends to be paid out at its capital surplus or, if there is no surplus, at net profit, from the fiscal year in which the dividend is declared and the preceding fiscal year, subject to certain limitations.
After the completion of the conversion, Mutual Federal Bank will not be permitted to pay dividends on its capital stock owned by MFB Bancorp, its sole stockholder, if Mutual Federal Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion and stock offering. In addition, Mutual Federal Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. The OCC has the authority to prohibit Mutual Federal Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of Mutual Federal Bank. Under Federal law and applicable regulations, Mutual Federal Bank must file an application with the OCC for approval of a dividend if the total dividend for the applicable calendar year exceeds the sum of its net income for that year-to-date plus its total earnings for the preceding two years less dividends previously paid.
Any payment of dividends by Mutual Federal Bank to MFB Bancorp that would be deemed to be drawn from Mutual Federal Bank’s bad debt reserves established before 1988, if any, would require a payment of taxes at the then-current tax rate by Mutual Federal Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. Mutual Federal Bank does not intend to make any distribution that would create such a federal tax liability.
We intend to file a consolidated federal tax return with Mutual Federal Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK
Mutual Federal Bancorp’s common stock is currently quoted on the OTCID Market under the symbol “MFDB.” Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Upon completion of the conversion and stock offering, the new shares of MFB Bancorp common stock will replace the existing shares of Mutual Federal Bancorp. Subject to certain conditions, we expect MFB Bancorp’s common stock will be quoted on the OTC Markets Group’s OTCQB Market under the symbol “MFDB”, subject to compliance with certain conditions.
As of the close of business on June 30, 2026, there were 3,289,067 shares of common stock outstanding, including 743,254 publicly held shares (shares held by stockholders other than Mutual Federal, MHC), and 47 stockholders of record of Mutual Federal Bancorp (excluding stockholders who hold shares in street name through a broker).
On August 26, 2026, the business day immediately preceding the public announcement of the conversion and stock offering, and on August 27, 2026, the closing prices of Mutual Federal Bancorp common stock as reported on the OTCID Market were $2.15 per share and $2.15 per share, respectively. On the effective date of the conversion and stock offering, all publicly held shares of Mutual Federal Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of new shares of MFB Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Mutual Federal Bancorp common stock will be converted into options to purchase a number of new shares of MFB Bancorp common stock determined pursuant to the exchange ratio, with the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE
The table below sets forth the historical equity capital and regulatory capital of Mutual Federal Bank at June 30, 2026, and the pro forma equity capital and regulatory capital of Mutual Federal Bank after giving effect to the sale of shares of common stock at $10.00 per share. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes that Mutual Federal Bank receives 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”
	Mutual Federal Bank Historical at June 30, 2026	Mutual Federal Bank Pro Forma at June 30, 2026 Based Upon the Sale in the Offering of:
		Percent of Assets	765,000 Shares		900,000 Shares		1,035,000 Shares		1,190,250 Shares(1)
	Amount		Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
Equity	$15,939	16.50%	$17,964	18.06%	$18,477	18.45%	$18,990	18.84%	$19,580	19.28%
Tier 1 leverage capital(2)(3)	$15,939	16.34%	$17,964	17.90%	$18,477	18.29%	$18,990	18.68%	$19,580	19.11%
Tier 1 leverage requirement	$4,877	5.00%	$5,017	5.00%	$5,051	5.00%	$5,084	5.00%	$5,123	5.00%
Excess	$11,062	11.34%	$12,947	12.90%	$13,426	13.29%	$13,906	13.68%	$14,457	14.11%
Tier 1 risk-based capital(2)(3)	$15,939	24.54%	$17,964	27.41%	$18,477	28.14%	$18,990	28.86%	$19,580	29.68%
Tier 1 risk-based requirement	$5,196	8.00%	$5,243	8.00%	$5,254	8.00%	$5,264	8.00%	$5,277	8.00%
Excess	$10,743	16.54%	$12,721	19.41%	$13,223	20.14%	$13,726	20.86%	$14,303	21.68%
Common equity Tier 1 risk-based capital(2)(3)	$15,939	24.54%	$17,964	27.41%	$18,477	28.14%	$18,990	28.86%	$19,580	29.68%
Common equity Tier 1 risk-based requirement	$4,221	6.50%	$4,260	6.50%	$4,269	6.50%	$4,277	6.50%	$4,287	6.50%
Excess	$11,718	18.04%	$13,704	20.91%	$14,208	21.64%	$14,713	22.36%	$15,293	23.18%
Total risk-based capital(2)(3)	$16,756	25.80%	$18,777	28.65%	$19,290	29.37%	$19,803	30.09%	$20,393	30.92%
Total risk-based requirement	$6,495	10.00%	$6,553	10.00%	$6,567	10.00%	$6,580	10.00%	$6,596	10.00%
Excess	$10,261	15.80%	$12,224	18.65%	$12,723	19.37%	$13,223	20.09%	$13,797	20.92%
Reconciliation of capital infused into Mutual Federal Bank:
Net proceeds			$2,943		$3,618		$4,293		$5,069
Less: Common stock acquired by stock-based benefit plans			$(306)		$(360)		$(414)		$(476)
Less: Common stock acquired by employee stock ownership plan			$(612)		$(720)		$(828)		$(952)
Pro forma increase in Tier 1 capital			$2,025		$2,538		$3,051		$3,641

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Tier 1 leverage capital levels are shown as a percentage of average assets for the prior quarter. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)
Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20.0% risk weighting.

CAPITALIZATION
The following table presents the historical consolidated capitalization of Mutual Federal Bancorp at June 30, 2026 and the pro forma consolidated capitalization of MFB Bancorp after giving effect to the conversion and stock offering based upon the assumptions set forth in the “Pro Forma Data” section.
	Mutual Federal Bancorp Historical at June 30, 2026	MFB Bancorp Pro Forma at June 30, 2026 Based Upon the Sale in the Offering at $10.00 per share of:
		765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
Deposits(2)	$61,882	$61,882	$61,882	$61,882	$61,882
FHLB advances	$16,500	$16,500	$16,500	$16,500	$16,500
Total deposits and FHLB advances	$78,382	$78,382	$78,382	$78,382	$78,382
Stockholders’ equity:
Common stock, $0.01 par value, 2.5 million shares authorized (post-conversion); shares to be issued as reflected(3)(4)	$36	$10	$11	$13	$15
Treasury stock	$(3,075)	—	—	—	—
Additional paid-in capital(3)	$10,423	$13,618	$14,967	$16,315	$17,865
Retained earnings(5)	$8,897	$8,897	$8,897	$8,897	$8,897
Accumulated other comprehensive income	—	—	—	—	—
Common stock to be acquired by stock-based benefit plans(6)	—	$(306)	$(360)	$(414)	$(476)
Unallocated common stock held by employee stock ownership plan(7)	—	$(612)	$(720)	$(828)	$(952)
Total stockholders’ equity	$16,281	$21,607	$22,795	$23,983	$25,349
Pro Forma Shares Outstanding
Shares offered for sale	—	765,000	900,000	1,035,000	1,190,250
Exchange shares issued	—	209,277	246,208	283,139	325,610
Total shares outstanding	3,289,067	974,277	1,146,208	1,318,139	1,515,860
Total stockholders’ equity as a percentage of total assets	16.85%	21.20%	22.10%	22.99%	23.99%
Tangible equity as a percentage of tangible assets	16.85%	21.20%	22.10%	22.99%	23.99%

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)
Mutual Federal Bancorp currently has 12,000,000 authorized shares of common stock, $0.01 par value per share, and 1,000,000 authorized shares of preferred stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of MFB Bancorp common stock to be outstanding after the completion of the conversion and stock offering.

(4)
No effect has been given to the issuance of additional shares of Mutual Federal Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of MFB Bancorp common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”

(5)
The retained earnings of Mutual Federal Bank will be substantially restricted after the conversion and stock offering. See “The Conversion and Offering — Liquidation Rights” and “Supervision and Regulation — Banking Regulation — Capital Requirements.”

(6)
Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by MFB Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the offering. MFB Bancorp will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

(7)
Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from MFB Bancorp. The loan will be repaid principally from Mutual Federal Bank’s contributions to the employee stock ownership plan. Since MFB Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on MFB Bancorp’s consolidated financial statements. Accordingly, the shares of common stock acquired by the employee stock ownership plan are shown in this table as a reduction of total stockholders’ equity.

PRO FORMA DATA
The following tables summarize historical data of Mutual Federal Bancorp and pro forma data of MFB Bancorp at and for the six months ended June 30, 2026 and at and for the year ended December 31, 2025. This information is based on assumptions set forth below and in the tables and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.
The net proceeds are based upon the following assumptions:

(1)
all of the shares of common stock will be sold in the subscription and community offerings;

(2)
our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from MFB Bancorp. The loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest) over 25 years. Interest income that we earn on the loan will offset the interest paid by Mutual Federal Bank. The effect on earnings for the employee stock ownership plan is the cost of amortizing the loan over 25 years, net of historical expense for the period;

(3)
we will pay Performance Trust a fee of $300,000 with respect to shares sold in the subscription and community offerings, we will pay Performance Trust a fee of $30,000 with respect to records agent services (which fee can be increased by up to $10,000), and we will reimburse Performance Trust for its reasonable expenses associated with its marketing effort in the subscription and community offerings in an amount not to exceed $10,000 and for attorney’s fees and expenses not to exceed $75,000 (which Performance Trust expense reimbursements can be increased by up to $15,000); and

(4)
total expenses of the offering, other than the fees, commissions and expense reimbursements to be paid to Performance Trust and other broker-dealers, will be $1.34 million.

The expenses of the offering may vary from those estimated, and the fees paid to Performance Trust may vary from the amounts estimated if the amount of shares of Mutual Federal Bancorp common stock sold varies from the amounts assumed above or if any shares are sold in the syndicated community offering.
We calculated pro forma consolidated net income for the six months ended June 30, 2026 and the fiscal year ended December 31, 2025 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 4.19% (4.19% on an after-tax basis, assuming a 0.0% effective tax rate). The tax rate reflects the current financial accounting tax treatment of the net operating loss carryforwards. The assumed interest rate represents the yield on the five-year U.S. Treasury Note at June 30, 2026, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.
We further believe that the reinvestment rate is factually supportable because:

•
the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•
we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma data gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will reserve for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.
We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. We have assumed that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $4.68 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 25.08% for the shares of common stock, a dividend yield of 0.00%, an expected option life of 10 years and a risk-free interest rate of 4.19%.
We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than 12 months following the completion of the stock offering.
As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the stock offering to Mutual Federal Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan. We will retain the rest of the proceeds for future use.
The pro forma data does not give effect to:

•
withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•
our results of operations after the stock offering; or

•
changes in the market price of the shares of common stock after the stock offering.

The following pro forma data may not be representative of the financial effects of the offering at the date on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Mutual Federal Bank, to the tax effect of the recapture of bad debt reserves. See “The Conversion and Offering — Liquidation Rights.”
	At or for the Six Months Ended June 30, 2026 Based upon the Sale at $10.00 Per Share of:
	765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$7,650	$9,000	$10,350	$11,902
Market value of shares issued in the exchange	$2,093	$2,462	$2,831	$3,256
Pro forma market capitalization	$9,743	$11,462	$13,181	$15,158
Gross proceeds of offering	$7,650	$9,000	$10,350	$11,902
Expenses	$1,765	$1,765	$1,765	$1,765
Estimated net proceeds	$5,885	$7,235	$8,585	$10,137
Common stock purchased by employee stock ownership plan	$(612)	$(720)	$(828)	$(952)
Common stock purchased by stock-based benefit plans	$(306)	$(360)	$(414)	$(476)
Estimated net proceeds, as adjusted	$4,967	$6,155	$7,343	$8,709

	At or for the Six Months Ended June 30, 2026 Based upon the Sale at $10.00 Per Share of:
	765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
	(Dollars in thousands, except per share amounts)
For the Six Months Ended June 30, 2026
Consolidated net earnings (loss):
Historical	$(18)	$(18)	$(18)	$(18)
Income on adjusted net proceeds	$105	$129	$154	$183
Income on MHC asset contribution	$6	$6	$6	$6
Employee stock ownership plan(2)	$(12)	$(14)	$(17)	$(19)
Stock awards(3)	$(31)	$(36)	$(41)	$(48)
Stock options(4)	$(36)	$(42)	$(48)	$(56)
Pro forma net income	$14	$25	$36	$48
Earnings (loss) per share(5):
Historical	$(0.02)	$(0.02)	$(0.01)	$(0.01)
Income on adjusted net proceeds	$0.11	$0.11	$0.11	$0.12
Income on MHC asset contribution	$0.01	$0.01	$0.01	$0.00
Employee stock ownership plan(2)	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Stock awards(3)	$(0.03)	$(0.03)	$(0.03)	$(0.03)
Stock options(4)	$(0.04)	$(0.04)	$(0.04)	$(0.04)
Pro forma earnings per share(5)	$0.02	$0.02	$0.03	$0.03
Offering price to pro forma net earnings per share	250.00	250.00	166.67	166.67
Number of shares used in earnings per share calculations	914,301	1,075,648	1,236,995	1,422,544
At June 30, 2026
Stockholders’ equity:
Historical	$16,281	$16,281	$16,281	$16,281
Estimated net proceeds	$5,885	$7,235	$8,585	$10,137
MHC capital contribution	$359	$359	$359	$359
Common stock acquired by employee stock ownership plan(2)	$(612)	$(720)	$(828)	$(952)
Common stock acquired by stock-based benefit plans(3)	$(306)	$(360)	$(414)	$(476)
Pro forma stockholders’ equity(6)	$21,607	$22,795	$23,983	$25,349
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity(6)	$21,607	$22,795	$23,983	$25,349
Stockholders’ equity per share(7):
Historical	$16.71	$14.21	$12.35	$10.73
Estimated net proceeds	$6.04	$6.31	$6.51	$6.69
MHC capital contribution	$0.37	$0.31	$0.27	$0.24
Common stock acquired by employee stock ownership plan(2)	$(0.63)	$(0.63)	$(0.63)	$(0.63)
Common stock acquired by stock-based benefit plans(3)	$(0.31)	$(0.31)	$(0.31)	$(0.31)
Pro forma stockholders’ equity per share(6)(7)	$22.18	$19.89	$18.19	$16.72
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity per share(6)(7)	$22.18	$19.89	$18.19	$16.72

	At or for the Six Months Ended June 30, 2026 Based upon the Sale at $10.00 Per Share of:
	765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
	(Dollars in thousands, except per share amounts)
Offering price as percentage of pro forma stockholders’ equity per share	45.09%	50.28%	54.99%	59.81%
Offering price as percentage of pro forma tangible stockholders’ equity per share	45.09%	50.28%	54.99%	59.81%
Number of shares outstanding for pro forma book value per share calculations	974,277	1,146,208	1,318,139	1,515,860

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from MFB Bancorp. Mutual Federal Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Mutual Federal Bank’s total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation — Stock Compensation — Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Mutual Federal Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 0.00%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 1,224, 1,440, 1,656 and 1,904 MFB Bancorp shares were committed to be released during the six months ended June 30, 2026 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(3)
Assumes that one or more stock-based benefit plans reserve an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion and stock offering. The shares may be acquired directly from MFB Bancorp or through open market purchases. Shares in the stock-based benefit plans are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by MFB Bancorp. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 10.0% of the amount contributed to the plan is amortized as an expense during the six months ended June 30, 2026, and (iii) the plan expense reflects an effective combined federal and state tax rate of 0.00%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4.0% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.05%.

(4)
Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion and stock offering. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were both $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $4.68 for each option and that the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period using an effective combined federal and state tax rate of 0.00% and that 25% of the option expense is taxable. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 7.28%.

(5)
Per share figures include publicly held shares of Mutual Federal Bancorp common stock that will be exchanged for new shares of MFB Bancorp common stock in the conversion. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See footnote 2, above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(6)
The retained earnings of Mutual Federal Bank will be substantially restricted after the conversion and stock offering. See “Our Dividend Policy,” “The Conversion and Offering — Liquidation Rights” and “Supervision and Regulation — Banking Regulation — Capital Requirements.”

(7)
Per share figures include publicly held shares of Mutual Federal Bancorp common stock that will be exchanged for new shares of MFB Bancorp common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect exchange ratios of 0.2816, 0.3313, 0.3809 and 0.4381 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

	At or for the Year Ended December 31, 2025 Based upon the Sale at $10.00 Per Share of:
	765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$7,650	$9,000	$10,350	$11,902
Market value of shares issued in the exchange	$2,069	$2,434	$2,799	$3,219
Pro forma market capitalization	$9,719	$11,434	$13,149	$15,121
Gross proceeds of offering	$7,650	$9,000	$10,350	$11,902
Expenses	$1,765	$1,765	$1,765	$1,765
Estimated net proceeds	$5,885	$7,235	$8,585	$10,137
Common stock purchased by employee stock ownership plan	$(612)	$(720)	$(828)	$(952)
Common stock purchased by stock-based benefit plans	$(306)	$(360)	$(414)	$(476)
Estimated net proceeds, as adjusted	$4,967	$6,155	$7,343	$8,709
For the Year Ended December 31, 2025
Consolidated net earnings:
Historical	$338	$338	$338	$338
Income on adjusted net proceeds	$208	$258	$308	$365
Income on MHC asset contribution	$21	$21	$21	$21

	At or for the Year Ended December 31, 2025 Based upon the Sale at $10.00 Per Share of:
	765,000 Shares	900,000 Shares	1,035,000 Shares	1,190,250 Shares(1)
	(Dollars in thousands, except per share amounts)
Employee stock ownership plan(2)	$(24)	$(29)	$(33)	$(38)
Stock awards(3)	$(61)	$(72)	$(83)	$(95)
Stock options(4)	$(72)	$(84)	$(97)	$(111)
Pro forma net income	$410	$432	$454	$480
Earnings per share(5):
Historical	$0.38	$0.32	$0.28	$0.25
Income on adjusted net proceeds	$0.23	$0.24	$0.25	$0.26
Income on MHC asset contribution	$0.02	$0.02	$0.02	$0.01
Employee stock ownership plan(2)	$(0.03)	$(0.03)	$(0.03)	$(0.03)
Stock awards(3)	$(0.07)	$(0.07)	$(0.07)	$(0.07)
Stock options(4)	$(0.08)	$(0.08)	$(0.08)	$(0.08)
Pro forma earnings per share(5)	$0.45	$0.40	$0.37	$0.34
Offering price to pro forma net earnings per share	22.22	25.00	27.03	29.41
Number of shares used in earnings per share calculations	913,144	1,074,288	1,235,430	1,420,746
At December 31, 2025
Stockholders’ equity:
Historical	$16,299	$16,299	$16,299	$16,299
Estimated net proceeds	$5,885	$7,235	$8,585	$10,137
MHC capital contribution	$457	$457	$457	$457
Common stock acquired by employee stock ownership plan(2)	$(612)	$(720)	$(828)	$(952)
Common stock acquired by stock-based benefit plans(3)	$(306)	$(360)	$(414)	$(476)
Pro forma stockholders’ equity(6)	$21,723	$22,911	$24,099	$25,465
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity(6)	$21,723	$22,911	$24,099	$25,465
Stockholders’ equity per share(7):
Historical	$16.76	$14.25	$12.39	$10.78
Estimated net proceeds	$6.06	$6.33	$6.53	$6.70
MHC capital contribution	$0.47	$0.40	$0.35	$0.30
Common stock acquired by employee stock ownership plan(2)	$(0.63)	$(0.63)	$(0.63)	$(0.63)
Common stock acquired by stock-based benefit plans(3)	$(0.31)	$(0.31)	$(0.31)	$(0.31)
Pro forma stockholders’ equity per share(6)(7)	$22.35	$20.04	$18.33	$16.84
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity per share(6)(7)	$22.35	$20.04	$18.33	$16.84
Offering price as percentage of pro forma stockholders’ equity per share	44.74%	49.90%	54.56%	59.38%
Offering price as percentage of pro forma tangible stockholders’ equity per share	44.74%	49.90%	54.56%	59.38%
Number of shares outstanding for pro forma book value per share calculations	971,896	1,143,408	1,314,918	1,512,157

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from MFB Bancorp. Mutual Federal Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Mutual Federal Bank’s total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation — Stock Compensation — Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Mutual Federal Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 0.00%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 2,448, 2,880, 3,312 and 3,809 MFB Bancorp shares were committed to be released during the year ended December 31, 2025 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(3)
Assumes that one or more stock-based benefit plans reserve an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion and stock offering. The shares may be acquired directly from MFB Bancorp or through open market purchases. Shares in the stock-based benefit plans are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by MFB Bancorp. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20.0% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2025, and (iii) the plan expense reflects an effective combined federal and state tax rate of 0.00%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4.0% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.05%.

(4)
Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion and stock offering. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were both $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $4.68 for each option and that the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period using an effective combined federal and state tax rate of 0.00% and that 25% of the option expense is taxable. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 7.28%.

(5)
Per share figures include publicly held shares of Mutual Federal Bancorp common stock that will be exchanged for new shares of MFB Bancorp common stock in the conversion and stock offering. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See footnote 2, above. The number of shares of common stock actually sold and exchange shares may be more or less than the assumed amounts.

(6)
The retained earnings of Mutual Federal Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering — Liquidation Rights” and “Supervision and Regulation — Banking Regulation — Capital Requirements.”

(7)
Per share figures include publicly held shares of Mutual Federal Bancorp common stock that will be exchanged for new shares of MFB Bancorp common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.2816, 0.3313, 0.3809 and 0.4381 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This discussion and analysis reflects our consolidated financial statements and other relevant statistical data. It is intended to enhance your understanding of our financial condition as of June 30, 2026 (unaudited) as compared to our financial condition as of the years ended December 31, 2025 and 2024, and our results of operations for the six-month periods ended June 30, 2026 and 2025 (unaudited) and for the years ended December 31, 2025 and 2024. The information in this section has been derived from the consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should also read the information in this section in conjunction with the business and financial information regarding Mutual Federal Bancorp provided in this prospectus.
Overview
Summary.   Mutual Federal Bank is a community-oriented savings association located in Chicago, Illinois. We originate one-to-four-family residential real estate loans, multifamily real estate and commercial real estate loans, construction loans and home equity loans and lines of credit. We operate from a single location in the Pilsen/Heart of Chicago neighborhoods, one of Chicago’s most culturally vibrant and diverse areas located on the lower west side of the city. Our primary sources of funding consist of attracting deposits from the general public and using those funds and other sources to originate loans to our customers. As of June 30, 2026, we had total assets of $96.6 million, including net loans of $82.5 million and cash equivalents of $10.4 million, total deposits of $61.9 million and total stockholders’ equity of $16.3 million.
Net interest income.   Our primary source of income is net interest income. Net interest income is the difference between interest income, which is the income we earn on our loans and investments and interest-bearing deposits in financial institutions and interest expense, which is the interest we pay on our deposits and borrowings.
Allowance for credit losses on loans.   The allowance for credit losses on loans is established through charges to earnings in the form of a provision for credit losses. Loan losses are charged against the allowance for credit losses for the difference between the carrying value of the loan and the estimated net realizable value or fair value of the collateral, if collateral dependent, when management believes that the collectability of the loan principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.
Non-interest income.   Our primary sources of non-interest income are loan fees and service charges on deposit accounts. Other sources of non-interest income include net gain on securities transactions, net gain or loss on disposal of foreclosed assets, and other income.
Non-interest expenses.   Our non-interest expenses consist of compensation and benefits, occupancy and equipment, data processing, office supplies, professional fees, and marketing expenses and other general and administrative expenses, including premium payments we make to the FDIC for insurance of our deposits.
Income tax expense (benefit).   Our income tax expense (benefit) is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and the tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amounts expected to be realized.
Business Strategy
Our business strategy is to operate as a well-capitalized and profitable community bank dedicated to providing personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our over 120-year history in the community, our knowledge of the local marketplace and our long-standing reputation for providing superior, relationship-based customer service. The following are the key elements of our business strategy:
Continue our emphasis on residential real estate lending.   Residential real estate lending has historically been a significant part of our business, and we recognize that originating and purchasing residential real estate loans is essential to our status as a community-oriented bank. We have developed multiple resources, including but not limited to real estate agents, banks and other mortgage lending institutions, for the identification of loans for origination and purchase.
Increase our share of lower-cost core deposit growth.   As interest rates increased in recent years, some customers migrated to higher cost certificates of deposit. We intend to mitigate this shift by continuing our focus on core deposit growth through offering our retail customers a full selection of deposit-related services and making further investments in technology in order to deliver high-quality products and services to our customers.
Manage credit risk to maintain a low level of non-performing assets.   We believe that strong asset quality achieved by effective credit risk management is paramount to our long-term success. We have well-defined policies, a thorough and efficient loan underwriting process, and active credit monitoring. As a result of our continued focus on credit risk management, non-performing assets as of June 30, 2026 were $928,000 or 1.0% of total assets. For further details, see “Business of Mutual Federal Bank — Delinquencies and Asset Quality — Non-Performing Assets.”
Remain a community-oriented institution and leverage high-quality service to maintain and build a loyal local customer base.   We were established in 1905 and have been operating continuously since that time in our local community. Through the goodwill we have developed over 120 years of providing effective, timely and efficient banking services, we believe that we have been able to attract a solid base of local retail customers on which we hope to continue to build our banking business.
Grow organically and through opportunistic bank or branch acquisitions or de novo branching.   In addition to organic growth, we will also consider acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. We believe opportunities exist to both increase our market share in our historical markets and to continue to grow in the Chicago MSA. We will consider expanding our branch network through acquisitions and/or through establishing de novo branches, although we have no current acquisitions or specific new branches planned. The capital we are raising in the offering will provide us the opportunity to make acquisitions of other financial institutions or branches to the extent available and appropriate.
Internal Control over Financial Reporting
In connection with the preparation and audit of our consolidated financial statements as of and for the years ended December 31, 2025 and 2024, we identified a material weakness in our internal control over financial reporting related to logical access controls over financially significant systems. As defined in standards established by the Public Company Accounting Oversight Board (“PCAOB”), a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.
The identified material weakness arose from not maintaining effective controls in certain information technology environments and the existence of “super user” access capabilities in certain core software products. Specifically, we did not design and maintain effective controls over privileged user access and administrator activity monitoring for financially significant systems. User access controls and permissions were not appropriately designed and maintained to adequately restrict user and privileged access to financial applications and data to an appropriately limited number of personnel, creating the existence of “super users” with incompatible duties.
Since the identification of the material weakness described above, management, under the oversight of the Audit Committee, has committed to remediate these deficiencies. The remediation efforts include revision of user access capabilities and implementing controls to:

•
Remove “super user” access capability for the Bank’s senior executives in core system programs, to be replaced by “inquiry only” capability;

•
Maintain regular independent monitoring activities of core system reporting change management documentation by senior executives. Such monitoring activities will represent independent administrator activity monitoring over privileged user activity, including changes to users, security settings, loan and deposit master data, journal entries, accounts payable/vendor check activity, payroll data and key system settings or reports;

•
Perform periodic user access reviews that evaluate users and detailed permissions; and

•
Retain evidence of the reviews performed, exceptions identified, remediation completed and management’s conclusion.

While we expect that the implementation of these controls will address the material weakness, management will continue to evaluate the effectiveness of the remedial actions on an ongoing basis.
Summary of Critical Accounting Policies
The discussion and analysis of the financial condition and results of operations are based on our consolidated financial statements, which are prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and consistent with general practice within the banking industry. The preparation of these financial statements requires management to make certain estimates, judgments and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policy discussed below to require significant accounting estimates. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable based on the information available at the time. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations. Accounting estimates, judgments and assumptions are reviewed on an ongoing basis and updated as needed. As an emerging growth company, MFB Bancorp intends to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.
Allowance for credit losses on loans.   The allowance for credit losses on loans is established through charges to earnings in the form of a provision for credit losses. Loan losses are charged against the allowance for credit losses for the difference between the carrying value of the loan and the estimated net realizable value or fair value of the collateral, if collateral dependent, when management believes that the collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.
The allowance represents management’s current estimate of expected credit losses over the contractual term of loans, and is recorded at an amount that, in management’s judgment, reduces the recorded investment in loans to the net amount expected to be collected. No allowance for credit loss is recorded on accrued interest receivable and accrued interest amounts are reversed by an adjustment to interest income. Management’s judgment in determining the level of the allowance for credit losses is based on evaluations of historical loan losses, current conditions and reasonable and supportable forecasts relevant to the collectability of loans. The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. The loan portfolio is comprised primarily of real estate loans within three real estate loan pools consisting of one-to-four-family residential real estate, multifamily real estate and commercial real estate.
The cumulative loss rate used as the basis for the estimate of credit losses in each pool is comprised of the weighted average of the loss rates of financial institutions reporting disaggregated loss data in quarterly Call Reports that have their headquarters in Midwest states and have real estate loan portfolios of at least 50% of their total loan portfolio. The cumulative loss rate is applied to the amortized cost basis of each loan pool.
Management’s estimate of the allowance for credit losses on loans that are collectively evaluated also includes a qualitative assessment of available information relevant to assessing collectability that is not captured in the loss estimation process. This includes forecasts that are reasonable and supportable concerning expectations of future economic conditions. The reasonable and supportable forecast period is 24 months. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

These qualitative risk factors include:

1.
Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

2.
Changes in the value of underlying collateral for collateral dependent loans.

3.
Nature and volume of the portfolio and terms of loans.

4.
Volume and severity of past due, classified and nonaccrual loans as well as loan modifications.

5.
Existence and effect of any concentrations of credit and changes in the level of such concentrations.

6.
Experience, ability, and depth of lending management and other relevant staff.

7.
Quality of loan review and board of directors’ oversight.

8.
The effect of other external factors such as competition, legal and regulatory requirements.

9.
Changes in national and local economic conditions related to unemployment, housing price index, and gross domestic product.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a summary accompanying the allowance for credit losses calculation for our loan portfolio.
The evaluation also considers the following risk characteristics of each loan portfolio segment:

•
One-to-four-family residential real estate loans carry risks associated with the continued creditworthiness of the borrower and changes in the value of the collateral.

•
Commercial real estate loans carry risks associated with the successful operation of a business or a real estate project, in addition to other risks associated with the ownership of real estate, because repayment of these loans may be dependent upon the profitability and cash flows of the business or project.

•
Multifamily real estate loans are generally secured by properties consisting of five or more rental units in our market area. Our multifamily real estate loans generally have fixed rates, initial terms of five years and amortization periods of up to 30 years, with a balloon payment due at the end of the initial term. All of our multifamily real estate loans are secured by properties located within our primary lending markets in the Chicago MSA.

Loans that do not share common risk characteristics with other loans are evaluated individually and are not included in the collective analysis. The allowance for credit losses on loans that are individually evaluated may be estimated based on their expected cash flows, or, in the case of loans for which repayment is expected substantially through the operation or sale of collateral when the borrower is experiencing financial difficulty, may be measured based on the fair value of the collateral less estimated costs to sell.
As an integral part of their examination process, various regulatory agencies review the allowance for credit losses on loans. Such agencies may require that changes in the allowance for credit losses on loans be recognized when such regulatory credit evaluations differ from those of management based on information available to the regulators at the time of their examinations.
Because Mutual Federal Bank’s methodology for maintaining its allowance for credit losses is based on historical experience and trends, current economic information, forecasted data, and management’s judgment, a range of estimates for the allowance for credit losses may be supportable. Deteriorating economic conditions may lead to further required increases to the allowance; conversely, improvements to economic conditions may warrant further reductions to the allowance. In estimating the allowance for credit losses, management considers the sensitivity of the model and significant judgments and assumptions that could result in an amount that is materially different from management’s estimate, including as it relates to qualitative considerations.

At June 30, 2026 and December 31, 2025, the allowance for credit losses totaled $1.3 million. As of June 30, 2026 and December 31, 2025, the allowance for credit losses allocated to the one-to-four-family residential loan portfolio was $1.1 million, or 87.8%, of the total allowance for credit losses. The allowance for credit losses allocated to the commercial real estate portfolio was $156,000, or 12.2% at June 30, 2026 and December 31, 2025.
Comparison of Financial Condition at June 30, 2026 and December 31, 2025
Total assets.   Total assets were $96.6 million as of June 30, 2026 and $97.2 million at December 31, 2025, a decrease of $639,000 or 0.7%. The decrease in assets was primarily due to a $2.6 million decrease in loans, net of allowance for credit losses, offset by a $1.8 million increase in cash and cash equivalents.
Cash and cash equivalents.   Total cash and cash equivalents increased $1.8 million, or 21.4% to $10.4 million at June 30, 2026 from $8.6 million at December 31, 2025. The increase was primarily from a $2.6 million decrease in loans, net of allowance for credit losses, and an increase in deposits of $587,000, offset by a $1.5 million reduction in advances from the Federal Home Loan Bank of Chicago (the “FHLB of Chicago”).
Loans, net of allowance for credit losses.   Loans, net of allowance for credit losses, decreased $2.6 million, or 3.0%, to $82.5 million at June 30, 2026 from $85.0 million at December 31, 2025. The decrease in loans, net of allowance for credit losses, was primarily due to a decrease in one-to-four-family residential real estate loans of $5.3 million, offset by a $1.2 million increase in multifamily real estate loans and a $1.6 million increase in commercial real estate loans, originated to enhance yields in the loan portfolio.
Deposits.   Total deposits increased $587,000, or 1.0%, to $61.9 million at June 30, 2026 from $61.3 million at December 31, 2025. The increase in deposits was primarily the result of an increase of $446,000 in certificates of deposit greater than $250,000.
FHLB advances.   FHLB advances decreased $1.5 million, or 8.3% to $16.5 million at June 30, 2026 compared to $18.0 million at December 31, 2025 as the Bank utilized the proceeds of loan payoffs to pay down maturing FHLB advances and lower interest expense on FHLB advances.
Stockholders’ equity.   Stockholders’ equity remained relatively unchanged at $16.3 million at both June 30, 2026 and December 31, 2025. During the six months ended June 30, 2026 the Bank experienced an $18,000 net loss.
Comparison of Financial Condition at December 31, 2025 and December 31, 2024
Total assets.   Total assets were $97.2 million as of December 31, 2025 and $97.1 million as of December 31, 2024, an increase of $159,000, or 0.2%. The increase in assets was primarily due to a $1.2 million increase in loans, net of allowance for credit losses, and an $82,000 increase in accrued interest receivable, offset by a $1.3 million decrease in cash and cash equivalents.
Cash and cash equivalents.   Total cash and cash equivalents decreased $1.3 million, or 12.8% to $8.5 million as of December 31, 2025 from $9.8 million as of December 31, 2024. The decrease primarily resulted from the funding of $1.2 million in loans, net of allowance for credit losses.
Loans, net of allowance for credit losses.   Loans, net of allowance for credit losses increased $1.2 million, or 1.5%, to $85.0 million at December 31, 2025, from $83.8 million at December 31, 2024. This was primarily due to an increase of $3.3 million in multifamily real estate loans, offset by a $1.9 million decrease in one-to-four-family mortgage loans and a $428,000 decrease in commercial real estate loans.
Accrued interest receivable.   Accrued interest receivable increased $82,000, or 20.7%, to $478,000 as of December 31, 2025 from $396,000 as of December 31, 2024. The increase was due to the $1.2 million increase in loans, net of allowance for credit losses.
Deposits.   Total deposits were relatively unchanged at $61.3 million as of December 31, 2025 and December 31, 2024.
FHLB advances.   FHLB advances were $18 million at both December 31, 2025 and 2024.

Stockholders’ equity.   Stockholders’ equity increased $338,000, or 2.1%, to $16.3 million as of December 31, 2025 compared to $16.0 million at December 31, 2024 due to net income of $338,000 for the year ended December 31, 2025.
Average Balances and Yields
The following tables set forth average balances, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense, as applicable. Net deferred loan fees accreted to interest income totaled $59,000 and $193,000 for the six months ended June 30, 2026 and 2025 and $238,000 and $240,000 for the years ended December 31, 2025 and 2024, respectively.
	For the Six Months Ended June 30,
	2026			2025
	Average Outstanding Balance	Interest	Average Yield/Rate(1)	Average Outstanding Balance	Interest	Average Yield/Rate(1)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$9,905	$158	3.19%	$9,451	$180	3.80%
Available-for-sale securities	—	—	—	5	—	0.00%
Loans	84,812	2,353	5.55%	86,245	2,441	5.66%
Other	1,357	48	7.09%	1,357	48	7.01%
Total interest-earning assets	96,074	2,559	5.33%	97,058	2,669	5.50%
Non-interest-earning assets	1,085			861
Total assets	$97,159			$97,919
Interest-bearing liabilities:
NOW and money market deposits	$4,610	15	0.66%	$6,360	16	0.49%
Savings deposits	26,457	33	0.25%	28,050	34	0.25%
Certificates of deposit	27,051	407	3.01%	25,462	442	3.47%
Total interest-bearing deposits	58,118	455	1.57%	59,872	492	1.64%
FHLB advances	17,648	367	4.16%	18,464	418	4.53%
Total interest-bearing liabilities	75,766	822	2.17%	78,336	910	2.32%
Non-interest-bearing deposits	3,201			2,866
Other non-interest-bearing liabilities	1,757			541
Total liabilities	80,724			81,743
Total stockholders’ equity	16,435			16,176
Total liabilities and stockholders’ equity	$97,159			$97,919
Net interest income		$1,737			$1,759
Net interest rate spread(2)			3.16%			3.18%
Net interest-earning assets(3)	$20,308			$18,722
Net interest margin(4)			3.62%			3.62%
Average interest-earning assets to average interest-bearing liabilities	126.8%			123.9%

(1)
Annualized.

(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Year Ended December 31,
	2025			2024
	Average Outstanding Balance	Interest	Average Yield/Rate(1)	Average Outstanding Balance	Interest	Average Yield/Rate(1)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$9,247	$341	3.69%	$10,052	$454	4.52%
Available-for-sale securities	3	—	0.00%	17	—	0.00%
Loans	85,268	4,732	5.55%	82,662	4,307	5.21%
Other	1,357	98	7.22%	1,357	96	7.07%
Total interest-earning assets	95,875	5,171	5.40%	94,088	4,857	5.16%
Non-interest-earning assets	888			1,053
Total assets	$96,763			$95,141
Interest-bearing liabilities:
NOW and money market deposits	$5,180	32	0.61%	$8,165	174	2.13%
Savings deposits	27,838	69	0.25%	28,495	70	0.25%
Certificates of deposit	25,449	856	3.36%	25,504	918	3.60%
Total interest-bearing deposits	58,467	957	1.64%	62,164	1,162	1.87%
FHLB advances	17,431	779	4.47%	12,085	560	4.63%
Total interest-bearing liabilities	75,898	1,736	2.29%	74,249	1,722	2.32%
Non-interest-bearing deposits	4,065			3,976
Other non-interest-bearing liabilities	500			495
Total liabilities	80,463			78,720
Total stockholders’ equity	16,300			16,421
Total liabilities and stockholders’ equity	$96,763			$95,141
Net interest income		$3,435			$3,135
Net interest rate spread(2)			3.11%			2.84%
Net interest-earning assets(3)	$19,977			$19,839
Net interest margin(4)			3.58%			3.33%
Average interest-earning assets to average interest-bearing liabilities	126.3%			126.7%

(1)
Annualized.

(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis
The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.
	Six Months Ended June 30, 2026 vs. 2025			Year Ended December 31, 2025 vs. 2024
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(In thousands)
Interest-earning assets:
Cash and cash equivalents	10	(32)	(22)	(35)	(78)	(113)
Available-for-sale securities	—	—	—	—	—	—
Loans	(41)	(47)	(88)	138	287	425
Other	—	(1)	(1)	—	2	2
Total interest-earning assets	(31)	(80)	(111)	103	211	314
Interest-bearing liabilities:
NOW and money market deposits	4	(5)	(1)	(14)	(128)	(142)
Savings deposits	(2)	0	(2)	(1)	—	(1)
Certificates of deposit	65	(99)	(34)	—	(62)	(62)
Total interest-bearing deposits	67	(104)	(37)	(15)	(190)	(205)
FHLB advances	(3)	(49)	(52)	238	(19)	219
Total interest-bearing liabilities	64	(153)	(89)	223	(209)	14
Change in net interest income	(95)	73	(22)	(120)	420	300
Comparison of Operating Results for the Six Months Ended June 30, 2026 and 2025
General.   Net loss was $18,000 for the six months ended June 30, 2026, a decrease of $274,000, or 107.0%, from net income of $256,000 for the six months ended June 30, 2025. The decrease in net income was primarily attributable to a $245,000, or 16.0%, increase in non-interest expense and a $110,000, or 4.1% decrease in interest and dividend income, offset by an $88,000, or 9.8% decrease in interest expense.
Interest and dividend income.   Interest and dividend income decreased $110,000, or 4.1%, to $2.6 million for the six months ended June 30, 2026 as compared to $2.7 million for the six months ended June 30, 2025. The decrease was due to an $88,000 decline in interest on loans and a $22,000 decline in interest income on interest-bearing deposits in other financial institutions.
Loan interest income decreased $88,000, or 3.6%, to $2.3 million for the six months ended June 30, 2026 as compared to $2.4 million for the six months ended June 30, 2025. The average yield earned on the loan portfolio decreased 11 basis points to 5.55% for the six months ended June 30, 2026 from 5.66% for the six months ended June 30, 2025 primarily due to a decrease in interest rates and the origination of multifamily real estate loans yielding less than the average yield for the loan portfolio, offset by a 36 basis point increase in the average yield on adjustable-rate loans from rate resets. Interest income on cash and cash equivalents decreased $22,000, or 12.2%, to $158,000 for the six months ended June 30, 2026 from $180,000 for the six months ended June 30, 2025. The decrease was due to a decline in the average yield on cash and cash equivalents which offset an increase in the average balances. The average yield on cash and cash equivalents decreased 61 basis points to 3.19% for the six months ended June 30, 2026 from 3.80% for the six months ended June 30, 2025, while the average balance increased $454,000 to $9.9 million from $9.5 million.
Interest expense.   Interest expense decreased $88,000, or 9.7%, to $822,000, for the six months ended June 30, 2026 from $910,000, for the six months ended June 30, 2025, due to a decrease of $51,000 in interest paid on FHLB advances and a decrease of $37,000 in interest paid on deposits.

Interest expense on deposits decreased $37,000, or 7.5%, to $455,000, for the six months ended June 30, 2026 from $492,000, for the six months ended June 30, 2025. The average balance of interest-bearing deposits decreased $1.8 million, or 3.0%, to $58.1 million for the six months ended June 30, 2026 from $59.9 million for the six months ended June 30, 2025. The decrease in the average balance was primarily due to a $1.6 million decrease in the average balance of savings deposits and a $1.7 million decrease in the average balance of NOW and money market deposits, offset by a $1.6 million increase in the average balance of certificates of deposit. The average interest rate paid on interest-bearing deposits declined seven basis points to 1.57% for the six months ended June 30, 2026 from 1.64% for the six months ended June 30, 2025 primarily due to a decline in the average interest rate paid on certificates of deposit to 3.01% for the six months ended June 30, 2026 from 3.47% for the six months ended June 30, 2025. Interest paid on FHLB advances declined $51,000, or 12.2%, to $367,000 for the six months ended June 30, 2026 from $418,000 for the six months ended June 30, 2025. The decline in interest paid on advances was due to an $816,000, or 4.4%, decrease in the average balance of FHLB advances outstanding to $17.6 million for the six months ended June 30, 2026 as compared to $18.5 million for the six months ended June 30, 2025, and a decrease in the average rate paid on FHLB advances to 4.16% as of June 30, 2026 from 4.53% as of June 30, 2025.
Net interest income.   Net interest income decreased $22,000, or 1.3%, to $1.7 million for the six months ended June 30, 2026 from $1.8 million for the six months ended June 30, 2025. Net interest-earning assets increased $1.6 million, or 8.5%, to $20.3 million for the six months ended June 30, 2026 from $18.7 million for the six months ended June 30, 2025. Net interest rate spread decreased two basis points to 3.16% for the six months ended June 30, 2026 from 3.18% for the six months ended June 30, 2025, reflecting a 17 basis point decrease in the average yield on interest-earning assets and a 15 basis point decrease in the average rate paid on interest-bearing liabilities.
The net interest margin remained the same at 3.62% for the six months ended June 30, 2026 and June 30, 2025. The decrease in the average yield on interest earning assets for the six months ended June 30, 2026 compared to the six months ended June 30, 2025 was primarily due to a $68,000 recovery of interest income on the payoff of a non-performing home equity loan during the six months ended June 30, 2025 and a decrease in market interest rates in the fourth quarter of 2025, offset by interest rate increases on the reset of adjustable rate one-to-four-family residential real estate loans. The decrease in the average rate paid on interest-bearing liabilities was due to the reduction of the average interest rate paid on FHLB advances in the six months ended June 30, 2026 compared to the six months ended June 30, 2025.
Provision for (recovery of) credit losses.   Based on management’s analysis of the allowance for credit losses described under “Summary of Critical Accounting Policies” and in Note 1 — Summary of Significant Accounting Policies of the notes to the consolidated financial statements included within this prospectus we recorded no additional provision for (recovery of) credit losses for the six months ended June 30, 2026 and 2025.
The allowance for credit losses was $1.3 million, or 1.53%, of loans outstanding at June 30, 2026 and $1.3 million, or 1.55%, of loans outstanding at June 30, 2025.
We have recorded management’s best estimate of expected losses in the loan portfolio and for unfunded commitments at June 30, 2026. However, future changes in the factors described in the above-referenced sections of this prospectus, including, but not limited to, actual loss experience with respect to our loan portfolio, could result in material increases in our provision for credit losses. In addition, the OCC, as an integral part of our examination process, will periodically review our allowance for credit losses, and as a result of such reviews, may request that we adjust our allowance for credit losses. However, regulatory agencies are not directly involved in establishing the allowance for credit losses as the process is the responsibility of management and any increase or decrease in the allowance is made by management.

Non-interest income.   Non-interest income information is as follows.
	Six Months Ended June 30,		Change
	2026	2025	Amount	Percent
	(Dollars in thousands)
Service charges on deposit accounts	$3	$3	—	—
Other	20	27	(7)	(25.9)%
Total non-interest income	$23	$30	$(7)	(23.3)%
Non-interest income decreased $7,000, or 23.3%, to $23,000 for the six months ended June 30, 2026 from $30,000 for the six months ended June 30, 2025.
Non-interest expense.   Non-interest expense information is as follows.
	Six Months Ended June 30,		Change
	2026	2025	Amount	Percent
	(Dollars in thousands)
Compensation and benefits	$1,025	$956	$69	7.2%
Occupancy and equipment	108	110	(2)	(1.8)%
Data processing	160	169	(9)	(5.3)%
Professional fees	317	143	174	121.7%
Other	168	155	13	8.4%
Total non-interest expense	$1,778	$1,533	$245	16.0%
Non-interest expense increased $245,000, or 16.0%, to $1.8 million for the six months ended June 30, 2026 from $1.5 million for the six months ended June 30, 2025. Compensation and benefits increased $69,000, or 7.2%, due to a general increase in compensation levels. Professional fees increased $174,000, or 121.7% primarily from increased external audit costs in connection with the offering and conversion.
Provision for (recovery of) income taxes.   No income tax expense was recorded for the six months ended June 30, 2026 or 2025 due to the existence of net operating loss carryforwards which offset any income tax expense in each period. The income tax expense which was offset by federal net operating loss carryforward approximated $0 and $5,600 for the six months ended June 30, 2026 and 2025, respectively. The income tax expense which was offset by state net loss deduction carryforward approximated $0 for each of the six months ended June 30, 2026 and 2025.
Comparison of Operating Results for the Years Ended December 31, 2025 and 2024
General.   Net income was $338,000, for the year ended December 31, 2025, an increase of $668,000, or 202.4%, from net loss of $(330,000) for the year ended December 31, 2024. The increase in net income for the year ended December 31, 2025 was primarily attributable to a $314,000 increase in interest income and a $371,000 decrease in non-interest expense.
Interest and dividend income.   Interest and dividend income increased $314,000, or 6.5%, to $5.2 million for the year ended December 31, 2025 compared to $4.9 million for the year ended December 31, 2024. The increase was primarily due to a $425,000 increase in interest income on loans, offset by a $113,000 decrease in interest income on cash and cash equivalents.
Loan interest income increased $425,000, or 9.9%, to $4.7 million for the year ended December 31, 2025 from $4.3 million for the year ended December 31, 2024. The increase was due to a $2.6 million, or 3.2%, increase in the average balance of the loan portfolio to $85.3 million for the year ended December 31, 2025 from $82.7 million for the year ended December 31, 2024, which was primarily due to an increase in the average balance of multifamily and one-to-four-family mortgage loans, partially offset by loan repayments. The average yield earned on the loan portfolio increased 34 basis points to 5.55% for the year ended

December 31, 2025 from 5.21% for the year ended December 31, 2024 as a result of an increase in market interest rates and originations of higher-yielding multifamily real estate loans.
Interest income on cash and cash equivalents decreased $113,000, or 24.9% to $341,000 for the year ended December 31, 2025 from $454,000 for the year ended December 31, 2024. The decrease was due to a decline in the average balance of interest-bearing deposits in other financial institutions in the year ended December 31, 2025 combined with reductions in market interest rates. The average yield on cash and cash equivalents decreased 83 basis points to 3.69% for the year ended December 31, 2025 from 4.52% for the year ended December 31, 2024, while the average balance decreased $805,000 to $9.2 million from $10.0 million.
Interest expense.   Interest expense increased $14,000, or 0.8%, to $1.7 million for the year ended December 31, 2025 from $1.7 million for the year ended December 31, 2024, due to an increase of $219,000 on interest paid on FHLB advances, offset by a decrease of $205,000 in interest on deposits.
Interest expense on deposits decreased $205,000, or 17.6%, to $957,000 for the year ended December 31, 2025 from $1.2 million for the year ended December 31, 2024. The average balance of interest-bearing deposits decreased $3.7 million, or 6.0%, to $58.5 million for the year ended December 31, 2025 from $62.2 million for the year ended December 31, 2024. The decrease in the average balance of deposits was primarily due to a $3.0 million decrease in the average balance of NOW and money market deposits and a $657,000 decrease in the average balance of savings deposits. The average interest paid on interest-bearing deposits declined 23 basis points to 1.64% for the year ended December 31, 2025 from the same period in 2024 primarily due to a decline in the average interest rate paid on certificates of deposit to 3.36% for the year ended December 31, 2025 from 3.60% for the year ended December 31, 2024.
Interest paid on FHLB advances increased $219,000, or 39.1%, to $779,000, for the year ended December 31, 2025 from $560,000, for the year ended December 31, 2024. The increase was due to a $5.3 million increase in the average balance of FHLB advances outstanding to $17.4 million for the year ended December 31, 2025 as compared to $12.1 million for the year ended December 31, 2024, offset by a decrease in the average rate paid on FHLB advances to 4.47% for the year ended December 31, 2025 from 4.63% for the year ended December 31, 2024.
Net interest income.   Net interest income increased $300,000, or 9.6%, to $3.4 million for the year ended December 31, 2025 from $3.1 million for the year ended December 31, 2024. Net interest-earning assets increased $138,000, or 0.7%, to $20.0 million for the year ended December 31, 2025 from $19.8 million for the year ended December 31, 2024. Net interest rate spread increased 27 basis points to 3.11% for the year ended December 31, 2025 from 2.84% for the year ended December 31, 2024, reflecting a 24 basis point increase in the average yield on interest-earning assets and a three basis point decrease in the average rate paid on interest-bearing liabilities.
The net interest margin increased 25 basis points to 3.58% for the year ended December 31, 2025 from 3.33% for the year ended December 31, 2024. The increase in the average yield on interest earning assets for the year ended December 31, 2025 compared to the year ended December 31, 2024 was primarily due to a $68,000 recovery of interest income on the payoff of a non-performing home equity loan and interest rate increases on adjustable rate one-to-four-family real estate loans. The decrease in the average interest rate paid on interest-bearing liabilities was due to the reduction of the average rate paid on FHLB advances and the average rate paid on certificates of deposit in the year ended December 31, 2025 compared to the year ended December 31, 2024.
Provision for (recovery of) credit losses.   Based on management’s analysis of the allowance for credit losses described under “Summary of Critical Accounting Policies” and in Note 1 — Summary of Significant Accounting Policies of the notes to the consolidated financial statements included within this prospectus we recorded no additional provision for (recovery of) credit losses for the year ended December 31, 2025 and 2024.
We have recorded management’s best estimate of expected losses in the loan portfolio and for unfunded commitments at December 31, 2025. However, future changes in the factors described in the above-referenced sections of this prospectus, including, but not limited to, actual loss experience with respect to our loan portfolio, could result in material increases in our provision for credit losses. In addition, the OCC, as an integral part of their examination process, will periodically review our allowance for credit losses, and as a result of such reviews, we may have to adjust our allowance for credit losses. However, regulatory agencies are not directly involved in establishing the allowance for credit losses as the process is the responsibility of management and any increase or decrease in the allowance is made by management.
Non-interest income.   Non-interest income information is as follows.
	Years Ended December 31,		Change
	2025	2024	Amount	Percent
	(Dollars in thousands)
Service charges on deposit accounts	$7	$6	$1	16.67%
Other	47	51	(4)	(7.84)%
Total non-interest income	$54	$57	$(3)	(5.26)%
Non-interest income decreased $3,000, or 5.3%, to $54,000, for the year ended December 31, 2025 from $57,000 for the year ended December 31, 2024.
Non-interest expense.   Non-interest expense information is as follows.
	Years Ended December 31,		Change
	2025	2024	Amount	Percent
	(Dollars in thousands)
Compensation and benefits	$1,951	$1,922	$29	1.51%
Occupancy and equipment	200	234	(34)	(14.53)%
Data processing	343	332	11	3.31%
Professional fees	341	570	(229)	(40.18)%
Other	316	464	(148)	(31.90)%
Total non-interest expenses	$3,151	$3,522	$(371)	(10.53)%
Non-interest expenses decreased $371,000, or 10.5%, to $3.2 million for the year ended December 31, 2025 from $3.5 million for the year ended December 31, 2024. Professional fees decreased $229,000, or 40.2%, due to a non-recurring charge in 2024 of $324,000 for legal fees incurred in a terminated merger transaction. Other non-interest expense decreased $148,000, or 31.9% due to a $168,000 non-recurring write-down on the transfer of mortgage servicing rights in 2024.
Provision for (recovery of) income taxes.   No income tax expense was recorded for the years ended December 31, 2025 or 2024 due to the existence of net operating loss carryforwards which offset any income tax expense in each period. The income tax expense which was offset by federal net operating loss carryforward approximated $32,000 and $13,000 for the years ended December 31, 2025 and 2024, respectively. The income tax expense which was offset by a state net loss deduction carryforward approximated $4,000 and $1,000 for the years ended December 31, 2025 and 2024, respectively.
Management of Market Risk
General.   Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset/Liability Management Committee, consisting of members of our board of directors and senior management, is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors. The board of directors receives a quarterly report from the Asset/Liability Management Committee. We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changes in interest rates.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. These changes are part of our interest rate risk management strategy. The following represent our primary strategies to manage our interest rate risk:

•
managing our reliance on non-core/wholesale funding sources;

•
purchasing adjustable-rate one-to-four-family residential mortgage loans;

•
supplementing our commercial real estate and multifamily loan portfolios with shorter term, higher yielding loans; and

•
growing our volume of transaction deposit accounts.

By following these strategies, we believe that we are better positioned to react to increases in market interest rates.
We do not engage in hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage-backed securities.
Net interest income.   We analyze our sensitivity to changes in interest rates through a net interest income model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we incur on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a 12-month period. We then calculate what the net interest income would be for the same period under the assumptions that the United States Treasury yield curve increases or decreases instantaneously in 100 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 1% to 2% would mean, for example, a 100 basis points increase in the “Change in Interest Rates” column below.
The table below sets forth, as of June 30, 2026, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve.
	At June 30, 2026
Change in Interest Rates(1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
+200 basis points	4,033	8.83%
+100 basis points	3,874	4.53%
----	3,706	—
-100 basis points	3,676	(0.81)%
-200 basis points	3,633	(1.97)%

(1)
Assumes an immediate uniform change in interest rates at all maturities.

The table above indicates that at June 30, 2026, in the event of an instantaneous parallel 100 basis point decrease in interest rates, we would have experienced a 0.81% decrease in net interest income, and in the event of an instantaneous 100 basis point increase in interest rates, we would have experienced a 4.53% increase in net interest income.
Economic value of equity.   We also compute amounts by which the net present value of our assets and liabilities (economic value of equity or “EVE”) would change in the event of a range of assumed changes in market interest rates. This model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. The model estimates the economic value of each type of asset, liability and off-balance sheet contract under the assumptions that the United States Treasury yield curve increases or decreases instantaneously by 100 and 200 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.

The table below sets forth, as of June 30, 2026, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve.
	At June 30, 2026
Change in Interest Rates(1)	Estimated EVE(2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets(3)
		Amount	Percent	EVE Ratio(4)	Increase (Decrease) (basis points)
	(Dollars in thousands)
+200 basis points	$18,271	$(425)	(2.27)%	20.01%	19
+100 basis points	$18,571	$(125)	(0.67)%	20.01%	19
----	$18,696		—	19.82%	—
-100 basis points	$18,759	$63	0.34%	19.57%	(25)
-200 basis points	$18,701	$5	0.03%	19.21%	(61)

(1)
Assumes an immediate uniform change in interest rates at all maturities.

(2)
EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)
Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)
EVE Ratio represents EVE divided by the present value of assets.

The table above indicates that at June 30, 2026, in the event of an instantaneous parallel 100 basis point decrease in interest rates, we would have experienced a 0.34% increase in the economic value of equity, and in the event of an instantaneous 100 basis point increase in interest rates, we would have experienced a 0.67% decrease in the economic value of equity.
Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net interest income and economic value of equity tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net interest income and EVE tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on net interest income and EVE and will differ from actual results. Furthermore, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Additionally, certain assets, such as adjustable-rate loans, have features that restrict changes in interest rates both on a short-term basis and over the life of the asset.
Interest rate risk calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.
Liquidity and Capital Resources
Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds from calls, maturities and sales of securities. We also have the ability to borrow from the Federal Home Loan Bank of Chicago. At June 30, 2026, borrowings consisted of $16.5 million of advances from the FHLB of Chicago, and we had the ability to borrow an additional $32.7 million under our credit facility with the FHLB of

Chicago. At both December 31, 2025 and December 31, 2024, we had $18.0 million of FHLB of Chicago advances outstanding.
We also have the ability to acquire up to 10% of total assets ($9.7 million as of June 30, 2026) in reciprocal or brokered deposits from an FDIC-insured-deposit placement service and can also acquire certificates of deposit through a non-brokered direct-deposit CD listing service. There were no deposits acquired under these arrangements at June 30, 2026.
While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents which include interest-bearing deposits in other financial institutions. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period. At June 30, 2026 cash and cash equivalents totaled $10.4 million.
Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities.
For the six months ended June 30, 2026, net cash provided by operating activities of $133,000, and $2.6 million cash provided by investing activities and less $913,000 cash used in financing activities resulted in a $1.8 million increase in cash and cash equivalents. For the twelve months ended December 31, 2025, net cash used in operating activities of $112,000, and $1.1 million used in investing activities, and $30,000 used in financing activities resulted in a $1.3 million decrease in cash and cash equivalents . Investing activities generally consist primarily of disbursements for loan originations and principal collections on loans. Financing activities are generally activity in deposit accounts and FHLB advances.
We do not currently anticipate any material capital expenditures in 2026 and we do not have any balloon or other payments due to any obligations other than the FHLB advances noted above.
We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience, current pricing strategy and regulatory restrictions, we anticipate that a substantial portion of maturing time deposits will be retained, and that we can supplement our funding with borrowings in the event that we allow these deposits to run off at maturity.
At June 30, 2026, Mutual Federal Bank exceeded all of its regulatory capital requirements and was classified as “well capitalized” for regulatory capital purposes. See “Historical and Pro Forma Regulatory Capital Compliance”, Note 11 — Capital Requirements and Restrictions on Retained Earnings of the Notes to our interim consolidated financial statements and Note 12 — Capital Requirements and Restrictions on Retained Earnings of the Notes to our annual consolidated financial statements in this prospectus for more information.
Off-Balance Sheet Arrangements and Aggregate Contractual Obligations
Commitments.   As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. At June 30, 2026, we had outstanding commitments to borrowers of approximately $300,000, and unused home equity lines of credit of $1.4 million. We anticipate that we will have sufficient funds available to meet our current lending commitments. We do not have any other off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity or capital resources that is material to investors.
Time deposits that are scheduled to mature in one year or less from June 30, 2026 totaled $27.0 million. Management expects that a substantial portion of the maturing time deposits will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize Federal Home Loan Bank of Chicago advances or other borrowings, which may result in higher levels of interest expense.

Contractual obligations.   In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include data processing services, operating leases for office equipment, agreements with respect to borrowed funds and deposit liabilities.
Recent Accounting Pronouncements
See Note 1 — Summary of Significant Accounting Policies to the consolidated financial statements included within this prospectus for a description of recent accounting pronouncements that may affect our financial condition and results of operations.
Impact of Inflation and Changing Prices
The consolidated financial statements and related data presented herein have been prepared in accordance with U.S. GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF MUTUAL FEDERAL BANCORP
Mutual Federal Bancorp, a federal corporation headquartered in Chicago, Illinois, was formed in 2006 to serve as the mid-tier holding company for Mutual Federal Bank upon the completion of Mutual Federal Bank’s mutual holding company reorganization and minority offering. Mutual Federal Bancorp’s common stock is quoted on the OTCID Market under the symbol “MFDB.” Mutual Federal Bancorp conducts its operations primarily through its wholly owned subsidiary, Mutual Federal Bank. Mutual Federal Bancorp manages its operations as one unit, and thus does not have separate operating segments. At June 30, 2026, Mutual Federal Bancorp had consolidated assets of $96.6 million, deposits of $61.9 million and stockholders’ equity of $16.3 million.
On November 2, 2001, Mutual Federal Bank completed its reorganization into the mutual holding company structure and subsequently formed Mutual Federal Bancorp and completed its related minority stock offering in April of 2006. In connection with its 2006 initial stock offering, Mutual Federal Bancorp sold 1,091,062 shares of common stock to the public at $10.00 per share, representing 30% of its outstanding shares of common stock, and issued an additional 2,545,813 shares of common stock, or 70% of its then-outstanding shares of common stock, to Mutual Federal, MHC, which had previously been organized as a federally-chartered mutual holding company.
Upon completion of the conversion described herein, MFB Bancorp will become the new holding company of Mutual Federal Bank and will succeed to all of the business and operations of Mutual Federal Bancorp and Mutual Federal, MHC, which will cease to exist upon completion of the conversion. The conversion will be accomplished by the merger of Mutual Federal, MHC with and into Mutual Federal Bancorp, with Mutual Federal Bancorp surviving the merger, to be followed immediately by a merger of Mutual Federal Bancorp with and into MFB Bancorp, with MFB Bancorp as the surviving entity.
As part of the conversion, MFB Bancorp will receive the cash held by Mutual Federal, MHC, Mutual Federal Bancorp and the net proceeds it retains from the offering. A portion of the net proceeds will be used to fund a loan to the ESOP. MFB Bancorp intends to use the support staff and office of Mutual Federal Bank and will pay Mutual Federal Bank for these services. If MFB Bancorp expands or changes its business in the future, it may hire its own employees.
MFB Bancorp intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds from the Offering.” In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.
The executive office of Mutual Federal Bancorp is located at 2212 West Cermak Road, Chicago, IL 60608, and its telephone number is (312) 447-5200. Mutual Federal Bancorp is subject to comprehensive regulation and examination by the Federal Reserve.

BUSINESS OF MUTUAL FEDERAL BANK
General
Mutual Federal Bank is a federally chartered savings and loan association headquartered in Chicago, Illinois, and the Chicago MSA is our primary market area for deposits and loans. We are a community-oriented bank offering a variety of financial products and services to meet the needs of our customers. We believe that our community orientation and personalized service distinguishes us from larger banks that operate in our market area.
From our founding in 1905, we have operated as a traditional thrift institution, offering primarily residential mortgage, multifamily and commercial real estate loans and savings accounts. We remain committed to our local community and intend to continue to be a significant real estate mortgage lender in our market areas subject to market conditions and the interest rate environment.
Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one-to-four-family residential real estate loans, multi-family loans and commercial real estate loans. We also invest in debt securities, which have historically consisted of mortgage-backed securities issued by U.S. government sponsored enterprises and U.S. government and agency securities. We offer a variety of deposit accounts, including checking accounts, passbook and statement savings accounts, money market accounts and certificate of deposit accounts. We also borrow funds, primarily from the Federal Home Loan Bank of Chicago, to fund our operations as necessary.
Our executive office is located at 2212 West Cermak Road, Chicago, IL 60608, and our telephone number at this address is (312) 447-5200. Our website address is www.mutualfederalbank.com. Information on our website is not and should not be considered a part of this prospectus.
Market Area and Competition
Our market area consists of Cook County and certain contiguous counties, located in Northeast Illinois and including the city of Chicago. With an estimated 2025 population of 5.0 million residents, Cook County is the most populous county in Illinois and the second most populous county in the United States after Los Angeles County, California. More than 40.0% of all residents of Illinois live in Cook County. The county seat of Cook County is the city of Chicago, which is the most populous city in Illinois and the third most populous city in the United States. Cook County also serves as the economic center of the Chicago MSA.
The Chicago MSA had an estimated 2025 population of approximately 9.4 million. The Chicago MSA has one of the world’s largest and most diversified economies, with more than five million employees. The region is also home to more than 400 major corporate headquarters, including over 30 in the Fortune 500. The largest of such companies include Archer Daniels Midland, Deere, Allstate, AbbVie, United Airlines Holdings, Abbott Laboratories, Mondelez International, US Foods Holding Corp., Kraft Heinz, McDonald’s and Exelon. The Chicago area is also home to a number of the nation’s leading research universities, including the University of Chicago, Northwestern University, University of Illinois Chicago, DePaul University and Loyola University Chicago.
Cook County’s population has declined 4.6% since 2020, compared to the national population growth of 1.9% and the state’s decrease of 2.6% during this five-year period. The population in Cook County is projected to decrease 2.6% over the next five years to 4.9 million residents in 2030. The net population outmigration will continue to weigh on consumer demand and the strength of job and income gains. Cook County’s unemployment rate of 5.7% in 2025 was above the national rate of 4.2% and the state’s unemployment rate of 5.0%. Illinois’s economy returned to its pre-pandemic level of employment in late 2023, though growth has slowed further behind the below-average Midwestern pace. The breadth of job creation across industries has narrowed, which is consistent with the national picture. Strengthening in health care, government and leisure and hospitality has kept the job market afloat amid job losses in professional and business services and manufacturing, and flattening in other parts of the economy. Nonfarm payrolls in Illinois increased to a record high of approximately $6.2 million in 2025.

We face competition within our market area both in making loans and attracting deposits. Our market area has a concentration of financial institutions that include large money center and regional banks, community banks and credit unions. We also face competition from savings institutions, mortgage banking firms, consumer finance companies and credit unions and, with respect to deposits, from money market funds, brokerage firms, mutual funds and insurance companies. We also compete with fintech and internet banking companies. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking.
Lending Activities
General.   Our lending activity consists primarily of purchasing and to a lesser extent originating one-to-four-family residential real estate loans along with originating multifamily loans and commercial real estate loans. Subject to market conditions, we intend to increase commercial real estate and multifamily real estate loan origination in order to increase the overall yield earned on our loans and manage interest rate risk.
Loan portfolio composition.   The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. We had no loans held for sale at June 30, 2026, December 31, 2025 or December 31, 2024, respectively.
	At June 30, 2026		At December 31,
			2025		2024
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate:
One-to-four-family residential	$65,302	78.1%	$70,692	82.0%	$72,581	85.2%
Multifamily	14,141	16.9%	12,959	15.0%	9,650	11.3%
Commercial real estate	4,170	5.0%	2,550	3.0%	2,978	3.5%
Total loans	83,613	100.0%	86,201	100.0%	85,209	100.0%
Deferred loan (fees) costs, net	134		98		(101)
Allowance for credit losses	(1,276)		(1,276)		(1,318)
Total loans, net	$82,471		$85,023		$83,790
Loan portfolio maturities.   The following table sets forth the contractual maturities of our total loan portfolio at June 30, 2026. Overdraft loans are reported as being due in one year or less. The table presents contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.
	One-to-Four Family Residential	Multifamily	Commercial Real Estate
	(In thousands)
Amounts due in:
One year or less	$1,837	$4,005	$861
After one through five years	1,692	9,033	2,200
After five through 15 years	2,582	1,103	1,109
More than 15 years	59,191	—	—
Total	$65,302	$14,141	$4,170
The following table sets forth our fixed and adjustable-rate loans at June 30, 2026 that are contractually due after December 31, 2026. Our balloon loans are included as fixed-rate loans for purposes of this table.

	Due After December 31, 2026
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One-to-four-family residential	$9,394	$55,694	$65,088
Multifamily	$12,222	—	$12,222
Commercial real estate	$3,061	$1,109	$4,170
Total loans	$24,677	$56,803	$81,480
One-to-four-family residential real estate lending.   At June 30, 2026, we had $65.3 million of loans secured by one-to-four-family residential real estate loans representing 78.1% of our total loan portfolio. We invest in both fixed-rate and adjustable-rate one-to-four-family residential real estate loans. At June 30, 2026, $55.7 million, or 85.6%, of our one-to-four-family residential real estate loans were adjustable-rate loans, and $9.4 million, or 14.4%, of such loans were fixed-rate loans.
Our fixed-rate one-to-four-family residential real estate loans typically have terms of up to 30 years and are generally underwritten according to Fannie Mae guidelines when the loan balance meets such guidelines, and we refer to loans that conform to such guidelines as conforming loans. We generally purchase both fixed-and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limit.
Our adjustable-rate one-to-four-family residential real estate loans carry terms to maturity ranging up to 30 years and generally have fixed rates for initial terms of five years, although we offer terms of one, three, five, seven or ten years. After the initial fixed term, the interest rate on adjustable-rate real estate loans is reset every year based upon a contractual spread or margin above the average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published weekly by the Federal Reserve, subject to periodic and lifetime limitations on interest rate changes. All of our traditional adjustable-rate real estate loans have initial and periodic caps of two percentage points. Generally adjustable-rate real estate loans with initial fixed-rate periods of one, three and five years have a cap of six percent for the life of the loan. Adjustable-rate real estate loans with initial fixed-rate periods of seven and ten years generally have a cap of five percent over the life of the loan. Many of the borrowers who select these loans have shorter-term credit needs than those who select long-term fixed-rate real estate loans.
Adjustable-rate real estate loans generally present different credit risks than fixed-rate real estate loans primarily because the underlying debt service payment of the borrowers increases as interest rates increase thereby increasing the potential for default.
We generally do not offer interest only real estate loans on permanent one-to-four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not have a subprime lending program for one-to-four-family residential real estate loans (i.e., loans that generally target borrowers with weakened credit histories).
Generally, residential real estate loans that we originate contain due-on-sale clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. All borrowers are required to obtain title insurance for the benefit of Mutual Federal Bank. We also require that borrowers carry homeowner’s insurance and fire and casualty insurance and, where circumstances warrant, flood insurance on properties securing real estate loans.
Commercial real estate lending.   Consistent with our strategy to grow our loan portfolio and increase our yield, we continually seek out opportunities to extend prudently underwritten commercial real estate loans. At June 30, 2026, we had $4.2 million in commercial real estate loans, representing 5.0% of our total loan portfolio. Our commercial real estate loans are generally secured by residential and mixed use properties in the Chicago MSA. At June 30, 2026, $2.4 million of our commercial real estate portfolio was secured by non-owner-occupied commercial real estate.

Our commercial real estate loans generally are fixed rate, have initial terms of five years and amortization periods of up to 30 years, with a balloon payment due at the end of the initial term. The maximum loan-to-value ratio of our commercial real estate loans is generally 75% of the lower of cost or appraised value of the property securing the loan.
The following table presents the commercial real estate portfolio by industry sector at June 30, 2026.
	Loans by Industry Sector
	As of June 30, 2026
	Balance	Percentage of Total
	(Dollars in thousands)
Commercial real estate loans:
Owner occupied real estate:
Retail	$207	5.0%
Mixed-use	$860	20.6%
Office and warehouse	$662	15.9%
Total owner-occupied real estate	$1,729	41.5%
Non-owner-occupied real estate:
Mixed use	$2,441	58.5%
Total non-owner-occupied real estate	$2,441	58.5%
Total commercial real estate loans	$4,170	100.00%
We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). We generally require a debt service ratio of at least 1.20x. Collateral property securing commercial real estate loans is appraised by outside independent appraisers.
Personal guarantees are generally obtained from the principals of commercial real estate borrowers which are not natural persons. We require property and casualty insurance and flood insurance if the property is determined to be in a flood zone area.
Multifamily real estate loans.   At June 30, 2026, multifamily real estate loans were $14.1 million, or 16.9%, of our total loan portfolio. Our multifamily real estate loans are generally secured by residential properties consisting of five or more rental units in our market area. Our multifamily real estate loans generally have fixed rates, initial terms of five years and amortization periods of up to 30 years, with a balloon payment due at the end of the initial term. As of June 30, 2026, 100% of our multifamily real estate loans are secured by properties located within our primary lending markets in the Chicago MSA.
At June 30, 2026, the average loan size of our multifamily real estate loans was $430,000 and the largest of such loans was a $1.2 million loan secured by mixed use property located in Flossmoor, Illinois. This loan was performing in accordance with its repayment terms at June 30, 2026.
In originating multifamily real estate loans, we consider our underwriting guidelines, which include a number of factors, including the projected net collateral cash flow to the loan’s debt service requirement (generally requiring a minimum of 1.20x coverage), the age and condition of the collateral, the financial resources and income level of the borrower/guarantor and the borrower’s experience in owning or managing similar properties. Multifamily real estate loans are generally originated in amounts up to 80% of the appraised value or the purchase price of the property securing the loan, whichever is lower. When circumstances warrant, guarantees are obtained from multifamily real estate customers. In addition, the borrower’s and guarantor’s financial information on such loans is monitored on an ongoing basis by requiring periodic financial statement updates. Underwriting for any purchased multifamily loans would be the same as for those internally originated.

Loan Underwriting Risks
Commercial real estate and multifamily real estate loans.   Loans secured by commercial and multifamily real estate generally have larger balances and involve a greater degree of risk than one-to-four-family residential real estate loans. The primary concerns in commercial and multifamily real estate lending are the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. Continued uncertainty or weakness in economic conditions may impair a borrower’s business operations and lead to existing lease turnover. Vacancy rates for retail, office and industrial space may increase which could result in rents falling. The combination of these factors could result in deterioration in the fundamentals underlying the commercial real estate market and the deterioration in value of some of our loans, especially in industries that have been particularly adversely impacted by long-term work-from-home arrangements, including retail stores and office buildings, for example. To monitor cash flows on income properties, we require borrowers and loan guarantors to provide annual financial statements on commercial real estate loans in excess of $350,000. In reaching a decision on whether to make a commercial or multifamily real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability, and the value of the underlying property. A Phase I environmental site assessment is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.
If we foreclose on a commercial or multifamily real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial and multifamily real estate loans can be unpredictable and substantial.
Residential construction loans.   We may offer construction loans, primarily to individuals for the construction of their primary residences. At June 30, 2026 we had no construction loans outstanding. Generally, construction loans are interest only loans that provide for the payment of interest during the construction phase, which is usually 12 months. At the end of the construction phase, the loan may convert to a permanent mortgage loan or the loan may be paid in full. Construction loans can generally be made with a maximum loan-to-value ratio of 85% of the appraised market value upon completion of the project. Before making a commitment to fund a construction loan, we acquire an appraisal of the property by an independent licensed appraiser and title insurance. We also generally require inspections of the property before disbursements of funds during the term of the construction loan. Underwriting is focused on the borrowers’ financial strength, credit history and their contractor’s demonstrated ability to produce and timely deliver a quality product.
Construction lending involves additional risks when compared with permanent lending because funds are advanced upon the security of the project, which is of uncertain value prior to its completion. These loans often involve the disbursement of substantial funds with repayment primarily dependent on the completion of the ultimate property and the ability of the borrower to obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment/refinance of the loan upon completion of construction and may incur a loss.
One-to-four-family non-owner occupied residential real estate loans.   One-to-four-family non-owner occupied residential real estate loans are subject to some of the same risks as our commercial real estate and multifamily real estate loans, in that they depend on the borrower’s creditworthiness and the feasibility and cash flow potential of the collateral. Such loans are also subject to similar risks with respect to foreclosures and subsequent operations of the property and resale.
Balloon loans.   Although balloon mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they may reprice at the end of the term, subject to renegotiation of rate and terms at maturity, the ability of the borrower to renew or repay the loan and the marketability of the underlying collateral may be adversely affected if real estate values decline prior to the expiration of the term of the loan or in a rising interest rate environment.
Adjustable-rate loans.   Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by our maximum periodic and lifetime rate adjustments. Moreover, the interest rates on some of our adjustable-rate loans do not adjust for up to ten years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.
Originations and Purchases of Loans
Lending activities consisting of the underwriting and origination of one-to-four-family, multifamily residential and commercial real estate loans and underwriting for the purchase of one-to-four-family residential loans are conducted by our loan personnel operating at our main office location. We also obtain referrals from existing or past customers and from real estate brokers, builders and attorneys. All loans that we originate are underwritten pursuant to our approved policies and procedures. We originate both adjustable-rate and fixed-rate loans. Our ability to originate fixed or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by current market interest rates as well as anticipated future market interest rates. Our loan origination activity may be adversely affected by a rising interest rate environment, which typically results in decreased loan demand.
From time to time we purchase whole owner-occupied one-to-four-family residential loans from third parties, primarily other financial institutions. Purchased loans are underwritten according to our approved lending policy and procedures. Additionally, from time to time we may purchase or sell participation interests in loans. We underwrite our participation interest in loans that we are purchasing according to our own approved underwriting policies and procedures. At June 30, 2026, we had no purchased loan participation interests and at that date we carried no loans for which we had sold a participation interest. At June 30, 2026, we had $13.9 million of purchased one-to-four-family residential loans.
In purchasing one-to-four-family residential loans, we consider our underwriting policies, procedures and guidelines. Decisions on loan purchases are made on the basis of detailed documentation obtained from the prospective seller, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers. The loan documentation is designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items are verified through use of credit reports, bank statements and tax returns. Our future loan purchase activity may be adversely affected by various macroeconomic conditions affecting overall loan demand, as well as by conditions reducing originators’ appetite for selling loans with yields and risk metrics acceptable to us.
Loan Approval Procedures and Authority
Pursuant to applicable federal law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of our capital. This limit may be increased by 10% of capital if the excess is secured by readily-marketable collateral. At June 30, 2026, based on the 15% limitation, our loans-to-one-borrower limit was approximately $2.6 million. At June 30, 2026, our largest loan relationship with one borrower totaled $2.3 million, which was secured by one-to-four-family residential real estate, with the underlying loans performing in accordance with their original terms on that date. The dollar value of our loans-to-one borrower limitation will increase following the completion of the stock offering due to the additional capital Mutual Federal Bank will receive.
All loan approval amounts are based on the aggregate loans, including total balances of outstanding loans and the proposed loan to the individual borrower and any related entity. Our loan committee, which consists of three board members and our chief executive officer, can approve loans up to $1.72 million, and loans in excess of $1.72 million require the approval of our full board of directors.

Delinquencies and Asset Quality
Delinquency procedures.   When a loan payment becomes 10 days past due, we contact the customer by mailing a late notice, and loan officers may contact their customers. If a loan payment becomes 45 days past due, we mail an additional late notice and a loan-specific letter written by a collection representative, and we also place telephone calls or send emails to the borrower. These loan collection efforts continue until a loan becomes 90 days past due, at which point we would refer the loan for foreclosure proceedings unless management determines that it is in the best interest of Mutual Federal Bank to work further with the borrower to arrange a workout plan. The foreclosure process for residential mortgages would begin when a loan becomes 120 days delinquent. From time to time we may accept deeds in lieu of foreclosure.
Loans past due and non-performing assets.   Loans are reviewed on a regular basis. Loans that do not share common risk characteristics with other loans are evaluated individually and are not included in a collective analysis. The allowance for credit losses on loans that are individually evaluated may be estimated based on their expected cash flows, or, in the case of loans for which repayment is expected substantially through the operation or sale of collateral when the borrower is experiencing financial difficulty, may be measured based on the fair value of the collateral less estimated costs to sell. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method.
When we acquire real estate as a result of foreclosure, the real estate is classified as real estate owned. Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell at the date of foreclosure, establishing a new cost basis. Any excess of the recorded value of the loan satisfied over the new cost basis of the property is charged against the allowance for credit losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated cost to sell. Reductions in the carrying amount of real estate owned from periodic valuation are recorded to a valuation allowance and current period expense from real estate owned. Income and expenses from operations are included in net expenses from real estate owned.
Loan modifications.   Loans modified for borrowers experiencing financial difficulties occur when we grant borrowers loan modifications that we would not consider but for economic or legal reasons pertaining to the borrower’s financial difficulties. These concessions typically include a modification of loan terms such as a reduction of the interest rate to below market terms, capitalizing past due interest or extending the maturity date. We identify loans for potential modifications related to borrowers experiencing financial difficulty primarily through direct communication with the borrower and evaluation of the borrower’s financial statement, revenue projections, tax returns and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future. Interest income on restructured loans is accrued after the borrower demonstrates the ability to pay under the restructured terms through a sustained period or repayment performance, which is generally at least six consecutive months. We did not modify any loans to borrowers experiencing financial difficulty in the six months ended June 30, 2026 and 2025 and the twelve months ended December 31, 2025 and 2024. We closely monitor the performance of loans that are modified for borrowers experiencing financial difficulty to understand the effectiveness of our modification efforts.
Delinquent loans.   The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

				At December 31,
	At June 30, 2026			2025			2024
	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days or More Past Due	30 – 59 Days Past Due	60 – 89 Days Past Due	Non- accrual Loans	30 – 59 Days Past Due	60 – 89 Days Past Due	Non- accrual Loans
	(In thousands)
Real estate Loans:
One-to-four-family	$3,015	$84	$928	$1,516	$845	$1,140	$1,293	$554	$2,027
Multifamily	—	—	—	—	—	$60	—	—	$68
Commercial real estate	—	—	—	—	—	—	—	—	—
Total	$3,015	$84	$928	$1,516	$845	$1,200	$1,293	$554	$2,095
Total delinquent loans increased $466,000, or 13.1%, to $4.0 million at June 30, 2026, from $3.6 million at December 31, 2025, due primarily to the addition of one loan relationship which was current as of July 31, 2026. As of June 30, 2026 and as of December 31, 2025 and 2024, there were no loans over 90 days past due and still accruing.
Non-performing assets.   The following table sets forth the amounts and categories of our non-performing assets.
	At June 30 2026	At December 31,
		2025	2024
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One-to-four-family residential	$928	$1,140	$2,027
Multifamily	—	$60	$68
Commercial real estate	—	—	—
Total non-accrual loans	$928	$1,200	$2,095
Accruing loans past due 90 days or more	—	—	—
Total non-performing assets	$928	$1,200	$2,095
Total non-performing assets to total loans	1.11%	1.39%	2.46%
Total non-accruing loans to total loans	1.11%	1.39%	2.46%
Total non-performing assets to total assets	0.96%	1.23%	2.16%
Total non-accrual loans decreased $272,000 to $928,000 at June 30, 2026 from $1.2 million at December 31, 2025. The decrease in non-accrual loans was primarily related to one borrowing relationship that maintained current payments for an appropriate period of time and was reclassified as a current loan.
Classified assets.   Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allocation of the allowance for credit losses is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.
We had $928,000 in loans classified as substandard, doubtful, loss or special mention at June 30, 2026, $1.6 million at December 31, 2025 and $2.8 million at December 31, 2024.

Allowance for Credit Losses
Allowance for credit losses on loans.   The allowance for credit losses on loans is established through a provision for credit losses in the consolidated statements of operations. Loan losses are charged against the allowance for the difference between the carrying value of the loan and the estimated net realizable value or fair value of the collateral, if collateral dependent, when management believes that the collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.
The allowance represents management’s current estimate of expected credit losses over the contractual term of loans, and is recorded at an amount that, in management’s judgment, reduces the recorded investment in loans to the net amount expected to be collected. No allowance for credit losses is recorded on accrued interest receivable and amounts written-off are reversed by an adjustment to interest income. Management’s judgment in determining the level of the allowance is based on evaluations of historical loan losses, current conditions and reasonable and supportable forecasts relevant to the collectability of loans. The Scaled CECL Allowance for Loan Losses Estimator (“SCALE”) method is used by management to estimate the allowance. The SCALE method uses publicly available regulatory data to derive initial proxy expected lifetime loss rates. Management uses subjective judgment to adjust those proxy expected lifetime loss rates, as necessary to reflect the Company’s historical loss experience, current loan portfolio composition, credit quality trends, concentrations and other Company-specific facts and circumstances.
Management’s estimate of the allowance for credit losses on loans that are collectively evaluated also includes a qualitative assessment of available information relevant to assessing collectability that is not captured in the loss estimation process. This includes forecasts that are reasonable and supportable concerning expectations of future economic conditions. The reasonable and supportable forecast period is 24 months. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.
These qualitative risk factors include:

•
Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

•
Changes in the value of underlying collateral for collateral dependent loans.

•
Nature and volume of the portfolio and terms of loans.

•
Volume and severity of past due, classified and nonaccrual loans as well as loan modifications.

•
Existence and effect of any concentrations of credit and changes in the level of such concentrations.

•
Experience, ability, and depth of lending department management and other relevant staff.

•
Quality of loan review and board of directors’ oversight.

•
The effect of other external factors such as competition, legal and regulatory requirements.

•
Changes in national and local economic conditions related to unemployment, house price index, and gross domestic product.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for credit losses calculation for our loan portfolio.
The evaluation also considers the following risk characteristics of each loan portfolio segment:

•
One-to-four-family residential real estate loans carry risks associated with the continued creditworthiness of the borrower and changes in the value of the collateral.

•
Commercial real estate loans carry risks associated with the successful operation of a business or a real estate project, in addition to other risks associated with the ownership of real estate, because repayment of these loans may be dependent upon the profitability and cash flows of the business or project.

•
Multifamily real estate loans are generally secured by properties consisting of five or more rental units in our market area. Our multifamily real estate loans generally have fixed rates, initial terms of five years and amortization periods of up to 30 years, with a balloon payment due at the end of the initial term. All of our multifamily real estate loans are secured by properties located within our primary lending markets in the metropolitan Chicago MSA.

•
Construction loans carry risks that the project may not be finished according to schedule, the project may not be finished according to budget, and the value of the collateral may, at any point in time, be less than the principal amount of the loan. Construction loans also bear the risk that the general contractor, who may or may not be a loan customer, may be unable to finish the construction project as planned because of financial pressure or other factors unrelated to the project.

Loans that do not share common risk characteristics with other loans are evaluated individually and are not included in the collective analysis. The allowance for credit losses on loans that are individually evaluated may be estimated based on their expected cash flows, or, in the case of loans for which repayment is expected substantially through the operation or sale of collateral when the borrower is experiencing financial difficulty, may be measured based on the fair value of the collateral less estimated costs to sell. In addition, the OCC periodically reviews our allowance for credit losses and as a result of such reviews, we may have to adjust our allowance for credit losses or recognize further loan charge-offs.
The following table sets forth activity in our allowance for credit losses for the periods indicated.
	For the Six Months Ended June 30,		For the Years Ended December 31,
	2026	2025	2025	2024
	(Dollars in thousands)
Allowance for credit losses at beginning of period	$1,276	$1,318	$1,318	$1,307
Provision for (recovery of) credit losses	—	—	—	—
Charge-offs	—	—	42	1
Recoveries	—	—	—	12
Allowance for credit losses at end of period	$1,276	$1,318	$1,276	$1,318
Allowance to non-accrual loans	137.5%	64.8%	106.3%	62.9%
Allowance to total loans outstanding at the end of the period	1.53%	1.55%	1.48%	1.55%
Net (charge-offs) recoveries to average loans outstanding during the period	—	—	(0.05)%	0.02%
Allowance for credit losses on unfunded commitments.   We record an allowance, reported in accrued interest payable and other liabilities in the consolidated statement of financial condition, for expected credit losses on commitments to extend credit that are not unconditionally cancelable by Mutual Federal Bank. The allowance for unfunded commitments is measured based on the principles utilized in estimating the allowance for credit losses on loans and an estimate of the amount of unfunded commitments expected to be advanced. Changes in the allowance for unfunded commitments are recorded through the provision for credit losses.
Allowance for credit losses on available-for-sale (“AFS”) securities.   Prior to implementation of CECL, unrealized losses on AFS debt securities caused by a credit event would require the direct write-down of the AFS security through the other-than-temporary impairment approach; however, the new standard requires credit losses to be presented as an allowance for credit losses (“ACL”). We are still required to conduct an impairment evaluation on AFS securities to determine whether we have the intent to sell the security or it is more likely than not that it will be required to sell the security before recovery. If these situations apply, the guidance continues to require us to reduce the security’s amortized cost basis down to its fair value through earnings. We also evaluate the unrealized losses on AFS securities to determine if a security’s decline in fair value below its amortized cost basis is due to credit factors. The evaluation is based upon factors such as the creditworthiness of the underlying borrowers, performance of the underlying collateral, if applicable, and the level of credit support in the security structure. Management also evaluates other factors and circumstances that may be indicative of a decline in the fair value of the security due to a credit factor. This includes, but is not limited to, the extent to which fair value is less than amortized cost, the current interest rate environment, changes to rating of security or security issuer, and adverse conditions specifically related to the security among other factors. If this assessment indicates that a credit loss exists, the present value of the expected cash flows of the security is compared to the amortized cost basis of the security. If the present value of the cash flows expected to be collected is less than the amortized cost, an ACL is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis under the CECL standard, and declines due to non-credit factors are recorded in accumulated other comprehensive income (“AOCI”), net of taxes. If a credit loss is recognized in earnings, subsequent improvements to the expectation of collectability will be recognized through the ACL. If the fair value of the security increases above its amortized cost, the unrealized gain will be recorded in AOCI, net of taxes, in the consolidated statement of financial condition. Accrued interest receivable on AFS securities is excluded from the estimate of credit losses.
Allocation of allowance for credit losses.   The following table sets forth the allowance for credit losses allocated by loan category, the percent of the allowance in each category to the total allocated allowance and the percentage of loans in each category to total loans at the dates indicated. The allowance for credit losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.
				At December 31,
	At June 30, 2026			2025			2024
	Allowance for Credit Losses	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Allowance for Credit Losses	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Allowance for Credit Losses	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate:
One-to-four-family residential	$1,120	87.77%	95.0%	$1,120	87.77%	97.0%	$1,162	88.16%	96.5%
Commercial real estate	156	12.23%	5.0%	156	12.23%	3.0%	156	11.84%	3.5%
Total Allocated Allowance	$1,276	100.00%	100.00%	$1,276	100.00%	100.00%	1,318	100.00%	100.00%
Unallocated allowance	—	0.00%	0.00%	—	0.00%	0.00%	—	0.00%	0.00%
Total allowance for credit losses	$1,276	100.00%	100.00%	$1,276	100.00%	100.00%	1,318	100.00%	100.00%
Investment Activities
General.   Our board of directors is responsible for approving and overseeing our investment policy. The investment policy is reviewed at least annually by management and any changes to the policy are recommended to the board of directors and are subject to its approval. This policy dictates that investment decisions be made based on the safety of the investment, regulatory standards, liquidity requirements, potential returns and consistency with our interest rate risk management strategy. Our asset liability management committee, which consists of our President and Chief Executive Officer, Executive Vice President & Chief Financial Officer, Senior Vice President & Treasurer and two members of the board of directors, oversees our investing activities and strategies. All transactions are formally reviewed by the board of directors at least monthly.
Our current investment policy authorizes us to invest in debt securities issued by the U.S. government and its agencies or government sponsored enterprises. The policy also permits investments in mortgage-backed securities, including pass-through securities, issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, as well as investments in federal funds and deposits in other insured institutions. In addition, management is authorized to invest in investment grade state and municipal obligations and corporate debt obligations within regulatory parameters. We do not engage in any investment hedging activities or trading activities, nor do we purchase any high-risk mortgage derivative products, corporate junk bonds, and certain types of structured notes.
Debt and equity securities investment accounting guidance requires that, at the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent.

At June 30, 2026 and December 31, 2025, we did not hold any investment securities. At December 31, 2024, we held $8,000 in investment securities.
Mortgage-backed securities.   As of June 30, 2026, we did not have a securities portfolio, and as such, did not have any mortgage-backed securities. However, from time to time, we may choose to invest a portion of the Bank’s capital in marketable securities, including mortgage-backed securities. Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as pass-through certificates because the principal and interest of the underlying loans is passed through to investors, net of certain costs, including servicing and guarantee fees. Residential mortgage-backed securities typically are collateralized by pools of one-to-four-family or multifamily mortgages, although we invest primarily in mortgage-backed securities backed by one-to-four-family mortgages. Commercial mortgage-backed securities typically are collateralized by pools of commercial mortgage loans. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Mutual Federal Bank. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. All of our mortgage-backed securities are either backed by Ginnie Mae, a U.S. government agency, or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.
Residential and commercial mortgage-backed securities issued by U.S. government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential and commercial mortgage-backed securities may be used to collateralize our borrowings. Investments in residential and commercial mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.
Other securities.   We held common stock of the Federal Home Loan Bank of Chicago in connection with our borrowing activities totaling $1.4 million at June 30, 2026 and at December 31, 2025 and 2024. The Federal Home Loan Bank of Chicago common stock is carried at cost. We may be required to purchase additional Federal Home Loan Bank of Chicago stock if we increase borrowings in the future.
Sources of Funds
General.   Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily FHLB of Chicago advances to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.
Deposits.   Our deposits are generated primarily from within our primary market area. We offer a selection of deposit accounts, including passbook accounts, non-interest-bearing checking accounts, interest-bearing checking accounts, money market accounts, passbook and statement savings accounts and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. At June 30, 2026, our core deposits, which are deposits other than certificates of deposit, were $34.5 million, representing 55.8% of total deposits.
Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in generating deposits and to respond with flexibility to changes in our customers’ demands. Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.
The following table sets forth the distribution of total deposits by account type at the dates indicated.
	At June 30, 2026		At December 31,
			2025		2024
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Interest-bearing checking	$1,223	2.0%	$1,039	1.7%	$992	1.6%
Savings	26,027	42.1%	26,653	43.5%	27,907	45.5%
Money market deposit accounts	4,640	7.5%	3,944	6.4%	4,091	6.7%
Certificates of deposit	27,358	44.2%	26,912	43.9%	25,356	41.3%
Non-interest bearing deposits	2,634	4.2%	2,747	4.5%	2,979	4.9%
Total deposits	$61,882	100.00%	$61,295	100.00%	$61,325	100.00%
As of June 30, 2026, the aggregate amount of uninsured deposits (deposits in amounts greater than or equal to $250,000 which is the maximum amount for federal deposit insurance) was $4.0 million, of which $1.6 million was the aggregate amount of our uninsured certificates of deposit, compared to $1.4 million of uninsured certificates of deposit at December 31, 2025. As of December 31, 2025 and 2024, the aggregate amount of uninsured deposits was $3.9 million and $3.4 million, respectively. We have no deposits that are uninsured for any reason other than being in excess of the maximum amount for federal deposit insurance.
The following table sets forth the maturity of uninsured certificates of deposit as of June 30, 2026.
At June 30, 2026
(In Thousands)
Maturity Period:
Three months or less	$273
Over three through six months	$1,222
Over six through twelve months	$127
Over twelve months	—
Total	$1,622
Borrowings.   At June 30, 2026, borrowings consisted of $16.5 million of advances from the FHLB of Chicago. As of June 30, 2026, we had the ability to borrow an additional $32.7 million under our credit facility with the FHLB of Chicago. At both December 31, 2025 and December 31, 2024 we had $18.0 million of FHLB of Chicago advances.
Properties
As of June 30, 2026, the net book value of our one office property was $817,000, excluding land, and the net book value of our furniture, fixtures and equipment was $28,000. The following table sets forth information regarding our office.
Location(1)	Leased or Owned	Year Acquired or Leased	Net Book Value of Real Property
2212 West Cermak Road, Chicago, IL 60608	Owned	1964	$817,000

(1)
Includes adjacent drive-up facility as part of our office acquired and constructed in 2009.

We believe that the current facility is adequate to meet our present and foreseeable needs, subject to possible future expansion, although we have no current plans to do so.

Subsidiary Activities
Mutual Federal Bank is the only subsidiary of Mutual Federal Bancorp. Mutual Federal Bank has two subsidiaries: EMEFES Service Corporation and 2212 Holdings, LLC.
EMEFES Service Corporation is an insurance agency that can provide insurance products to Mutual Federal Bank’s customers under the Illinois Fair Plan and other specialty markets if they cannot obtain coverage otherwise. Brokerage commissions earned by EMEFES Service Corporation were less than $1,000 for the six months ended June 30, 2026 and for the years ended December 31, 2025 and 2024. The insurance products are underwritten by a third party.
2212 Holdings, LLC, holds and manages certain real estate parcels acquired through foreclosure. At June 30, 2026, 2212 Holdings, LLC had no holdings.
Legal Proceedings
We are not involved in any pending legal proceedings as a defendant other than routine legal proceedings occurring in the ordinary course of business. At June 30, 2026, we were not involved in any legal proceedings the outcome of which would be material to our financial condition, results of operations, cash flows or liquidity.
Personnel and Human Capital Resources
As of June 30, 2026, we had 13 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have good working relations with our employees. We believe our ability to attract and retain employees is a key to our success. Accordingly, we strive to offer competitive salaries and employee benefits to all employees and monitor salaries in our market areas. In addition, we are committed to developing our staff through continuing education and specialty education within banking, which may include using universities that offer banking management programs, when applicable.

SUPERVISION AND REGULATION
General
As a federal savings and loan association, Mutual Federal Bank is subject to examination and regulation by the OCC, and its holding companies are also subject to examination by the Federal Reserve. Mutual Federal Bank is also subject to regulation by the FDIC in more limited circumstances because its deposits are insured by the FDIC. The federal system of regulation and supervision establishes a comprehensive framework of activities in which Mutual Federal Bank may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors, and not for the protection of security holders. Mutual Federal Bank also is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the 11 regional banks in the Federal Home Loan Bank System.
Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of the allowance for credit losses for regulatory purposes; and establish the timing and amounts of assessments and fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Mutual Federal Bank or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.
In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.
Following the completion of the conversion and stock offering, MFB Bancorp, as a savings and loan holding company, will be required to comply with the rules and regulations of the Federal Reserve. It will be required to file certain reports with the Federal Reserve and will be subject to examination by and the enforcement authority of the Federal Reserve. MFB Bancorp will also be subject to the rules and regulations of the SEC under the federal securities laws.
Any change in applicable laws or regulations, whether by the OCC, the FDIC, the Federal Reserve, the SEC or Congress, could have a material adverse impact on the operations and financial performance of MFB Bancorp and Mutual Federal Bank.
Set forth below is a brief description of material statutory and regulatory requirements that are or will be applicable to Mutual Federal Bank and MFB Bancorp. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Mutual Federal Bank and MFB Bancorp.
Federal Banking Regulation
Business activities.   A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations. Under these laws and regulations, Mutual Federal Bank may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Mutual Federal Bank may also establish subsidiaries that may engage in certain activities not otherwise permissible for Mutual Federal Bank, as well as certain other activities.
Capital requirements.   Federal regulations require federally insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a

Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8.0%, and a 4.0% Tier 1 capital to total assets leverage ratio.
In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for credit losses on loans limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale securities with readily-determinable fair values. Institutions that have not exercised the opt-out election have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale securities). Mutual Federal Bank exercised the opt-out election. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the OCC takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where deemed necessary.
In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a capital conservation buffer consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.
The federal banking agencies, including the OCC, issued a rule pursuant to The Economic Growth Regulatory Relief and Consumer Protection Act of 2018 (the “Regulatory Relief Act”) to establish for institutions with assets of less than $10 billion a community bank leverage ratio (the ratio of a bank’s tier 1 capital to average total consolidated assets) of 9% (which was lowered to 8% under a final rule tied to the Economic Growth, Regulatory Relief, and Consumer Protection Act, effective as of July 1, 2026) that qualifying institutions may elect to use in lieu of the generally applicable leverage and risk-based capital requirements under the Basel III international framework for regulatory capital. If an election to use the community bank leverage ratio capital framework is made, a qualifying bank with less than $10 billion in assets with capital exceeding the specified community bank leverage ratio is considered compliant with all applicable regulatory capital and leverage requirements, including the requirement to be well capitalized. As of June 30, 2026, Mutual Federal Bank had not elected to be subject to the alternative community bank leverage ratio framework, and we anticipate that Mutual Federal Bank will continue to make the same election.
At June 30, 2026 Mutual Federal Bank’s capital exceeded all applicable requirements.
Loans to one borrower.   Generally, a federal savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. At June 30, 2026, Mutual Federal Bank complied with the loans-to-one borrower limitations.
Qualified thrift lender test.   As a federal savings association, Mutual Federal Bank must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Mutual Federal Bank must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

Mutual Federal Bank also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code of 1986, as amended. This test generally requires a savings association to have at least 75% of its deposits held by the public and earn at least 25% of its income from loans and U.S. government obligations. Alternatively, a savings association can satisfy this test by maintaining at least 60% of its assets in cash, real estate loans and U.S. Government or state obligations.
A savings association that fails the qualified thrift lender test must operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act made noncompliance with the QTL test subject to agency enforcement action for a violation of law. At June 30, 2026, Mutual Federal Bank satisfied the QTL test.
Capital distributions.   Federal regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account. A federal savings association must file an application with the OCC for approval of a capital distribution if:

•
the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

•
the savings association would not be at least adequately capitalized following the distribution;

•
the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

•
the savings association is not eligible for expedited treatment of its filings, generally due to an unsatisfactory CAMELS rating or being subject to a cease and desist order or formal written agreement that requires action to improve the institution’s financial condition.

Even if an application is not otherwise required, every savings association that is a subsidiary of a savings and loan holding company, such as Mutual Federal Bank, must still file a notice with the Federal Reserve at least 30 days before the board of directors declares a dividend or approves a capital distribution.
A notice or application related to a capital distribution may be disapproved if:

•
the federal savings association would be undercapitalized following the distribution;

•
the proposed capital distribution raises safety and soundness concerns; or

•
the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings association also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.
Community reinvestment act and fair lending laws.   All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. ln connection with its examination of a federal savings association, the OCC is required to assess the federal savings association’s record of compliance with the Community Reinvestment Act. A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice.
The Community Reinvestment Act requires all institutions insured by the FDIC to publicly disclose their rating. Mutual Federal Bank received a “Satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with related parties.   A federal savings association’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Board’s Regulation W. An affiliate is generally a company that controls, or is under common control with, an insured depository institution such as Mutual Federal Bank. Upon completion of the conversion and stock offering, MFB Bancorp will be an affiliate of Mutual Federal Bank because of its control of Mutual Federal Bank. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.
Mutual Federal Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve. Among other things, these provisions generally require that extensions of credit to insiders:

•
be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•
not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Mutual Federal Bank’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Mutual Federal Bank’s board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.
Enforcement.   The OCC has primary enforcement responsibility over federal savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association. Formal enforcement action by the OCC may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to terminate deposit insurance or recommend to the OCC that enforcement action be taken with respect to a particular savings association. If such action is not taken, the FDIC has authority to take the action under specified circumstances.
Standards for safety and soundness.   Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.
Interstate banking and branching.   Federal law permits well capitalized and well managed holding companies to acquire banks in any state, subject to Federal Reserve approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, among other things, recent amendments made by the

Dodd-Frank Act permit banks to establish de novo branches on an interstate basis provided that branching is authorized by the law of the host state for the banks chartered by that state.
Prompt corrective action.   Federal law requires, among other things, that federal bank regulators take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For this purpose, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. The applicable OCC regulations were amended to incorporate the previously mentioned increased regulatory capital standards. Under the amended regulations, an institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.
At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to a regulatory order to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, ceasing receipt of deposits from correspondent banks, dismissal of directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.
At June 30, 2026 Mutual Federal Bank met the criteria for being considered “well capitalized.”
Insurance of deposit accounts.   The Deposit Insurance Fund of the Federal Deposit Insurance Corporation insures deposits at FDIC insured financial institutions such as Mutual Federal Bank. Deposit accounts in Mutual Federal Bank are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor. The Federal Deposit Insurance or portion charges insured depository institutions premiums to maintain the Deposit Insurance Fund.
The FDIC assesses insured depository institutions to maintain the Deposit Insurance Fund. Under the FDIC’s risk-based assessment system, institutions deemed less risky pay lower assessments. Assessments for institutions with less than $10 billion of assets, such as Mutual Federal Bank, are based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of an institution’s failure within three years. The FDIC may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The FDIC’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s deposits.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Mutual Federal Bank. We cannot predict what assessment rates will be in the future.
Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule order or condition imposed by the FDIC. We do not know of any practice, condition or violation that may lead to termination of our deposit insurance.
Privacy regulations.   Federal regulations generally require that Mutual Federal Bank disclose its privacy policy, including identifying with whom it shares a customer’s non-public personal information, to customers at the time of establishing the customer relationship and annually thereafter. In addition, Mutual Federal Bank is required to provide its customers with the ability to opt-out of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Mutual Federal Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.
USA PATRIOT Act.   Mutual Federal Bank is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing among bank regulatory agencies and law enforcement bodies and imposes affirmative obligations on financial institutions, such as enhanced recordkeeping and customer identification requirements.
Prohibitions against tying arrangements.   Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.
Other Regulations
Interest and other charges collected or contracted for by Mutual Federal Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•
Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•
Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•
Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies; and

•
Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The deposit operations of Mutual Federal Bank are also subject to, among others, the:

•
Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

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Check Clearing for the 21st Century Act (also known as “Check 21”), which gives substitute checks, such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•
Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Reserve System
The Federal Reserve regulations require depository institutions to maintain noninterest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). For 2025, Mutual Federal Bank would have been required to maintain average daily reserves equal to 3% on aggregate transaction accounts up to and including $640.6 million, plus 10% on any remainder, although the first $32.4 million of otherwise reservable balances are exempt. In March 2020, the Federal Reserve reduced all reserve requirements to zero. Therefore, at June 30, 2026, Mutual Federal Bank is in compliance with applicable reserve requirements.
Federal Home Loan Bank of Chicago System
As a member of the FHLB of Chicago, Mutual Federal Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The FHLB of Chicago provides a central credit facility primarily for member institutions. Members of the FHLB of Chicago are required to acquire and hold shares of capital stock in the FHLB of Chicago; Mutual Federal Bank complied with this requirement at June 30, 2026. Based on redemption provisions of the FHLB of Chicago, the stock has no quoted market value and is carried at cost. Mutual Federal Bank periodically reviews for impairment, based on the ultimate recoverability, the cost basis of the FHLB of Chicago stock. At each of June 30, 2026, December 31, 2025 and 2024, no impairment was recognized.
Holding Company Regulation
Upon completion of the conversion and stock offering, MFB Bancorp will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve. The Federal Reserve will have enforcement authority over MFB Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve to restrict or prohibit activities that are determined to be a risk to Mutual Federal Bank.
As a savings and loan holding company, MFB Bancorp’s activities will be limited to those activities permissible by law for financial holding companies (if MFB Bancorp makes an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies. MFB Bancorp has no present intention to make an election to be treated as a financial holding company. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending and other activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act such as insurance underwriting and equity securities trading. Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation, including activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act.
Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve, and from acquiring or retaining control of any depository institution not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve must consider such things as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.
The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.
Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. The Dodd-Frank Act requires the Federal Reserve to establish minimum consolidated capital requirements for all depository institution holding companies that are as stringent as those required for the insured depository subsidiaries. However, savings and loan holding companies of under $3 billion in consolidated assets remain exempt from consolidated regulatory capital requirements, unless the Federal Reserve determines otherwise in particular cases.
The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The Federal Reserve has promulgated regulations implementing the “source of strength” doctrine that require holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.
The Federal Reserve has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of capital distributions previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve supervisory staff before redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, at the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of MFB Bancorp to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.
Federal Securities Laws
MFB Bancorp’s common stock will be registered with the SEC upon completion of the conversion and stock offering. Accordingly, MFB Bancorp will be subject to the information requirements, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.
The registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of common stock to be issued by MFB Bancorp in the conversion and stock offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of MFB Bancorp may be resold without registration. Shares purchased by an affiliate of MFB Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act. If MFB Bancorp meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of MFB Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of MFB Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, MFB Bancorp may permit affiliates to have their shares registered for sale under the Securities Act.
Sarbanes-Oxley Act of 2002
The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with this Act and its implementing regulations, and we review and document such policies, procedures and systems to ensure continued compliance.
Change in Control Regulations
Under the Change in Bank Control Act, a federal law, no person may acquire control of a savings and loan holding company, such as MFB Bancorp, unless the Federal Reserve has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquirer has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with MFB Bancorp, the issuer has registered securities under Section 12 of the Exchange Act.
In addition, federal regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve.
Emerging Growth Company Status
As successor to Mutual Federal Bancorp, MFB Bancorp will also be an emerging growth company. For as long as MFB Bancorp continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, MFB Bancorp also will temporarily not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We are also eligible to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
MFB Bancorp could remain an emerging growth company for up to five years, or until the earliest of (a) the last day of the first fiscal year in which MFB Bancorp’s annual gross revenues exceed $1.235 billion, (b) the date that MFB Bancorp becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of MFB Bancorp’s common stock that is held by non-affiliates exceeds $700 million as of the last business day of MFB Bancorp’s most recently completed second fiscal quarter, or (c) the date on which MFB Bancorp has issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

TAXATION
Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank are subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize certain pertinent tax matters and is not a comprehensive description of the tax rules applicable to Mutual Federal Bancorp or Mutual Federal Bank.
Our federal and state tax returns have not been audited for the past five years.
Federal Taxation
Method of accounting.   For federal income tax purposes, Mutual Federal Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal income tax returns. MFB Bancorp and Mutual Federal Bank intend to file a consolidated federal income tax return beginning with the taxable year ended December 31, 2027. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for income taxes on bad debt reserves by savings institutions. For taxable years beginning after 1995, Mutual Federal Bank has been subject to the same bad debt reserve rules as commercial banks. It currently utilizes the experience method of deducting bad debts under Section 585 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Net operating loss carryovers.   Effective with the passage of the Tax Cuts and Jobs Act of 2017, net operating loss carrybacks are no longer permitted, and net operating losses are allowed to be carried forward indefinitely. Net operating loss carryforwards arising from tax years beginning after 2018 are limited to offset a maximum of 80% of a future year’s taxable income. At June 30, 2026, Mutual Federal Bancorp had $5.2 million in federal net operating loss carryforwards.
Capital loss carryovers.   A corporation cannot recognize capital losses in excess of capital gains generated. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which it is carried and is used to offset any capital gains. Any unutilized loss carryforward remaining after the five-year carryover period is not deductible. At June 30, 2026, Mutual Federal Bancorp had no capital loss carryovers.
Corporate dividends.   Mutual Federal Bancorp may generally exclude from its income 100% of dividends received from Mutual Federal Bank as a member of the same affiliated group of corporations.
State Taxation
For state income tax purposes Mutual Federal Bank, Mutual Federal Bancorp and Mutual Federal, MHC report their income and expenses on the accrual method of accounting and use a tax year of December 31 for filing their consolidated state of Illinois income tax return. Mutual Federal and MFB Bancorp will do likewise following the completion of the conversion and stock offering. Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank are subject to the Federal corporate franchise (income) tax. The State of Illinois imposes a corporate income tax of 7.0% and a personal property replacement tax of 2.5% on the combined taxable income of the members of a consolidated income tax group.
In general, state net business losses may be carried forward to the succeeding 20 taxable years, limited to an annual net loss deduction of $500,000 for tax years through 2027 and $100,000, thereafter. At June 30, 2026, Mutual Federal Bancorp had $9.2 million in state net business loss carryforwards.
Deferred Tax Asset Valuation Allowance
As Mutual Federal has not forecasted a sustained level of sufficient profitability over a reasonably short time period a full valuation allowance has been established against net deferred tax assets, including net operating loss tax benefits, totaling $2.3 million at June 30, 2026, which is evaluated by management on a quarterly basis.

MANAGEMENT
Management of MFB Bancorp and Mutual Federal Bank
Mutual Federal Bancorp’s board of directors is comprised of seven members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. The following sets forth certain information regarding the current members of our Board of Directors, including the terms of office of board members. Except as indicated herein, there are no arrangements or understandings between any director and any other person pursuant to which such director was selected. Ages are reflected as of June 30, 2026, and term as a director includes service with Mutual Federal Bank.
Name	Age	Position(s) Held with Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank	Position Held Since	Year Term Expires(2)
Stephen M. Oksas	68	President and Chief Executive Officer	2000	2029
Rodney D. Stickle, C.P.A.(1)	65	Executive Vice President and Chief Financial Officer	2026	2027
Julie H. Oksas	64	Executive Vice President, Chief Credit Officer and Corporate Secretary	2005	2028
Stanley Balzekas III	72	Director	1999	2027
John L. Garlanger, C.P.A.	80	Director	2008	2027
Robert P. Kazan, M.D.	79	Director	1996	2028
Amy P. Keane, C.P.A.	63	Director	2007	2029

(1)
Mr. Stickle was appointed as a director of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank on August 5, 2026.

(2)
Represents term expirations for Board of Directors of MFB Bancorp.

The business experience for at least the past five years of each of our directors is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Unless otherwise indicated, each individual has held his or her position for the past five years. Each director of Mutual Federal Bancorp is also a director of Mutual Federal Bank and Mutual Federal, MHC.
Directors
Stephen M. Oksas, President and Chief Executive Officer, has been in the banking industry for 45 years and has served as Chairman and CEO of Mutual Federal Bank for the past 25 years. He started his career with the Federal Reserve Bank of Chicago and rose to become a Senior Examiner before serving as a Vice President in Finance and Credit Administration positions with First Interstate Bank of California and its parent First Interstate Bancorp, a multi-billion-dollar institution which was located in Los Angeles. Mr. Oksas is a graduate of DePaul University with an M.S. in Accountancy. Mr. Oksas is the spouse of Ms. Oksas.
Rodney D. Stickle, C.P.A, Executive Vice President and Chief Financial Officer, has over 40 years of financial experience in the banking industry, including five years at Mutual Federal Bank. He began his career with the national public accounting firm of KPMG Peat Marwick and advanced to become a Senior Manager before serving as CFO with several Illinois state and federally chartered financial institutions. Mr. Stickle has been a Certified Public Accountant for 43 years.
Julie H. Oksas, Executive Vice President, Chief Credit Officer and Corporate Secretary has been with Mutual Federal Bank for 21 years and previously served as a Vice President of Bank of America in commercial real estate lending and loan workout positions. Ms. Oksas holds an MBA from Dartmouth College and is an Illinois-licensed insurance salesperson. Ms. Oksas’s extensive experience in the banking industry provides the board of directors with valuable knowledge in overseeing the lending and governance activities of Mutual Federal Bank. Ms. Oksas is the spouse of Mr. Oksas.

Stanley Balzekas III, a director of Mutual Federal Bank since 1999, is an attorney licensed in the State of Illinois and was the general manager of Balzekas Motor Sales in Chicago, Illinois for 26 years, from 1989 to 2015. Mr. Balzekas is also a director of the Museum of Lithuanian Culture in Chicago, Illinois. Mr. Balzekas provides valuable legal and business experience to the board of directors.
John L. Garlanger, C.P.A., has been a director of Mutual Federal Bank since 2008. Mr. Garlanger has previously served in various roles at Mutual Federal Bank, including Chief Financial Officer, Treasurer and Executive Vice President. Mr. Garlanger has also previously served as a securities and financial reporting consultant at a community bank in Chicago, Illinois and as Senior Vice President and Chief Financial Officer at a publicly traded savings and loan holding company. Mr. Garlanger holds an MBA from DePaul University and has been a Certified Public Accountant for 51 years. Mr. Garlanger provides the board of directors with valuable knowledge of the financial aspects and treasury management processes of Mutual Federal Bank.
Robert P. Kazan, M.D., a director of Mutual Federal Bank since 1996, is a neurosurgeon and previously served as the President of West Suburban Neurosurgical Associates in Hinsdale, Illinois from 1982 to 2022. Dr. Kazan is a graduate of Loyola University Stritch School of Medicine and performed his specialty training at the Mayo Clinic. He previously served as Department Chair of Surgery and Medical Director of Neuroscience at Hinsdale Hospital (Illinois). He is currently a director of the Margaret Haskett Family Foundation supporting research in pediatric neurosurgical anomalies at the University of Chicago. Dr. Kazan’s experience provides Mutual Federal Bank valuable knowledge in business and professional disciplines.
Amy P. Keane, C.P.A., has been a director of Mutual Federal Bank since 2007. Ms. Keane is currently a Controller with The Paperwork Assistants, a nationwide professional firm providing Controller oversight and CFO advisory services. Ms. Keane previously served as Vice President of Finance for Farm Foundation and as a Senior Manager for the national public accounting firm of Coopers & Lybrand. Ms. Keane has been a Certified Public Accountant for 42 years and provides the board of directors with valuable knowledge of the financial and internal control aspects of Mutual Federal Bank.
Director Independence
Our board of directors has reviewed the independence of each director under the applicable SEC and, although not applicable to us, Nasdaq listing standards. Mr. Oksas, Mr. Stickle and Ms. Oksas are not considered independent because they serve as executive officers of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank.
Based upon information provided by each director concerning their backgrounds, employment and affiliations, our board of directors has determined that Messrs. Balzekas, Kazan and Garlanger and Ms. Keane do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent under applicable listing standards. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining independence, including relationships that are not required to be reported under “— Transactions With Certain Related Persons,” below, consisting of deposit accounts and loans that our directors maintain at Mutual Federal Bank, and found that none had a relationship that would preclude a finding of independence under applicable standards.
Meetings and Committees of the Board of Directors of MFB Bancorp
We conduct business through meetings of our board of directors and its committees. The board of directors has established the following standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations. Each member of each committee satisfies applicable SEC and Nasdaq independence requirements. The table below sets forth the expected directors of each of the standing committees.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Amy P. Keane, C.P.A., Chair	Robert P. Kazan, M.D., Chair	Stanley Balzekas III, Chair
Stanley Balzekas III	John L. Garlanger, C.P.A.	Robert P. Kazan, M.D.
John L. Garlanger, C.P.A	Stanley Balzekas III	Amy P. Keane, C.P.A.
Corporate Governance Policies and Procedures
In addition to establishing committees of our board of directors, we expect to adopt several policies to govern the activities of both MFB Bancorp and Mutual Federal Bank, including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to involve such matters as the following:

•
the composition, responsibilities and operation of our board of directors;

•
the establishment and operation of board committees, including audit, nominating/corporate governance and compensation committees;

•
convening executive sessions of independent directors; and

•
our board of directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.
Board Oversight of Cybersecurity Risks
We face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in this prospectus. Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management, including our information security and technology officer, on material cybersecurity risks and the degree of our exposure to those risks. While the board oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management works with a third-party service provider to ensure appropriate controls are in place and to continuously monitor network activity through a security operations center. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.
Director Compensation
Beginning January 1, 2026, each director receives a semi-annual retainer of $9,300 and a monthly fee of $1,550 for their collective services on the boards of directors of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank. Non-officer directors also receive a fee of $600 for each committee meeting attended. Upon completion of the conversion, we expect total director compensation for service on the boards of directors of MFB Bancorp and Mutual Federal Bank will equal the same aggregate amount of director compensation for service on the boards of directors of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank.

The following table sets forth total compensation paid to directors of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank during the year ended December 31, 2025.
Name(1)(2)	Board/Committee Fees Earned or Paid in Cash(3)	All Other Compensation(4)	Total
Stephen M. Oksas	$28,200	$0	$28,200
Julie H. Oksas	$28,200	$0	$28,200
Stanley Balzekas III(5)	$39,700	$18,480	$58,180
Robert P. Kazan(5)	$29,700	$17,808	$47,508
Leonard F. Kosacz	$29,200	$0	$29,200
John L. Garlanger(5)	$47,125	$18,480	$65,605
Amy P. Keane(5)	$30,200	$0	$30,200

(1)
Mr. Kosacz resigned as a director of Mutual Federal, MHC and Mutual Federal Bank effective December 31, 2025 and previously served as a director of Mutual Federal Bancorp through February 20, 2024. Mr. Kosacz currently serves as a director emeritus of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank for a one-year term that expires on December 31, 2026, renewable at the option of those entities.

(2)
Rodney D. Stickle was appointed as a director of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank on August 5, 2026 and did not receive director compensation during the year ended December 31, 2025.

(3)
Each director received a monthly fee of $2,350 for their collective services on the boards of directors of Mutual Federal, MHC, Mutual Federal Bancorp and Mutual Federal Bank. Non-officer directors also received a fee of $500 for each committee meeting attended.

(4)
Other compensation consists of group insurance costs for health insurance of $17,808 and dental insurance of $672 subsidized by Mutual Federal Bank.

(5)
Awarded 10,000 fully vested stock option awards with an exercise price of $1.43. Each of these option awards expires in 2033.

Executive Compensation
Summary compensation table.   The following table shows the compensation paid by Mutual Federal Bank to its Chief Executive Officer, Chief Financial Officer and Chief Credit Officer for the year ended December 31, 2025.
Name and Principal Position	Salary	Bonus(1)	All Other Compensation(2)	Total
Stephen M. Oksas, President and Chief Executive Officer	$226,446	$—	$55,373	$281,819
Rodney D. Stickle, Executive Vice President and Chief Financial Officer	$164,768	$41,000	$18,272	$224,040
Julie H. Oksas, Executive Vice President and Chief Credit Officer	$163,544	$—	$38,438	$201,982

(1)
Reflects discretionary bonus payments.

(2)
Includes contributions to Mutual Federal Bank’s 401(k) plan of $9,038 for Stephen M. Oksas, $8,211 for Rodney D. Stickle and $6,525 for Julie H. Oksas; group insurance costs for health, dental, vision, life insurance, accidental death and dismemberment insurance, short-term disability and long-term disability insurance subsidized by Mutual Federal Bank of $10,705 for Stephen M. Oksas, $10,061 for Rodney D. Stickle and $2,513 for Julie H. Oksas; downtown Chicago lunch club membership dues of $6,540 for Stephen M. Oksas; a phone allowance of $1,200 each for Stephen M. Oksas and Julie H. Oksas; and director compensation of $28,200 in fees earned or paid in cash for Stephen M. Oksas and director compensation of $28,200 in fees earned or paid in cash for Julie H. Oksas.

2023 Stock Option Plan.   Mutual Federal Bancorp adopted the Mutual Federal Bancorp 2023 Stock Option Plan on November 21, 2023 (the “Stock Option Plan”). Employees and directors of Mutual Federal Bancorp, Mutual Federal Bank and their subsidiaries are eligible to receive awards under the Stock Option Plan. Subject to permitted adjustments for certain corporate transactions, the Stock Option Plan authorizes the issuance or delivery to participants of up to 178,206 shares of Mutual Federal Bancorp common stock pursuant to grants of non-qualified stock options. At June 30, 2026, 43,206 shares remain available for future grant or award under the Stock Option Plan.
The following table sets forth information with respect to outstanding stock option awards payable to the following executive officers for the year ended December 31, 2025. All equity awards reflected in this table were granted on November 21, 2023 pursuant to our 2023 Stock Option Plan, described above.
Name	Stock Option Plan Awards(1)	Option Exercise Price	Option Expiration Date
Stephen M. Oksas	50,000	$1.43	2033
Rodney D. Stickle	25,000	$1.43	2033
Julie H. Oksas	20,000	$1.43	2033

(1)
Refers to number of securities underlying unexercised options.

Employment Agreements
Prior to the closing of the offering, MFB Bancorp and Mutual Federal Bank will enter into amended and restated employment agreements with Messrs. Oksas and Stickle and Ms. Oksas. Pursuant to this agreement with Mr. Oksas, he will continue to serve in his current capacity as the President and Chief Executive Officer of MFB Bancorp and Mutual Federal Bank. The employment agreement has an initial term of three years. The initial term of the employment agreement will extend automatically for one additional year in January of each year following the effective date of the agreement, so that the remaining term is three years from the date of renewal, unless one party gives the other party written notice of nonrenewal at least 90 days prior to the applicable anniversary date. The employment agreement provides that the base salary may be increased, but not decreased, at the discretion of the board of directors. In addition to the base salary, the agreement provides that Mr. Oksas will be eligible to receive an annual bonus as may be determined by the board of directors. Mr. Oksas is also eligible to participate in any other short-term incentive compensation plan or long-term or equity incentive plans that may be adopted by the board of directors. Mr. Oksas is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to our employees and officers, and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties. We will provide Mr. Oksas with reimbursement of his monthly membership dues at a lunch club located in downtown Chicago and a monthly allowance for a cellphone as determined by the board of directors.
The employment agreement is terminable with or without cause by us, or Mr. Oksas may resign at any time with or without good reason. Mr. Oksas has no right to compensation or other benefits pursuant to the employment agreement for any period after termination for cause, as defined in the agreement. In the event we terminate Mr. Oksas’s employment without cause or Mr. Oksas voluntarily resigns for “good reason” (i.e., a “qualifying termination event”), we will pay Mr. Oksas a severance payment equal to the base salary Mr. Oksas would have received had he continued employment for the remainder of the then-current term. Mr. Oksas must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary, a material adverse change in responsibilities, titles, powers or duties, a failure to appoint Mr. Oksas as a director of Mutual Federal Bank or a failure to nominate Mr. Oksas to stand for election to MFB Bancorp’s board of directors, relocation of Mr. Oksas’s principal place of employment to a location more than 25 miles from his current principal place of employment, or material breach of the employment agreement by us.
If a qualifying termination event occurs within 24 months following a change in control of MFB Bancorp or Mutual Federal Bank, Mr. Oksas would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to 2.99 times the sum of (i) Mr. Oksas’ base salary, plus (ii) the average annual bonus earned by Mr. Oksas for the three (3) years immediately preceding the year in which the change of control occurs. This change in control severance will be paid in a lump sum payment within 60 days of the date of termination.
The employment agreement terminates upon Mr. Oksas’s death, and in such event, his estate or beneficiary will be paid his accrued benefits through such date. Also, upon termination of employment other than by a termination on or after a change in control, Mr. Oksas will be required to adhere to an 18-month non-solicitation restriction set forth in his employment agreement.
Pursuant to the amended and restated agreement with Mr. Stickle, he will continue to serve in his current capacity as the Executive Vice President and Chief Financial Officer of MFB Bancorp and Mutual Federal Bank. The employment agreement has an initial term of three years. The initial term of the employment agreement will extend automatically for one additional year in January of each year following the effective date of the agreement, so that the remaining term is three years from the date of renewal, unless one party gives the other party written notice of nonrenewal at least 90 days prior to the applicable anniversary date. The employment agreement provides that his base salary may be increased, but not decreased, at the discretion of the board of directors. In addition to the base salary, the agreement provides that Mr. Stickle will be eligible to receive an annual bonus as may be determined by the board of directors. Mr. Stickle is also eligible to participate in any other short-term incentive compensation plan or long-term or equity incentive plans that may be adopted by the board of directors. Mr. Stickle is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to our employees and officers, and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties.
The employment agreement is terminable with or without cause by us, or Mr. Stickle may resign at any time with or without good reason. Mr. Stickle has no right to compensation or other benefits pursuant to the employment agreement for any period after termination for cause, as defined in the agreement. In the event we terminate Mr. Stickle’s employment without cause or Mr. Stickle voluntarily resigns for “good reason” (i.e., a “qualifying termination event”), we will pay Mr. Stickle a severance payment equal to the base salary Mr. Stickle would have received had he continued employment for the remainder of the then-current term. Mr. Stickle must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary, a material adverse change in responsibilities, titles, powers or duties, relocation of Mr. Stickle’s principal place of employment to a location more than 25 miles from his current principal place of employment, or material breach of the employment agreement by us.
If a qualifying termination event occurs within 24 months following a change in control of MFB Bancorp or Mutual Federal Bank, Mr. Stickle would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to two (2) times the sum of (i) Mr. Stickle’s base salary, plus (ii) the average annual bonus earned by Mr. Stickle for the three (3) years immediately preceding the year in which the change of control occurs. This change in control severance will be paid in a lump sum payment within 60 days of the date of termination.
The employment agreement terminates upon Mr. Stickle’s death, and in such event, his estate or beneficiary will be paid his accrued benefits through such date. Also, upon termination of employment other than by a termination on or after a change in control, Mr. Stickle will be required to adhere to a 12-month non-solicitation restriction set forth in his employment agreement.
Pursuant to the amended and restated agreement with Ms. Oksas, she will continue to serve in her current capacity as the Executive Vice President and Chief Credit Officer of MFB Bancorp and Mutual Federal Bank. The employment agreement has an initial term of three years. The initial term of the employment agreement will extend automatically for one additional year in January of each year following the effective date of the agreement, so that the remaining term is three years from the date of renewal, unless one party gives the other party written notice of nonrenewal at least 90 days prior to the applicable anniversary date. The employment agreement provides that her base salary may be increased, but not decreased, at the discretion of the board of directors. In addition to the base salary, the agreement provides that Ms. Oksas will be eligible to receive an annual bonus as may be determined by the board of directors. Ms. Oksas is also eligible to participate in any other short-term incentive compensation plan or long-term or equity incentive plans that may be adopted by the board of directors. Ms. Oksas is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to our employees and officers, and the reimbursement of reasonable travel and other business expenses incurred in the performance of her duties.
The employment agreement is terminable with or without cause by us, or Ms. Oksas may resign at any time with or without good reason. Ms. Oksas has no right to compensation or other benefits pursuant to the employment agreement for any period after termination for cause, as defined in the agreement. In the event we terminate Ms. Oksas’s employment without cause or Ms. Oksas voluntarily resigns for “good reason” (i.e., a “qualifying termination event”), we will pay Ms. Oksas a severance payment equal to base salary Ms. Oksas would have received had she continued employment for the remainder of the then-current term. Ms. Oksas must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary, a material adverse change in responsibilities, titles, powers or duties, a failure to appoint Ms. Oksas as a director of Mutual Federal Bank or a failure to nominate Ms. Oksas to stand for election to MFB Bancorp’s board of directors, relocation of Ms. Oksas’s principal place of employment to a location more than 25 miles from her current principal place of employment, or material breach of the employment agreement by us.
If a qualifying termination event occurs within 24 months following a change in control of MFB Bancorp or Mutual Federal Bank, Ms. Oksas would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to two (2) times the sum of (i) Ms. Oksas’s base salary, plus (ii) the average annual bonus earned by Ms. Oksas for the three (3) years immediately preceding the year in which the change of control occurs. This change in control severance will be paid in a lump sum payment within 60 days of the date of termination.
The employment agreement terminates upon Ms. Oksas’s death, and in such event, her estate or beneficiary will be paid her accrued benefits through such date. Also, upon termination of employment other than by a termination on or after a change in control, Ms. Oksas will be required to adhere to a 12-month non-solicitation restriction set forth in her employment agreement.
The conversion of Mutual Federal, MHC from mutual to stock form and a contemporaneous stock offering is not considered a change in control for purposes of the employment agreements described above.
401(k) Plan
Mutual Federal Bank maintains the Mutual Federal Bank 401(k) Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like other employees. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, amounts as permitted by the Internal Revenue Code. Following three months of service, Mutual Federal Bank matches 100% of employee contributions up to 3% of compensation, and 50% of employee contributions over 3% of compensation, all of which do not exceed 5% of compensation. There is no match of employee contributions over 5% of compensation. A participant is always 100% vested in his or her salary deferral contributions. Expense recognized in connection with the 401(k) Plan totaled $32,000 for the six months ended June 30, 2026, $53,000 and $46,000 for the years ended December 31, 2025 and 2024, respectively.
Transactions with Certain Related Persons
Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Mutual Federal Bank. The Sarbanes-Oxley Act does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Mutual Federal Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.
All loans made by Mutual Federal Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Mutual Federal Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. Mutual Federal Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors. At June 30, 2026, we had one loan for $137,000 to a non-executive director. We have not had any other reportable related person transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.
Pursuant to our Policy for Loans to Executive Officers and Directors, the board of directors reviews all extensions of credit in excess of $25,000 to our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before the Board of Directors of Mutual Federal Bank.
Benefits to be Considered Following Completion of the Conversion
Stock-based benefit plans.   Following the offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted stock awards (including restricted stock units). The stock-based benefit plans will not be adopted sooner than six months after the offering, and, if adopted within 12 months after the offering, stockholders must approve the plans by a majority of the votes eligible to be cast. If the stock-based benefit plans are adopted more than 12 months after the offering, stockholders must approve the plans by a majority of votes cast on the proposal. Also, if adopted within 12 months following the completion of the conversion and stock offering, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the offering.
The following additional restrictions would apply to our stock-based benefit plans if we adopt such plans within 12 months after the offering:

•
non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•
any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•
any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•
any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless Mutual Federal Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•
the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•
accelerated vesting is not permitted except for death, disability or upon a change in control of MFB Bancorp or Mutual Federal Bank; and

•
our executive officers or directors must exercise or forfeit their options if Mutual Federal Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval before or after 12 months after the completion of the conversion.
We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.
The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of MFB Bancorp’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the new stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.
Share Price	30,600 Shares Awarded at Minimum of Offering Range	36,000 Shares Awarded at Midpoint of Offering Range	41,400 Shares Awarded at Maximum of Offering Range	47,610 Shares Awarded at Adjusted Maximum of Offering Range
$8.00	$244,800	$288,000	$331,200	$380,880
$10.00	$306,000	$360,000	$414,000	$476,100
$12.00	$367,200	$432,000	$496,800	$571,320
$14.00	$428,400	$504,000	$579,600	$666,540
The grant-date fair value of the options granted under the new stock-based benefit plans will be based in part on the price of shares of common stock of MFB Bancorp at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the stock options, and the actual value of the stock options may differ significantly from the value set forth in this table.
Exercise Price	Grant Date Fair Value Per Option	76,500 Options Awarded at Minimum of Offering Range	90,000 Options Awarded at Midpoint of Offering Range	103,500 Options Awarded at Maximum of Offering Range	119,025 Options Awarded at Adjusted Maximum of Offering Range
$8.00	$3.74	$286,110	$336,600	$387,090	$445,154
$10.00	$4.68	$358,020	$421,200	$484,380	$557,037
$12.00	$5.62	$429,930	$505,800	$581,670	$668,921
$14.00	$6.55	$501,075	$589,500	$677,925	$779,614
The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $8.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 16.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table provides the beneficial ownership of shares of common stock of Mutual Federal Bancorp held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock at June 30, 2026. For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock over which he has, or shares, directly or indirectly, voting or investment power or as to which he or she has the right to acquire beneficial ownership at any time within 60 days after June 30, 2026.
	Number of Shares(1)	Percent Outstanding(2)
>5% Beneficial Owners:
Mutual Federal, MHC	2,545,813	77.40%
Directors:
Stanley Balzekas III	68,155	2.07%
John L. Garlanger, C.P.A.	37,479	1.14%
Robert P. Kazan, M.D.	28,564	0.87%
Amy P. Keane, C.P.A.	13,138	0.40%
Julie H. Oksas	44,243	1.34%
Stephen M. Oksas	107,299	3.21%
Rodney D. Stickle, C.P.A.	25,000	0.75%
All directors and executive officers as a group (7 persons)	323,878	9.46%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Mutual Federal Bancorp common stock if he or she has voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Mutual Federal Bancorp common stock. Includes 10,000 shares that can be acquired pursuant to stock options within 60 days of June 30, 2026 for Mr. Balzekas, Mr. Garlanger, Mr. Kazan and Ms. Keane; 20,000 shares that can be acquired pursuant to stock options within 60 days of June 30, 2026 for Ms. Oksas; 50,000 shares that can be acquired pursuant to stock options within 60 days of June 30, 2026 for Mr. Oksas; and 25,000 shares that can be acquired pursuant to stock options within 60 days of June 30, 2026 for Mr. Stickle.

(2)
Percentages with respect to each person or group of persons have been calculated on the basis of 3,289,067 shares of common stock outstanding as of June 30, 2026, plus the number of shares that each person or group of persons have the right to acquire within 60 days of June 30, 2026.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS
The table below sets forth, for each of Mutual Federal Bancorp’s directors and executive officers, and for all of these individuals as a group, the following information:

(1)
the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Mutual Federal Bancorp common stock at June 30, 2026, as set forth in “Beneficial Ownership of Common Stock;”

(2)
the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(3)
the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering — Additional Limitations on Common Stock Purchases.” Federal regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.
	Number of Exchange Shares to Be Held(1)	Proposed Purchases of Stock in the Offering(2)		Total Common Stock to be Held at Minimum of Offering Range(1)(3)
Name of Beneficial Owner		Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Directors:
Stanley Balzekas III	19,192	1,000	10,000	20,192	2.07%
John L. Garlanger, C.P.A.	10,554	5,000	50,000	15,554	1.59%
Robert P. Kazan, M.D.	8,043	1,000	10,000	9,043	*
Amy P. Keane, C.P.A.	3,699	1,000	10,000	4,699	*
Julie H. Oksas	12,458	2,500	25,000	14,958	1.53%
Stephen M. Oksas	30,215	2,500	25,000	32,715	3.31%
Rodney D. Stickle, C.P.A.	7,040	1,000	10,000	8,040	*
All Directors and Executive Officers as a Group (7 persons)	91,201	14,000	$140,000	105,201	10.39%

*
Less than 1%.

(1)
Based on information presented under “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.2816 at the minimum of the offering range.

(2)
Includes proposed subscriptions, if any, by associates.

(3)
Assuming an exchange ratio of 0.3809 at the maximum of the offering range, directors and executive officers would beneficially own 137,365 shares, or 10.03% of our outstanding shares of common stock.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR STOCKHOLDERS OF
MUTUAL FEDERAL BANCORP
General.   As a result of the conversion and stock offering, stockholders of Mutual Federal Bancorp will become stockholders of MFB Bancorp. The differing rights of stockholders of Mutual Federal Bancorp and stockholders of MFB Bancorp result from differences between federal and Delaware law and regulations, and differences between Mutual Federal Bancorp’s federal charter and bylaws and MFB Bancorp’s Delaware certificate of incorporation and bylaws.
This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of MFB Bancorp’s certificate of incorporation and bylaws.
Authorized Capital Stock.   The authorized capital stock of Mutual Federal Bancorp consists of 12,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share.
The authorized capital stock of MFB Bancorp consists of 2,500,000 shares of common stock, $0.01 par value per share, and 500,000 shares of preferred stock, par value $0.01 per share.
Under Delaware General Corporation Law (“DGCL”) and MFB Bancorp’s certificate of incorporation, the board of directors may not increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is also required to increase or decrease the number of authorized shares of Mutual Federal Bancorp.
Mutual Federal Bancorp’s charter and MFB Bancorp’s certificate of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.
Issuance of Capital Stock.   Pursuant to applicable laws and regulations, Mutual Federal MHC is required to own not less than a majority of the outstanding shares of Mutual Federal Bancorp common stock. Mutual Federal MHC will no longer exist following completion of the conversion and stock offering.
MFB Bancorp’s certificate of incorporation does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Mutual Federal Bancorp’s charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by Mutual Federal Bancorp stockholders and by MFB Bancorp stockholders to qualify stock options for favorable federal income tax treatment.
Voting Rights.   Neither Mutual Federal Bancorp’s charter or bylaws nor MFB Bancorp’s certificate of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “Delaware Law and Certificate of Incorporation and Bylaws of MFB Bancorp”.
Payment of Dividends.   Mutual Federal Bancorp’s ability to pay dividends depends, to a large extent, upon Mutual Federal Bank’s ability to pay dividends to Mutual Federal Bancorp, which is restricted by federal regulations and by federal income tax considerations related to savings banks.
Similar restrictions will apply to Mutual Federal Bank’s ability to pay dividends to MFB Bancorp. In addition, the DGCL generally provides that MFB Bancorp may declare and pay dividends from surplus, or, if there is no surplus, from net profits for the fiscal year (and/or the preceding fiscal year) in which the dividend is declared.

Board of Directors.   Mutual Federal Bancorp’s bylaws and MFB Bancorp’s certificate of incorporation require the board of directors to be divided into three (3) classes and that the members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified, with one (1) class being elected annually.
Under Mutual Federal Bancorp’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Mutual Federal Bancorp to fill vacancies may serve only until the next election of directors by stockholders. Under MFB Bancorp’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.
Limitations on Liability.   Mutual Federal Bancorp’s charter does not include a limitation on personal liability for officers or directors.
MFB Bancorp’s certificate of incorporation provide that directors and officers will not be personally liable for monetary damages to MFB Bancorp for certain actions as directors or officers, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the MFB Bancorp or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to Directors, under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to Officers, in any action by or in the right of the MFB Bancorp. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the MFB Bancorp shall be eliminated or limited to the fullest extent permitted by the DGCL. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit MFB Bancorp.
Indemnification of Directors, Officers, Employees and Agents.   As generally allowed under current Federal Reserve Board regulations and Mutual Federal Bancorp’s bylaws, Mutual Federal Bancorp will indemnify its current and former directors, officers and employees for any amount for which that person becomes liable under a judgment in, and any reasonable costs incurred in connection with, any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Mutual Federal Bancorp or its stockholders. Mutual Federal Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may become entitled to indemnification.
The certificate of incorporation of MFB Bancorp provides that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by the DGCL, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and the DGCL, all subject to any applicable federal law and regulations. The DGCL allows MFB Bancorp to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of MFB Bancorp. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.
Special Meetings of Stockholders.   Mutual Federal Bancorp’s bylaws provide that special meetings of stockholders may be called by the chairman, the president or a majority of the members of the board of directors and shall be called by the Chairman, President or Secretary of Mutual Federal Bancorp upon the written request of the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting.

MFB Bancorp’s certificate of incorporation provides that special meetings of stockholders may be called by a majority vote of the total authorized directors.
Stockholder Nominations and Proposals.   Mutual Federal Bancorp’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Mutual Federal Bancorp at least five (5) days before the date of the annual meeting.
MFB Bancorp’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to MFB Bancorp’s secretary not less than one hundred twenty (120) days prior to the one (1) year anniversary of the date of MFB Bancorp’s proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
Management of MFB Bancorp believes that it is in the best interests of MFB Bancorp and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are not in stockholders’ best interests.
Stockholder Action without a Meeting.   Under Mutual Federal Bancorp’s bylaws, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.
Under MFB Bancorp’s certificate of incorporation, stockholders may act only at a meeting of stockholders and may not act by written consent.
Stockholder’s Right to Examine Books and Records.   A federal regulation, which is applicable to Mutual Federal Bancorp, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. The DGCL provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements if a written demand is made that satisfies certain requirements of the DGCL.
Limitations on Voting Rights of Greater-than-10% Stockholders.   MFB Bancorp’s certificate of incorporation provides that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Mutual Federal Bancorp’s charter contained a similar provision that has expired by its terms.
In addition, federal regulations provide that for a period of three (3) years following the date of the completion of the conversion and stock offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of MFB Bancorp’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of MFB Bancorp’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
Business Combinations with Interested Stockholders.   The DGCL prohibits a corporation from engaging in any business combination with an interested stockholder (defined as a 15% stockholder) for a period of three (3) years after the date that stockholder became an interested stockholder unless (i) before that date, the board of directors of the corporation approved the business combination or the transaction transforming the stockholder into an interested stockholder, (ii) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock (excluding shares owned by directors, officers and certain employee stock ownership plans) or (iii) on or after the date the stockholder became an interested stockholder, the business combination received the approval of both the corporation’s directors and the holders of two-thirds (2/3) of the outstanding voting shares not owned by the interested stockholder voted at a meeting and not by written consent. A Delaware corporation may opt out of this provision through an amendment to its certificate of incorporation or bylaws adopted by a majority of the outstanding voting shares. MFB Bancorp has not adopted any such amendment.
Current federal regulations do not provide a vote standard for business combinations involving a federal mid-tier stock holding companies like Mutual Federal Bancorp.
Mergers, Consolidations and Sales of Assets.   Under the DGCL, a merger or consolidation of MFB Bancorp requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

•
the plan of merger does not make an amendment to the certificate of incorporation that would be required to be approved by the stockholders;

•
each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•
the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

Under the DGCL, a sale of all or substantially all of MFB Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of MFB Bancorp, requires the approval of its board of directors and the affirmative vote of two-thirds (2/3) of the votes of stockholders entitled to be cast on the matter.
Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies like Mutual Federal Bancorp.
Evaluation of Offers.   The certificate of incorporation of MFB Bancorp provides that its board of directors, when evaluating a transaction that would or may involve a change in control of MFB Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, or sale of all or substantially all of its assets), may, in connection with the exercise of its judgment in determining what is in the best interests of MFB Bancorp and its stockholders, give due consideration to all relevant factors, including, but not limited to the social and economic effect of such offer on MFB Bancorp’s present and future customers and employees and those of its subsidiaries; the communities in which MFB Bancorp and its subsidiaries operate or are located; the ability of MFB Bancorp to fulfill its corporate objectives as a savings and loan holding company; and the ability of its subsidiary bank to fulfill the objectives under applicable statutes and regulations. If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.
Mutual Federal Bancorp’s charter and bylaws do not include a similar provision to the provision described above.
Dissenters’ Rights of Appraisal.   Under the DGCL, a stockholder of a Delaware corporation such as MFB Bancorp generally has the right to dissent from a merger or consolidation in which the corporation is participating or a sale of all or substantially all of the assets of the corporation, subject to specified procedural requirements. The DGCL does not confer appraisal rights, however, if the corporation’s stock is either (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (2) held of record by more than 2,000 holders. Current federal regulations do not provide for dissenters’ appraisal rights for stockholders of federal mid-tier stock holding companies, like Mutual Federal Bancorp.

Forum Selection for Certain Stockholder Lawsuits.   Article Eleventh, Paragraph A of the certificate of incorporation of MFB Bancorp provides that, unless MFB Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of MFB Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of MFB Bancorp to MFB Bancorp or MFB Bancorp’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, in all cases subject to the courts having personal jurisdiction over the indispensable parties named as defendants. Because this provision permits claims to be brought in federal courts located in the State of Delaware, this provision would apply to a claim made under the U.S. federal securities laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”), provided there is exclusive federal jurisdiction for such a claim and the claim involves one of the enumerated actions described in Article Eleventh, Paragraph A of the certificate of incorporation. Article Eleventh, Paragraph A does not govern the forum for an Exchange Act or Securities Act claim that does not independently fall within one of these enumerated categories. Article Eleventh, Paragraph B of MFB Bancorp’s certificate of incorporation states that, unless consented to in writing to the selection of an alternative forum, claims arising under the Securities Act must be brought in the federal district courts of the United States of America as the exclusive forum for the resolution of such claims.
Although there is uncertainty as to whether a court would enforce such provisions, a stockholder of MFB Bancorp cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Under the certificate of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of MFB Bancorp shall be deemed to have notice of and consented to the exclusive forum provisions of the certificate of incorporation. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with MFB Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both.
Mutual Federal Bancorp’s charter and bylaws do not contain a similar provision.
Amendment of Governing Instruments.   No amendment of Mutual Federal Bancorp’s charter may be made unless it is first proposed by the board of directors, then approved or preapproved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to Mutual Federal Bancorp’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Mutual Federal Bancorp at any legal meeting.
MFB Bancorp’s certificate of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least a majority of the outstanding shares of common stock. Approval by at least 75% of the outstanding voting stock is generally required to amend the following provisions:
(i) the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock; (ii) the ability of the board of directors to set the number of directors and the division of the board of directors into three (3) staggered classes; (iii) the ability of the board of directors to fill vacancies on the board; (iv) the requirement that directors may be removed only for cause and by the affirmative vote of at least 75% of the votes eligible to be cast by stockholders; (v) the ability of the board of directors to amend and repeal the bylaws; (vi) the requirement that stockholders may act only at a meeting and not by written consent; (vii) the requirement that only a majority of the whole board may call a special meeting of stockholders; (viii) the advance notice requirements for stockholder proposals and nominations; (ix) the requirement that the forum for certain actions or disputes will be a state or federal court located within the State of Delaware; and (x) the provision of the certificate of incorporation requiring approval of at least 75% of the outstanding voting stock to amend the provisions of the certificate of incorporation provided in (i) through (ix) of this list.

MFB Bancorp’s certificate of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of all of MFB Bancorp’s directors or by the stockholders by the affirmative vote of at least 75% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 75% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF MFB BANCORP
Although the board of directors of MFB Bancorp is not aware of any effort that might be made to obtain control of MFB Bancorp after the conversion and stock offering, the board of directors believes that it is appropriate to include certain provisions as part of MFB Bancorp’s certificate of incorporation to protect the interests of MFB Bancorp and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Mutual Federal Bank, MFB Bancorp or MFB Bancorp’s stockholders.
The following discussion is a general summary of the material provisions of Delaware law, MFB Bancorp’s certificate of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. MFB Bancorp’s certificate of incorporation and bylaws are included as part of Mutual Federal, MHC’s application for conversion filed with the Federal Reserve and MFB Bancorp’s registration statement filed with the SEC. See “Where You Can Find Additional Information.”
Delaware Law and Certificate of Incorporation and Bylaws of MFB Bancorp
Delaware law, as well as MFB Bancorp’s certificate of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of MFB Bancorp more difficult.
Directors.   The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.
Restrictions on call of special meetings.   The certificate of incorporation and bylaws provide that special meetings of stockholders can be called by a majority of the whole board of directors.
Restriction on action by written consent.   The certificate of incorporation provides that stockholders may not take action by written consent.
Prohibition of cumulative voting.   The certificate of incorporation prohibits cumulative voting for the election of directors.
Limitation of voting rights.   The certificate of incorporation provides that in no event will any person who beneficially owns more than 10.0% of the then-outstanding shares of common stock be entitled or permitted to vote any of the shares of common stock held in excess of the 10.0% limit.
Restrictions on removing directors from office.   The certificate of incorporation provides that directors may be removed only for cause, and only by the affirmative vote of the holders of at least 75.0% of the voting power of all of MFB Bancorp’s then-outstanding stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “— Limitations of Voting Rights”) for the election of directors.
Authorized but unissued shares.   After the conversion, MFB Bancorp will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of MFB Bancorp Following the Conversion.” The certificate of incorporation authorizes 500,000 shares of serial preferred stock. MFB Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including, without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Mutual Federal Bancorp that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of MFB Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.
Amendments to certificate of incorporation and bylaws.   Amendments to the certificate of incorporation must be approved by the board of directors and by the affirmative vote of a majority of the outstanding shares of stock, entitled to vote on the amendment; provided, however, that approval by at least 75.0% of the outstanding voting stock entitled to vote for the election of directors is generally required to amend certain provisions.
The certificate of incorporation also provides that the bylaws may be amended by the affirmative vote of a majority of MFB Bancorp’s directors or by the stockholders by the affirmative vote of at least 75.0% of the total votes eligible to be cast for the election of directors at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 75.0% of the total votes eligible to be cast.
Business combinations with interested stockholders.   Under Delaware law, “business combinations” between MFB Bancorp and an interested stockholder or an affiliate of an interested stockholder are prohibited for three years after the most recent date on which the interested stockholder becomes an interested stockholder (i) prior to such time the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85.0% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors, officers and certain employee stock plans; or (iii) subsequent to such time as the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock which is not owned by the interested stockholder. These business combinations include a merger, consolidation, certain stock issuances and transfers, and similar transactions involving interested stockholders and their affiliates. Delaware law defines an interested stockholder as (i) any person who beneficially owns 15.0% or more of the voting power of MFB Bancorp’s voting stock entitled to vote generally in the election of directors; or (ii) an affiliate or associate of MFB Bancorp who, within the three-year period prior to the date in question, was the beneficial owner of 15.0% or more of the voting power of the then-outstanding voting stock of MFB Bancorp entitled to vote generally in the election of directors.
Evaluation of offers.   The certificate of incorporation of MFB Bancorp provides that its board of directors, when evaluating a transaction that would or may involve a change in control of MFB Bancorp (whether by purchases of its securities, merger, consolidation, or sale of all or substantially all of its assets), may, in connection with the exercise of its business judgment in determining what is in the best interests of MFB Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors.
Purpose and anti-takeover effects of MFB Bancorp’s certificate of incorporation and bylaws.   Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of MFB Bancorp and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of MFB Bancorp and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of MFB Bancorp and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of MFB Bancorp and that is in the best interest of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.
Despite our belief as to the benefits to stockholders of these provisions of MFB Bancorp’s certificate of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.
Forum selection for certain stockholder lawsuits.   Article Eleventh, Paragraph A of the certificate of incorporation of MFB Bancorp provides that, unless MFB Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of MFB Bancorp, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of MFB Bancorp to MFB Bancorp or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Because this provision permits claims to be brought in federal courts located in the State of Delaware, this provision would apply to a claim made under the U.S. federal securities laws, including the Exchange Act and the Securities Act, provided there is exclusive federal jurisdiction for such a claim and the claim involves one of the enumerated actions described in Article Eleventh, Paragraph A of the certificate of incorporation. Article Eleventh, Paragraph A does not govern the forum for an Exchange Act or Securities Act claim that does not independently fall within one of these enumerated categories. In addition, Article Eleventh, Paragraph B of the certificate of incorporation of MFB Bancorp provides that, unless consented to in writing to the selection of an alternative forum, claims arising under the Securities Act must be brought in the federal district courts of the United States of America as the exclusive forum for the resolution of such claims.
Although there is uncertainty as to whether a court would enforce such provisions, a stockholder of MFB Bancorp cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Under the certificate of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of MFB Bancorp shall be deemed to have notice of and consented to the exclusive forum provisions of the certificate of incorporation. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for dispute with us or our directors and officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.
Regulatory Restrictions
Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.
Control, as defined under federal law, means ownership, control, or holding with power to vote, of 25.0% or more of any class of voting stock. Federal regulations establish a rebuttable presumption of control upon ownership, control, or holding with power to vote of 10.0% or more of a class of voting stock where (i) the company has registered securities under Section 12 of the Exchange Act or (ii) no other person will own, control or hold the power to vote a greater percentage of that class of voting securities.
The Federal Reserve may deny an acquisition of control if it finds, among other things, that:

•
the acquisition would result in a monopoly or substantially lessen competition;

•
the financial condition of the acquiring person might jeopardize the financial stability of the institution;

•
the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

•
the acquisition would have an adverse effect on the Deposit Insurance Fund.

Federal Reserve regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of 10.0% or more of a class of voting stock of MFB Bancorp or Mutual Federal Bank without the Federal Reserve’s prior approval.
During the conversion and for three years following the conversion, the conversion regulations prohibit any person from acquiring, either directly or indirectly, or making an offer to acquire more than 10.0% of the stock of any converted savings institution, such as Mutual Federal Bank, without the prior written approval of the OCC, except for:

•
any offer with a view toward public resale made exclusively to the institution or to underwriters or a selling group acting on its behalf;

•
offers that if consummated would not result in the acquisition by such person during the preceding twelve-month period of more than 1% of such stock;

•
offers in the aggregate for up to 24.9% by the employee stock ownership plan or other tax-qualified plans; and

•
an offer to acquire or acquisition of beneficial ownership of more than 10.0% of the common stock of the savings institution by a corporation whose ownership is or will be substantially the same as the ownership of the savings institution, provided that the offer or acquisition is made more than one year following the date of completion of the conversion.

Such prohibition also is applicable to the acquisition of MFB Bancorp common stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10.0% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for an institution’s stock under circumstances that give rise to a conclusive or rebuttable determination of control under federal banking regulations.

DESCRIPTION OF CAPITAL STOCK OF
MFB BANCORP FOLLOWING THE CONVERSION
General
MFB Bancorp is authorized to issue 2.5 million shares of common stock, par value of $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share. MFB Bancorp currently expects to issue in the stock offering up to 1,190,250 shares of common stock, at the adjusted maximum of the offering range. MFB Bancorp will not issue shares of preferred stock in the conversion and stock offering. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.
The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.
Common Stock
Dividends.   MFB Bancorp may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends; however, even if MFB Bancorp’s assets are less than the amount necessary to satisfy the requirement set forth above, MFB Bancorp may pay dividends from its net earnings for the fiscal year in which the distribution is made, and its net earnings for the preceding fiscal year. The payment of dividends by MFB Bancorp is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce MFB Bancorp’s net assets below the then-adjusted balance of its liquidation account. The holders of common stock of MFB Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If MFB Bancorp issues shares of preferred stock, the holders thereof may have priority over the holders of the common stock with respect to dividends.
Voting rights.   Upon completion of the stock offering, the holders of common stock of MFB Bancorp will have exclusive voting rights in MFB Bancorp. They will elect MFB Bancorp’s board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10.0% of the then-outstanding shares of MFB Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10.0% limit. If MFB Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 75.0% of our outstanding voting stock as described in our certificate of incorporation. See “— Delaware Law and Certificate of Incorporation and Bylaws of MFB Bancorp.”
As a federally chartered stock savings institution, corporate powers and control of Mutual Federal Bank are vested in its board of directors, who elect the officers of Mutual Federal Bank and who fill any vacancies on the board of directors. Voting rights of Mutual Federal Bank are vested exclusively in the owners of the shares of capital stock of Mutual Federal Bank, which will be MFB Bancorp, and voted at the direction of MFB Bancorp’s board of directors. Consequently, the holders of the common stock of MFB Bancorp will not have direct control of Mutual Federal Bank.
Liquidation.   In the event of any liquidation, dissolution or winding up of Mutual Federal Bank, MFB Bancorp, as the holder of 100% of Mutual Federal Bank’s capital stock, would be entitled to receive all assets of Mutual Federal Bank available for distribution, after payment or provision for payment of all debts and liabilities of Mutual Federal Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of MFB Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account to all Eligible Account Holders and Supplemental Eligible Account Holders), all of the assets of MFB Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of a liquidation or dissolution.
Preemptive rights.   Holders of the common stock of MFB Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.
Preferred Stock
None of the shares of MFB Bancorp’s authorized preferred stock will be issued as part of the stock offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT
The transfer agent and registrar for MFB Bancorp’s common stock is Computershare Trust Company, N.A., Canton, Massachusetts.
EXPERTS
The consolidated financial statements of Mutual Federal Bancorp as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 included in this prospectus and registration statement have been so included in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
RP Financial has consented to the publication in this prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of MFB Bancorp upon completion of the conversion and stock offering and of its letters with respect to subscription rights and the liquidation accounts.
LEGAL MATTERS
Vedder Price P.C., Chicago, Illinois, counsel to MFB Bancorp and Mutual Federal Bancorp, has issued to MFB Bancorp and Mutual Federal Bancorp its opinions regarding the legality of the common stock to be issued in the offering and the federal and state income tax consequences of the conversion. Certain legal matters will be passed upon for Performance Trust and, in the event of a syndicated community offering, for any other co-managers, by Breyer & Associates PC, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
MFB Bancorp has filed with the SEC a registration statement under the Securities Act with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. Our filings with the SEC, including the registration statement, are available to you free of charge on the SEC’s website at www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including MFB Bancorp.
Mutual Federal, MHC has filed an application for conversion with the Federal Reserve Bank of Chicago. This prospectus omits certain information contained in such applications. The applications may be inspected, without charge, at the offices of the Federal Reserve located at 230 South LaSalle Street, Chicago, Illinois 60604. The plan of conversion is available for inspection, upon request, at Mutual Federal Bank’s office and is also filed as an exhibit to the registration statement.
In connection with the offering, MFB Bancorp will register its common stock under Section 12 of the Exchange Act and, upon such registration, MFB Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10.0% stockholders, and the annual and periodic reporting and certain other requirements of the Exchange Act. Under the plan of conversion, MFB Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the conversion and offering.

STOCKHOLDER PROPOSALS
Our 2027 annual meeting of stockholder is expected to be held on May 26, 2027. Pursuant to our bylaws, and assuming our proxy materials for such meeting are mailed on or about April 26, 2027, in order to be eligible for inclusion in our proxy materials for our 2027 annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, located at 2212 West Cermak Road, Chicago, Illinois 60608, no later than December 27, 2026. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-8 thereof.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
Provisions of Mutual Federal Bancorp’s Bylaws.   Under Mutual Federal Bancorp’s bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally at least five days in advance of such meeting, subject to certain exceptions) by the Secretary of Mutual Federal Bancorp
Provisions of MFB Bancorp’s Bylaws.   MFB Bancorp’s bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before meeting of stockholders. MFB Bancorp’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to MFB Bancorp’s Secretary not less than 120 days prior to the one (1) year anniversary of the date of MFB Bancorp’s proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the elections of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on the MFB Bancorp’s books, and of such beneficial owner; (ii) the class and number of shares of the MFB Bancorp that are owned beneficially and of record by such stockholder and such beneficial owner: and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the MFB Bancorp’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the MFB Bancorp’s voting shares to elect such nominee or nominees. MFB Bancorp may require any proposed nominee to furnish such other information as may reasonably be required by it to determine the eligibility of such proposed nominee to serve as an independent director of MFB Bancorp or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In addition, any proposed business contained in a stockholder proposal must be a proper matter for stockholder action under the Delaware Code and applicable law.
The 2027 annual meeting of stockholders is expected to be held on May 26, 2027. If the conversion and stock offering is completed, advance written notice for certain business, or nominations to the board of directors, to be brought before the next annual meeting must be given to us no later than December 27, 2026. If notice is received after December 27, 2026, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. If the conversion and stock offering is not completed, advance written notice for certain business, or nominations to the board of directors, to be brought before the next annual meeting must be given to us at least five (5) days prior to the 2027 annual meeting of stockholders. If notice is received after such date, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.
Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING
The notice of special meeting of stockholders, proxy statement/prospectus, and proxy card are available at https://www.mutualfederalbank.com/About-Us#Investor-Relations.

OTHER MATTERS
As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS

Julie H. Oksas
Corporate Secretary
Chicago, Illinois [           ] , 2026

MUTUAL FEDERAL BANCORP, INC.
CHICAGO, ILLINOIS

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
June 30, 2026 (Unaudited) and December 31, 2025
(Dollar amounts in thousands except per share data)
	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$10,381	$8,550
Loans, net of allowance for credit losses of $1,276 at June 30, 2026 and December 31, 2025	82,471	85,023
Premises and equipment, net	1,652	1,679
Federal Home Loan Bank stock, at cost	1,357	1,357
Accrued interest receivable	470	478
Other assets	277	160
Total assets	$96,608	$97,247
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$2,634	$2,747
Interest-bearing deposits	59,248	58,548
Total deposits	61,882	61,295
Federal Home Loan Bank advances	16,500	18,000
Advance payments by borrowers for taxes and insurance	1,192	982
Accrued interest payable and other liabilities	753	671
Total liabilities	80,327	80,948
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value, 12,000,000 shares authorized, 3,634,047 shares issued at June 30, 2026 and December 31, 2025	36	36
Additional paid-in capital	10,423	10,423
Treasury stock, at cost (344,980 shares at June 30, 2026 and December 31, 2025)	(3,075)	(3,075)
Retained earnings	8,897	8,915
Accumulated other comprehensive income	—	—
Total stockholders’ equity	16,281	16,299
Total liabilities and stockholders’ equity	$96,608	$97,247
See accompanying notes to consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2026 and 2025 (Unaudited)
(Dollar amounts in thousands except per share data)
	June 30, 2026	June 30, 2025
Interest and dividend income:
Loans, including fees	$2,353	$2,441
Interest earning deposits	158	180
Federal Home Loan Bank stock	48	48
Total interest and dividend income	2,559	2,669
Interest expense:
Deposits	455	492
Federal Home Loan Bank advances	367	418
Total interest expense	822	910
Net interest income	1,737	1,759
Provision for credit losses	—	—
Net interest income after provision for credit losses	1,737	1,759
Non-interest income:
Other income	23	30
Total non-interest income	23	30
Non-interest expense:
Compensation and benefits	1,025	956
Occupancy and equipment	108	110
Data processing	160	169
Professional fees	317	143
Other expense	168	155
Total non-interest expense	1,778	1,533
Income (loss) before income taxes	(18)	256
Income tax expense	—	—
Net income (loss)	$(18)	$256
Earnings (loss) per common share:
Basic	$(0.01)	$0.08
Diluted	$(0.01)	$0.08
See accompanying notes to consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the Six Months Ended June 30, 2026 and 2025 (Unaudited)
(Dollar amounts in thousands except per share data)
	June 30, 2026	June 30, 2025
Net income (loss)	$(18)	$256
Other comprehensive income:
Unrealized gain on securities available for sale:
Unrealized holding gain arising during the period	—	—
Tax effect	—	—
Total other comprehensive income	—	—
Comprehensive income (loss)	$(18)	$256
See accompanying notes to consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Six Months Ended June 30, 2026 and 2025 (Unaudited)
(Dollar amounts in thousands except per share data)
	Common Stock	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance at January 1, 2025	$36	$10,423	$(3,075)	$8,577	$—	$15,961
Net income	—	—	—	256	—	256
Balance at June 30, 2025	$36	$10,423	$(3,075)	$8,833	$—	$16,217
Balance at January 1, 2026	$36	$10,423	$(3,075)	$8,915	$—	$16,299
Net loss	—	—	—	(18)	—	(18)
Balance at June 30, 2026	$36	$10,423	$(3,075)	$8,897	$—	$16,281
See accompanying notes to consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2026 and 2025 (Unaudited)
(Dollar amounts in thousands except per share data)
	June 30, 2026	June 30, 2025
Cash flows from operating activities
Net income (loss)	$(18)	$256
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net accretion of deferred costs on loans	(59)	(193)
Depreciation	27	27
Net change in advance payments by borrowers for taxes and insurance	210	78
Change in accrued interest receivable and other assets	(109)	(127)
Change in accrued interest payable and other liabilities	82	(122)
Net cash provided by (used in) operating activities	133	(81)
Cash flows from investing activities
Proceeds from maturities, calls, and principal repayments of securities available-for- sale	—	6
Net principal repayments on loans held-for-investment	5,145	3,141
Purchases of residential real estate loans	(2,534)	(2,789)
Net cash provided by investing activities	2,611	358
Cash flows from financing activities
Net increase in deposits	587	188
Proceeds from Federal Home Loan Bank advances	6,750	6,000
Repayment of Federal Home Loan Bank advances	(8,250)	(6,000)
Net cash provided by (used in) financing activities	(913)	188
Net increase in cash and cash equivalents	1,831	465
Cash and cash equivalents at beginning of period	8,550	9,802
Cash and cash equivalents at end of period	$10,381	$10,267
Supplemental cash flow information
Cash paid during the period for:
Interest	$809	$895
See accompanying notes to consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations and Principles of Consolidation:   The accompanying consolidated financial statements (“the financial statements”) have been prepared in conformity with accounting principles generally accepted in the United States of America and conform to practices within the banking industry. The accounting policies followed in the preparation of the interim consolidated financial statements are consistent with those used in the preparation of the annual financial information. The interim consolidated financial statements reflect all normal and recurring adjustments that are necessary, in the opinion of management, for fair statement of results for the interim periods presented. Results for the period ended June 30, 2026, are not necessarily indicative of the results that may be expected for the year ending December 31, 2026.
The consolidated financial statements include Mutual Federal Bancorp, Inc., and its wholly owned subsidiary Mutual Federal Bank (“the Bank”) and its wholly owned subsidiaries, EMEFES Service Corporation and 2212 Holdings, LLC (together referred to as “the Company”). Intercompany transactions and balances are eliminated in consolidation. As of June 30, 2026, Mutual Federal Bancorp, MHC (“the MHC”) was the majority stockholder of the Company. The MHC is owned by the depositors of the Bank. The consolidated financial statements do not include the transactions and balances of the MHC. EMEFES Service Corporation is an insurance agency that sells insurance products to the Bank’s customers. The insurance products are underwritten and provided by a third party. 2212 Holdings, LLC was established to hold and manage real estate acquired through foreclosure.
The Company provides financial services primarily through its office in Chicago, Illinois. The Company’s primary deposit products are checking, savings, money market, and certificate of deposit accounts, and its primary lending products are residential and commercial mortgage loans. Substantially all loans are secured by specific items of collateral, including one-to-four family and multifamily residential and commercial real estate. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the Chicago metropolitan area.
Use of Estimates:   To prepare consolidated financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and actual results could differ.
Segment Reporting:   The Company is a holding company for the Bank, which offers traditional community banking products and services to its customers. Pursuant to its banking strategy, emphasis is placed on building customer relationships rather than on discrete lines of business. The Company is not organized around separate business lines, but instead operates as an integrated unit, with product offerings evolving over time in response to customer needs. Operations are managed, and financial performance is evaluated, on a Company-wide basis by the President, who is the chief operating decision maker (“CODM”). The CODM evaluates performance using revenue, significant expenses, budget-to-actual results, and consolidated net income (loss). Revenue is used to evaluate pricing and growth trends, significant expenses are used to assess performance, and consolidated net income (loss) is used to benchmark performance against peers and in determining discretionary compensation. Loans and other earning assets provide the primary revenues of the banking operation. Interest expense, provision for credit losses, and compensation and benefits represent the significant expense categories regularly reviewed by the CODM. Discrete financial information is not available other than on a Company-wide basis. Accordingly, management has determined that the Company has one reportable operating segment.
Cash Flows:   Cash and cash equivalents include cash and deposits held with other financial institutions. Net principal repayments on loans held-for-investment are reported net in investing activities. Purchases of residential real estate loans are reported separately as investing activities. Net cash flows are reported for deposit transactions, Federal Home Loan Bank (“FHLB”) stock transactions, and advance payments by borrowers for taxes and insurance.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Debt Securities:   Debt securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available-for-sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.
Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.
A debt security is placed on non-accrual at the time any principal or interest payments become 90 days delinquent. Interest accrued but not received on a security placed on non-accrual is reversed against interest income. There was no accrued interest income receivable on securities reversed against interest income in the six months ended June 30, 2026 or 2025.
Allowance for Credit Losses — Available-for-Sale Securities:   For available-for-sale securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available-for-sale that do not meet the aforementioned criteria the Company evaluates whether the decline in fair value has resulted from credit losses or other factors.
In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of the cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.
Changes in the allowance for credit losses are recorded as provision for (or recapture of) credit losses. Losses are charged against the allowance for credit losses when management believes the uncollectability of an available-for-sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.
Accrued interest receivable on available-for sale debt securities was $0 at both June 30, 2026 and December 31, 2025 and is excluded from the estimate of credit losses.
FHLB Stock:   The Company is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.
Loans:   Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost, net of the allowance for credit losses. Amortized cost is the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for credit losses. Accrued interest receivable on loans totaled $470 and $478 at June 30, 2026 and December 31, 2025, respectively, and was reported in accrued interest receivable on the consolidated statements of financial condition and is excluded from the estimate of credit losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Interest income on mortgage and commercial loans is discontinued and placed on non-accrual status at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Non-accrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually evaluated loans.
All interest accrued but not received for a loan placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
If the Company determines at a later date a particular loan or pool of loans will be sold, the loan or loans are reclassified to loans held for sale. Any related allowance for credit losses is reversed into earnings, and the loan is recorded at its amortized cost basis. Upon transfer to loans held for sale a fair value adjustment is applied in the same manner it is applied for those loans originated for sale.
Allowance for Credit Losses — Loans:   The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. The allowance for credit losses represents management’s estimate of expected credit losses over the contractual lives of the loans and is based on relevant available information about past events, including historical loss experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. The allowance for credit losses is calculated quarterly, and any difference between the calculated allowance for credit losses and the recorded allowance for credit losses is recognized through the provision for, or recovery of, credit losses in the consolidated statements of operations. Loans are charged off against the allowance for credit losses when management believes the uncollectibility of a loan balance, or a portion of a loan balance, has been confirmed. Recoveries of amounts previously charged off are credited to the allowance for credit losses.
The allowance for credit losses is measured on a collective pool basis when loans share similar risk characteristics. The Company’s loan portfolio is primarily comprised of real estate loans, and management generally evaluates collectively evaluated loans within three loan pools consisting of one-to-four family residential real estate, multifamily residential real estate, and commercial real estate. The Company measures the allowance for credit losses using the Scaled CECL Allowance for Losses Estimator (“SCALE”) method. The SCALE method uses publicly available regulatory data to derive initial proxy expected lifetime loss rates. Management uses judgment to adjust those proxy expected lifetime loss rates, as necessary, to reflect the Company’s historical loss experience, current loan portfolio composition, credit quality trends, concentrations, and other Company-specific facts and circumstances.
In applying the SCALE method, management considers the Company’s own historical loss experience for the period from 2013 through June 30, 2026, which management has determined to be an appropriate historical loss period for evaluating expected credit losses. Management believes this period captures relevant loss data for the Company’s loan portfolio and includes periods of varying economic conditions. The historical loss information is considered together with the proxy expected lifetime loss rates derived from the SCALE method and is adjusted, when necessary, for differences in current conditions and reasonable and supportable forecasts that are not reflected in the historical loss information or the initial proxy loss rates. Because the SCALE method develops expected lifetime loss rates, no separate reversion adjustment is necessary for periods beyond the reasonable and supportable forecast period.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Management recognizes that additional factors may affect expected credit losses beyond the quantitative information used in the SCALE method. Accordingly, management considers whether qualitative adjustments are necessary for each loan pool. The qualitative factors considered by management include:

•
changes in lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices;

•
changes in the experience, ability, and depth of lending management and other relevant staff;

•
changes in the nature, volume, and terms of loans in the portfolio;

•
changes in the volume and severity of past due loans, non-performing loans, and adversely classified or graded loans;

•
changes in the quality of the Company’s loan review system;

•
changes in the value of underlying collateral for collateral-dependent loans;

•
the existence, growth, and effect of concentrations of credit;

•
actual and expected changes in national, regional, and local economic and business conditions; and

•
the effect of other external factors, including regulatory, legal, competitive, and environmental factors.

The Company considers loan performance and collateral values in assessing risk for each segment in the loan portfolio, as follows:

•
Residential real estate loans, which include both one-to-four-family and multifamily properties, are affected by the local residential real estate market, the local economy, employment levels, movement in interest rates, and changes in collateral values. For one-to-four family loans, the Company evaluates repayment ability through credit reports and debt-to-income ratios. For multifamily loans, repayment is also affected by property cash flows, occupancy levels, rent levels, operating costs, and the financial condition of the borrowers and guarantors. Appraisals are obtained to support the loan amount.

•
Commercial real estate loans are affected by the local commercial real estate market, the industries tied to the loans, collateral values, interest rates, and local economic and business conditions. Repayment is generally dependent on the cash flows generated by the underlying properties or businesses and the financial condition of the borrowers and guarantors. The loans are secured by real estate, and appraisals are obtained to support the loan amount. Cash flows are evaluated at origination and periodically updated during the life of the loan.

Loans that do not share similar risk characteristics with other loans are evaluated on an individual basis and are excluded from the collectively evaluated loan pools. Loans are generally evaluated individually when, based on current information and events, management determines that the loan does not share similar risk characteristics with other loans in the portfolio. For collateral-dependent loans, when foreclosure is probable or when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for estimated selling costs as appropriate.
The Company may agree to modify loans to borrowers experiencing financial difficulty by providing principal forgiveness, an interest rate reduction, a term extension, an other-than-insignificant payment delay, or a combination of these modifications. When principal forgiveness is provided, the amount of forgiveness is charged off against the allowance for credit losses. During the six months ended June 30, 2026 and 2025, there were no loan modifications to borrowers experiencing financial difficulty.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Management believes the allowance for credit losses on loans is maintained at a level sufficient to provide for expected losses on the Company’s loans based on historical loss experience, current conditions, and reasonable and supportable forecasts. Future adjustments to the allowance for credit losses may be necessary if conditions differ substantially from the assumptions used by management in estimating expected credit losses.
Allowance for Credit Losses on Off-Balance Sheet (OBS) Credit Exposures:   The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancellable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through the provision for credit losses. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. The balance as of June 30, 2026 and December 31, 2025 is not material.
Transfers of Financial Assets:   Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Mortgage Loan Repurchase Reserve:   In prior years the Company has sold one-to-four family residential mortgage loans to secondary mortgage market investors. Under standard representations and warranties clauses in the Company’s mortgage sale agreements, the Company may be required to repurchase mortgage loans sold or reimburse the investors for credit losses incurred on those loans if a breach of the contractual representations and warranties occurred. The Company establishes a mortgage repurchase liability in an amount equal to management’s estimate of losses on loans for which the Company could have a repurchase obligation or loss reimbursement. The estimated liability incorporates the volume of loans sold in previous periods, default expectations, historical investor repurchase demand and actual loss severity. Provisions to the mortgage repurchase reserve would be charged against any gains on sales of loans included in the consolidated statements of operations. The balance as of June 30, 2026 and December 31, 2025 is not material.
Real Estate Owned:   Assets acquired through or instead of loan foreclosures are initially recorded at fair value, less estimated costs to sell, when acquired, establishing a new cost basis. Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interests in the property to satisfy the loan through a deed in lieu of foreclosure or a similar legal document. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. There was no real estate owned at June 30, 2026 or December 31, 2025.
Premises and Equipment:   Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method, with useful lives ranging from 5 to 39 years. Furniture, fixtures, and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 7 years.
Mortgage Servicing Rights:   When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value within the consolidated statements of operations in gains on sale of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Under the fair value measurement method, the Company measures servicing rights at fair value at each reporting date and reports changes in fair value of servicing assets in earnings in the period in which the changes occur. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds, default rates and losses. The carrying value of mortgage servicing rights was $0 at December 31, 2025. Servicing fee income, which is reported within other income, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recorded as income when earned. Servicing fee income was $0 for the six months ended June 30, 2026 and $5 for the six months ended June 30, 2025.
Loan Commitments and Related Financial Instruments:   Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.
Stock-based Compensation:   Compensation cost is recognized for stock options issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options.
Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. There was no compensation cost recognized during the six months ended June 30, 2026 and 2025.
Income Taxes:   Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if necessary, reduces deferred tax assets to the amount expected to be realized. The Company established a reserve against deferred income tax benefits because it could not predict recoverability of the benefits within a reasonable time period.
A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company recognizes interest and penalties related to income tax matters as income tax expense.
Comprehensive Income (Loss):   Comprehensive income (loss) consists of net income (loss) and other comprehensive income. Other comprehensive income includes unrealized gains or losses on securities available-for-sale that are also recognized as a separate component of stockholders’ equity.
Earnings (Loss) per Common Share:   Basic earnings (loss) per common share amounts are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share is computed using the weighted average number of shares determined for the basic earnings (loss) per common share computation plus the dilutive effects of outstanding stock options using the treasury stock method. Shares are excluded from the computations of diluted earnings (loss) per share when their inclusion has an anti-dilutive effect.
Loss Contingencies:   Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe that there now are such matters that will have a material effect on the consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Fair Value of Financial Instruments:   Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.
Revenue from Contracts with Customers:   The majority of the Company’s revenues come from interest income and other sources, including loans and securities, that are outside the scope of ASC 606. The Company’s services that fall within the scope of ASC 606 are presented within non-interest income and are recognized as revenue as the Company satisfies its obligation to the customer.
Significant services within the scope of ASC 606 include service charges and debit card interchange income and are included with other income.

•
Service charges:   Fees from our deposit customers are earned for transaction-based, account maintenance, and overdraft services. Transaction-based fees and overdraft fees are recognized at a point in time since the customer generally has a right to cancel the depository arrangement at any time. The arrangement is considered a day-to-day contract with ongoing renewals and optional purchases, so the duration of the contract does not extend beyond the services already performed. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which we satisfy our performance obligation.

•
Debit card interchange income:   As with the transaction-based fees on deposit accounts, debit card interchange income is recognized at the point in time the customer’s request is made. Interchange fees are earned from cardholder transactions processed through card association networks. Interchange rates are generally set by the card association networks based upon purchase volumes and other factors. Interchange fees represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

Impact of Recent Accounting Pronouncements:   In November 2024, FASB issued ASU 2024-03 Disaggregation of Income Statement Expenses in order to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The amendments in ASU 2024-03 require disclosure, in the notes to the consolidated financial statements, of specified information about certain costs and expenses in interim and year-end reporting periods. The amendments in the ASU apply to all public business entities and are effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments are to be applied either (1) prospectively to the consolidated financial statements issued for reporting periods after the effective date or (2) retrospectively to any or all periods presented in the consolidated financial statements. The Company is evaluating the impact this will have on the consolidated financial statements.
In November 2025, the FASB issued ASU 2025-08, Financial Instruments — Credit Losses (Topic 326): Purchased Loans. The guidance requires entities to account for purchased seasoned loans by recognizing them at their purchase price plus an allowance for expected credit losses. ASU 2025-08 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within those years. Prospective application is required. Early adoption is permitted. The Company is evaluating the impact this will have on the consolidated financial statements.
NOTE 2 — SECURITIES
There were no securities available-for-sale, there was no allowance for credit losses on securities available-for-sale and there were no holdings of securities of any one issuer in an amount greater than 10% of stockholders’ equity as of June 30, 2026 or December 31, 2025.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS
Loans at June 30, 2026 and December 31, 2025 were as follows:
	June 30, 2026	December 31, 2025
Residential real estate:
One-to-four family	$65,302	$70,692
Multifamily	14,141	12,959
Commercial real estate	4,170	2,550
Total loans	83,613	86,201
Deferred loan costs, net	134	98
Allowance for credit losses	(1,276)	(1,276)
Loans, net	$82,471	$85,023
The Company has granted loans to principal officers, directors, and their affiliates. These loans totaled $137 and $143 at June 30, 2026 and December 31, 2025.
The Company purchased $2,534 and $2,789 one-to-four family residential real estate loans in the six months ended June 30, 2026 and 2025, respectively. The Company has no purchased loans, for which there was, at acquisition, evidence of more than insignificant deterioration of credit quality since origination.
The following tables present the activity in the allowance for credit losses by portfolio segment for the six months ended June 30, 2026 and the year ended December 31, 2025:
	Residential Real Estate	Commercial Real Estate	Total
June 30, 2026
Allowance for credit losses:
Beginning balance	$1,120	$156	$1,276
Loans charged-off	—	—	—
Total ending allowance balance	$1,120	$156	$1,276
	Residential Real Estate	Commercial Real Estate	Total
December 31, 2025
Allowance for credit losses:
Beginning balance	$1,162	$156	$1,318
Loans charged-off	(42)	—	(42)
Total ending allowance balance	$1,120	$156	$1,276

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
The following table presents the amortized cost basis of loans on non-accrual status by class and loans on non-accrual status with no allowance for credit loss as of June 30, 2026 and December 31, 2025:
	Non-accrual	Non-accrual With No Allowance For Credit Loss
June 30, 2026
Residential real estate
One-to-Four Family	$928	$928
Total	$928	$928
December 31, 2025
Residential real estate
One-to-Four Family	$1,140	$1,140
Multifamily	60	60
Total	$1,200	$1,200
There are no loans past due over 89 days and still accruing as of June 30, 2026 or December 31, 2025. The Company recognized interest income of $17 and $35 on nonaccrual loans during the six months ended June 30, 2026 and 2025, respectively.
Collateral-dependent loans total $928 and $1,200 at June 30, 2026 and December 31, 2025. Collateral on these loans is primarily 1 – 4 family real estate.
The following table presents the aging of the amortized cost basis in past due loans as of June 30, 2026 and December 31, 2025 by class:
	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total
June 30, 2026
Residential real estate:
One-to-four family	$3,015	$84	$928	$4,027	$61,275	$65,302
Multifamily	—	—	—	—	14,141	14,141
Commercial real estate	—	—	—	—	4,170	4,170
Total	$3,015	$84	$928	$4,027	$79,586	$83,613
December 31, 2025
Residential real estate:
One-to-four family	$1,516	$845	$1,140	$3,501	$67,191	$70,692
Multifamily	—	—	60	60	12,899	12,959
Commercial real estate	—	—	—	—	2,550	2,550
Total	$1,516	$845	$1,200	$3,561	$82,640	$86,201

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Credit Quality Indicators:
The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually and classifies them as to credit risk. This analysis typically includes non-homogenous loans, such as multifamily and commercial real estate loans. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:
Special Mention.   Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.
Substandard.   Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.
Doubtful.   Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.
Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Based on the most recent analysis performed, the risk category of loans by class of loans as of June 30, 2026 and December 31, 2025 are as follows:
Term Loans Amortized Cost Basis by Origination Date — June 30, 2026
	2026	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Total
As of June 30, 2026
Residential real estate –
Multi family
Risk rating:
Pass	$2,362	$3,998	$948	$701	$3,436	$2,696	—	$14,141
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$2,362	$3,998	$948	$701	$3,436	$2,696	—	$14,141
Commercial real estate –
Risk rating:
Pass	$1,804	$323	$360	$1,683	—	—	—	$4,170
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$1,804	$323	$360	$1,683	—	—	—	$4,170

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Term Loans Amortized Cost Basis by Origination Date — December 31, 2025
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2025
Residential real estate –
Multi family
Risk rating:
Pass	$4,025	$956	$721	$4,400	$1,560	$1,237	—	$12,899
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	60	—	60
Doubtful	—	—	—	—	—	—	—	—
Total	$4,025	$956	$721	$4,400	$1,560	$1,297	—	$12,959
Commercial real estate –
Risk rating:
Pass	$333	—	$370	$1,847	—	—	—	$2,550
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$333	—	$370	$1,847	—	—	—	$2,550
The Company evaluates the credit quality of its one-to-four-family residential real estate portfolio based primarily on the aging status of the loan and payment activity. Accordingly, loans on nonaccrual status and loans past due 90 days or more and still accruing interest are considered to be nonperforming for purposes of credit quality evaluation. The following tables present the amortized cost of this loan portfolio based on the credit risk profile of loans that are performing and loans that are nonperforming as of June 30, 2026 and December 31, 2025:
Term Loans Amortized Cost Basis by Origination Date — June 30, 2026
	2026	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Total
As of June 30, 2026
Residential real estate –
One-to-four family
Payment performance:
Performing	$1,260	$4,055	$5,801	$3,395	$30,020	$17,001	$2,842	$64,374
Non-performing	—	—	—	—	—	928	—	928
Total	$1,260	$4,055	$5,801	$3,395	$30,020	$17,929	$2,842	$65,302

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Term Loans Amortized Cost Basis by Origination Date — December 31, 2025
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2025
Residential real estate –
One-to-four family
Payment performance:
Performing	$7,758	$4,362	$2,319	$33,081	$10,986	$8,129	$2,917	$69,552
Non-performing	—	174	—	—	865	101	—	1,140
Total	$7,758	$4,536	$2,319	$33,081	$11,851	$8,230	$2,917	$70,692
NOTE 4 — FAIR VALUE MEASUREMENT
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses a fair value hierarchy to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs that may be used to measure fair value are as follows:

Level 1:
Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:
Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:
Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Securities:   For securities where quoted prices are not available fair values are calculated based on market prices of similar securities (Level 2), using matrix pricing. Matrix pricing, which is a mathematical technique commonly used to price debt securities that are not actively traded, values debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).
Collateral-dependent Loans:   The fair value of collateral-dependent loans with specific allocations of the allowance for credit losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Collateral-dependent loans are evaluated on a quarterly basis and adjusted accordingly.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 4 — FAIR VALUE MEASUREMENT (Continued)
Appraisals for collateral-dependent loans are performed by certified general appraisers whose qualifications and licenses have been reviewed and verified by the Company. Once received, a member of the lending department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics. On an annual basis, the Company compares the actual selling price of collateral that has been sold to the most recent appraisal value to determine what additional adjustment should be made to the appraisal value to arrive at fair value.
There were no assets measured at fair value on a recurring basis or non-recurring basis as of June 30, 2026 or December 31, 2025.
Fair Value of Financial Instruments
The carrying values and estimated fair value of certain financial instruments not carried at fair value at June 30, 2026 and December 31, 2025 were as follows:
June 30, 2026:	Carrying Value	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$10,381	$10,381	$—	$—	$10,381
Loans, net	82,471	—	—	80,314	80,314
Federal Home Loan Bank stock	1,357	—	—	—	N/A
Accrued interest receivable	470	—	470	—	470
Financial liabilities
FHLB advances	$16,500	$—	$16,595	$—	$16,595
Advance payments by borrowers for taxes and insurance	1,192	1,192	—	—	1,192
Accrued interest payable	206	—	206	—	206
Certificates of deposit	27,358	—	27,245	—	27,245
Other deposits	34,524	—	34,524	—	34,524
December 31, 2025:	Carrying Value	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$8,550	$8,550	$—	$—	$8,550
Loans, net	85,023	—	—	82,926	82,926
Federal Home Loan Bank stock	1,357	—	—	—	N/A
Accrued interest receivable	478	—	478	—	478
Financial liabilities
FHLB advances	$18,000	$—	$18,139	$—	$18,139
Advance payments by borrowers for taxes and insurance	982	982	—	—	982
Accrued interest payable	193	—	193	—	193
Certificates of deposit	26,912	—	26,042	—	26,042
Other deposits	34,383	—	34,383	—	34,383
The methods used to measure fair value of financial instruments at June 30, 2026 and December 31, 2025 represent an approximation of exit price; however, an actual exit price may differ.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 5 — PREMISES AND EQUIPMENT
Period-end premises and equipment were as follows.
	June 30, 2026	December 31, 2025
Land	$807	$807
Building	355	355
Building improvements	837	837
Drive-up addition	577	577
Furniture and equipment	429	429
Total cost	3,005	3,005
Accumulated depreciation	(1,353)	(1,326)
	$1,652	$1,679
Depreciation and amortization expense was $27 for the six months ended June 30, 2026 and 2025.
NOTE 6 — DEPOSITS
Deposits, by major category, are as follows:
	June 30, 2026	December 31, 2025
Non-interest-bearing deposits	$2,634	$2,747
Interest-bearing checking	1,223	1,039
Savings	26,027	26,653
Money market deposit accounts	4,640	3,944
Certificates of deposit	27,358	26,912
	$61,882	$61,295
The aggregate amount of certificates of deposit with a minimum denomination of $250 was approximately $6,622 and $6,127 at June 30, 2026 and December 31, 2025, respectively.
Deposits of related parties totaled approximately $1,162 and $1,127 at June 30, 2026 and December 31, 2025, respectively.
NOTE 7 — FEDERAL HOME LOAN BANK ADVANCES
As of June 30, 2026, the Company had $16,500 in fixed-rate Federal Home Loan Bank advances with a weighted average interest rate of 4.13%. As of December 31, 2025, the Company had $18,000 in fixed-rate Federal Home Loan Bank advances with a weighted average interest rate of 4.32%. Maturities as of June 30, 2026 were from September 12, 2026 through June 30, 2028. Maturities as of December 31, 2025 were from January 20, 2026 through June 30, 2028.
Each advance is payable at its maturity date, or call date whichever is earlier, with a prepayment penalty for fixed rate advances. The advances were collateralized by $50,063 and $48,596 of first mortgage loans under a blanket lien arrangement at June 30, 2026 and December 31, 2025. Based on this collateral and the Company’s holdings of FHLB stock, the Company is eligible to borrow an additional $32,698 in advances from the FHLB at June 30, 2026.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 7 — FEDERAL HOME LOAN BANK ADVANCES (Continued)
Payments for the twelve months ending on June 30, 2027 through June 30, 2031 are as follows:
June 30, 2027	$12,500
June 30, 2028	4,000
June 30, 2029	—
June 30, 2030	—
June 30, 2031	—
$16,500
NOTE 8 — BENEFIT PLANS
On November 29, 2006, the stockholders approved the Mutual Federal Bancorp, Inc. 2006 Stock Option Plan (the “Stock Option Plan”). A total of 178,206 shares of Company common stock were reserved for issuance under the Stock Option Plan. The 2006 Stock Option Plan expired in September 2023.
On November 21, 2023, the Board approved the Mutual Federal Bancorp, Inc. 2023 Stock Option Plan (the “New Stock Option Plan”). A total of 178,206 shares of Company stock were reserved for issuance under the New Stock Option Plan. The Plan is effective until November 2033. The terms of grants or awards are determined by a Board committee, however awards are generally to be granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant, immediately vest, and have a 10 year contractual term. At June 30, 2026, 43,206 shares remain available for future grant or award under the New Stock Option Plan.
The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model. Expected volatilities are based on historical volatilities of the common stock of selected micro cap bank holding companies. As historical data is not available, the expected term of the options granted is based on management’s best estimate and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.
Total compensation cost that has been charged against income for the New Stock Option Plan was $0 for the six months ended June 30, 2026 and 2025.
Stock Option Plan
The Company’s New Stock Option Plan permits the grant of stock options to its officers, directors and employees. The Company believes that such grants better align the interests of its employees with those of its stockholders. There were no grants during the six months ended June 30, 2026 and the year ended December 31, 2025. The following is a summary of the activity in the stock option plan for the six months ended June 30, 2026 and the year ended December 31, 2025:

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 8 — BENEFIT PLANS (Continued)
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at January 1, 2026	145,000	$1.43	8
Granted	—	—	—
Exercised	—	—	—
Forfeited or expired	10,000	1.43	—
Outstanding at June 30, 2026	135,000	$1.43	7.5
Exercisable at June 30, 2026	135,000	$1.43	7.5
Vested at June 30, 2026	135,000	$1.43	7.5
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at January 1, 2025	145,000	$1.43	9
Granted	—	—	—
Exercised	—	—	—
Forfeited or expired	—	—	—
Outstanding at December 31, 2025	145,000	$1.43	8
Exercisable at December 31, 2025	145,000	$1.43	8
Vested at December 31, 2025	145,000	$1.43	8
As of June 30, 2026 and December 31, 2025, there was $0 of total unrecognized compensation cost related to non-vested stock options granted under the New Stock Option Plan.
401(k) Plan
The Company has a 401(k) profit sharing plan covering substantially all employees who have attained the age of 21 and have completed three months of service. Following three months of service, the Company matches 100% of employee contributions up to 3% of compensation, and 50% of employee contributions over 3% of compensation but which do not exceed 5% of compensation. The Company does not match employee contributions over 5% of compensation. The matching contribution expense was $32 and $25 for the six months ended June 30, 2026 and 2025, respectively. The 401(k) profit sharing plan also provides for a discretionary profit sharing contribution determined annually by the Board of Directors. The Board approved no discretionary contributions for the six months ended June 30, 2026 and 2025.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 9 — EARNINGS (LOSS) PER SHARE
The factors used in the earnings (loss) per common share computation follow:
	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Basic:
Net Income (loss)	$(18)	$256
Weighted average common shares outstanding	3,289,067	3,289,067
Basic earnings (loss) per common share	$(0.01)	$0.08
Diluted:
Net Income (loss)	$(18)	$256
Weighted average common shares outstanding	3,289,067	3,289,067
Add: Dilutive effects of assumed exercises of stock options	—	63,043
Average shares and dilutive potential common shares	3,289,067	3,352,110
Diluted earnings (loss) per common share	$(0.01)	$0.08
Antidilutive stock options	135,000	—
NOTE 10 — LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES
Some financial instruments, such as loan commitments, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.
Total unused commitments to extend credit were $1,699 at June 30, 2026, of which $1,396 were for variable rate loans and $303 were for fixed rate loans, and $1,869 at December 31, 2025, of which $1,569 were for variable rate loans and $300 were for fixed rate loans. Commitments to make loans are generally made for periods of 60 days or less.
NOTE 11 — CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS
The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of June 30, 2026, the Bank met all minimum capital adequacy requirements to which it is subject.
Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. As of June 30, 2026 and December 31, 2025, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands except per share data)
NOTE 11 — CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS
 (Continued)
The Federal Banking regulators approved new rules to implement the revised capital adequacy standards of the Basel Committee on Banking Supervision, commonly called Basel III, and address relevant provisions of the Dodd Frank Wall Street Reform and Consumer Protection Act, as amended. The Bank is subject to a 2.5% capital conservation buffer which is included in the minimum capital requirements presented below, except for the Tier 1 (core) capital to adjusted total assets ratio.
The Bank’s actual and required capital amounts and ratios are presented below:
	Actual		Minimum Required for Capital Adequacy Purposes under Basel III		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2026
Total capital to risk-weighted assets	$16,756	25.80%	$6,819	10.50%	$6,495	10.00%
Tier 1 (core) capital to risk-weighted assets	15,939	24.54	5,520	8.50	5,196	8.00
Common Equity Tier 1 (CET1)	15,939	24.54	4,546	7.00	4,221	6.50
Tier 1 (core) capital to adjusted total assets	15,939	16.34	3,902	4.00	4,877	5.00
December 31, 2025
Total capital to risk-weighted assets	$16,492	24.45%	$7,083	10.50%	$6,746	10.00%
Tier 1 (core) capital to risk-weighted assets	15,644	23.19	5,734	8.50	5,397	8.00
Common Equity Tier 1 (CET1)	15,644	23.19	4,722	7.00	4,385	6.50
Tier 1 (core) capital to adjusted total assets	15,644	16.37	3,822	4.00	4,777	5.00
Federal regulations require the Bank to comply with a Qualified Thrift Lender (“QTL”) test, which requires that 65% of assets be maintained in housing-related finance and other specified assets. If the QTL test is not met, limits are placed on growth, branching, new investment, FHLB advances, and dividends or the institution must convert to a commercial bank charter. Management considers the QTL test to have been met.
Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. During the six months ended June 30, 2026 and 2025, the Bank paid $0 in dividends to the Company.

Report of Independent Registered Public Accounting Firm
Stockholders and the Board of Directors of Mutual Federal Bancorp, Inc.
Chicago, Illinois
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial condition of Mutual Federal Bancorp, Inc. (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Crowe LLP

Crowe LLP
We have served as the Company’s auditor since 2005.
Oakbrook Terrace, Illinois
September 14, 2026

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
	2025	2024
ASSETS
Cash and cash equivalents	$8,550	$9,802
Securities available-for-sale, at fair value	—	8
Loans, net of allowance for credit losses of $1,276 at December 31, 2025 and $1,318 at December 31, 2024	85,023	83,790
Premises and equipment, net	1,679	1,618
Federal Home Loan Bank stock, at cost	1,357	1,357
Accrued interest receivable	478	396
Other assets	160	117
Total assets	$97,247	$97,088
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$2,747	$2,979
Interest-bearing deposits	58,548	58,346
Total deposits	61,295	61,325
Federal Home Loan Bank advances	18,000	18,000
Advance payments by borrowers for taxes and insurance	982	1,107
Accrued interest payable and other liabilities	671	695
Total liabilities	80,948	81,127
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized at December 31, 2025 and 2024	—	—
Common stock, $0.01 par value, 12,000,000 shares authorized, 3,634,047 shares issued at December 31, 2025 and 2024	36	36
Additional paid-in capital	10,423	10,423
Treasury stock, at cost (344,980 shares at December 31, 2025 and 2024)	(3,075)	(3,075)
Retained earnings	8,915	8,577
Accumulated other comprehensive income	—	—
Total stockholders’ equity	16,299	15,961
Total liabilities and stockholders’ equity	$97,247	$97,088
See accompanying notes to consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
	For the years ended December 31,
	2025	2024
Interest and dividend income:
Loans, including fees	$4,732	$4,307
Interest earning deposits	341	454
Federal Home Loan Bank stock	98	96
Total interest and dividend income	5,171	4,857
Interest expense:
Deposits	957	1,162
Federal Home Loan Bank advances	779	560
Total interest expense	1,736	1,722
Net interest income	3,435	3,135
Provision for credit losses	—	—
Net interest income after provision for credit losses	3,435	3,135
Non-interest income:
Other income	54	57
Total non-interest income	54	57
Non-interest expense:
Compensation and benefits	1,951	1,922
Occupancy and equipment	200	234
Data processing	343	332
Professional fees	341	570
Other expense	316	464
Total non-interest expense	3,151	3,522
Income (loss) before income taxes	338	(330)
Income tax expense	—	—
Net income (loss)	$338	$(330)
Earnings (loss) per common share:
Basic	$0.10	$(0.10)
Diluted	$0.10	$(0.10)
See accompanying notes to consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
	For the years ended December 31,
	2025	2024
Net income (loss)	$338	$(330)
Other comprehensive income:
Unrealized gain on securities available for sale:
Unrealized holding gain arising during the period	—	—
Tax effect	—	—
Total other comprehensive income	—	—
Comprehensive income (loss)	$338	$(330)
See accompanying notes to consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
	Common Stock	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2024	$36	$10,423	$(3,075)	$8,907	$—	$16,291
Net loss	—	—	—	(330)	—	(330)
Balance at December 31, 2024	36	10,423	(3,075)	8,577	—	15,961
Net income	—	—	—	338	—	338
Balance at December 31, 2025	$36	$10,423	$(3,075)	$8,915	$—	$16,299
See accompanying notes to consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
	For the years ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$338	$(330)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Net accretion of deferred costs on loans	(238)	(240)
Depreciation	56	67
Loss on disposal of premises and equipment	6	—
Net change in advance payments by borrowers for taxes and insurance	(125)	(101)
Change in accrued interest receivable and other assets	(125)	313
Change in accrued interest payable and other liabilities	(24)	(217)
Net cash used in operating activities	(112)	(508)
Cash flows from investing activities
Proceeds from maturities, calls, and principal repayments of securities available-for-sale	8	18
Net principal repayments on loans held-for-investment	6,962	7,088
Purchases of residential real estate loans	(7,957)	(5,998)
Purchases of premises and equipment	(123)	(18)
Net cash provided by (used in) investing activities	(1,110)	1,090
Cash flows from financing activities
Net decrease in deposits	(30)	(5,471)
Proceeds from Federal Home Loan Bank advances	9,000	18,500
Repayment of Federal Home Loan Bank advances	(9,000)	(15,000)
Net cash used in financing activities	(30)	(1,971)
Net decrease in cash and cash equivalents	(1,252)	(1,389)
Cash and cash equivalents at beginning of period	9,802	11,191
Cash and cash equivalents at end of period	$8,550	$9,802
Supplemental cash flow information
Cash paid during the year for:
Interest	$1,718	$1,720
See accompanying notes to consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations and Principles of Consolidation:   The consolidated financial statements include Mutual Federal Bancorp, Inc., and its wholly owned subsidiary Mutual Federal Bank (“the Bank”) and its wholly owned subsidiaries, EMEFES Service Corporation and 2212 Holdings, LLC (together referred to as “the Company”). Intercompany transactions and balances are eliminated in consolidation. As of December 31, 2025, Mutual Federal Bancorp, MHC, (“the MHC”) was the majority stockholder of the Company. The MHC is owned by the depositors of the Bank. The consolidated financial statements do not include the transactions and balances of the MHC. EMEFES Service Corporation is an insurance agency that sells insurance products to the Bank’s customers. The insurance products are underwritten and provided by a third party. 2212 Holdings, LLC was established to hold and manage real estate acquired through foreclosure.
The Company provides financial services primarily through its office in Chicago, Illinois. The Company’s primary deposit products are checking, savings, money market, and certificate of deposit accounts, and its primary lending products are residential and commercial mortgage loans. Substantially all loans are secured by specific items of collateral, including one-to-four-family and multifamily residential and commercial real estate. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the Chicago metropolitan area.
Use of Estimates:   To prepare consolidated financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and actual results could differ.
Segment Reporting:   The Company is a holding company for the Bank, which offers traditional community banking products and services to its customers. Pursuant to its banking strategy, emphasis is placed on building customer relationships rather than on discrete lines of business. The Company is not organized around separate business lines, but instead operates as an integrated unit, with product offerings evolving over time in response to customer needs. Operations are managed, and financial performance is evaluated, on a Company-wide basis by the President, who is the chief operating decision maker (“CODM”). The CODM evaluates performance using revenue, significant expenses, budget-to-actual results, and consolidated net income (loss). Revenue is used to evaluate pricing and growth trends, significant expenses are used to assess performance, and consolidated net income (loss) is used to benchmark performance against peers and in determining discretionary compensation. Loans and other earning assets provide the primary revenues of the banking operation. Interest expense, provision for credit losses, and compensation and benefits represent the significant expense categories regularly reviewed by the CODM. Discrete financial information is not available other than on a Company-wide basis. Accordingly, management has determined that the Company has one reportable operating segment.
Cash Flows:   Cash and cash equivalents include cash and deposits held with other financial institutions. Principal repayments and collections on loans held-for-investment are reported net in investing activities. Purchases of loans held-for-investment are reported separately as investing activities. Net cash flows are reported for deposit transactions, FHLB stock transactions, and advance payments by borrowers for taxes and insurance.
Debt Securities:   Debt securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available-for-sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.
A debt security is placed on non-accrual at the time any principal or interest payments become 90 days delinquent. Interest accrued but not received on a security placed on non-accrual is reversed against interest income. There was no accrued interest income receivable on securities reversed against interest income in 2025 or 2024.
Allowance for Credit Losses — Available-for-Sale Securities:   For available-for-sale securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available-for-sale that do not meet the aforementioned criteria the Company evaluates whether the decline in fair value has resulted from credit losses or other factors.
In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of the cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.
Changes in the allowance for credit losses are recorded as provision for (or recapture of) credit losses. Losses are charged against the allowance when management believes the uncollectability of an available-for-sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.
Accrued interest receivable on available-for sale debt securities was $0 at December 31, 2025 and less than $1 at December 31, 2024 and is excluded from the estimate of credit losses.
Federal Home Loan Bank (FHLB) Stock:   The Company is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.
Loans:   Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost, net of the allowance for credit losses. Amortized cost is the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for credit losses. Accrued interest receivable on loans totaled $478 and $396 at December 31, 2025 and 2024, respectively, and was reported in accrued interest receivable on the consolidated statements of financial condition and is excluded from the estimate of credit losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.
Interest income on mortgage and commercial loans is discontinued and placed on non-accrual status at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually evaluated loans.
All interest accrued but not received for a loan placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
If the Company determines at a later date a particular loan or pool of loans will be sold, the loan or loans are reclassified to loans held for sale. Any related allowance for credit losses is reversed into earnings, and the loan is recorded at its amortized cost basis. Upon transfer to loans held for sale a fair value adjustment is applied in the same manner it is applied for those loans originated for sale.
Allowance for Credit Losses — Loans:   The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. The allowance for credit losses represents management’s estimate of expected credit losses over the contractual lives of the loans and is based on relevant available information about past events, including historical loss experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. The allowance for credit losses is calculated quarterly, and any difference between the calculated allowance for credit losses and the recorded allowance for credit losses is recognized through the provision for, or recovery of, credit losses in the consolidated statements of operations. Loans are charged off against the allowance when management believes the uncollectibility of a loan balance, or a portion of a loan balance, has been confirmed. Recoveries of amounts previously charged off are credited to the allowance.
The allowance for credit losses is measured on a collective pool basis when loans share similar risk characteristics. The Company’s loan portfolio is primarily comprised of real estate loans, and management generally evaluates collectively evaluated loans within three loan pools consisting of one-to-four-family residential real estate, multifamily residential real estate, and commercial real estate. The Company measures the allowance for credit losses using the Scaled CECL Allowance for Losses Estimator (“SCALE”) method. The SCALE method uses publicly available regulatory data to derive initial proxy expected lifetime loss rates. Management uses judgment to adjust those proxy expected lifetime loss rates, as necessary, to reflect the Company’s historical loss experience, current loan portfolio composition, credit quality trends, concentrations, and other Company-specific facts and circumstances.
In applying the SCALE method, management considers the Company’s own historical loss experience for the period from 2012 through 2025, which management has determined to be an appropriate historical loss period for evaluating expected credit losses. Management believes this period captures relevant loss data for the Company’s loan portfolio and includes periods of varying economic conditions. The historical loss information is considered together with the proxy expected lifetime loss rates derived from the SCALE method and is adjusted, when necessary, for differences in current conditions and reasonable and supportable forecasts that are not reflected in the historical loss information or the initial proxy loss rates. Because the SCALE method develops expected lifetime loss rates, no separate reversion adjustment is necessary for periods beyond the reasonable and supportable forecast period.
Management recognizes that additional factors may affect expected credit losses beyond the quantitative information used in the SCALE method. Accordingly, management considers whether qualitative adjustments are necessary for each loan pool. The qualitative factors considered by management include:

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

•
changes in lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices;

•
changes in the experience, ability, and depth of lending management and other relevant staff;

•
changes in the nature, volume, and terms of loans in the portfolio;

•
changes in the volume and severity of past due loans, non-performing loans, and adversely classified or graded loans;

•
changes in the quality of the Company’s loan review system;

•
changes in the value of underlying collateral for collateral-dependent loans;

•
the existence, growth, and effect of concentrations of credit;

•
actual and expected changes in national, regional, and local economic and business conditions; and

•
the effect of other external factors, including regulatory, legal, competitive, and environmental factors.

The Company considers loan performance and collateral values in assessing risk for each segment in the loan portfolio, as follows:

•
Residential real estate loans, which include both one-to-four-family and multifamily properties, are affected by the local residential real estate market, the local economy, employment levels, movement in interest rates, and changes in collateral values. For one-to-four-family loans, the Company evaluates repayment ability through credit reports and debt-to-income ratios. For multifamily loans, repayment is also affected by property cash flows, occupancy levels, rent levels, operating costs, and the financial condition of the borrowers and guarantors. Appraisals are obtained to support the loan amount.

•
Commercial real estate loans are affected by the local commercial real estate market, the industries tied to the loans, collateral values, interest rates, and local economic and business conditions. Repayment is generally dependent on the cash flows generated by the underlying properties or businesses and the financial condition of the borrowers and guarantors. The loans are secured by real estate, and appraisals are obtained to support the loan amount. Cash flows are evaluated at origination and periodically updated during the life of the loan.

Loans that do not share similar risk characteristics with other loans are evaluated on an individual basis and are excluded from the collectively evaluated loan pools. Loans are generally evaluated individually when, based on current information and events, management determines that the loan does not share similar risk characteristics with other loans in the portfolio. For collateral-dependent loans, when foreclosure is probable or when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for estimated selling costs as appropriate.
The Company may agree to modify loans to borrowers experiencing financial difficulty by providing principal forgiveness, an interest rate reduction, a term extension, an other-than-insignificant payment delay, or a combination of these modifications. When principal forgiveness is provided, the amount of forgiveness is charged off against the allowance for credit losses. During the years ended December 31, 2025 and 2024, there were no loan modifications to borrowers experiencing financial difficulty.
Management believes the allowance for credit losses on loans is maintained at a level sufficient to provide for expected losses on the Company’s loans based on historical loss experience, current conditions,

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
and reasonable and supportable forecasts. Future adjustments to the allowance for credit losses may be necessary if conditions differ substantially from the assumptions used by management in estimating expected credit losses.
Allowance for Credit Losses on Off-Balance Sheet (OBS) Credit Exposures:   The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancellable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through the provision for credit losses. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. The balance as of December 31, 2025 and 2024 is not material.
Transfers of Financial Assets:   Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Mortgage Loan Repurchase Reserve:   In prior years the Company has sold one-to-four-family residential mortgage loans to secondary mortgage market investors. Under standard representations and warranties clauses in the Company’s mortgage sale agreements, the Company may be required to repurchase mortgage loans sold or reimburse the investors for credit losses incurred on those loans if a breach of the contractual representations and warranties occurred. The Company establishes a mortgage repurchase liability in an amount equal to management’s estimate of losses on loans for which the Company could have a repurchase obligation or loss reimbursement. The estimated liability incorporates the volume of loans sold in previous periods, default expectations, historical investor repurchase demand and actual loss severity. Provisions to the mortgage repurchase reserve would be charged against any gains on sales of loans included in the consolidated statements of operations. The balance as of December 31, 2025 and 2024 is not material.
Real Estate Owned:   Assets acquired through or instead of loan foreclosures are initially recorded at fair value, less estimated costs to sell, when acquired, establishing a new cost basis. Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interests in the property to satisfy the loan through a deed in lieu of foreclosure or a similar legal document. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. There was no real estate owned at December 31, 2025 and 2024.
Premises and Equipment:   Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method, with useful lives ranging from 5 to 39 years. Furniture, fixtures, and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 7 years.
Mortgage Servicing Rights:   When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value within the consolidated statements of operations in gains on sale of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Under the fair value measurement method, the Company measures servicing rights at fair value at each reporting date and reports changes in fair value of servicing assets in earnings in the period in which the changes occur. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds, default rates and losses. The carrying value of mortgage servicing rights was $0 at December 31, 2025 and 2024. Servicing fee income, which is reported within other income, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recorded as income when earned. Servicing fee income was $5 and $33 for the years ended December 31, 2025 and 2024, respectively.
Loan Commitments and Related Financial Instruments:   Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.
Stock-based Compensation:   Compensation cost is recognized for stock options issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options.
Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. There was no compensation cost recognized during the years ended December 31, 2025 and 2024.
Income Taxes:   Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if necessary, reduces deferred tax assets to the amount expected to be realized. The Company established a reserve against deferred income tax benefits because it could not predict recoverability of the benefits within a reasonable time period.
A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company recognizes interest and penalties related to income tax matters as income tax expense.
Comprehensive Income (Loss):   Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized losses on securities available-for-sale that is also recognized as a separate component of stockholders’ equity.
Earnings (Loss) per Common Share:   Basic earnings (loss) per common share amounts are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share is computed using the weighted average number of shares determined for the basic earnings (loss) per common share computation plus the dilutive effects of outstanding stock options using the treasury stock method. Shares are excluded from the computations of diluted earnings (loss) per share when their inclusion has an anti-dilutive effect.
Loss Contingencies:   Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe that there now are such matters that will have a material effect on the consolidated financial statements.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Fair Value of Financial Instruments:   Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.
Reclassifications:   Some items in the prior consolidated financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net loss or stockholders’ equity.
Revenue from Contracts with Customers:   The majority of the Company’s revenues come from interest income and other sources, including loans and securities, that are outside the scope of ASC 606. The Company’s services that fall within the scope of ASC 606 are presented within non-interest income and are recognized as revenue as the Company satisfies its obligation to the customer.
Significant services within the scope of ASC 606 include service charges and debit card interchange income and are included with other income.

•
Service charges:   Fees from our deposit customers are earned for transaction-based, account maintenance, and overdraft services. Transaction-based fees and overdraft fees are recognized at a point in time since the customer generally has a right to cancel the depository arrangement at any time. The arrangement is considered a day-to-day contract with ongoing renewals and optional purchases, so the duration of the contract does not extend beyond the services already performed. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which we satisfy our performance obligation.

•
Debit card interchange income:   As with the transaction-based fees on deposit accounts, debit card interchange income is recognized at the point in time the customer’s request is made. Interchange fees are earned from cardholder transactions processed through card association networks. Interchange rates are generally set by the card association networks based upon purchase volumes and other factors. Interchange fees represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

Adoption of New Accounting Standards:   In 2024, the Company adopted Accounting Standards Update (“ASU”) 2023-07 Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures. This expands disclosures about a public entity’s reportable segments and requires more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024 and should be applied retrospectively. The adoption of ASU 2023-07 did not have an impact on the Company’s financial position or results of operations as it impacts disclosures only.
In December 2023, FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The updated accounting guidance requires expanded income tax disclosures, including the disaggregation of existing disclosures related to the tax rate reconciliation and income taxes paid. The guidance is effective for annual periods beginning after December 15, 2024. Prospective application is required, with retrospective application permitted. The Company adopted this guidance, prospectively, and the updated disclosures are included in “Note 9 — Income Taxes.”
Impact of Recent Accounting Pronouncements:   In November 2024, FASB issued ASU 2024-03 Disaggregation of Income Statement Expenses in order to improve the disclosures about a public business

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
entity’s expenses and address requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The amendments in ASU 2024-03 require disclosure, in the notes to the consolidated financial statements, of specified information about certain costs and expenses in interim and year-end reporting periods. The amendments in the ASU apply to all public business entities and are effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments are to be applied either (1) prospectively to the consolidated financial statements issued for reporting periods after the effective date or (2) retrospectively to any or all periods presented in the consolidated financial statements. The Company is evaluating the impact this will have on the consolidated financial statements.
In November 2025, the FASB issued ASU 2025-08, Financial Instruments — Credit Losses (Topic 326): Purchased Loans. The guidance requires entities to account for purchased seasoned loans by recognizing them at their purchase price plus an allowance for expected credit losses. ASU 2025-08 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within those years. Prospective application is required. Early adoption is permitted. The Company is evaluating the impact this will have on the consolidated financial statements.
NOTE 2 — SECURITIES
The amortized cost and fair value of securities available-for-sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive (loss) income were as follows:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2024
Mortgage-backed securities – FHLMC	$3	$—	$—	$3
Collateralized mortgage obligations	5	—	—	5
Total securities available-for-sale	$8	$—	$—	$8
There were no securities available-for-sale as of December 31, 2025. There was no allowance for credit losses recorded on securities available-for-sale as of December 31, 2024.
Unrealized losses on securities have not been recognized into income because the issuers of the securities are of high credit quality, management does not intend to sell and it is not more likely than not that management would be required to sell the securities prior to their anticipated recovery, and the decline in the fair value is largely due to changes in interest rates. The fair value is expected to recover as the securities approach maturity.
At December 31, 2024 there were no holdings of securities of any one issuer in an amount greater than 10% of stockholders’ equity.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS
Loans at December 31 year end were as follows:
	2025	2024
Residential real estate:
One-to-four-family	$70,692	$72,581
Multifamily	12,959	9,650
Commercial real estate	2,550	2,978
Total loans	86,201	85,209
Deferred loan (fees) costs, net	98	(101)
Allowance for credit losses	(1,276)	(1,318)
Loans, net	$85,023	$83,790
The Company has granted loans to principal officers, directors, and their affiliates. These loans totaled $143 and $155 at December 31, 2025 and 2024.
The Company purchased $7,957 and $5,998 of one-to-four-family residential loans in the twelve months ended December 31, 2025 and 2024, respectively. The Company has not purchased loans, for which there was, at acquisition, evidence of more than insignificant deterioration of credit quality since origination.
The following tables present the activity in the allowance for credit losses by portfolio segment for the years ending December 31, 2025 and 2024:
	Residential Real Estate	Commercial Real Estate	Total
2025
Allowance for credit losses:
Beginning balance	$1,162	$156	$1,318
Loans charged-off	(42)	—	(42)
Total ending allowance balance	$1,120	$156	$1,276
	Residential Real Estate	Commercial Real Estate	Total
2024
Allowance for credit losses:
Beginning balance	$1,151	$156	$1,307
Loans charged-off	(1)	—	(1)
Recoveries	12	—	12
Total ending allowance balance	$1,162	$156	$1,318

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
The following table presents the amortized cost basis of loans on non-accrual status by class and loans on non-accrual status with no allowance for credit loss as of December 31, 2025 and 2024:
	Non-accrual	Non-accrual With No Allowance For Credit Loss
2025
Residential real estate
One-to-four-family	$1,140	$1,140
Multifamily	60	60
Total	$1,200	$1,200
2024
Residential real estate
One-to-four-family	$2,027	$1,145
Multifamily	68	68
Total	$2,095	$1,213
There are no loans past due over 89 days and still accruing as of December 31, 2025 and 2024. The Company recognized interest income of $80 and $51 on nonaccrual loans in 2025 and 2024, respectively.
Collateral-dependent loans total $1,200 and $2,095 as of December 31, 2025 and 2024. Collateral on these loans is primarily 1 – 4 family real estate.
The following table presents the aging of the recorded investment in past due loans as of December 31, 2025 and 2024 by class:
	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total
2025
Residential real estate:
One-to-four-family	$1,516	$845	$1,140	$3,501	$67,191	$70,692
Multifamily	—	—	60	60	12,899	12,959
Commercial real estate	—	—	—	—	2,550	2,550
Total	$1,516	$845	$1,200	$3,561	$82,640	$86,201
2024
Residential real estate:
One-to-four-family	$1,293	$554	$2,027	$3,874	$68,707	$72,581
Multifamily	—	—	68	68	9,582	9,650
Commercial real estate	—	—	—	—	2,978	2,978
Total	$1,293	$554	$2,095	$3,942	$81,267	$85,209

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Credit Quality Indicators:
The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually and classifies them as to credit risk. This analysis typically includes non-homogenous loans, such as multifamily and commercial real estate loans. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:
Special Mention.   Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.
Substandard.   Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.
Doubtful.   Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.
Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Based on the most recent analysis performed, the risk category of loans by class of loans as of December 31, 2025 and 2024 are as follows:
Term Loans Amortized Cost Basis by Origination Date — 2025
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2025
Residential real estate –
Multifamily
Risk rating:
Pass	$4,025	$956	$721	$4,400	$1,560	$1,237	—	$12,899
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	60	—	60
Doubtful	—	—	—	—	—	—	—	—
Total	$4,025	$956	$721	$4,400	$1,560	$1,297	—	$12,959
Commercial real estate –
Risk rating:
Pass	$333	—	$370	$1,847	—	—	—	$2,550
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—
Total	$333	—	$370	$1,847	—	—	—	$2,550

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Term Loans Amortized Cost Basis by Origination Date — 2024
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2024
Residential real estate –
Multifamily
Risk rating:
Pass	$970	$755	$4,839	$1,621	$1,397	$—	$9,582
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	68	—	68
Doubtful	—	—	—	—	—	—	—
Total	$970	$755	$4,839	$1,621	$1,465	$—	$9,650
Commercial real estate
Risk rating:
Pass	$—	$388	$1,901	$689	$—	$—	$2,978
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—
Total	$—	$388	$1,901	$689	$—	$—	$2,978
The Company evaluates the credit quality of its one-to-four-family residential real estate portfolio based primarily on the aging status of the loan and payment activity. Accordingly, loans on nonaccrual status and loans past due 90 days or more and still accruing interest are considered to be nonperforming for purposes of credit quality evaluation. The following tables present the amortized cost of this loan portfolio based on the credit risk profile of loans that are performing and loans that are nonperforming as of December 31, 2025 and 2024:
Term Loans Amortized Cost Basis by Origination Date — 2025
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2025
Residential real estate –
One-to-four-family Payment performance:
Performing	$7,758	$4,362	$2,319	$33,081	$10,986	$8,129	$2,917	$69,552
Non-performing	—	174	—	—	865	101	—	1,140
Total	$7,758	$4,536	$2,319	$33,081	$11,851	$8,230	$2,917	$70,692

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 3 — LOANS (Continued)
Term Loans Amortized Cost Basis by Origination Date — 2024
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
As of December 31, 2024
Residential real estate –
One-to-four-family payment performance:
Performing	$5,719	$2,599	$37,751	$12,985	$8,379	$3,121	$70,554
Non-performing	—	—	133	865	1,029	—	2,027
Total	$5,719	$2,599	$37,884	$13,850	$9,408	$3,121	$72,581
NOTE 4 — FAIR VALUE MEASUREMENT
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses a fair value hierarchy to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs that may be used to measure fair value are as follows:

Level 1:
Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:
Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:
Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Securities:   For securities where quoted prices are not available fair values are calculated based on market prices of similar securities (Level 2), using matrix pricing. Matrix pricing, which is a mathematical technique commonly used to price debt securities that are not actively traded, values debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).
Collateral-dependent Loans:   The fair value of collateral-dependent loans with specific allocations of the allowance for credit losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Collateral-dependent loans are evaluated on a quarterly basis and adjusted accordingly.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 4 — FAIR VALUE MEASUREMENT (Continued)
Appraisals for collateral-dependent loans are performed by certified general appraisers whose qualifications and licenses have been reviewed and verified by the Company. Once received, a member of the lending department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics. On an annual basis, the Company compares the actual selling price of collateral that has been sold to the most recent appraisal value to determine what additional adjustment should be made to the appraisal value to arrive at fair value.
There were no assets measured at fair value on a non-recurring basis as of December 31, 2025. Assets measured at fair value on a non-recurring basis as of December 31, 2024 are as follows:
		Fair Value Measurements Using
	Carrying Value	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		Level 1	Level 2	Level 3
At December 31, 2024
Collateral dependent loans	$882	$—	$—	$882
Total collateral dependent loans	$882	$—	$—	$882
There were no assets measured at fair value on a recurring basis as of December 31, 2025. Assets measured at fair value on a recurring basis as of December 31, 2024 are as follows:
		Fair Value Measurements Using
	Carrying Value	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		Level 1	Level 2	Level 3
At December 31, 2024
Securities available-for-sale	$8	$—	$8	$—
Total securities available-for-sale	$8	$—	$8	$—
Fair Value of Financial Instruments
The carrying values and estimated fair value of certain financial instruments not carried at fair value at December 31, 2025 and December 31, 2024 were as follows:
December 31, 2025:	Carrying Value	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$8,550	$8,550	$—	$—	$8,550
Loans, net	85,023	—	—	82,926	82,926
Federal Home Loan Bank stock	1,357	—	—	—	N/A
Accrued interest receivable	478	—	478	—	478

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 4 — FAIR VALUE MEASUREMENT (Continued)
December 31, 2025:	Carrying Value	Level 1	Level 2	Level 3	Total
Financial liabilities
FHLB advances	$18,000	$—	$18,139	$—	$18,139
Advance payments by borrowers for taxes and insurance	982	982	—	—	982
Accrued interest payable	193	—	193	—	193
Certificates of deposit	26,912	—	26,042	—	26,042
Other deposits	34,383	—	34,383	—	34,383
December 31, 2024:	Carrying Value	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$9,802	$9,802	$—	$—	$9,802
Loans, net	83,790	—	—	83,812	83,812
Federal Home Loan Bank stock	1,357	—	—	—	N/A
Accrued interest receivable	396	—	396	—	396
Financial liabilities
FHLB advances	$18,000	$—	$17,983	$—	$17,983
Advance payments by borrowers for taxes and insurance	1,107	1,107	—	—	1,107
Accrued interest payable	175	—	175	—	175
Certificates of deposit	25,356	—	25,324	—	25,324
Other deposits	35,969	—	35,969	—	35,969
NOTE 5 — PREMISES AND EQUIPMENT
Year-end premises and equipment were as follows.
	At December 31,
	2025	2024
Land	$807	$807
Building	355	355
Building improvements	837	728
Drive-up addition	577	577
Furniture and equipment	429	634
Total cost	3,005	3,101
Accumulated depreciation	(1,326)	(1,483)
	$1,679	$1,618
Depreciation and amortization expense was $56 and $67 for the years ended December 31, 2025 and 2024.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 6 — DEPOSITS
Deposits, by major category, are as follows:
	At December 31,
	2025	2024
Non-interest-bearing deposits	$2,747	$2,979
Interest-bearing checking	1,039	992
Savings	26,653	27,907
Money market deposit accounts	3,944	4,091
Certificates of deposit	26,912	25,356
	$61,295	$61,325
The aggregate amount of certificates of deposit with a minimum denomination of $250 was approximately $6,127 and $3,379 at December 31, 2025, and 2024, respectively.
Scheduled maturities of certificates of deposit for the next five years were as follows:
2026	$26,442
2027	433
2028	23
2029	14
2030	—
$26,912
Deposits of related parties totaled approximately $1,127 and $1,176 at December 31, 2025 and 2024, respectively.
NOTE 7 — FEDERAL HOME LOAN BANK ADVANCES
As of December 31, 2025 and 2024, the Company had $18,000 in fixed-rate Federal Home Loan Bank advances with weighted average interest rate of 4.32% and 4.88%, respectively. Maturities as of December 31, 2025 were from January 20, 2026 through June 30, 2028. Maturities as of December 31, 2024 were from February 24, 2025 through June 30, 2028.
Each advance is payable at its maturity date, or call date whichever is earlier, with a prepayment penalty for fixed rate advances. The advances were collateralized by $48,596 and $46,413 of first mortgage loans under a blanket lien arrangement at December 31, 2025 and 2024. Based on this collateral and the Company’s holdings of FHLB stock, the Company is eligible to borrow an additional $29,730 at December 31, 2025.
Payments over the next five years are as follows:
2026	$7,000
2027	7,000
2028	4,000
2029	—
2030	—
$18,000

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 8 — BENEFIT PLANS
On November 29, 2006, the stockholders approved the Mutual Federal Bancorp, Inc. 2006 Stock Option Plan (the “Stock Option Plan”). A total of 178,206 shares of Company common stock were reserved for issuance under the Stock Option. The 2006 Stock Option Plan expired in September 2023.
On November 21, 2023, the Board approved the Mutual Federal Bancorp, Inc. 2023 Stock Option Plan (the “New Stock Option Plan”). A total of 178,206 shares of Company stock were reserved for issuance under the New Stock Option Plan. The Plan is effective until November 2033. The terms of grants or awards are determined by a Board committee, however awards are generally to be granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant, immediately vest, and have a 10 year contractual term. At December 31, 2025, 33,206 shares remain available for future grant or award under the New Stock Option Plan.
The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model. Expected volatilities are based on historical volatilities of the common stock of selected micro cap bank holding companies. As historical data is not available, the expected term of the options granted is based on management’s best estimate and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.
Total compensation cost that has been charged against income for the New Stock Option Plan was $0 for the years ended December 31, 2025 and 2024.
Stock Option Plan
The Company’s New Stock Option Plan permits the grant of stock options to its officers, directors and employees. The Company believes that such grants better align the interests of its employees with those of its stockholders. There were no grants during the years ending December 31, 2025 or 2024. The following is a summary of the activity in the stock option plan for 2025:
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at January 1, 2025	145,000	$1.43	9
Granted	—	—	—
Exercised	—	—	—
Forfeited or expired	—	—	—
Outstanding at December 31, 2025	145,000	$1.43	8
Exercisable at December 31, 2025	145,000	$1.43	8
Vested at December 31, 2025	145,000	$1.43	8
As of December 31, 2025 and 2024, there was $0 of total unrecognized compensation cost related to non-vested stock options granted under the New Stock Option Plan.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 8 — BENEFIT PLANS (Continued)
401(k) Plan
The Company has a 401(k) profit sharing plan covering substantially all employees who have attained the age of 21 and have completed three months of service. Following three months of service, the Company matches 100% of employee contributions up to 3% of compensation, and 50% of employee contributions over 3% of compensation but which do not exceed 5% of compensation. The Company does not match employee contributions over 5% of compensation. The matching contribution expense was $53 and $46 for the years ended December 31, 2025 and 2024. The 401(k) profit sharing plan also provides for a discretionary profit sharing contribution determined annually by the Board of Directors. The Board approved no discretionary contributions for the years ended December 31, 2025 and 2024.
NOTE 9 — INCOME TAXES
Pretax income from continuing operations is all from domestic activities. The Company has no foreign operations or foreign tax expense. The components of income tax expense (benefit) are as follows:
	For the years ended December 31,
	2025	2024
Current tax expense (benefit)	—	—
Deferred tax expense (benefit)	$97	$(100)
Change in valuation allowance	(97)	100
	$—	$—
The combined federal and state income tax expense differs from that computed at the federal statutory corporate tax rate as follows and is presented on a prospective basis under ASU 2023-09:
	2025
	Amount	Percent
Federal statutory income tax	$71	21.0%
Effect of:
State and local income taxes, net of federal benefit(*)	23	6.8
Nondeductible items	3	0.9
Change in valuation allowance	(97)	(28.7)
Total	$—	0.0%

(*)
Illinois state taxes in 2025 made up the majority (greater than 50 percent) of the tax effect in this category.

No cash was paid for income taxes in the years ended December 31, 2025 or 2024.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 9 — INCOME TAXES (Continued)
Deferred tax assets and liabilities at December 31 consist of the following.
	For the years ended December 31,
	2025	2024
Deferred tax assets
Allowance for credit losses	$355	$355
Interest on nonaccrual loans	191	191
Stock compensation	64	64
Accrued bonus	33	14
Depreciation	21	20
Net operating losses	1,722	1,766
Deferred transaction costs	—	67
Other	13	19
	2,399	2,496
Deferred tax liabilities	—	—
Valuation allowance for deferred tax assets	(2,399)	(2,496)
Net deferred tax assets	$—	$—
For the years ended December 31, 2025 and 2024, a full valuation allowance was recorded against net deferred tax assets, including net operating loss tax benefits, as the Company could not forecast a sustained level of sufficient profitability over a reasonably short time period.
At year end 2025 and 2024, the Company had federal net operating loss carryforwards of approximately $5,135 and $5,289, respectively, which will begin to expire after 2032 if unused. At year end 2025 and 2024, the Company had Illinois net operating loss carryforwards of approximately $8,571 and $8,653, respectively, which will begin to expire after 2031 if unused.
Federal income tax laws provided additional bad debt deductions through 1987, totaling $2,252. Accounting standards do not require a deferred tax liability to be recorded on this amount, which otherwise would total $642 at year-end 2025. If the Company were liquidated or otherwise ceases to be a company or if tax laws were to change, this liability of $642 would be expensed and paid.
The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax in the state of Illinois. The Company is no longer subject to examinations by taxing authorities for years before 2022.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 10 — EARNINGS (LOSS) PER SHARE
The factors used in the earnings (loss) per share computation follow:
	2025	2024
Basic:
Net Income (loss)	$338	$(330)
Weighted average common shares outstanding	3,289,067	3,289,067
Basic earnings (loss) per common share	$0.10	$(0.10)
Diluted:
Net Income (loss)	$338	$(330)
Weighted average common shares outstanding	3,289,067	3,289,067
Add: Dilutive effects of assumed exercises of stock options	61,053	—
Average shares and dilutive potential common shares	3,350,120	3,289,067
Diluted earnings (loss) per common share	$0.10	$(0.10)
Antidilutive stock options	—	145,000
NOTE 11 — LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES
Some financial instruments, such as loan commitments, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.
Total unused commitments to extend credit were $1,869 at December 31, 2025, of which $1,569 were for variable rate loans and $300 were for fixed rate loans, and $2,037 at December 31, 2024, of which $2,023 were for variable rate loans and $14 were for fixed rate loans. Commitments to make loans are generally made for periods of 60 days or less.
NOTE 12 — CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS
The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of December 31, 2025, the Bank met all minimum capital adequacy requirements to which it is subject.
Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2025 and 2024, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.
The Federal Banking regulators approved new rules to implement the revised capital adequacy standards of the Basel Committee on Banking Supervision, commonly called Basel III, and address

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 12 — CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS
 (Continued)
relevant provisions of the Dodd Frank Wall Street Reform and Consumer Protection Act, as amended. The Bank is subject to a 2.5% capital conservation buffer which is included in the minimum capital requirements presented below, except for the Tier 1 (core) capital to adjusted total assets ratio.
The Bank’s actual and required capital amounts and ratios are presented below:
	Actual		Minimum Required for Capital Adequacy Purposes under Basel III		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2025
Total capital to risk-weighted assets	$16,492	24.45%	$7,083	10.50%	$6,746	10.00%
Tier 1 (core) capital to risk-weighted assets	15,644	23.19	5,734	8.50	5,397	8.00
Common Tier 1 (CET1)	15,644	23.19	4,722	7.00	4,385	6.50
Tier 1 (core) capital to adjusted total assets	15,644	16.37	3,822	4.00	4,777	5.00
December 31, 2024
Total capital to risk-weighted assets	$15,855	24.42%	$6,818	10.50%	$6,493	10.00%
Tier 1 (core) capital to risk- weighted assets	15,038	23.16	5,519	8.50	5,195	8.00
Common Tier 1 (CET1)	15,038	23.16	4,545	7.00	4,221	6.50
Tier 1 (core) capital to adjusted total assets	15,038	16.46	3,655	4.00	4,569	5.00
Federal regulations require the Bank to comply with a Qualified Thrift Lender (“QTL”) test, which requires that 65% of assets be maintained in housing-related finance and other specified assets. If the QTL test is not met, limits are placed on growth, branching, new investment, FHLB advances, and dividends or the institution must convert to a commercial bank charter. Management considers the QTL test to have been met.
Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. During the years ended December 31, 2025 and 2024, the Bank paid $0 in dividends to the Company.
NOTE 13 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION
The following condensed financial statements summarize the condition and results of operations and cash flows of the parent company, Mutual Federal Bancorp, Inc., as of December 31, 2025 and 2024 and for the years then ended.

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 13 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)
CONDENSED STATEMENTS OF FINANCIAL CONDITION
	2025	2024
ASSETS
Cash and cash equivalents	$822	$935
Investment in banking subsidiaries	15,644	15,039
Other assets	16	—
Total assets	$16,482	$15,974
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued interest payable and other liabilities	$183	$13
Stockholders’ equity	16,299	15,961
Total liabilities and stockholders’ equity	$16,482	$15,974
CONDENSED STATEMENTS OF OPERATIONS
	2025	2024
INCOME
Interest income	$1	$1
Total income	$1	$1
EXPENSE
Professional fees	$157	$23
Directors and management fees	100	65
Other expenses	11	15
Total expense	$268	$103

LOSS BEFORE INCOME TAX AND UNDISTRIBUTED SUBSIDIARY INCOME (LOSS)	$(267)	$(102)
Income tax expense (benefit)	$—	$—
Equity in undistributed income (loss)	605	(228)

INCOME (LOSS) AFTER INCOME TAX AND UNDISTRIBUTED SUBSIDIARY INCOME (LOSS)	$338	$(330)

MUTUAL FEDERAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2025 and 2024
(Dollar amounts in thousands except per share data)
NOTE 13 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)
CONDENSED STATEMENTS OF CASH FLOWS
	2025	2024
Cash flows from operating activities
Net income (loss)	$338	$(330)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Equity in undistributed (income) loss of subsidiary	(605)	228
Change in other assets	(16)	—
Change in accrued interest payable and other liabilities	170	(6)
Net cash used in operating activities	$(113)	$(108)
Net decrease in cash and cash equivalents	$(113)	$(108)
Cash and cash equivalents at beginning of period	935	1,043
Cash and cash equivalents at end of period	$822	$935

PART II:   INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution
Estimated Amounts(1)
Registrant’s Legal Fees and Expenses	$650,000
Registrant’s Accounting, Tax, Fees and Expenses	250,000
Marketing Agent’s Fees and Expenses	385,000
Records Management Agent’s Fees and Expenses	40,000
Independent Appraiser’s Fees and Expenses	67,500
Printing, Postage, Mailing and EDGAR Fees and Expenses	195,000
Regulatory Filing Fees (SEC, FINRA, Blue Sky and OTCQB)	45,000
Transfer Agent’s Fees and Expenses	20,000
Business Plan Fees and Expenses	37,500
Consultant’s Fees and Expenses	30,000
Proxy Solicitation Fees and Expenses	12,500
Other	32,500
Total	$1,765,000

(1)
Assumes all shares are sold in the subscription and community offerings.

Item 14.   Indemnification of Directors and Officers
Articles Ninth and Tenth of the certificate of incorporation of MFB Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur, or in the case of directors, held free from liability for certain breaches, in their capacities as such. The following are Articles Ninth and Tenth of MFB Bancorp’s certificate of incorporation:
“NINTH:
A.   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.
B.   The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), indemnification shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
C.   The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors, or otherwise.
D.   The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
E.   The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.
TENTH.   A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.”
In addition, Article VIII of MFB Bancorp’s bylaws provide that MFB Bancorp’s officers and directors may be indemnified as provided in MFB Bancorp’s certificate of incorporation.
Section 145 of the DGCL also grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful, except that with respect to an action or suit brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees) in connection with the defense or settlement of such action or suit. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. MFB Bancorp’s certificate of incorporation provides for indemnification by MFB Bancorp of its directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. MFB Bancorp’s certificate of incorporation provides for such limitation of liability.
The foregoing statements are subject to the detailed provisions of the DGCL and the full text of the certificate of incorporation and bylaws, which are incorporated herein by reference to Exhibit 3.1 and Exhibit 3.2, respectively, to this registration statement.
MFB Bancorp also intends to maintain insurance policies under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to itself with respect to payments which MFB Bancorp may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Reference is made to the form of Agency Agreement to be filed as Exhibit 1.3 hereto for provisions providing that the agent is obligated, under certain circumstances, to indemnify MFB Bancorp’s directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.
Item 15.   Recent Sales of Unregistered Securities
The following sets forth information regarding unregistered securities that were sold by Mutual Federal Bancorp within the past three years:
(1)   In the past three years, Mutual Federal Bancorp has granted stock options to the officers and directors of Mutual Federal Bancorp or its subsidiaries pursuant to the Mutual Federal Bancorp 2023 Stock Option Plan to purchase an aggregate of 145,000 shares of Mutual Federal Bancorp common stock at an exercise price of $1.43 per share.
(2)   No underwriter or placement agent was involved in the issuance or sale of any of the common stock, and no underwriting discounts or commissions were paid. The issuance and sale of the common stock described above was made in reliance upon exemptions from registration requirements under Section 4(a)(2) of the Securities Act and pursuant to Rule 701 promulgated under the Securities Act as a transaction by an issuer not involving any public offering and pursuant to benefit plans and contracts relating to compensation.
Item 16.   Exhibits and Financial Statement Schedules:
The exhibits and financial statement schedules filed as part of this registration statement are as follows:
(a)   List of Exhibits
Exhibit Number	Description
1.1	Engagement Letter between Performance Trust Capital Partners, LLC, Mutual Federal Bank, Mutual Federal Bancorp and Mutual Federal, MHC with respect to marketing agent services*
1.2	Engagement Letter between Performance Trust Capital Partners, LLC, Mutual Federal Bank, Mutual Federal Bancorp and Mutual Federal, MHC with respect to records agent and Stock Information Center management services*
1.3	Form of Agency Agreement*
2.1	Plan of Conversion and Reorganization of Mutual Federal Bancorp, MHC*
3.1	Certificate of Incorporation of MFB Bancorp, Inc.*
3.2	Bylaws of MFB Bancorp, Inc.*
4.1	Form of Common Stock Certificate of MFB Bancorp, Inc.*
5.1	Opinion of Vedder Price P.C. regarding legality of securities being registered*

Exhibit Number	Description
8.1	Opinion of Vedder Price P.C. regarding certain federal and state tax matters*
10.1	Form of Amended and Restated Employment Agreement by and between MFB Bancorp, Inc., Mutual Federal Bank and Stephen M. Oksas†*
10.2	Form of Amended and Restated Employment Agreement by and between MFB Bancorp, Inc., Mutual Federal Bank and Rodney D. Stickle†*
10.3	Form of Amended and Restated Employment Agreement by and between MFB Bancorp, Inc., Mutual Federal Bank and Julie H. Oksas†*
10.4	Mutual Federal Bancorp 2023 Stock Option Plan†*
10.5	Form of Non-Qualified Stock Option Award Agreement Under the Mutual Federal Bancorp 2023 Stock Option Plan†*
21.1	Subsidiaries of MFB Bancorp, Inc.*
23.1	Consent of Vedder Price P.C. (contained in opinions included as Exhibits 5.1 and 8.1)
23.2	Consent of RP Financial, LC.*
23.3	Consent of Crowe LLP
24.1	Power of Attorney (set forth on signature page)*
99.1	Engagement Letter with RP Financial, LC. to serve as appraiser*
99.2	Letter of RP Financial, LC. with respect to value of Subscription Rights*
99.3	Letter of RP Financial, LC. with respect to Liquidation Rights*
99.4	Appraisal Report of RP Financial, LC.*
99.5	Updated Appraisal Report of RP Financial, LC.*
99.6	Engagement Letter with Donati Financial Services Inc.*
99.7	Marketing Materials*
99.8	Stock Order and Certification Form*
99.9	Form of Mutual Federal Bancorp Inc. Stockholder Proxy Card
107.1	Filing Fee Table*

†
Management contract or compensation plan or arrangement.

*
Previously filed

(b)   Financial Statement Schedules
No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.
Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which were registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(5)   That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(6)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on November 6, 2026.
MFB BANCORP, INC.
a Delaware corporation
By:
/s/ Stephen M. Oksas

Stephen M. Oksas
President and Chief Executive Officer
(Duly Authorized Representative)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signatures		Title	Date
/s/ Stephen M. Oksas Stephen M. Oksas		President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2026
/s/ Rodney D. Stickle Rodney D. Stickle		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Principal Accounting Officer)	November 6, 2026
* Julie H. Oksas		Executive Vice President, Chief Credit Officer, Corporate Secretary and Director	November 6, 2026
* Stanley Balzekas III		Director	November 6, 2026
* John L. Garlanger		Director	November 6, 2026
* Robert P. Kazan		Director	November 6, 2026
* Amy P. Keane		Director	November 6, 2026
* By:	/s/ Stephen M. Oksas Stephen M. Oksas	Attorney-in-Fact	November 6, 2026

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